     As Filed with the Securities and Exchange Commission on July 16, 2001
                                                           Registration No. 333-

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               -----------------

                                   FORM S-4

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               -----------------

                             TRIAD HOSPITALS, INC.
              and the Guarantors identified in footnote (1) below
            (Exact name of registrant as specified in its charter)

            DELAWARE                          8062                 75-2816101
 (State of or other jurisdiction  (Primary Standard Industrial  (I.R.S. Employer of incorporation or organization) Classification Code Number)  Identification No.)

                         13455 Noel Road, 20/th/ Floor
                              Dallas, Texas 75240
                                (972) 789-2700
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)


                              Donald P. Fay, Esq.
            Executive Vice President, General Counsel and Secretary
                         13455 Noel Road, 20/th/ Floor
                              Dallas, Texas 75240
                                (972) 789-2700
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)

                               -----------------

                                  Copies to:

                            Morton A. Pierce, Esq.
                            Michelle B. Rutta, Esq.
                             Dewey Ballantine LLP
                          1301 Avenue of the Americas
                         New York, New York 10019-6092
                                (212) 259-8000

                               -----------------

   Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective.

   If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

                               -----------------
                        CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                                                   Proposed        Proposed
                                                                   maximum          maximum
                                                   Amount to be offering price     aggregate        Amount of
Title of each class of securities to be registered  registered     per Note    offering price(1) registration fee
------------------------------------------------------------------------------------------------------------------
     8 3/4% Series B Senior Notes due 2009........ $600,000,000      100%        $600,000,000       $150,000
------------------------------------------------------------------------------------------------------------------
     Guarantee of 8 3/4% Series B Senior Notes
       due 2009................................... $600,000,000      (2)              (2)              (2)
------------------------------------------------------------------------------------------------------------------
     Total........................................ $600,000,000      100%        $ 600,000,000      $ 150,000

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

(1)Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(f)(2).
(2)No additional consideration for the Guarantees of the 8 3/4% Series B Senior Notes due 2009 will be furnished. Pursuant to Rule 457(n), no separate fee is payable with respect to such Guarantees.

                               -----------------

   The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective time until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

      (1) The following domestic direct and indirect subsidiaries of Triad Hospitals, Inc. are Guarantors of the Notes and are Co-Registrants, each of which, unless otherwise indicated, is incorporated in the state of Delaware and has the I.R.S. Employer Identification Number indicated: Alice Hospital, LLC (62-1762534); Alice Surgeons, LLC (62-1762533); American Health Facilities Development, LLC (62-1744953); APS Medical, LLC (62-1769684); Arizona ASC Management, Inc., an Arizona corporation (62-1606155); Arizona DH, LLC (91-2065656); Arizona Medco, LLC (62-1769646); Beauco, LLC (62-1771881); Beaumont Regional, LLC (62-1762517); Bluffton Health System LLC (62-1792272); Brazos Medco, LLC (62-1771852); Brazos Valley of Texas, L.P. (62-1766951); Brazos Valley Surgical Center, LLC (62-1766953); Brownwood Hospital, L.P. (62-1762521); Brownwood Medical Center, LLC (62-1762523); BVSC, LLC (62-1766949); Carlsbad Medical Center, LLC (62-1762526); Carolinas Medical Alliance, Inc., a South Carolina corporation (62-1671678); Claremore Physicians, LLC (62-1772261); Claremore Regional Hospital, LLC (62-1757649); Clinico, LLC (62-1771864); Clinton County Health System LLC (52-2024217); College Station Hospital, L.P. (62-1762360); College Station Medical Center, LLC (62-1762359); College Station Merger, LLC (62-1771861); Coronado Hospital, LLC (62-1762361); Coronado Medical, LLC (62-1769696); Crestwood Healthcare, L.P. (62-1647983); Crestwood Hospital & Nursing Home, Inc., an Alabama corporation (63-0478864); Crestwood Hospital Holdings, Inc., an Alabama corporation (62-1113742); CSDS, LLC (75-2828352); CSMC, LLC (62-1762362); Dallas PHY Service, LLC (62-1769544); Dallas Physician Practice, L.P. (62-1771848); Day Surgery, Inc., a Kansas corporation (48-0813816); Detar Hospital, LLC (62-1754943); DFW Physerv, LLC (62-1771842); Doctors Medical Center, LLC (62-1762365); Doctors of Laredo, LLC (62-1762366); Douglas Medical Center, LLC (62-1762367); E.D. Clinics, LLC (62-1762068); El Dorado Medical Center, LLC (62-1754930); Eye Institute of Southern Arizona, LLC (62-1772259); Frankfort Health Partner, Inc., an Indiana corporation (35-2009540); Gadsden Regional Primary Care, Inc., an Alabama corporation (63-1141940); GCMC, LLC (62-1762372); GH Texas, LLC (62-1766932); GHC Hospital, LLC (62-1757667); GRB Real Estate, LLC (75-2887762); Greenbrier VMC, LLC (75-2821745); Gulf Coast Hospital, L.P. (62-1762373); Gulf Coast Medical Center, LLC (62-1762374); Hattiesburg Ambulatory Surgery Center, LLC (62-1830299); HDP DeQueen, LLC (62-1767903); HDP Woodland Heights, L.P. (62-1767909); HDP Woodland Property, LLC (62-1767906); HDPWH, LLC (62-1767914); Healdsburg of California, LLC (62-1762381); Hobbs Medco, LLC (62-1769641); Hobbs Physician Practice, LLC (62-1762073); Hospital of Beaumont, LLC (62-1762384); IOM Health System, L.P., an Indiana corporation (35-1963748); IRHC, LLC (62-1762415);
   Kensingcare, LLC (62-1769731); Lake Area Physician Services, LLC (75-2864057); Laredo Hospital, L.P. (62-1762417); Las Cruces Medical Center, LLC (75-2905434); Lea Regional Hospital, LLC (62-1760149); Longview Medical Center, L.P. (62-1762420); Longview Merger, LLC (62-1769639); LRH, LLC (62-1762421); LS Psychiatric, LLC (75-2828353); MCI Panhandle Surgical, L.P. (62-1766335); Medical Center at Terrell, LLC (62-1760814); Medical Center of Brownwood, LLC (62-1762425); Medical Holdings, Inc., a Kansas corporation (62-1755733); Medical Management, Inc., a Kansas corporation (48-0922165); Medical Park Hospital, LLC (62-1762426); Medical Park MSO, LLC (62-1762078); Memorial Hospital, LLC (62-1757915); Mid-Plains, LLC (62-1769743); Mission Bay Memorial Hospital, LLC (62-1757657); Missouri HealthServ, LLC (62-1769689); Navarro Hospital, L.P. (62-1762428); Navarro Regional, LLC (62-1762429); NC-CSH, Inc., a California corporation (95-4443580); NC-DSH, Inc., a Nevada corporation (88-0305790); NC-SCHI, Inc., a Georgia corporation (58-2068562); Northwest Hospital, LLC (62-1762430); Northwest Rancho Vistoso Imaging Services, LLC (75-2894366); NRH, LLC (62-1762431); OPRMC, LLC (62-1762432); Oregon Healthcorp, LLC (62-1769632); Pacific East Division Office, L.P. (62-1772258); Pacific Group ASC Division, Inc., an Arizona corporation (62-1763604); Pacific Physicians Service, LLC (62-1763392); Pacific West Division Office, LLC (75-2828365); Palm Drive Hospital, L.P. (62-1762433); Palm Drive Medical Center, LLC (62-1762434); Pampa Hospital, L.P. (62-1762437); Pampa Medical Center, LLC (62-1762440); PDMC, LLC (62-1762448); Pecos Valley of New Mexico, LLC (62-1766959); Phoenix Amdeco, LLC (62-1766958); Phoenix Surgical, LLC (62-1769652); Physicians and Surgeons Hospital of Alice, L.P. (62-1762451); Phys-Med, LLC (62-1769748); Piney Woods Healthcare System, L.P. (62-1762559); Primary Medical, LLC (62-1769733); Procure Solutions, LLC (62-1816477); Psychiatric Services of Paradise Valley, LLC (58-2387537); QHG Georgia Holdings, Inc., a Georgia corporation (58-2386459); QHG Georgia, LP, a Georgia limited partnership (58-2387459); QHG of Alabama, Inc., an Alabama corporation (62-1491803); QHG of Barberton, Inc., an Ohio corporation (31-1472381); QHG of Baton Rouge, Inc., a Louisiana corporation (62-1748573); QHG of Bluffton, Inc., an Indiana corporation (62-1792274); QHG of Clinton County, Inc., an Indiana corporation (35-2006952); QHG of Enterprise, Inc., an Alabama corporation (63-1159023); QHG of Forrest County, Inc., a Mississippi corporation (62-1704095); QHG of Fort Wayne, Inc., an Indiana corporation (35-1946949); QHG of Gadsden, Inc., an Alabama corporation (63-1102774); QHG of Hattiesburg, Inc., a Mississippi corporation (62-1704097); QHG of Indiana, Inc., an Indiana corporation (35-1946948); QHG of Jacksonville, Inc., an Alabama corporation (62-1637909); QHG of Lake City, Inc., a South Carolina corporation (57-1022325); QHG of Massillon, Inc., an Ohio corporation (31-1472380); QHG of Ohio, Inc., an Ohio corporation (62-1482681); QHG of South Carolina, Inc., a South Carolina corporation (62-1587267); QHG of Spartanburg, Inc., a South Carolina corporation (57-1040117); QHG of Springdale, Inc., an Arkansas corporation (62-1755664); QHG of Texas, Inc., a Texas corporation (62-1472331); QHG of Warsaw, Inc., an Indiana corporation (62-1764509); QHR International, LLC (62-1799409); Quorum Elf, Inc. (52-2064049); Quorum Health Group of Vicksburg, Inc., a Tennessee corporation (62-1437734); Quorum Health Resources, LLC (62-1742954); Quorum Health Services, Inc. (51-0370595); Quorum, Inc. (51-0327978); Regional Hospital of Longview, LLC (62-1762464); Rehab Hospital of Fort Wayne General Partnership (25-1684676); SACMC, LLC (62-1762472); San Angelo Community Medical Center, LLC (62-1762473); San Angelo Hospital, L.P. (62-1762476); San Angelo Medical, LLC (62-1769697); San Diego Hospital, L.P. (62-1757914); San Leandro Hospital, L.P. (62-1762479); San Leandro Medical Center, LLC (62-1762481); San Leandro, LLC (62-1761996); SDH, LLC (62-1762482); Sebastopol, LLC (62-1761995); Silsbee
   Texas, LLC (62-1769667); SLH, LLC (62-1762489); Software Sales Corp., a Tennessee corporation (62-1648746); South Alabama Managed Care Contracting, Inc., an Alabama corporation (62-1652849); South Alabama Medical Management Services, Inc., an Alabama corporation (62-1655072); South Alabama Physician Services, Inc., an Alabama corporation (62-1652851); South Arkansas Clinic, LLC (62-1766959); SouthCrest, L.L.C., an Oklahoma limited liability company (62-1723864); Southern Texas Medical Center, LLC (62-1769737); Sprocket Medical Management, Inc., a Texas corporation (62-1748895); St. Joseph Health System LLC (51-0382045); St. Joseph Medical Group, Inc., an Indiana corporation (35-2082181); Surgical Center of Amarillo, LLC (62-1762539); Surgicare of Independence, Inc., a Missouri corporation (62-1615259); Surgicare of San Leandro, Inc., a California corporation (62-1272726); Surgicare of Southeast Texas I, LLC (75-2855264); Surgicare of Victoria, Inc., a Texas corporation (74-2283161); Surgicare of Victoria, Ltd., a Texas limited partnership (76-0098497); Surgicare Outpatient Center of Lake Charles, Inc., a Louisiana corporation (72-0958812); Surgicenter of Johnson County, Inc., a Kansas corporation (95-3978676); Surgicenters of America, Inc., an Arizona corporation (86-0254331); Terrell Hospital, L.P. (62-1754939); Terrell Medical Center, LLC (62-1754941); The Intensive Resource Group, LLC (62-1744954); The Vicksburg Clinic LLC (62-1758264); Triad Corporate Services, Limited Partnership (62-1779580); Triad CSGP, LLC (62-1779579); Triad CSLP, LLC (62-1779578); Triad El Dorado, Inc., an Arkansas corporation (62-1628508); Triad Healthcare System of Phoenix, Limited Partnership (62-1647982); Triad Holdings II, LLC (62-1778735); Triad Holdings III, Inc. (75-2821745); Triad of Arizona (L.P.), Inc., an Arizona corporation (61-1081190); Triad of Phoenix, Inc., an Arizona corporation (62-1647980); Triad RC, Inc. (62-1761941); Triad Texas, LLC (62-1766930);
   Triad-Arizona I, Inc., an Arizona corporation (62-1687283); Triad-Denton Hospital GP, LLC (75-2887764); Triad-Denton Hospital, L.P. (75-2887765); Triad-Medical Center at Terrell Subsidiary, LLC, a Texas limited liability company (62-1681607); Triad-Navarro Regional Hospital Subsidiary, LLC, a Texas limited liability company (62-1681610); Triad-South Tulsa Hospital Company, Inc., an Oklahoma corporation (62-1678883); TROSCO, LLC (62-1778109); Trufor Pharmacy, LLC (62-1769732); VFARC, LLC (75-2828355);
   VHC Holdings, LLC (75-2828356); VHC Medical, LLC (62-1769671); Victoria Hospital, LLC (62-1760818); Victoria of Texas, L.P. (62-1754940); VMF Medical, LLC (75-2828362); VRMC Limited Partnership, a Texas limited partnership (74-2590301); Wagoner Community Hospital, LLC (62-1757666); WAMC, LLC (62-1762544); Warsaw Health System LLC (62-1764613); Wesley Health System LLC (52-2050792); Wesley HealthTrust, Inc., a Mississippi corporation (64-0873336); West Anaheim Medical Center, LLC (62-1762547); West Anaheim, LLC (62-1761999); West Virginia MS, LLC (75-2887763); Wharton Medco, LLC (62-1769651); WHMC, LLC (62-1762551); Willamette Valley Clinics, LLC (62-1766695); Willamette Valley Medical Center, LLC (62-1762552); WM Medical, LLC (75-2828363); Women & Children's Hospital, LLC (62-1762556); and Woodland Heights Medical Center, LLC (62-1762558).

The information in this preliminary prospectus is not complete and may be changed. We may not exchange these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to exchange these securities and it is not soliciting an offer to exchange these securities in any state where the offer or exchange is not permitted.


                   SUBJECT TO COMPLETION DATED JULY 16, 2001

PRELIMINARY PROSPECTUS

                             Triad Hospitals, Inc.

LOGO

Offer to Exchange
8 3/4% Series B Senior Notes due 2009
which have been registered under the Securities Act for any and all outstanding
8 3/4% Senior Notes due 2009
$600,000,000 aggregate principal amount outstanding

                     Material Terms of the Exchange Offer

 .  Expires 5:00 p.m., New York City     .  The exchange of notes should not be
   time, on [   ], 2001, unless            a taxable exchange for U.S. federal
   extended.                               income tax purposes.

 .  We will exchange your validly        .  We will not receive any proceeds
   tendered old notes for an equal         from the exchange offer.
   principal amount of registered
   exchange notes with substantially
   identical terms.

 .  Not subject to any condition other   .  The terms of the exchange notes to
   than that the exchange offer not        be issued are substantially
   violate applicable law or any           identical to the outstanding old
   applicable interpretation of the        notes, except for certain transfer
   Staff of the Securities and Exchange    restrictions and registration rights
   Commission and certain other            relating to the outstanding old
   customary conditions.                   notes.

 .  You may withdraw your tender of      .  You may tender outstanding old notes
   outstanding old notes at any time       only in denominations of $1,000 and
   prior to the expiration of the          multiples of $1,000.
   exchange offer.

                                        .  Affiliates of our company may not
                                           participate in the exchange offer.

Please refer to "Risk Factors" beginning on page 16 of this document for certain important information.

   Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes to be issued in the exchange offer or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                               -----------------

                          Prospectus dated     , 2001

                          FORWARD LOOKING STATEMENTS

   This prospectus contains disclosures which are "forward-looking statements." Forward-looking statements include all statements that do not relate solely to historical or current facts, and can be identified by the use of words such as "may," "believe," "with," "expect," "project," "estimate," "anticipate," "plan" or "continue." These forward-looking statements address, among other things, strategic objectives and the anticipated effects of the recent merger of Quorum Health Group, Inc. ("Quorum") with and into our company. These forward-looking statements are based on our current plans and expectations and are subject to a number of uncertainties and risks that could significantly affect our current plans and expectations and our future financial condition and results. These factors include, but are not limited to:

  .  the highly competitive nature of the health care business;

  . the efforts of insurers and other payers, health care providers and others to contain health care costs;

  . possible changes in the Medicare and Medicaid programs that may limit reimbursements to health care providers and insurers;

  . changes in Federal, state or local regulation affecting health care reform;

  .  the possible enactment of Federal or state health care reform;

  . the ability to attract and retain qualified management and personnel, including physicians;

  . the ability to integrate effectively our information systems, operations systems and personnel formerly operated and employed by Quorum in a timely and efficient manner;

  .  the departure of key executive officers;

  . claims and legal actions relating to professional liabilities and other matters;

  .  fluctuations in the market value of our common stock;

  .  changes in accounting principles;

  .  changes in general economic conditions;

  .  future divestitures which may result in additional charges;

  . the ability to enter into managed care provider and other payer arrangements on acceptable terms;

  . the availability and forms of capital to fund the expansion of our business;

  .  changes in business strategy or development plans;

  .  timeliness of reimbursement payments received under governmental programs;
     and

  .  potential adverse impact of known and unknown governmental investigations.

   As a consequence, current plans, anticipated actions and the future financial conditions and results may differ from those expressed in any forward-looking statements made by or on behalf of our company. You are cautioned not to rely unduly on such forward-looking statements when evaluating the information presented herein. We do not undertake any obligation to update publicly or revise any forward-looking statements.

                              PROSPECTUS SUMMARY

   This summary highlights selected information appearing elsewhere in this prospectus and may not contain all of the information that is important to you. This prospectus includes the specific terms of the notes we are offering, as well as information regarding our business, and detailed financial data. In this prospectus, the terms "we," "us," "our," "our company" and "Triad" refer to Triad Hospitals, Inc., and its subsidiaries except where it is clear from the context that such term means only Triad Hospitals, Inc. We encourage you to read this prospectus in its entirety.

                              The Exchange Offer

   On April 27, 2001, we issued $600,000,000 aggregate principal amount of 8 3/4% Senior Notes due 2009 in a private offering. These notes were sold to certain initial purchasers named in this prospectus. The notes are guaranteed by certain of our subsidiaries.

   We and the Guarantors entered into a registration rights agreement with the initial purchasers in the private offering in which we agreed, among other things, to deliver to you this prospectus and to complete the exchange offer on or prior to December 3, 2001. You are entitled to exchange in the exchange offer your old notes for registered notes with substantially identical terms. If the exchange offer is not completed on or prior to December 3, 2001, additional interest will accrue on the notes at a rate of 0.25% over the stated interest rate on the notes for the first 90 days immediately following such date, and will increase by an additional 0.25% at the beginning of each subsequent 90-day period up to a maximum of 1.00% in the aggregate, until the exchange offer is completed. You should read the discussion under the headings "Summary of Terms of the Exchange Notes" and "Description of the Notes" for further information regarding the registered notes.

   We believe that the registered notes issued in the exchange offer may be resold by you without compliance with the registration and prospectus delivery requirements of the Securities Act, subject to certain conditions. Following the exchange offer, any old notes held by you that are not exchanged in the exchange offer will continue to be subject to the existing restrictions on transfer on such notes and, except in certain circumstances, we will have no further obligation to you to provide for registration under the Securities Act of transfers of outstanding old notes held by you. You should read the discussions under the headings "Summary of the Exchange Offer" and "The Exchange Offer" for further information regarding the exchange offer and the resale of registered notes.

                         Summary of The Exchange Offer

Securities Offered         $600,000,000 aggregate principal amount of 8 3/4%
                           Series B Senior Notes due 2009 which we have registered under the Securities Act.

Issuer                     Triad Hospitals, Inc.

The Exchange Offer         We previously issued $600 million aggregate
                           principal amount of 8 3/4% Senior Notes due 2009 in a private offering. These securities were not registered under the Securities Act. At the time we issued these notes, we entered into a registration rights agreement in which we agreed to offer to exchange your old notes for new notes which have been registered under the Securities Act. This exchange offer is intended to satisfy that obligation. We are offering to exchange $1,000 principal amount of registered notes ("exchange notes") for each $1,000 principal amount of your old notes. After the exchange offer is completed, you will no longer be entitled to any exchange or registration rights with respect to your old notes.
                           Under certain circumstances, certain holders of outstanding old notes may require us to file a shelf registration statement under the Securities Act.

                           As of this date, there is $600.0 million aggregate principal amount of old notes outstanding.

Required Representation    In order to participate in this exchange offer, you
                           will be required to make certain representations to us in a letter of transmittal, including that:

                          . any exchange notes will be acquired by you in the ordinary course of your business;

                          . you have no arrangement with any person to distribute the exchange notes; and

                          .  you are not an "affiliate" of our company.

Resale We believe that the exchange notes issued in the exchange offer may be freely traded by you without compliance with the registration and prospectus delivery provisions of the Securities Act provided that:

                          . the exchange notes issued in the exchange offer are being acquired in the ordinary course of your business;

                          . you are not participating, do not intend to participate and have no arrangement or understanding with any person to participate in the distribution of the notes issued to you in the exchange offer; and

                          . you are not an "affiliate" of our company or any of the Guarantors.

                           If our belief is inaccurate and you transfer any exchange note issued to you in the exchange offer without delivering a prospectus meeting the requirements of the Securities Act or without an exemption from registration of your exchange notes from such requirements, you may incur liability under the Securities Act. We do not assume, or indemnify you against, such liability.

                           Each broker-dealer that is issued exchange notes in the exchange offer for its own account in exchange for old notes which were acquired by such broker-dealer as a result of market-making or other trading activities, must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the exchange notes issued in the exchange offer. We have agreed in the registration rights agreement that a broker-dealer may use this prospectus for an offer to resell, resale or other retransfer of the exchange notes issued to it in the exchange offer.

Expiration Date            The exchange offer will expire at 5:00 p.m., New
                           York City time, on [   ], 2001, unless extended, in
                           which case the term "expiration date" shall mean the latest date and time to which we extend the exchange offer.

Conditions to the
Exchange Offer             The exchange offer is subject to certain customary
                           conditions, which may be waived by us. The exchange offer is not conditioned upon any minimum principal amount of old notes being tendered.

Procedures for Tendering
Your Old Notes             If you wish to tender your old notes for exchange
                           pursuant to the exchange offer, you must transmit to Citibank, N.A., as exchange agent, on or before the expiration date either:

                          . a properly completed and duly executed letter of transmittal, which accompanies this prospectus, or a manually signed facsimile of the letter of transmittal, together with your old notes and any other required documentation, at the address set forth in this prospectus under the heading "The Exchange Offer--Exchange Agent," and on the front cover of the letter of transmittal; or

                          . a computer generated message transmitted by means of The Depository Trust Company's Automated Tender Offer Program system and received by the exchange agent and forming a part of a confirmation of book entry transfer in which you acknowledge and agree to be bound by the terms of the letter of transmittal.

                           If either of these procedures cannot be satisfied on a timely basis, then you should comply with the guaranteed delivery procedures described below.

                           By executing the letter of transmittal, each holder of notes will make certain representations to us described under "The Exchange Offer--Procedures for Tendering."

Special Procedures for
Beneficial Owners          If you are a beneficial owner whose old notes are
                           registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your old notes in the exchange offer, you should contact such registered holder promptly and instruct such registered holder to tender on your behalf. If you wish to tender on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your old notes, either make appropriate arrangements to register ownership of the old notes in your name or obtain a properly completed bond power from the registered holder.

                           The transfer of registered ownership may take considerable time and may not be able to be completed prior to the expiration date.

Guaranteed Delivery
Procedures                 If you wish to tender your old notes and time will
                           not permit the documents required by the letter of transmittal to reach the exchange agent prior to the expiration date, or the procedure for book-entry transfer cannot be completed on a timely basis, you must tender your old notes according to the guaranteed delivery procedures described under "The
                           Exchange Offer--Guaranteed Delivery Procedures."

Acceptance of Old Notes
and Delivery of Exchange
Notes Subject to the conditions described under "The Exchange Offer--Conditions to the Exchange Offer," we will accept for exchange any and all old notes which are validly tendered in the exchange offer, and not withdrawn, prior to 5:00 p.m., New York City time, on the expiration date.

Withdrawal Rights          You may withdraw the tender of your old notes at any
                           time prior to 5:00 p.m., New York City time, on the expiration date, subject to compliance with the procedures for withdrawal described in this prospectus under the heading "The Exchange
                           Offer--Withdrawal of Tenders."

U.S. Federal Income Tax
Considerations             For a discussion of the material federal income tax
                           considerations relating to the exchange of old notes for the exchange notes, see "Material U.S. Federal
                           Income Tax Considerations."

Exchange Agent             Citibank, N.A., the trustee under the indenture
                           governing the notes, is serving as the exchange agent. The address, telephone number and facsimile number of the exchange agent are set forth in this prospectus under the heading "The Exchange
                           Offer--Exchange Agent."

Consequences of Failure
to Exchange Old Notes      If you do not exchange your old notes for exchange
                           notes pursuant to the exchange offer, you will continue to be subject to the restrictions on transfer provided in the old notes and in the indenture governing the old notes. In general, the old notes may not be offered or sold, unless they are registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not currently intend to register the old notes under the Securities Act.

                    Summary of Terms of the Exchange Notes

   This exchange offer relates to the exchange of up to $600,000,000 aggregate principal amount of exchange notes for up to an equal principal amount of outstanding old notes. The form and terms of the exchange notes are the same as the form and terms of the outstanding old notes, except that the exchange notes will be registered under the Securities Act and, therefore, will not be subject to transfer restrictions or registration rights, and the provisions of the registration rights agreement relating to an increase in the stated interest rate on the outstanding old notes under certain circumstances will be eliminated. The exchange notes issued in the exchange offer will evidence the same debt as the outstanding old notes, which they replace, and both the outstanding old notes and the exchange notes are governed by the same indenture.

Securities Offered         $600,000,000 aggregate principal amount of 8 3/4%
                           Series B Senior Notes due 2009.

Maturity Date              May 1, 2009.

Interest Payment Dates     Interest on the exchange notes will accrue from the
                           last interest payment date on which interest was paid on the old notes surrendered in exchange therefor or, if no interest has been paid on the old notes, from the issue date of the old notes.
                           Interest on the exchange notes will be payable semi-annually on May 1 and November 1, commencing on November 1, 2001.

Guarantees                 Certain of our subsidiaries have fully and
                           unconditionally guaranteed the exchange notes on a senior basis. Future subsidiaries also may be required to guarantee the exchange notes on a senior basis. See "Description of the Notes--Note
                           Guarantees."

Ranking                    The exchange notes:

                           . are unsecured senior obligations of our company;

                           . are senior in right of payment to all our
                             subordinated indebtedness;

                           . rank equally in right of payment with all existing
                             and future indebtedness that is not by its terms subordinated to the exchange notes; and

                           . effectively rank junior to our current and future
                             secured indebtedness to the extent of the value of the assets securing such indebtedness and effectively rank junior to all existing and future indebtedness and other liabilities of our subsidiaries that are not Guarantors.

Optional Redemption        We may redeem the exchange notes, in whole or in
                           part, at any time on or after May 1, 2005, at our option at the redemption prices set forth herein under the heading "Description of the Notes--Redemption--Optional Redemption," plus accrued and unpaid interest to the redemption date.

Optional Redemption Upon
Certain Equity Offerings   On or before May 1, 2004, we may redeem up to 35% of
                           the exchange notes with the net proceeds of certain equity offerings at 108.75% of the principal amount thereof, plus accrued interest, if at least 65% of the aggregate principal amount of the originally issued exchange notes remain outstanding. See "Description of the Notes--Redemption--Optional Redemption."

Certain Restrictions       The indenture governing the exchange notes contains
                           certain covenants that, among other things, limit our ability and the ability of certain of our subsidiaries to:

                           . incur additional indebtedness;

                           . sell assets;

                           . enter into certain transactions with affiliates;

                           . make certain restricted payments such as
                             investments and dividends on or purchases of our capital stock; or

                           . merge or consolidate with or transfer all or
                             substantially all of our assets to another entity.

Change in Control          Upon a change in control of our company, we will be
                           required to offer to repurchase your exchange notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest to the date of repurchase. Our ability to repurchase the exchange notes upon a change in control will be limited by the terms of our debt agreements. In addition, we cannot assure you that we will have the financial resources to repurchase the exchange notes. See
                           "Description of the Notes--Certain
                           Covenants--Purchase of Notes upon a Change in Control."

Form of Exchange Notes     The exchange notes issued in the exchange offer will
                           be represented by one or more permanent global certificates, in fully registered form, deposited with a custodian for, and registered in the name of a nominee of, The Depository Trust Company, as depositary. You will not receive exchange notes in certificated form unless one of the events set forth under "Book Entry; Delivery and Form" occurs.
                           Instead, beneficial interests in the exchange notes will be shown on, and transfers of these exchange notes will be effected through, records maintained in book-entry form by The Depository Trust Company and its participants.

Use of Proceeds            We will not receive any net proceeds from the
                           exchange offer.

                               About Our Company

Who We Are

   We are the third-largest publicly owned hospital company in the United States and provide health care services through hospitals and ambulatory surgery centers located in small cities and selected urban markets primarily in the southern, midwestern and western United States. Our hospital facilities include 49 general, acute care hospitals and 14 ambulatory surgery centers located in the states of Alabama, Arizona, Arkansas, California, Indiana, Kansas, Louisiana, Mississippi, Missouri, New Mexico, Ohio, Oklahoma, Oregon, South Carolina, Texas and West Virginia. One hospital included among these facilities is operated through a 50/50 joint venture that is not consolidated for financial reporting purposes. We are also a minority investor in three joint ventures that own seven general, acute care hospitals in Georgia and Nevada. On April 27, 2001, we completed the merger of Quorum Health Group, Inc. with and into our company. On a pro forma basis after giving effect to the Quorum merger our revenue and EBITDA would have been $3.0 billion and $488.6 million, respectively, for the year ended December 31, 2000 and $846.9 million and $136.6 million, respectively, for the three months ended March 31, 2001.

What We Do

   Our general, acute care hospitals typically provide a full range of services commonly available in hospitals, such as internal medicine, general surgery, cardiology, oncology, neurosurgery, orthopedics and obstetrics, diagnostic and emergency services. These hospitals also generally provide outpatient and ancillary health care services such as outpatient surgery, laboratory, radiology, respiratory therapy, cardiology and physical therapy. Outpatient services also are provided by ambulatory surgery centers operated by us. In addition, certain of our general, acute care hospitals have a limited number of licensed psychiatric beds and provide psychiatric skilled nursing services.

   In addition to providing capital resources, we make available a variety of management services to our health care facilities. These services include ethics and compliance programs, national supply and equipment purchasing and leasing contracts, accounting, financial and clinical systems, governmental reimbursement assistance, information systems, legal support, personnel management and internal audit, access to regional managed care networks and resource management.

Our Business Strategy

   Our primary objectives are to provide quality health care services and to enhance our financial performance by increasing utilization of our facilities and improving operating efficiencies, using the following strategies:

  . Develop and Maintain Strong Physician Relations. We believe recruiting and retaining motivated physicians is vitally important to our long term success. We believe a model for effective health care service delivery can be developed cooperatively with physicians and hospitals which will result in improved quality of care. In each of our markets, we have established, or are establishing, a Physician Leadership Group to work with corporate and hospital management to establish local priorities, and a national Physician Leadership Group, comprised of representatives of local Physician Leadership Groups and members of our management, to address corporate objectives.

  . Maximize Community Involvement. We believe that our hospitals and surgery centers effectively ''belong'' to the communities they serve and we strive to have each community embrace its hospital or surgery center as a local asset. Our local Boards of Trustees include more community leaders and are given responsibility for strategic planning, assessment of capital needs and overall supervision of the care provided to the community.

  . Increase Volume by Adding Services and Physicians. We believe that many of our markets are large enough to support additional specialty services, such as women's centers, orthopedic facilities, oncology centers and neurology care, and we intend to selectively increase these specialty services in order to reduce the number of patients that seek health care services outside the communities we serve. We also intend to enhance the access to and the convenience of our outpatient service capabilities by improving our free-standing ambulatory surgery centers, restructuring our hospital facilities and surgery capacities to better accommodate outpatient treatment and improving our emergency room facilities. We plan to continue actively to recruit additional primary care physicians. We believe that primary care physicians are frequently the first contact point for a patient and that building strong physician relationships will enhance patient care and assist in fulfilling the needs of the growing population in our markets.

  . Improve Operating Margins. We have initiated several measures to improve the financial performance of our facilities through greater control of operating expenses, particularly salaries, wages and benefits at the facility level. We also have instituted a financial training program for our hospital managers. Additionally, we expect to increase profitability through merger-related cost savings and operating efficiencies resulting from the elimination of redundant services and functions.

  . Grow Through Same-Facility Expansion, New Facility Development and Selective Acquisitions. We intend to identify expansion opportunities in areas where we perceive that demand is not being adequately met due either to rapid population growth or insufficient existing health care services. We plan to construct new hospitals and selectively add clinical facilities or medical office buildings. We may also seek to make additional acquisitions in select markets, particularly when independent hospitals believe that they can benefit from becoming part of a larger hospital company. In evaluating expansion opportunities, we place a high priority on having a strong, competitive market position, either on our own or in conjunction with a compatible partner.

Our Formation

   On May 11, 1999, our company was spun-off from HCA-The Healthcare Company. As a result of the spin-off, through the distribution of all our outstanding shares of common stock to the stockholders of HCA, we became an independent, publicly traded company that owns and operates the health care service business which had previously comprised the Pacific Group of HCA. HCA no longer owns any shares of our common stock.

Principal Executive Offices

   Our principal executive offices are located at 13455 Noel Road, 20th Floor, Dallas, Texas 75240, and our phone number is (972) 789-2700. Our corporate website address is http://www.triadhospitals.com. Information contained on our website is not part of this prospectus.

            Summary Historical and Pro Forma Financial Information

   The following financial information is derived as of and for each of the years ended December 31, 1997, 1998, 1999 and 2000 and for the year ended December 31, 1996 from our audited consolidated financial statements and as of December 31, 1996 from our unaudited consolidated balance sheet. The financial information for the three months ended March 31, 2000 and 2001 is unaudited, but in the opinion of management, reflects all adjustments necessary for a fair presentation of such information. Such adjustments are of a recurring nature. The Quorum information is derived as of and for each of the years ended June 30, 1996, 1997, 1998, 1999 and 2000 from the audited consolidated financial statements of Quorum. The financial information for the nine months ended March 31, 2000 and 2001 is derived from Quorum's unaudited consolidated financial statements, but in the opinion of management, reflect all adjustments necessary for a fair presentation of such information. Such adjustments are of a recurring nature. The information is only a summary and should be read in conjunction with our and Quorum's historical financial statements and related notes included elsewhere in this prospectus and/or filed with the Commission. See "Available Information."

   We have presented below unaudited pro forma combined summary financial data to provide you with a better picture of what our and Quorum's businesses might have looked like had they always been combined, i.e., giving effect to, among other things, the merger of Quorum into our company and the related financing and other transactions as if they had occurred on January 1 of each period for purposes of the operating statement data and as of March 31, 2001 for purposes of the balance sheet data.

   As a result of various factors, you should not rely on the unaudited pro forma combined summary financial data as being indicative of the historical results that would have occurred. Operating results for the three months ended March 31, 2001 are not necessarily an indication of the results that may be achieved by our company in the fiscal year ending December 31, 2001. The information included in this section should be read in conjunction with the selected historical financial data of our company and of Quorum included elsewhere in this prospectus, the historical consolidated financial statements and related notes contained in the annual reports and other information that our company files and Quorum has filed with the Commission, and the Unaudited Pro Forma Condensed Financial Statements and related notes included elsewhere in this prospectus. See ''Available Information'' for information on where you can obtain copies of information that our company files and Quorum filed with the Commission.

Our Historical Financial Information

                                                                                                    As of and for the
                                                                                                      Three Months
                                                     As of and for the Year Ended December 31,       Ended March 31,
                                                 ------------------------------------------------- -------------------
                                                   1996      1997      1998      1999      2000      2000      2001
                                                 --------- --------- --------- --------- --------- --------- ---------
                                                         (in millions, except per share and statistical data)
Summary of Operations:
Revenues........................................ $1,600.5  $1,609.3  $1,588.7  $1,329.1  $1,235.5  $  311.6  $  365.8
Income (loss) from continuing operations........     68.3     (19.0)    (85.5)    (95.6)      4.4       8.0       7.8
Net income (loss) (a)...........................     74.7     (19.8)    (87.1)    (95.6)      4.4       8.0       7.8

Financial Position:
Assets.......................................... $1,426.3  $1,410.5  $1,371.3  $1,341.1  $1,400.5  $1,317.6  $1,456.8
Long-term debt, including amounts due within one
 year...........................................     17.1      15.4      14.3     555.4     590.7     550.0     620.5
Intercompany balances payable to HCA-The
 Healthcare Company.............................    521.7     525.0     613.7        --        --        --        --
Working capital.................................    156.5     150.3     184.9     187.6     191.9     232.7     201.1
Capital expenditures............................     94.4     120.1     114.9     132.7      94.4      15.2      23.0

Operating Data:
EBITDA (b)...................................... $  294.5  $  187.8  $  149.0  $  124.5  $  174.0  $   50.6  $   58.5
Number of hospitals at end of period (c)........       39        39        39        30        29        29        29
Number of licensed beds at end of period (d)....    5,872     5,859     5,902     3,722     3,533     3,610     3,698
Weighted average licensed beds (e)..............    5,882     5,860     5,905     4,745     3,633     3,610     3,698
Number of available beds at end of period (f)...    5,052     5,230     5,199     3,280     3,146     3,177     3,291
Admissions (g)..................................  171,265   172,926   170,159   145,889   128,645    33,716    37,582
Adjusted admissions (h).........................  266,660   275,125   276,771   241,547   220,590    56,339    61,528
Average length of stay (days) (i)...............      5.0       4.9       4.9       4.5       4.4       4.5       4.4

Selected Ratios:
Ratio of earnings to fixed charges (j)..........      3.0x       --        --        --       1.3x      1.9x      1.8x

Our Pro Forma Financial Information

                                                                        As of and for the
                                                      As of and for the   Three Months
                                                         Year Ended           Ended
                                                        December 31,        March 31,
                                                            2000              2001
                                                      ----------------- -----------------
Summary of Operations:
Revenues.............................................     $3,046.8          $  846.9
Income (loss) from continuing operations.............        (38.8)              9.4
Net income (loss) (a)................................        (38.8)              9.4

Financial Position:
Assets...............................................     $     --          $4,227.0
Long-term debt, including amounts due within one year           --           1,957.9
Working capital......................................           --             495.2
Capital expenditures.................................        209.3              65.8

Operating Data:
EBITDA (b)...........................................     $  488.6          $  136.6
Number of hospitals at end of period (c).............           50                49
Number of licensed beds at end of period (d).........        8,051             8,138
Weighted average licensed beds (e)...................        8,157             8,189
Number of available beds at end of period (f)........        6,947             7,050
Admissions (g).......................................      273,111            76,451
Adjusted admissions (h)..............................      470,478           127,335
Average length of stay (days) (i)....................          4.9               4.9

Selected Ratios:
Ratio of earnings to fixed charges (j)...............           --               1.4x

--------
(a)Includes charges related to impairment of long-lived assets of $13.7 million ($8.2 million after tax benefit), $55.1 million ($32.9 million after tax benefit), $69.2 million ($55.8 million after tax benefit) and $8.0 million ($4.7 million after tax benefit) for the years ended December 31, 1997, 1998, 1999 and 2000, respectively, and $0.9 million (0.4 million after tax benefit) for the three months ended March 31, 2000.
(b)EBITDA is defined as income from continuing operations before depreciation and amortization, interest expense, ESOP expense, management fees, gain on sales of assets, impairment of long-lived assets, minority interests in earnings of consolidated entities and income taxes. EBITDA is commonly used as an analytical indicator within the health care industry and also serves as a measure of leverage capacity and debt service ability. EBITDA should not be considered as a measure of financial performance under generally accepted accounting principles, and the items excluded from EBITDA are significant components in understanding and assessing financial performance. EBITDA should not be considered in isolation or as an alternative to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. Pro forma EBITDA is defined as income from continuing operations before depreciation and amortization, interest expense, ESOP expense, government settlements, investigation, litigation, strategic alternatives and merger related costs, non-cash stock compensation, management fees, gain on sales of assets, impairment of long-lived assets, minority interests in earnings of consolidated entities and income taxes. Because EBITDA is not a measurement determined in accordance with generally accepted accounting principles and is thus susceptible to varying calculations, EBITDA as presented may not be comparable to other similarly titled measures of other companies.
(c)This table does not include any operating statistics for facilities leased to others and joint ventures. The pro forma number for December 31, 2000 includes one hospital closed and one hospital to be sold subsequent to December 31, 2000. The pro forma number for March 31, 2001 includes one hospital sold subsequent to March 31, 2001 and does not include one hospital opened subsequent to March 31, 2001.
(d)Licensed beds are those beds for which a facility has been licensed by the appropriate state agency, regardless of whether the beds are actually available for patient use.
(e)Represents the average number of licensed beds, weighted based on periods owned.
(f)Available beds are those beds that are readily available for patient use.
(g)Represents the total number of patients admitted (in the facility for a period in excess of 23 hours) to our hospitals and is used by management and certain investors as a general measure of inpatient volume.
(h)Adjusted admissions are used by management and certain investors as a general measure of combined inpatient and outpatient volume. Adjusted admissions are computed by multiplying admissions (inpatient volume) by the sum of gross inpatient revenue and gross outpatient revenue and then dividing the resulting amount by gross inpatient revenue. The adjusted admissions computation ''adjusts'' outpatient revenue to the volume measure (admissions) used to measure inpatient volume resulting in a general measure of combined inpatient and outpatient volume.
(i)Represents the average number of days admitted patients stay in our hospitals. Average length of stay has declined due to the continuing pressures from managed care and other payers to restrict admissions and reduce the number of days that are covered by the payers for certain procedures, and by technological and pharmaceutical improvements.
(j)Our earnings were insufficient to cover fixed charges for the years ended December 31, 1997, 1998 and 1999 by $15.1 million, $115.6 million and $112.4 million, respectively, and for the pro forma year ended December 31, 2000 by $30.2 million.

Quorum Summary Historical Financial Information

                                                                                                    As of and for the
                                                                 As of and for the                  Nine Months Ended
                                                                Year Ended June 30,                     March 31,
                                                 ------------------------------------------------- -------------------
                                                   1996      1997      1998      1999      2000      2000      2001
                                                 --------- --------- --------- --------- --------- --------- ---------
                                                         (in millions, except per share and statistical data)
Summary of Operations:
Revenues........................................ $1,098.5  $1,413.9  $1,572.4  $1,652.6  $1,762.8  $1,319.8  $1,393.6
Income (loss) before extraordinary item (a).....     69.2      84.1      86.7      38.9      55.5      40.6     (29.5)
Net income (loss)...............................     69.2      75.9      86.7      38.9      55.5      40.6     (29.5)

Financial Position:
Assets.......................................... $1,020.6  $1,279.0  $1,491.0  $1,831.9  $1,856.4  $1,857.2  $1,933.5
Long-term debt, including amounts due within one
 year...........................................    433.3     521.8     618.7     873.1     851.9     879.0     836.3
Working capital.................................    160.4     180.5     191.0     235.2     253.9     258.1     196.0
Capital expenditures............................     62.1      83.0     131.8     124.0     100.8      79.1     114.3

Operating Data:
EBITDA (b)...................................... $  208.3  $  260.9  $  299.6  $  259.1  $  288.2  $  215.1  $  213.8
Number of hospitals at end of period............       14        19        17        21        21        21        20
Number of licensed beds at end of period (c)....    3,281     4,205     3,966     4,551     4,519     4,519     4,440
Weighted average licensed beds (d)..............    3,248     3,905     4,176     4,573     4,565     4,581     4,513
Number of available beds at end of period (e)...    2,691     3,481     3,240     3,932     3,850     3,870     3,759
Admissions (f)..................................   94,872   119,551   128,235   136,058   143,268   108,134   110,275
Adjusted admissions (g).........................  143,656   187,782   214,418   231,532   245,936   184,314   190,000
Average length of stay (days) (h)...............      5.8       5.6       5.6       5.6       5.5       5.6       5.4

Selected Ratios:
Ratio of earnings to fixed charges (i)..........      3.8x      3.6x      3.8x      2.0x      2.2x      2.1x       --

--------
(a)Excluding government settlements, investigation and litigation related costs, strategic alternatives and merger related costs, non-cash stock compensation, income before extraordinary item was $69.2 million, $84.1 million, $101.5 million, $64.1 million and $60.7 million for the fiscal years ended June 30, 1996, 1997, 1998, 1999 and 2000, respectively, and $44.5 million and $48.6 million for the nine months ended March 31, 2000 and 2001, respectively.
(b)EBITDA is defined as earnings before depreciation and amortization, interest expense, synthetic lease expense, minority interests, income taxes, government settlements, investigation and litigation related costs, strategic alternatives and merger related costs and non-cash stock compensation expense. EBITDA is commonly used as an analytical indicator within the health care industry and also serves as a measure of leverage capacity and debt service ability. EBITDA should not be considered as a measure of financial performance under generally accepted accounting principles, and the items excluded from EBITDA are significant components in understanding and assessing financial performance. EBITDA should not be considered in isolation or as an alternative to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. Because EBITDA is not a measurement determined in accordance with generally accepted accounting principles and is thus susceptible to varying calculations, EBITDA as presented may not be comparable to other similarly titled measures of other companies.
(c)Licensed beds are those beds for which a facility has been licensed by the appropriate state agency, regardless of whether the beds are actually available for patient use.
(d)Represents the average number of licensed beds, weighted based on periods owned.
(e)Available beds are those beds that are readily available for patient use.
(f)Represents the total number of patients admitted (in the facility for a period in excess of 23 hours) to Quorum's hospitals and is used by management and certain investors as a general measure of inpatient volume.

(g) Adjusted admissions are used by management and certain investors as a general measure of combined inpatient and outpatient volume. Adjusted admissions are computed by multiplying admissions (inpatient volume) by the sum of gross inpatient revenue and gross outpatient revenue and then dividing the resulting amount by gross inpatient revenue. The adjusted admissions computation ''adjusts'' outpatient revenue to the volume measure (admissions) used to measure inpatient volume resulting in a general measure of combined inpatient and outpatient volume.
(h) Represents the average number of days admitted patients stay in Quorum's hospitals. Average length of stay has declined due to the continuing pressures from managed care and other payers to restrict admissions and reduce the number of days that are covered by the payers for certain procedures, and by technological and pharmaceutical improvements.
(i) Earnings were insufficient to cover fixed charges for the nine months ended March 31, 2001 by $45.8 million, due to government settlements.

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

                                 RISK FACTORS

   In evaluating an investment in the notes, you should carefully consider the following factors in addition to all other information contained in this prospectus.

                         Risks Relating to Our Company

Our increased leverage could have a significant effect on our operations.

   To finance the merger of Quorum with and into our company, we borrowed approximately $1.6 billion to pay the cash portion of the merger consideration and to refinance approximately $1.0 billion of certain existing debt (as of March 31, 2001) of our company and Quorum. This debt creates increased demands upon our available cash to pay principal and interest. We also may draw upon revolving lines of credit in an aggregate principal amount of up to $250.0 million, and, as of May 31, 2001, we had drawn thereunder a balance of $63 million. We also have the ability to incur additional debt, subject to the conditions imposed by the terms of our credit facility and the indentures governing the old notes and our senior subordinated notes. Although we believe that our future operating cash flow, together with available financing arrangements, will be sufficient to fund our operating requirements, our leverage and debt service obligations could have important consequences to you, including the following:

  . The terms of our existing debt obligations (including the terms of the debt obligations we incurred in connection with the Quorum merger) contain numerous financial and other restrictive covenants which, among other things, restrict our ability to pay dividends, incur additional debt and sell assets. If we do not comply with these obligations, it may cause an event of default, which, if not cured or waived, could require us to repay the indebtedness immediately.

  . We may be more vulnerable in the event of downturns in our businesses, in our industries, in the economy generally or if the government implements further limitations on reimbursement under Medicare and Medicaid.

  . We may have difficulty obtaining additional financing at favorable interest rates to meet our requirements for working capital, capital expenditures, acquisitions, general corporate purposes or other purposes.

  . We may be required to dedicate a substantial portion of our cash flow to the payment of principal and interest on our indebtedness, which could reduce the amount of funds available for operations.

  . Any borrowings we may make at variable interest rates leave us vulnerable to increases in interest rates generally.

We have a limited operating history as an independent company, have experienced losses in the past and may experience additional losses in the future.

   We had net income of $7.8 million for the three months ended March 31, 2001 and $4.4 million in 2000, and net losses of $95.6 million in 1999 and $87.1 million in 1998. We may experience net losses in the future. On a pro forma basis after giving effect to the Quorum merger and the related financing transactions, we experienced net income of $9.4 million for the three months ended March 31, 2001, and a net loss of $38.8 million in 2000. Until May 1999, when our company was spun-off from HCA-The Healthcare Company, we operated as the Pacific Group division of HCA and, therefore, we do not have a long operating history as an independent, publicly owned company. In addition, because we have a limited independent operating history, we may not be able to accurately predict our working capital and other cash needs. If we fail to maintain adequate working capital and experience a resultant lack of liquidity, we may default on our required payment obligations, including payment obligations to you under the notes.

   Prior to the spin-off from HCA, we relied on HCA for various financial, administrative and managerial expertise relevant to the conduct of our business. We maintain our own lines of credit and banking relationships, employ our own senior executives and perform our own administrative functions. However, HCA continues to provide various support services to us on a contractual basis. Our business depends significantly on effective information systems to process clinical and financial information. We still rely on HCA for our information systems. Under a contract with an initial term that expires in May 2006, HCA provides financial, clinical, patient accounting and network information services to us. If our access to these systems is limited or we fail to develop independent systems in the future, our operations could suffer. Moreover, as new information systems are developed, we must integrate them into our existing system. Our inability to successfully integrate new information systems could cause our operations to suffer.

Our future success depends on our ability to maintain good relationships with the physicians at our hospitals.

   Because physicians generally direct the majority of hospital admissions, our success has been, in part, dependent upon the number and quality of physicians on our hospitals' medical staff, the admissions practices of the physicians at our hospitals and our ability to maintain good relations with our physicians. Physicians are generally not employees of the hospitals at which they practice and, in many of the markets that we serve, most physicians have admitting privileges at other hospitals in addition to our hospitals. If we are unable to successfully maintain good relationships with physicians, our hospitals' admissions may decrease and our operating performance may decline.

We depend heavily on our senior and local management personnel, and the loss of the services of one or more of our key senior management personnel or key local management personnel could weaken our management team and our ability to deliver health care services efficiently.

   We are dependent upon the services and management experience of James D. Shelton and other of our executive officers. If Mr. Shelton or any of our other executive officers were to resign their positions or otherwise be unable to serve, our management could be weakened and our operating results could be adversely affected. In addition, our success depends on our ability to attract and retain local managers at our hospitals and related facilities, on the ability of our officers and key employees to manage growth successfully and on our ability to attract and retain skilled employees. If we are unable to attract and retain local management, our operating performance could decline.

Our success depends on our ability to attract and retain qualified health care professionals, and a shortage of qualified health care professionals in certain markets could weaken our ability to deliver health care services efficiently.

   In addition to the physicians and management personnel whom we employ, our operations are dependent on the efforts, ability and experience of our other health care professionals, such as nurses, pharmacists and lab technicians. Nurses, pharmacists, lab technicians and other health care professionals are generally employees of our company. Our future success will be influenced by our ability to attract and retain these skilled employees. A shortage of health care professionals in certain markets, the loss of some or all of our key employees, or the inability to attract and retain sufficient numbers of qualified health care professionals could cause our operating performance to decline.

A significant portion of our revenues is dependent on Medicare and Medicaid payments, and possible reductions in Medicare or Medicaid payments or the implementation of other measures to reduce reimbursements may reduce our revenues.

   A significant portion of our revenues is derived from the Medicare and Medicaid programs, which are highly regulated and subject to frequent and substantial changes. We derived approximately 36.0% of our revenues from the Medicare and Medicaid programs for 2000. Recent legislative changes, including those enacted as part of the Balanced Budget Act of 1997, have resulted in limitations on, and reduced levels of payment and reimbursement for, a substantial portion of hospital procedures and costs.

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

   The Balanced Budget Act of 1997 included significant reductions in spending levels for the Medicare and Medicaid programs by:

  .  adopting rate reductions for inpatient and outpatient hospital services;

  . establishing a prospective payment system, or PPS, for hospital outpatient services, skilled nursing facilities and home health agencies under Medicare; and

  . repealing the Federal payment standard (the so-called ''Boren Amendment'') for hospitals and nursing facilities under Medicaid.

   Certain rate reductions resulting from the Balanced Budget Act of 1997 are being mitigated by the Balanced Budget Refinement Act of 1999 and the Benefits Improvement Protection Act of 2000. Nonetheless, the Balanced Budget Act of 1997 significantly changed the method and amounts of payment under the Medicare and Medicaid programs. A number of states have adopted or are considering legislation designed to reduce their Medicaid expenditures and to provide universal coverage and additional care, including enrolling Medicaid recipients in managed care programs and imposing additional taxes on hospitals to help finance or expand the states' Medicaid systems. We believe that hospital operating margins have been, and may continue to be, under significant pressure because of deterioration in pricing flexibility and payer mix, and growth in operating expenses in excess of the increase in prospective payments under the Medicare program.

   Future health care legislation or other changes in the administration or interpretation of governmental health care programs may have a material adverse effect on our business, financial condition, results of operations or prospects.

If we are unable to contain costs, revenue and profitability may be constrained by future cost containment initiatives undertaken by purchasers of health care services.

   The competitive position of our hospitals is also affected by the increasing number of initiatives undertaken during the past several years by major purchasers of health care, including Federal and state governments, insurance companies and employers, to revise payment methodologies and monitor health care expenditures in order to contain health care costs. As a result of these initiatives, managed care organizations offering prepaid and discounted medical services packages represent an increasing portion of our admissions, resulting in reduced hospital revenue growth nationwide. In addition, private payers increasingly are attempting to control health care costs through direct contracting with hospitals to provide services on a discounted basis, increased utilization review and greater enrollment in managed care programs such as health maintenance organizations and preferred provider organizations, referred to as HMOs and PPOs, respectively. If we are unable to contain costs through increased operational efficiencies and the trend toward declining reimbursements and payments continues, our results of operations and cash flow will be adversely affected.

Our revenues are heavily concentrated in Texas, Alabama and Indiana, which makes us particularly sensitive to economic and other changes in these states.

   On a pro forma basis after giving effect to the Quorum merger, our:

  . Texas hospitals generated approximately 21.4% of revenues and 16.9% of EBITDA for the year ended December 31, 2000 and approximately 21.8% of revenues and 20.3% of EBITDA for the three months ended March 31, 2001;

  . Alabama hospitals generated approximately 11.9% of revenues and 15.3% of EBITDA for the year ended December 31, 2000 and approximately 11.1% of revenues and 14.9% of EBITDA for the three months ended March 31, 2001; and

  . Indiana hospitals generated approximately 13.3% of revenues and 19.2% of EBITDA for the year ended December 31, 2000 and approximately 12.9% of revenues and 19.5% of EBITDA for the three months ended March 31, 2001.

   Accordingly, any change in the current demographic, economic, competitive or regulatory conditions in Texas, Alabama or Indiana could have a material adverse effect on our business, financial condition, results of operations or prospects.

We face intense competition from other hospitals and health care providers which may result in a decline in our revenues, profitability and market share.

   The health care business is highly competitive and competition among hospitals and other health care providers for patients has intensified in recent years. Approximately 75% of our hospitals operate in geographic areas where they compete with at least one other hospital that provides services comparable to those offered by our hospitals. Some of these competing facilities offer services, including extensive medical research and medical education programs, which are not offered by our facilities. Some of the hospitals that compete with ours are owned or operated by tax-supported governmental bodies or by private not-for-profit entities supported by endowments and charitable contributions which can finance capital expenditures on a tax-exempt basis and are exempt from sales, property and income taxes. In some of these markets, we also face competition from other providers such as outpatient surgery and diagnostic centers.

   Approximately 25% of our hospitals operate in geographic areas where they are currently the sole provider of general, acute care hospital services in their communities. While these hospitals face less direct competition in their immediate service areas than would be expected in larger communities, they do face competition from other hospitals, including larger tertiary care centers. Although these competing hospitals may be as far as 30 to 50 miles away, patients in these markets may increasingly migrate to these competing facilities as a result of local physician referrals, managed care plan incentives or personal choice.

   Our health care consulting business competes in a fragmented industry for the small percentage of hospitals managed by hospital management companies. Competitors include large, national firms such as the national accounting firms, specialized health care firms, and numerous independent practitioners. Furthermore, some hospitals choose to obtain management services from the many large, tertiary care facilities that create referral networks with smaller surrounding hospitals. As a result, hospitals have various alternatives to the management services currently offered by us.

   The intense competition we face from other health care providers and other firms may result in a decline in our revenues, profitability and market share.

We may have difficulty in implementing our business strategy of growth through acquisitions and we may have difficulty effectively integrating future acquisitions into our ongoing operations. We also may have difficulty acquiring hospitals from non-profit entities due to increased regulatory scrutiny.

   One element of our business strategy is expansion through the selective acquisition of acute care hospitals in selected markets. The competition to acquire hospitals in the markets that we target is significant, and we may not be able to make suitable acquisitions on terms favorable to us if other health care companies, including those with greater financial resources than ours, are competing for the same target businesses. In order to consummate future acquisitions, we may be required to incur or assume additional indebtedness. We may not be able to obtain financing, if necessary, for any acquisitions that we might make or we may be required to borrow at higher rates and on less favorable terms. Additionally, we may not be able to effectively integrate the facilities that we acquire with our ongoing operations. In addition, in order to ensure the tax-free treatment of the distribution of our stock in connection with our spin-off from HCA, our ability to issue stock as consideration for acquisitions is limited.

   Acquired businesses may have unknown or contingent liabilities, including liabilities for failure to comply with health care laws and regulations. Although we have policies to conform the practices of acquired facilities to our standards, and generally will seek indemnification from prospective sellers covering these matters, we may become liable for past activities of acquired businesses.

   Many states have enacted or are considering enacting laws affecting sales, leases or other transactions in which control of not-for-profit hospitals is acquired by for-profit entities. These laws, in general, include provisions relating to state attorney general approval, advance notification and community involvement. In addition, state attorneys general in states without specific legislation governing these transactions may exercise authority based upon charitable trust and other existing law. The increased legal and regulatory review of these transactions involving the change of control of not-for-profit entities may increase the costs required, or limit our ability, to acquire not-for-profit hospitals.

We conduct business in a heavily regulated industry; changes in or violations of regulations may result in increased costs or sanctions that could reduce our revenue and profitability.

   The health care industry is subject to extensive Federal, state and local laws and regulations relating to:

  .  licensure;

  .  conduct of operations;

  .  ownership of facilities;

  .  addition of facilities and services;

  . confidentiality, maintenance and security issues associated with medical records;

  .  billing for services; and

  .  prices for services.

   These laws and regulations are extremely complex. In many instances, the industry does not have the benefit of significant regulatory or judicial interpretation of these laws and regulations, in particular, Medicare and Medicaid antifraud and abuse amendments, codified under section 1128B(b) of the Social Security Act and known as the ''Anti-Kickback Statute.'' This law prohibits providers and others from soliciting, receiving, offering or paying, directly or indirectly, any remuneration with the intent to generate referrals of orders for services or items reimbursable under Medicare, Medicaid and other Federal health care programs.

   As authorized by Congress, the United States Department of Health and Human Services, or HHS, has issued regulations which describe some of the conduct and business relationships immune from prosecution under the Anti-Kickback Statute. The fact that a given business arrangement does not fall within one of these ''safe harbor'' provisions does not render the arrangement illegal. However, business arrangements of health care service providers that fail to satisfy the applicable safe harbor criteria risk increased scrutiny by enforcement authorities.

   We have a variety of financial relationships with physicians who refer patients to our hospitals. We have contracts with physicians providing services under a variety of financial arrangements such as employment contracts, leases and professional service agreements. We also provide financial incentives, including loans and minimum revenue guarantees, to recruit physicians into the communities served by our hospitals. Several of the freestanding surgery centers affiliated with us have physician investors. In several of our locations, physicians have acquired ownership interests in hospitals and other health care providers in which we own a majority interest. Some of our arrangements with our physicians do not expressly meet the requirements for safe harbor protection. We cannot assure you that regulatory authorities that enforce the Anti-Kickback Statute will not determine that any of these arrangements violate the Anti-Kickback Statute or other Federal or state laws. A determination that we have violated the Anti-Kickback laws or other Federal laws could subject us to liability under the Social Security Act, including:

  .  criminal penalties;

  .  civil sanctions, including civil money penalties; and

  . exclusion from participation in government programs such as Medicare and Medicaid or other Federal health care programs.

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

   The Health Insurance Portability and Accountability Act of 1996 broadens the scope of the fraud and abuse laws to include all health care services, whether or not they are reimbursed under a Federal program, and creates new enforcement mechanisms to combat fraud and abuse, including an incentive program under which individuals can receive up to $1,000 for providing information on Medicare fraud and abuse that leads to the recovery of at least $100 of Medicare funds.

   In addition, the portion of the Social Security Act commonly known as the ''Stark Law,'' prohibits physicians from referring Medicare and Medicaid patients to providers of designated health services if the physician or a member of his or her immediate family has an ownership interest in or compensation arrangements with that provider. There are exceptions to the Stark Law for physicians maintaining an ownership interest in an entire hospital or surgery center, employment agreements, leases, physician recruitment and certain other physician arrangements. On January 4, 2001, the Centers for Medicare and Medicaid Services ("CMS"), formerly known as the Health Care Financing Administration, issued final regulations subject to comment intended to clarify parts of the Stark Law and some of the exceptions to it. These regulations are considered Phase I of a two-phase process, with the remaining regulations to be published at an unknown future date. Phase I of the regulations becomes effective January 4, 2002, or in the case of some of the provisions relating to home health agencies, became effective on April 6, 2001. We cannot predict the final form that these regulations will take or the effect that the final regulations will have on us. Therefore, our physician arrangements may ultimately be found not to be in compliance with the Stark Law.

   Another set of laws that may impact our operations concern the Administrative Simplification Provisions of the Health Insurance Portability and Accountability Act of 1996, which require the use of uniform electronic data transmission standards for health care claims and payment transactions submitted or received electronically. On August 7, 2000, CMS published final regulations establishing electronic data transmission standards that all health care providers must use when submitting or receiving certain health care transactions electronically. Compliance with these regulations is required by October 2002. We cannot predict what impact that these final regulations, when effective, will have on us.

   The Health Insurance Portability and Accountability Act of 1996 also requires CMS to adopt standards to protect the security and privacy of health-related information. Regulations were proposed on August 12, 1998, but have not yet been finalized. As proposed, the regulations would require health care providers to implement organizational and technical practices to protect the security of electronically maintained or transmitted health-related information. In addition, CMS released final regulations containing privacy standards in December 2000 which require compliance by April 2003. The privacy regulations will extensively regulate the use and disclosure of individually identifiable health-related information. The security regulations, as proposed, and the privacy regulations, if they become effective, could impose significant costs on our facilities in order to comply with these standards. Violations of the Administration Simplification Provisions could result in civil penalties of up to $25,000 per type of violation in each calendar year and criminal penalties of up to $250,000 per violation.

   In addition, our facilities will continue to remain subject to any state laws that are more restrictive than the regulations issued under the Health Insurance Portability and Accountability Act of 1996, which vary by state and could impose additional penalties.

   Many of the states in which we operate have adopted or are considering similar anti-kickback and physician self-referral legislation, some of which extends beyond the scope of the Federal law to prohibit the payment or receipt of remuneration for the referral of patients and physician self-referrals, regardless of the source of the payment for the care. Little precedent exists for the interpretation or enforcement of these laws. Both Federal and state government agencies have announced heightened and coordinated civil and criminal enforcement efforts. In addition, the Office of the Inspector General of HHS and the Department of Justice regularly identify suspected areas of abuse for enforcement focus.

   Government officials responsible for enforcing health care laws could assert that we, or any of the transactions in which we are involved, are in violation of these laws. It is also possible that the courts could ultimately interpret these laws in a manner that is different from our interpretations. A determination that we have violated these laws, or the public announcement that we are being investigated for possible violations of these laws, could have a material adverse effect on our business, financial condition, results of operations or prospects and our business reputation could suffer significantly.

   Some states require prior approval for the purchase of major medical equipment or the purchase, construction, expansion, sale or closure of health care facilities, based upon a determination of need for additional or expanded health care facilities or services. The governmental determinations, embodied in Certificates of Need, known as CONs, may be required for capital expenditures exceeding a prescribed amount, changes in bed capacity or services and certain other matters. Five states in which we currently own hospitals, Alabama, Mississippi, Ohio, South Carolina and West Virginia, have CON laws affecting acute care hospital services. We cannot predict whether we will be able to obtain required CONs in the future. Any failure to obtain any required CONs may impair our ability to operate profitably.

   The laws, rules and regulations described above are complex and subject to interpretation. In the event of a determination that we are in violation of any of these laws, rules or regulations, or if further changes in the regulatory framework occur, our results of operations could be significantly harmed.

We may be subject to liabilities because of litigation and investigations involving HCA, us and Quorum that could have a material adverse effect on our operations.

HCA Litigation and Investigations

   HCA is currently the subject of several Federal investigations into certain of its business practices, as well as governmental investigations by various states. HCA is cooperating with these investigations and understands, through written notice and other means, that it is a target in these investigations. Given the breadth of the ongoing investigations, HCA expects additional subpoenas and other investigative and prosecutorial activity to occur in these and other jurisdictions in the future. HCA is the subject of a formal order of investigation by the Commission. HCA understands that the Commission's investigation includes the anti-fraud, insider trading, periodic reporting and internal accounting control provisions of the Federal securities laws.

   HCA is a defendant in several qui tam actions, or actions brought by private parties, known as relators, on behalf of the United States of America, which have been unsealed and served on HCA. The actions allege, in general, that HCA and certain subsidiaries and/or affiliated partnerships violated the False Claims Act, 31 U.S.C. (S) 3729 et seq., by submitting improper claims to the government for reimbursement. The lawsuits seek three times the amount of damages caused to the United States by the submission of any Medicare or Medicaid false claims presented by the defendants to the Federal government, civil penalties of not less than $5,000 nor more than $10,000 for each such Medicare or Medicaid claim, attorneys' fees and costs. HCA has disclosed that, on March 15, 2001, the Department of Justice filed a status report setting forth the government's decisions regarding intervention in existing qui tam actions against HCA and filed formal complaints in those suits in which the government has intervened. Of the original 30 qui tam actions, the Department of Justice remains active in and has elected to intervene in 8 actions. HCA has also disclosed that it is aware of additional qui tam actions that remain under seal and believes that there may be other sealed qui tam cases of which it is unaware.

   The investigations, actions and claims affecting HCA relate to HCA and its subsidiaries, including subsidiaries that, prior to our spin-off from HCA, owned facilities now owned by us. On May 5, 2000, we were advised that one of the qui tam cases which had recently been unsealed listed three of our hospitals as defendants. This qui tam action alleges various violations arising out of the relationship between Curative Health Services and the other defendants, including allegations of false claims relating to contracts with Curative Health Services for the management of certain wound care centers and excessive and unreasonable management fees paid to

Curative Health Services and submitted for reimbursement. Two of our three hospitals named as defendants terminated their relationship with Curative Health Services prior to our spin-off from HCA and the third hospital continues to maintain an ongoing relationship with Curative Health Services.

   In July 1999, Olsten Corporation and its subsidiary, Kimberly Home Health (neither of which is affiliated with HCA), announced that they would pay $61 million to settle allegations that both companies defrauded the Medicare program. Kimberly pled guilty to three separate felony charges (conspiracy, mail fraud and violating the Medicare Anti-Kickback Statute) filed by the U.S. Attorneys in the Middle and Southern Districts of Florida and the Northern District of Georgia. While HCA was not specifically named in these guilty pleas, the guilty pleas refer to the involvement of a ''Company A'' or a ''company not named as a defendant.'' HCA has disclosed that it believes these references refer to HCA or its subsidiaries.

   HCA is a defendant in a number of other suits, which allege, in general, improper and fraudulent billing, overcharging, coding and physician referrals, as well as other violations of law. Certain of the suits have been conditionally certified as class actions. Since April 1997, numerous securities class action and derivative lawsuits have been filed in the United States District Court for the Middle District of Tennessee against HCA and a number of its current and former directors, officers and/or employees. Several derivative actions have been filed in state court by certain purported stockholders of HCA against certain of its current and former officers and directors alleging breach of fiduciary duty, and failure to take reasonable steps to ensure that HCA did not engage in illegal practices thereby exposing it to significant damages.

   On May 18, 2000, HCA announced that it had reached an understanding with attorneys of the Civil Division of the Department of Justice to recommend an agreement to settle, subject to certain conditions, the civil claims actions against HCA relating to diagnosis related group coding, outpatient laboratory billing and home health issues. The understanding with the Department of Justice attorneys would require HCA to pay $745 million in compensation to the government, with interest accruing at a fixed rate of 6.5% per annum (beginning May 18, 2000), and would reduce HCA's existing letter of credit agreement with the government from $1 billion to $250 million at the time of the payment of the settlement. On December 14, 2000, HCA announced that it had entered into a settlement agreement with the Civil Division of the Department of Justice and that payment of the amounts required by the settlement agreement would be made upon court approval of the settlement. HCA also entered into a corporate integrity agreement with the Office of the Inspector General of HHS. HCA is in continuing discussions with the government regarding civil issues relating to cost reporting and physician relations.

   On December 14, 2000, HCA also announced that it had signed an agreement with the Criminal Division of the Department of Justice to resolve pending Federal criminal actions against HCA. HCA received a full release from criminal liability for conduct arising from or relating to billing and reimbursement for services provided pursuant to Federal health care benefit programs regarding:
Medicare cost reports; violations of the anti-kickback statute or prohibitions against physician self-referrals, and any other conduct involving relations with referral sources and those in a position to influence referral sources; diagnosis related group billing; laboratory billing; the acquisition of home health agencies; and the provision of services by home health agencies. In addition, the government agreed not to prosecute HCA for other possible criminal offenses which are or have been under investigation by the Department of Justice arising from or relating to billing and reimbursement for services provided pursuant to Federal health care benefit programs. As part of the criminal agreement, HCA paid the government $95 million and entered certain pleas in respect of the criminal actions. HCA also stated that representatives of state attorneys general have agreed to recommend to state officials that HCA be released from corresponding criminal liability in all states in which it conducts business.

   The agreements announced on December 14, 2000 relate only to conduct that was the subject of the Federal investigations resolved in the agreements and HCA has stated publicly that it continues to discuss civil claims relating to cost reporting and physician relations with the government. These agreements with the government do not resolve various qui tam actions filed against HCA or any pending state actions. In addition to other claims not

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

covered by these agreements, the government also reserved its rights under these agreements to pursue any claims it may have for:

  . any civil, criminal or administrative liability under the Internal Revenue Code;

  .  any other criminal liability;

  . any administrative liability, including mandatory exclusion from Federal health care programs;

  . any liability to the United States (or its agencies) for any conduct other than the conduct covered in the government's investigation;

  . any express or implied warranty claims or other claims for defective or deficient products or services, including quality of goods and services, provided by HCA;

  . any claims for personal injury or property damage or for other similar consequential damages arising from the conduct subject to the investigation; and

  . any civil or administrative claims of the United States against individuals.

   In addition, 14 of our current and former hospitals received notices in early 2001 from CMS that it was re-opening for examination cost reports for Medicare and Medicaid reimbursement filed by these hospitals for periods between 1993 and 1998, which pre-dates our spin-off from HCA. Furthermore, two of our hospitals formerly owned by Quorum have received such notices. HCA or its predecessors owned these hospitals during the period covered by the notices. HCA is obligated to indemnify us for liabilities arising out of cost reports filed during these periods.

   We are unable to predict the effect or outcome of any of the ongoing investigations or qui tam and other actions, or whether any additional investigations or litigation will be commenced. In connection with our spin-off from HCA on May 11, 1999, we entered into a distribution agreement with HCA. The terms of the distribution agreement provide that HCA will indemnify us for any losses (other than consequential damages) which we may incur as a result of the proceedings described above. HCA has also agreed to indemnify us for any losses (other than consequential damages) which we may incur as a result of proceedings which may be commenced by government authorities or by private parties in the future that arise from acts, practices or omissions engaged in prior to the date of the spin-off and that relate to the proceedings described above. HCA has also agreed that, in the event that any hospital owned by us at the time of the spin-off is permanently excluded from participation in the Medicare and Medicaid programs as result of the proceedings described above, then HCA will make a cash payment to us, in an amount (if positive) equal to five times the excluded hospital's 1998 income from continuing operations before depreciation and amortization, interest expense, management fees, impairment of long-lived assets, minority interests and income taxes, as set forth on a schedule to the distribution agreement, less the net proceeds of the sale or other disposition of the excluded hospital. We have agreed that, in connection with the government investigations described above, we will participate with HCA in negotiating one or more compliance agreements setting forth each of HCA's and our agreements to comply with applicable laws and regulations.

   HCA will not indemnify us under the spin-off distribution agreement for losses relating to any acts, practices and omissions engaged in by us after the spin-off date, whether or not we are indemnified for similar acts, practices and omissions occurring prior to the spin-off date. HCA also will not indemnify us under the spin-off distribution agreement for similar qui tam litigation, governmental investigations and other actions to which Quorum was subject, some of which are described below. If indemnified matters were asserted successfully against us or any of our facilities, and HCA failed to meet its indemnification obligations, then this event could have a material adverse effect on our business, financial condition, results of operations or prospects.

   The extent to which we may or may not continue to be affected by the ongoing investigations of HCA and the initiation of additional investigations, if any, cannot be predicted. These matters could have a material adverse effect on our business, financial condition, results of operations or prospects in future periods.

Quorum Litigation and Investigations

  Tampa Qui Tam Lawsuit

   Prior to the Quorum merger, Quorum and its subsidiary, Quorum Health Resources, LLC, along with subsidiaries that owned hospitals from 1990 through February 24, 1999, were named as defendants in a qui tam lawsuit in U.S. District Court in Tampa, Florida. The United States government elected to intervene in, or join, the lawsuit and on February 24, 1999, the government filed its own complaint in the case. The new complaint alleged that Quorum, on behalf of hospitals it managed between 1985 and 1995 and hospitals it owned from 1990 to the date of the complaint, violated the False Claims Act by knowingly submitting or causing to be submitted false Medicare cost reports, resulting in the submission of false claims to Federal health care programs. The government asserted that the false claims in the cost reports were reflected, in part, in ''reserve analyses'' created by Quorum. The complaint also alleged that these cost report filings were prepared as the result of company policy. This qui tam action sought three times the amount of damages caused to the United States by the submission of any alleged false claims to the government, civil penalties of not less than $5,000 nor more than $10,000 for each false claim, and the relator's attorneys' fees and costs.

   On April 23, 2001, a settlement agreement was signed and a stipulation of dismissal was filed with the court dismissing all claims against Quorum, Quorum Health Resources, LLC and the other Quorum subsidiaries named in the lawsuit. The settlement of $82.5 million to the government, plus interest accruing on $77.5 million at 7.25% per annum from October 2, 2000 (the date on which an understanding with the government to settle this lawsuit was reached) to the payment date was paid on April 30, 2001. The settlement agreement also provides for a release, on certain conditions, of all hospitals currently or formerly managed by Quorum Health Resources, LLC electing to participate in the settlement.

   In connection with the settlement, Quorum entered into a corporate integrity agreement with the Office of the Inspector General containing, among other things, an affirmative obligation to report certain violations of applicable laws and regulations. This obligation could result in greater scrutiny by regulatory authorities. Complying with the corporate integrity agreement may impose expensive and burdensome requirements on our operations formerly operated by Quorum which could have a material adverse impact on us. Failure to comply with the terms of the corporate integrity agreement could subject our hospitals formerly operated by Quorum to significant monetary penalties and/or exclusion from Medicare, Medicaid and other governmental reimbursement programs.

  Flowers Qui Tam Lawsuit

   On October 26, 2000, Quorum completed settlement of a qui tam lawsuit which primarily involved allegedly improper allocation of costs at Flowers Hospital, Dothan, Alabama, to its home health agency. Quorum paid to the government on October 26, 2000 approximately $18 million in connection with this settlement. In addition to the settlement agreement, Quorum entered into a five year corporate integrity agreement covering Flowers Hospital with the Office of the Inspector General, which was terminated upon the effective date of the corporate integrity agreement entered into in connection with the Tampa qui tam lawsuit discussed above. The government usually reserves the right to investigate and pursue other allegations made by a relator under a complaint. However, under the settlement agreement, the relator is prohibited from pursuing these additional allegations.

  Other Qui Tam Lawsuits

   As a result of its ongoing discussions with the government prior to the merger, Quorum learned that there are two additional unrelated qui tam complaints against it alleging violations of the False Claims Act for claims allegedly submitted to the government involving one owned and two managed hospitals. Both matters remain under seal. With respect to the matter involving two managed hospitals, the government requested that Quorum conduct a self audit with respect to one Medicare cost report for one managed hospital and three other specific issues. The government could undertake additional investigative efforts. The government has stated that it intends to investigate certain other allegations. Quorum also is a defendant in certain other qui tam complaints, in which the government has declined to intervene.

   Neither our merger agreement with Quorum nor the distribution agreement entered into with HCA in connection with our spin-off will provide indemnification to us in respect of the Quorum litigation and investigations described above. Based on due diligence and discussions with various parties including the Department of Justice, the estimate of the liability for Quorum's qui tam lawsuits was increased by approximately $3.5 million prior to the Quorum merger, in addition to the originally estimated settlement amount accrued by Quorum. If we incur material liabilities as a result of other qui tam litigation or governmental investigations, these matters could have a material adverse effect on our business, financial condition, results of operations or prospects.

   From time to time we may be the subject of additional investigations or a party to additional litigation which alleges violations of law. We may not know about those investigations, or about qui tam actions filed against us. If any of those matters were successfully asserted against us, there could be a material adverse effect on our business, financial position, results of operations or prospects.

We may be unable to successfully or efficiently integrate our operations and realize the full cost savings we anticipate to result from the Quorum merger.

   The merger involved the integration of two companies that have previously operated independently. The difficulties of combining the companies' operations include the necessity of coordinating geographically disparate organizations with facilities in 17 states and integrating personnel. Our company and Quorum also have a number of dissimilar information systems. Many of Quorum's systems will have to be integrated with our systems or replaced.

   The process of integrating operations could cause an interruption of, or loss of momentum in, the activities of one or more of our businesses and the loss of key personnel. The diversion of management's attention and any delays or difficulties encountered in connection with the integration of the two companies' operations could have an adverse effect on our business, results of operations, financial condition or prospects.

   We cannot give any assurance that the potential for cost savings and efficiencies that could result from the merger will be realized within the time periods initially contemplated or even if they will be realized at all.

We will incur significant expenses and restructuring charges in connection with the Quorum merger.

   We expect to incur pre-tax charges to operations, currently estimated to be approximately $5.0 million, to reflect costs associated with combining the operations of Quorum with ours. In addition, we have incurred approximately $80.0 million of capitalized costs, consisting of transaction fees related to the merger. We also recorded a charge of approximately $31 million subsequent to the merger associated with coordinating Quorum's accounting policies, practices and estimation processes with ours. Additional unanticipated costs may be incurred in the integration of Quorum's businesses with ours. We will continue to evaluate the Quorum qui tam lawsuits and other items, including receipt of fixed asset appraisals, associated with the merger and appropriately reflect the amounts in accordance with applicable purchase accounting or other accounting principles, which may result in additional charges. See "--We may become subject to liabilities because of litigation and investigations involving HCA, us and Quorum that could have a material adverse effect on our operations--Quorum Litigation and Investigations." If the benefits of the merger do not exceed the costs associated with the merger, including any dilution to stockholders resulting from the issuance of shares in connection with the merger, our financial results could be adversely affected.

We could incur substantial liability if the Quorum merger or other factors cause our spin-off from HCA to be taxable.

   On March 30, 1999, HCA received a private letter ruling from the IRS concerning the United States federal income tax consequences of the spin-off of our company and LifePoint Hospitals, Inc. by HCA and the restructuring transactions that preceded the spin-off. The private letter ruling provided that the spin-off generally was tax-free to HCA and HCA's stockholders, except for any cash received instead of fractional shares. The IRS has issued additional private letter rulings that supplement its March 30, 1999 ruling, including supplemental rulings stating that the Quorum merger and certain other transactions occurring subsequent to the spin-off do not adversely affect the private letter rulings previously issued by the IRS. The March 30, 1999 ruling and the supplemental rulings are based upon the accuracy of representations as to numerous factual matters and as to certain intentions of HCA, our company and LifePoint. The inaccuracy of any of those representations could cause the IRS to revoke all or part of any of the rulings retroactively.

   If the spin-off were to fail to qualify for tax-free treatment, then, in general, additional corporate tax, which would be substantial, would be payable by the consolidated group of which HCA is the common parent. Each member of HCA's consolidated group at the time of the spin-off, including our company, would be jointly and severally liable for this tax liability. In addition, we entered into a tax sharing and indemnification agreement with HCA and LifePoint, which prohibits us from taking actions that could jeopardize the tax treatment of either the spin-off or the restructuring transactions that preceded the spin-off, and requires us to indemnify HCA and LifePoint for any taxes or other losses that result from our actions, which amounts could be substantial. If we are required to make any indemnity payments or otherwise are liable for additional taxes relating to the spin-off, our results of operations could be materially adversely affected.

                     Risks Relating to the Exchange Notes

Restrictions imposed by our credit agreement may lead to acceleration of secured debt.

   Our credit agreement includes covenants that require us to meet certain financial ratios and financial conditions that may require that we take action to reduce debt or to act in a manner contrary to our business objectives. In addition, our credit agreement restricts, among other things, our ability to incur additional indebtedness and make acquisitions and capital expenditures beyond a certain level. If we fail to comply with the restrictions contained in our credit agreement, the lenders can declare the entire amount owed thereunder immediately due and payable, and prohibit us from making payments of interest and principal on the notes until the default is cured or all such debt is paid or otherwise satisfied in full. If we were unable to repay such borrowings, such lenders could proceed against the collateral securing our credit agreement. If any secured debt is accelerated, our assets may not be sufficient to repay in full such indebtedness and our other indebtedness, including the notes, in which event the interests of the secured debt lenders may conflict with the interests of the holders of the exchange notes.

We conduct most of our operations through, and depend on funds from, our subsidiaries. Creditors of our subsidiaries will have priority as to our subsidiaries' assets and creditors of our senior secured debt will have priority as to the assets securing such debt.

   We are a holding company and hold most of our assets at, and conduct most of our operations through, direct and indirect subsidiaries. As a holding company, our results of operations depend on the results of operations of our subsidiaries. Moreover, we are dependent on dividends or other intercompany transfers of funds from our subsidiaries to meet our debt service and other obligations, including payment of principal and interest on the exchange notes. The ability of our subsidiaries to pay dividends or make other payments or advances to us will depend on their operating results and will be subject to applicable laws and restrictions contained in agreements governing the debt of such subsidiaries.

   The claims of creditors of our subsidiaries, including trade creditors, will generally have priority as to the assets of such subsidiaries over the claims of our creditors, including the noteholders. As of March 31, 2001, on a pro forma basis after giving effect to the merger and the related financing, the aggregate amount of debt and other obligations of our subsidiaries, including trade payables, would have been approximately $2.1 billion, including the guarantees of the exchange notes and the senior subordinated notes due 2009.

   In addition, creditors of our senior secured debt will have priority as to the assets securing such debt over the claims of the noteholders. The exchange notes are not secured and will not have the benefit of security arrangements under our senior secured credit facility, including security added to the credit facility in the future. As of March 31, 2001, on a pro forma basis after giving effect to the merger and the related transactions, the aggregate amount of our senior secured debt would have been approximately $1,040.8 million.

You may not receive a change in control payment.

   In the event of a change in control, we are required to make an offer for cash to repurchase the exchange notes at 101% of the principal amount thereof, plus accrued and unpaid interest, if any, thereof to the repurchase date. However, our credit agreement will prohibit the purchase of outstanding exchange notes prior to repayment of the borrowings under the credit agreement and any exercise by the holders of the exchange notes of their right to require us to repurchase the exchange notes may cause an event of default under the credit agreement. In the event a change of control occurs at a time when we are prohibited from repurchasing the exchange notes, we could seek consent of the lenders under the credit agreement to repurchase the exchange notes or could attempt to refinance the borrowings thereunder. If we do not obtain such consent or refinance such borrowings, we will remain prohibited from repurchasing the exchange notes, which would constitute an event of default under the indenture. In addition, we may not have the financial resources necessary to repurchase the exchange notes upon a change in control. See ''Description of the Notes--Certain Covenants--Purchase of Notes Upon a Change in Control'' for a more detailed description of the change in control provision.

You may not be able to sell your exchange notes.

   There is no existing trading market for the exchange notes and no such market may develop. The absence of such market adversely affects the liquidity of an investment in such notes. If a market for the exchange notes does develop, future trading prices will depend on many factors, including among other things, prevailing interest rates and the market for similar securities, general economic conditions and our prospects. We do not intend to apply for listing of the exchange notes on any securities exchange or for quotation through any over-the-counter market.

                              THE EXCHANGE OFFER

Purpose and Effect of the Exchange Offer

   The old notes were originally sold in a private offering by us on April 27, 2001 (the "Issue Date") to Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Bank of America Securities LLC, Chase Securities Inc. and UBS Warburg LLC, as initial purchasers. In connection with the private offering of the old notes, Triad, the Guarantors and the initial purchasers entered into a registration rights agreement in which we and the Guarantors agreed to:

      (1) use our reasonable best efforts to prepare and file a registration statement for the exchange notes not later than 90 days after the Issue Date covering our offer to exchange all of the old notes for a like principal amount of exchange notes;

      (2) use our reasonable best efforts to cause the registration statement to be declared effective not later than 180 days after the issue date of the old notes; and

      (3) use our best efforts promptly, but not later than 5 days after the registration statement becomes effective, to commence the exchange offer and, on or prior to 220 days after the Issue Date, issue exchange notes for all those old notes properly tendered prior to that time.

   We and the Guarantors also agreed to hold such exchange offer open for at least 30 days after the date notice of the exchange offer is mailed to holders (or longer if required by applicable law).

   The exchange notes will be issued without a restrictive legend and may be reoffered and resold by the holder without restrictions or limitations under the Securities Act, except as described below. This exchange offer is intended to satisfy our exchange offer obligations under the registration rights agreement.

   For each old note surrendered to us pursuant to the exchange offer, the holder of such old note will receive an exchange note having a principal amount equal to that of the surrendered old note. The term "holder" with respect to the exchange offer means any person in whose name old notes are registered on our books or any other person who has obtained a properly completed bond power from the registered holder or any person whose old notes are held of record by The Depository Trust Company ("DTC") who desires to deliver such old notes by book-entry transfer through DTC.

   Under existing interpretations of the staff of the Commission contained in several no-action letters to third parties, the exchange notes, including the related guarantees, would in general be freely transferable by holders thereof after the exchange offer without further registration under the Securities Act. However, any purchaser of old notes who is either an "affiliate" of our company or the Guarantors within the meaning of Rule 405 of the Securities Act or who intends to participate in the exchange offer for the purpose of distributing the exchange notes:

      (1) will not be able to tender its old notes in the exchange offer;

      (2) will not be able to rely on the interpretations of the staff of the Commission; and

      (3) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the old notes, unless such sale or transfer is made pursuant to an exemption from such requirements.

   Each holder that wishes to exchange its old notes for exchange notes will be required to represent in a letter of transmittal that:

  . any exchange notes received by it will be acquired in the ordinary course of its business;

  . it has no arrangement or understanding with any person to participate in a distribution of the exchange notes in violation of the Securities Act;

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

  .  it is not an affiliate of our company or the Guarantors;

  . if such holder is not a broker-dealer, that it is not engaged in, and does not intend to engage in a distribution of the exchange notes; and

  . if such holder is a broker-dealer (a "Participating Broker-Dealer") that will receive exchange notes for its own account in exchange for old notes that were acquired as a result of market-making or other trading activities, that it will deliver a prospectus in connection with any resale of such exchange notes.

   The Commission has taken the position that Participating Broker-Dealers may fulfill their prospectus delivery requirements with respect to resales of the exchange notes with the prospectus contained in the registration statement. Each of our company and the Guarantors have agreed in the registration rights agreement that it will make available, during the period required by the Securities Act, a prospectus meeting the requirements of the Securities Act for use by Participating Broker-Dealers and other persons, if any, with similar prospectus delivery requirements for use in connection with any resale of exchange notes. We will keep the registration statement effective for a period of 180 days after the exchange offer has been completed (or such time as the broker-dealers no longer own any old notes, if earlier) in order to permit resales of exchange notes acquired by broker-dealers in after-market transactions.

   However, the Commission has recently proposed that its interpretations referred to above be repealed. We cannot predict whether the Commission will act on this proposal prior to the completion of this exchange offer. If those interpretations are repealed prior to completion of this exchange offer, holders of old notes will not be able to receive exchange notes pursuant to an exchange offer. Rather, as described below, we and the Guarantors will be required to register the exchange notes pursuant to a shelf registration statement in connection with resales by holders of the exchange notes. Holders of exchange notes will be required to deliver a prospectus to purchasers and will be subject to certain of the civil liability provisions under the Securities Act in connection with such resales.

   If,

      (1) prior to completion of the exchange offer, existing Commission interpretations are changed such that the exchange notes would not in general be freely transferable under the Securities Act,

      (2) the exchange offer is not consummated within 220 days following the Issue Date,

      (3) any holder of old notes notifies our company prior to the 20th day following consummation of the exchange offer that:

          (a) due to a change in law or Commission policy such holder is not eligible to participate in the exchange offer;

          (b) due to a change in law or Commission policy such holder may not resell the exchange notes to be acquired by it in the exchange offer to the public without a prospectus and the prospectus contained in the exchange offer registration statement is not appropriate or available for such resales by such holder;

          (c) such holder is a broker-dealer and owns old notes acquired directly from us or an affiliate of our company; or

      (4) the holders of the old notes may not resell the exchange notes to be acquired in the exchange offer to the public without restriction under the Securities Act and without restriction under applicable blue sky or state securities laws, then, in each case, we and the Guarantors will, at our cost, instead of, or in the case of clause (3) above, in addition to completing the exchange offer, file and use our reasonable best efforts to cause a registration statement under the Securities Act relating to a shelf registration of the notes for resale by holders (the "Resale

Registration") to become effective and to remain effective until the earlier of two years following the effective date of the shelf registration statement or such earlier time as all securities covered by the shelf registration statement have been sold pursuant to the shelf registration statement.

   We and the Guarantors will, in the event of a Resale Registration:

      (1) provide to the holders of the applicable notes, copies of the prospectus that is a part of the shelf registration statement filed in connection with the Resale Registration;

      (2) notify each such holder, that a shelf registration statement for the applicable notes will be filed and when such registration statement has become effective; and

      (3) take certain other actions as are required to permit unrestricted resales of the notes.

   A holder that sells its notes pursuant to the Resale Registration:

      (1) will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to the purchaser;

      (2) will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales; and

      (3) will be bound by the provisions of the registration rights agreement that are applicable to such holder, including certain indemnification obligations.

   The registration rights agreement provides, among other things, that if:

      (1) we and the Guarantors have not filed any of the registration statements required by the registration rights agreement on or prior to the date specified for such filing;

      (2) any of such registration statements is not declared effective on or prior to the date specified for such effectiveness;

      (3) the exchange offer is not consummated within 30 business days after the effective date of the exchange offer registration statement; or

      (4) the shelf registration statement or the exchange offer registration statement is declared effective but thereafter ceases to be effective, except as specifically permitted therein, without being succeeded by an additional registration which was filed and declared effective (any such event referred to in these clauses (1)-(4), a "Registration Default"), then, from the date that a Registration Default or Defaults occurs through, but excluding the date when all Registration Defaults are cured, the interest rate on the old notes will:

      (1) increase by 0.25% per annum for the first 90-day period (or portion thereof) immediately following the occurrence of such Registration Default or Defaults; and

      (2) thereafter increase by an additional 0.25% per annum at the beginning of each subsequent 90-day period (or portion thereof) while a Registration Default or Defaults is continuing.

   The additional interest on any affected old notes may not exceed 1.00% in the aggregate. Following the cure of all Registration Defaults, the interest rate on the notes will revert to the original rate. Additional interest will not accrue and be payable as set forth above during any period when a shelf registration statement is permitted to be suspended under the registration rights agreement.

   Following the consummation of the exchange offer, holders of old notes who were eligible to participate in the exchange offer but who did not tender their old notes will not have any further registration rights, and the old notes will continue to be subject to certain restrictions on transfer. Accordingly, the liquidity of the market for the old notes could be adversely affected.

   The above summary highlights the material provisions of the registration rights agreement, but does not restate that agreement in its entirety. We urge you to review all of the provisions of the registration rights agreement, because it, and not this summary description, defines your rights as holders to exchange your old notes for exchange notes. A copy of the registration rights agreement has previously been filed with the Commission by Triad, and the registration rights agreement is incorporated by reference to the registration statement of which this prospectus forms a part.

Terms of the Exchange Offer

   This prospectus and the accompanying letter of transmittal contain the terms and conditions for the exchange offer. Upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal, we will accept for exchange all old notes which are properly tendered and not withdrawn on or prior to 5:00 p.m., New York City time, on the expiration date. After authentication of the exchange notes by the trustee or an authentication agent, we will issue and deliver $1,000 principal amount of exchange notes in exchange for each $1,000 principal amount of outstanding old notes accepted in the exchange offer. Holders may tender some or all of their old notes in the exchange offer in denominations of $1,000 and integral multiples thereof.

   The form and terms of the exchange notes are identical in all material respects to the form and terms of the old notes, except that:

      (1) the offering of the exchange notes has been registered under the Securities Act;

      (2) the exchange notes will not be subject to transfer restrictions or registration rights; and

      (3) certain provisions relating to the payment of additional interest in connection with Registration Default will be eliminated.

   The exchange notes will evidence the same debt as the old notes. The exchange notes will be issued under and entitled to the benefits of the indenture.

   As of the date of this prospectus, $600,000,000 aggregate principal amount of the old notes is outstanding. In connection with the issuance of the old notes, arrangements were made for the old notes to be issued and transferable in book-entry form through the facilities of DTC, acting as a depositary. The exchange notes will also be issuable and transferable in book-entry form through DTC.

   This prospectus, together with the accompanying letter of transmittal, is initially being sent to all registered holders of the old notes as of the close
of business on [   ], 2001. The exchange offer is not conditioned upon any
minimum aggregate principal amount of old notes being tendered. However, our obligation to accept old notes for exchange pursuant to the exchange offer is subject to certain customary conditions that we describe under "--Conditions to the Exchange Offer" below.

   We shall be deemed to have accepted validly tendered old notes when, as and if we have given oral or written notice thereof to the exchange agent. The exchange agent will act as agent for the tendering holders for the purpose of receiving exchange notes from us and delivering exchange notes to such holders.

   If any tendered old notes are not accepted for exchange because of an invalid tender or the occurrence of certain other events set forth herein, certificates for any such unaccepted old notes will be returned, at our cost, to the tendering holder thereof as promptly as practicable after the expiration date.

   Holders who tender old notes in the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of old notes pursuant to the exchange offer. We will pay all charges and expenses, other than certain applicable taxes, in connection with the exchange offer. See "--Solicitation of Tenders; Fees and Expenses" for more detailed information regarding the expenses of the exchange offer.

   By executing or otherwise becoming bound by the letter of transmittal, you will be making the representations described under "--Procedures for Tendering" below.

Expiration Date; Extensions; Amendments

   The term "expiration date" shall mean 5:00 p.m., New York City time, on [
], 2001, unless we, in our sole discretion, extend the exchange offer, in which case the term "expiration date" shall mean the latest date to which the exchange offer is extended.

   We expressly reserve the right, at any time, to extend the period of time during which the exchange offer is open, and thereby delay acceptance of any old notes, by giving oral or written notice of such extension to the exchange agent and notice of such extension by timely public announcement to the holders as described below. During any such extension, all old notes previously tendered will remain subject to the exchange offer and may be accepted for exchange by us. Any old notes not accepted for exchange for any reason will be returned without expense to the tendering holder thereof as promptly as practicable after the expiration or termination of the exchange offer.

   We expressly reserve the right to amend or terminate the exchange offer, and not to accept for exchange any old notes that we have not yet accepted for exchange, if any of the conditions set forth herein under "--Conditions to the Exchange Offer" shall have occurred and shall not have been waived by us, if such conditions are permitted to be waived by our company.

   We will give oral or written notice of any such extension, amendment, termination or non-acceptance described above to holders of the old notes as promptly as practicable. If the exchange offer is amended in a manner determined by us to constitute a material change, we will promptly disclose such amendment in a manner reasonably calculated to inform the holders of such amendment and we will extend the exchange offer to the extent required by law.

   Without limiting the manner in which we may choose to make public announcements of any extension, amendment, termination or non-acceptance of the exchange offer, and subject to applicable law, we will have no obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a timely release to the Dow Jones News Service.

Interest on the Exchange Notes

   Interest on the exchange notes will accrue from the last interest payment date on which interest was paid on the old notes surrendered in exchange therefor or, if no interest has been paid on the old notes, from the issue date of the old notes. Interest on the exchange notes will be payable biannually on May 1 and November 1 of each year, commencing November 1, 2001.

Procedures for Tendering

What to submit and how

   Each holder of old notes wishing to accept the exchange offer must complete, sign and date the letter of transmittal, or a facsimile thereof, in accordance with the instructions contained in the letter of transmittal and this prospectus. Each holder shall then mail or otherwise deliver such letter of transmittal, or such facsimile, together with the old notes to be exchanged and any other required documentation, to Citibank, N.A., as exchange agent, at the address set forth below under "--Exchange Agent" on or prior to the expiration date. A holder may also effect a tender of old notes pursuant to the procedures for book-entry transfer as provided for in the letter of transmittal and this prospectus. By executing the letter of transmittal, each holder will represent to our company that, among other things:

      (1) the exchange notes acquired pursuant to the exchange offer are being acquired in the ordinary course of business of the person receiving such exchange notes, whether or not such person is the holder;

      (2) that neither the holder nor any such other person has any arrangement or understanding with any person to participate in the distribution of such exchange notes; and

      (3) that neither the holder nor any such other person is an "affiliate," as defined in Rule 405 under the Securities Act, of our company or the Guarantors.

   Any financial institution that is a participant in DTC's Book-Entry Transfer Facility system may make book-entry delivery of the old notes by causing DTC to transfer such old notes into the exchange agent's account in accordance with DTC's procedure for such transfer. Although delivery of old notes may be effected through book-entry transfer into the exchange agent's account at DTC, the letter of transmittal, or a manually signed facsimile thereof, with any required signature guarantees and any other required documents, must, in any case, be transmitted to and received by the exchange agent at its address set forth herein under "--Exchange Agent" prior to 5:00 p.m., New York City time, on the expiration date. Delivery of documents to DTC in accordance with its procedures does not constitute delivery to the exchange agent.

   Only a holder may tender its old notes in the exchange offer. To tender in the exchange offer, a holder must:

      (1) complete, sign and date the letter of transmittal or a facsimile thereof;

      (2) have the signatures thereof guaranteed if required by the letter of transmittal; and

      (3) unless such tender is being effected pursuant to the procedure for book-entry transfer, mail or otherwise deliver such letter of transmittal or such manually signed facsimile thereof, together with the old notes and other required documents, to the exchange agent, prior to 5:00 p.m., New York City time, on the expiration date.

   The tender by a holder will constitute an agreement between such holder, our company and the exchange agent in accordance with the terms and subject to the conditions set forth herein and in the letter of transmittal. If less than all of the old notes are being tendered, a tendering holder should fill in the amount of old notes being tendered in the appropriate box on the letter of transmittal. The entire amount of old notes delivered to the exchange agent will be deemed to have been tendered unless otherwise indicated.

   The method of delivery of old notes and the letter of transmittal and all other required documents to the exchange agent is at the election and risk of the holders. Instead of delivery by mail, it is recommended that holders use an overnight or hand delivery service. In all cases, sufficient time should be allowed to ensure delivery to the exchange agent prior to the expiration date. No letter of transmittal or old notes should be sent to Triad.

   Any beneficial owner whose old notes are registered in the name of his broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such registered holder promptly and instruct such registered holder to tender on his behalf. If such beneficial owner wishes to tender on his own behalf, such beneficial owner must, prior to completing and executing the letter of transmittal and delivering his old notes, either make appropriate arrangements to register ownership of the old notes in such owner's name or obtain a properly completed bond power from the registered holder. The transfer of record ownership may take considerable time.

Required representations in letter of transmittal

   The letter of transmittal will include representations to our company that, among other things:

      (1) the exchange notes acquired pursuant to the exchange offer are being acquired in the ordinary course of business of the person receiving such exchange notes, whether or not such person is the holder;

      (2) neither the holder nor any such other person is engaged in, intends to engage in or has any arrangement or understanding with any person to participate in the distribution of such exchange notes;

      (3) neither the holder nor any such other person is an "affiliate," as defined in Rule 405 under the Securities Act, of our company or the Guarantors; and

      (4) if the tendering holder is a broker or dealer as defined in the Exchange Act, then:

          (a) it acquired the old notes for its own account as a result of market-making activities or other trading activities; and

          (b) it has not entered into any arrangement or understanding with our company or any "affiliate" of our company within the meaning of Rule 405 under the Securities Act to distribute the exchange notes to be received in the exchange offer.

   In the case of a broker-dealer that receives exchange notes for its own account in exchange for old notes which were acquired by it as a result of market-making or other trading activities, the letter of transmittal will also include an acknowledgement that the broker-dealer will deliver a copy of this prospectus in connection with the resale by it of exchange notes received pursuant to the exchange offer; however, by so acknowledging and by delivering a prospectus, such holder will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. See "Plan of Distribution."

How to sign your letter of transmittal and other documents

   Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act (each an "Eligible Institution"), unless the old notes tendered pursuant thereto are tendered:

      (1) by a registered holder who has not completed the box entitled "Special Registration Instructions" or "Special Delivery Instructions" on the letter of transmittal; or

      (2) for the account of an Eligible Institution.

   If the letter of transmittal is signed by a person other than the registered holder of old notes, such old notes must be endorsed or accompanied by appropriate bond powers which authorize such person to tender the old notes on behalf of the registered holder, in either case signed as the name of the registered holder or holders appears on the old notes. If the letter of transmittal or any old notes or bond powers are signed or endorsed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and unless waived by us, evidence satisfactory to us of their authority to so act must be submitted with such letter of transmittal.

Important rules concerning the exchange offer

   You should note that:

 . All questions as to the validity, form, eligibility, including time of receipt, acceptance and withdrawal of the tendered old notes will be determined by us in our sole discretion and such determination will be final and binding.

 . We reserve the absolute right to reject any and all old notes not properly tendered or any old notes the acceptance of which would, in our judgment or the judgment of our counsel, be unlawful.

 . We also reserve the absolute right to waive any irregularities or conditions of tender as to particular old notes. Our company's interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of old notes must be cured within such time as we shall determine.

 . Although we intend to notify holders of defects or irregularities with respect to any tender of old notes, neither our company, the exchange agent nor any other person shall be under any duty to give notification of any defect or irregularity with respect to tenders of old notes, nor shall any of them incur any liability for failure to give such notification.

 . Tenders of old notes will not be deemed to have been made until such irregularities have been cured or waived. Any old notes received by the exchange agent that we determine are not properly tendered or the tender of which is otherwise rejected by us and as to which the defects or irregularities have not been cured or waived by us will be returned by the exchange agent to the tendering holder unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date.

Book-Entry Transfer

   We understand that the exchange agent will make a request promptly after the date of this prospectus to establish accounts with respect to the old notes at DTC for the purpose of facilitating the exchange offer. Subject to the establishment thereof, any financial institution that is a participant in DTC's system may make book-entry delivery of old notes by causing DTC to transfer such old notes into the exchange agent's account with respect to the old notes in accordance with DTC's Automated Tender Offer Program procedures for such transfer. However, the exchange for the old notes so tendered will only be made after timely confirmation of such book-entry transfer of old notes into the exchange agent's account, and timely receipt by the exchange agent of an agent's message and any other documents required by the letter of transmittal. The term "agent's message" means a message, transmitted by DTC and received by the exchange agent and forming a part of the confirmation of a book-entry transfer, which states that DTC has received an express acknowledgment from a participant that is tendering old notes that such participant has received the letter of transmittal and agrees to be bound by the terms of the letter of transmittal, and that we may enforce such agreement against the participant.

   Although delivery of old notes may be effected through book-entry transfer into the exchange agent's account at DTC, an appropriate letter of transmittal properly completed and duly executed with any required signature guarantee and all other required documents must in each case be transmitted to and received or confirmed by the exchange agent at its address set forth below on or prior to the expiration date, or you must comply with the guaranteed delivery procedures described below. Delivery of documents to DTC does not constitute delivery to the exchange agent.

Guaranteed Delivery Procedures

   If you are a registered holder of old notes and you wish to tender such old notes but your old notes are not immediately available, or time will not permit your old notes or other required documents to reach the exchange agent before the expiration date, or the procedure for book-entry transfer cannot be completed on a timely basis, you may effect a tender if:

      (1) the tender is made through an Eligible Institution;

      (2) prior to the expiration date, the exchange agent receives from such Eligible Institution a properly completed and duly executed notice of guaranteed delivery, by facsimile transmittal, mail or hand delivery:

          (a) stating the name and address of the holder, the certificate number or numbers of such holder's old notes and the principal amount of such old notes tendered,

          (b) stating that the tender is being made thereby, and

          (c) guaranteeing that, within three New York Stock Exchange trading days after the expiration date, the letter of transmittal or facsimile thereof, together with the certificate(s) representing the old notes to be tendered in proper form for transfer, or confirmation of a book-entry transfer into the exchange agent's account at DTC of old notes delivered electronically, and any other documents required by the letter of transmittal, will be deposited by the Eligible Institution with the exchange agent, and

      (3) such properly completed and executed letter of transmittal, or facsimile thereof, together with the certificate(s) representing all tendered old notes in proper form for transfer, or confirmation of a book-entry transfer into the exchange agent's account at DTC of old notes delivered electronically and all other documents required by the letter of transmittal are received by the exchange agent within three New York Stock Exchange trading days after the expiration date.

   Upon request to the exchange agent, a notice of guaranteed delivery will be sent to holders who wish to tender their old notes according to the guaranteed delivery procedures set forth above.

Withdrawal of Tenders

   Except as otherwise provided herein, tenders of old notes may be withdrawn at any time prior to 5:00 p.m. New York City time, on the expiration date.

   For a withdrawal to be effective, a written or facsimile transmission notice of withdrawal must be received by the exchange agent at its address set forth herein prior to 5:00 p.m., New York City time, on the expiration date. Any such notice of withdrawal must:

      (1) specify the name of the person having deposited the old notes to be withdrawn (the "Depositor");

      (2) identify the old notes to be withdrawn, including the certificate number or numbers and principal amount of such old notes or, in the case of old notes transferred by book-entry transfer, the name and number of the account at DTC to be credited;

      (3) be signed by the Depositor in the same manner as the original signature on the letter of transmittal by which such old notes were tendered, including any required signature guarantee, or be accompanied by documents of transfer sufficient to permit the trustee with respect to the old notes to register the transfer of such old notes into the name of the Depositor withdrawing the tender; and

      (4) specify the name in which any such old notes are to be registered, if different from that of the Depositor.

   Please note that all questions as to the validity, form and eligibility, including time of receipt, of such withdrawal notices will be determined by us, and our determination shall be final and binding on all parties. Any old notes so withdrawn will be deemed not to have been validly tendered for purposes of the exchange offer, and no exchange notes will be issued with respect thereto unless the old notes so withdrawn are validly retendered. Properly withdrawn old notes may be retendered by following one of the procedures described above under "--Procedures for Tendering" at any time prior to the expiration date.

Conditions to the Exchange Offer

   Notwithstanding any other term of the exchange offer, we will not be required to accept for exchange, or to issue exchange notes in exchange for, any old notes, and may terminate or amend the exchange offer as provided herein before the acceptance of such old notes if, in our company's judgment, any of the following conditions has occurred or exists or has not been satisfied:

      (1) that the exchange offer, or the making of any exchange by a holder, violates any applicable interpretation of the staff of the Commission;

      (2) that any action or proceeding shall have been instituted or threatened in any court or by or before any governmental agency or body with respect to the exchange offer; or

      (3) that there has been proposed, adopted or enacted any law, statute, rule or regulation that, in the sole judgment of our company, might materially impair our ability to proceed with the exchange offer.

   If we determine that we may terminate the exchange offer for any of the reasons set forth above, we may:

      (1) refuse to accept any old notes and return any old notes that have been tendered to the holders thereof;

      (2) extend the exchange offer and retain all old notes tendered prior to the expiration date of the exchange offer, subject to the rights of such holders of tendered old notes to withdraw their tendered old notes; or

      (3) waive such termination event with respect to the exchange offer and accept all properly tendered old notes that have not been withdrawn. If such waiver constitutes a material change in the exchange offer, we will disclose such change by means of a supplement to this prospectus that will be distributed to each registered holder, and we will extend the exchange offer for a period of five to ten business days, depending upon the significance of the waiver and the manner of disclosure to the registered holders, if the exchange offer would otherwise expire during such period.

   The above conditions are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to such condition. Our failure at any time to exercise the foregoing rights shall not be deemed to be a waiver by us of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

Exchange Agent

   Citibank, N.A., the trustee under the indenture, has been appointed as exchange agent for the exchange offer. All executed letters of transmittal should be directed to the exchange agent at one of the addresses set forth below. In such capacity, the exchange agent has no fiduciary duties and will be acting solely on the basis of directions from our company. Questions, requests for assistance and requests for additional copies of this prospectus or of the letter of transmittal should be directed to the exchange agent addressed as follows:

   By Courier:

      Citibank, N.A.
      Corporate Trust Window
      111 Wall Street, 5th Floor
      New York, New York 10043

   By Mail:

      Citibank, N.A.
      Corporate Trust Window
      111 Wall Street, 5th Floor
      New York, New York 10043

   By Hand Delivery:

      Citibank, N.A.
      Corporate Trust Window
      111 Wall Street, 5th Floor
      New York, New York 10043

   Facsimile for Eligible Institutions:

      (212) 505-2248
      Attention: Customer Service

   To Confirm by Telephone:

      (800) 270-0808

   Delivery to an address or facsimile number other than those listed above will not constitute a valid delivery.

Solicitation of Tenders; Fees and Expenses

   We will pay all expenses of soliciting tenders pursuant to the exchange offer. The principal solicitation pursuant to the exchange offer is being made by mail. Additional solicitations may be made by officers and regular employees of our company and our affiliates in person, by telegraph, telephone or telecopier.

   We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to broker, dealers or other persons soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and will reimburse the exchange agent for its reasonable out-of-pocket costs and expenses in connection therewith and will indemnify the exchange agent for all losses and claims incurred by it as a result of the exchange offer.

   We may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this prospectus, letters of transmittal and related documents to the beneficial owners of the old notes and in handling or forwarding tenders for exchange.

   The expenses to be incurred in connection with the exchange offer, including fees and expenses of the exchange agent and trustee and accounting and legal fees and printing costs, will be paid by our company.

   We will pay all transfer taxes, if any, applicable to the exchange of old notes pursuant to the exchange offer. However, if certificates representing exchange notes or old notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be registered or issued in the name of, any person other than the registered holder of the old notes tendered, or if tendered old notes are registered in the name of any person other than the person signing the letter of transmittal, or if the transfer tax is imposed for any reason other than the exchange of old notes pursuant to the exchange offer, then the amount of any such transfer taxes, whether imposed on the registered holder or any other persons, will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed by us directly to such tendering holder.

Accounting Treatment

   The exchange notes will be recorded at the same carrying value as the old notes, as reflected in our accounting records on the date of the exchange. Accordingly, no gain or loss for accounting purposes will be recognized by us as a result of the consummation of the exchange offer. The expenses of the exchange offer will be amortized by us over the term of the exchange notes.

Consequences of Failure to Exchange

   As a result of the making of, and upon acceptance for exchange of all validly tendered old notes pursuant to the terms of, this exchange offer, we will have fulfilled a covenant contained in the registration rights agreement. Holders of the old notes who do not tender their old notes in the exchange offer will continue to hold such old notes and will be entitled to all the rights, and be subject to the limitations applicable thereto, under the indenture and the registration rights agreement, except for any such rights under registration rights agreement that by their terms terminate or cease to have further effect as a result of making of this exchange offer. All untendered old notes will continue to be subject to the restrictions on transfer set forth in the indenture. Accordingly, such old notes may be resold only:

      (1) to our company;

      (2) pursuant to a registration statement which has been declared effective under the Securities Act;

      (3) in the United States to qualified institutional buyers within the meaning of Rule 144A in reliance upon the exemption from the registration requirements of the Securities Act provided by Rule 144A;

      (4) in the United States to Institutional Accredited Investors, as defined in Rule 502(a)(1), (2), (3) or (7) promulgated under the Securities Act, in transactions exempt from the registration requirements of the Securities Act;

      (5) outside the United States in transactions complying with the provisions of Regulation S under the Securities Act; or

      (6) pursuant to any other available exemption from the registration requirements under the Securities Act.

   To the extent that old notes are tendered and accepted in the exchange offer, the liquidity of the trading market for untendered old notes could be adversely affected.

                                USE OF PROCEEDS

   The exchange offer is intended to satisfy certain of our obligations under the registration rights agreement. We will not receive any cash proceeds from the exchange offer.

                                CAPITALIZATION

   The following table sets forth our and Quorum's capitalization as of March 31, 2001 and combined as adjusted to reflect the merger, the issuance of the old notes and the other related financing transactions. This table should be read together with the ''Unaudited Pro Forma Condensed Combined Financial Statements'' and our and Quorum's historical financial statements and the related notes included in this prospectus.

                                                              Triad     Quorum       Pro
                                                            Historical Historical   Forma
                                                             --------   --------  --------
                                                                 (Dollars in millions)
Long-term debt, including amounts due in one year:
   Credit Agreement Term Debt.............................. $     --   $     --   $ 950.00
   Tranche A term loan.....................................     20.2         --         --
   Tranche B term loan.....................................    194.1         --         --
   Delay-draw loan.........................................     83.0         --         --
   Credit Agreement Revolving Debt.........................       --         --       81.1
   8 3/4% Senior Notes due 2009............................       --         --      600.0
   11% Senior Subordinated Notes due 2009, net of discount.    317.1         --      317.1
   Quorum Revolving Debt...................................       --      532.7         --
   Quorum 8 3/4% Senior Subordinated Notes due 2005........       --      150.0         --
   Quorum 6% Convertible Subordinated Debentures...........       --      150.0         --
   Other...................................................      6.1        3.6        9.7
                                                            --------   --------   --------
       Total Long-term debt................................    620.5      836.3    1,957.9
Stockholders' Equity:
Common Stock...............................................      0.4        0.7        0.8
Additional paid-in capital.................................    662.1      263.7    1,763.2
Unearned ESOP compensation.................................    (35.9)        --      (35.9)
Other comprehensive income.................................       --       (4.2)        --
Retained earnings (deficit)................................    (41.5)     396.2      (45.7)
                                                            --------   --------   --------
       Total Stockholders' Equity..........................    585.1      656.4    1,682.4
                                                            --------   --------   --------
       Total Capitalization................................ $1,205.6   $1,492.7   $3,640.3
                                                            ========   ========   ========

                      SELECTED HISTORICAL FINANCIAL DATA

   The selected historical financial information presented below has been derived from financial statements which are contained elsewhere in this prospectus.

   The historical information is derived from:

  . our audited consolidated financial statements as of and for each of the years ended December 31, 1997, 1998, 1999 and 2000 and our audited income statement for the year ended December 31, 1996, our unaudited consolidated balance sheet of December 31, 1996 and our unaudited consolidated financial statements as of and for the three months ended March 31, 2000 and 2001; and

  . the audited consolidated financial statements of Quorum as of and for each of the fiscal years ended June 30, 1996, 1997, 1998, 1999 and 2000 and unaudited consolidated financial statements of Quorum as of and for the nine months ended March 31, 2000 and 2001.

   The following selected historical financial information should be read in conjunction with our and Quorum's historical consolidated financial statements and related notes included elsewhere in this prospectus and in the annual reports and other information that our company files and Quorum filed with the Commission. See ''Available Information'' for information on where you can obtain copies of information filed by our company and Quorum with the Commission.

                    SELECTED CONSOLIDATED FINANCIAL DATA OF
                             TRIAD HOSPITALS, INC.

                                                                                                        As of and for the
                                                                                                          three months
                                                         As of and for the Year Ended December 31,       ended March 31,
                                                     ------------------------------------------------- -------------------
                                                       1996      1997      1998      1999      2000      2000      2001
                                                     --------  --------  --------  --------  --------  --------  --------
                                                             (in millions, except per share and statistical data)
Summary of Operations:
Revenues............................................ $1,600.5  $1,609.3  $1,588.7  $1,329.1  $1,235.5  $  311.6  $  365.8
Income (loss) from continuing operations............     68.3     (19.0)    (85.5)    (95.6)      4.4       8.0       7.8
Net income (loss) (a)...............................     74.7     (19.8)    (87.1)    (95.6)      4.4       8.0       7.8
Basic earnings (loss) per share:
  Income (loss) from continuing operations.......... $   2.23  $  (0.62) $  (2.80) $  (3.12) $   0.14  $   0.26  $   0.24
  Net income (loss)................................. $   2.44  $  (0.65) $  (2.85) $  (3.12) $   0.14  $   0.26  $   0.24
  Shares used in computing basic earnings per share
   (in millions)....................................     30.6      30.6      30.6      30.6      31.7      31.3      32.5
Diluted earnings (loss) per share:
  Income (loss) from continuing operations.......... $   2.21  $  (0.62) $  (2.80) $  (3.12) $   0.13  $   0.25  $   0.22
  Net income (loss)................................. $   2.42  $  (0.65) $  (2.85) $  (3.12) $   0.13  $   0.25  $   0.22
  Shares used in computing diluted earnings per
   share (in millions)..............................     30.9      30.6      30.6      30.6      34.1      32.6      35.6

Financial Position:
Assets.............................................. $1,426.3  $1,410.5  $1,371.3  $1,341.1  $1,400.5  $1,317.6  $1,456.8
Long-term debt, including amounts due within one
 year...............................................     17.1      15.4      14.3     555.4     590.7     550.0     620.5
Intercompany balances payable to HCA--The
 Healthcare Company.................................    521.7     525.0     613.7        --        --        --        --
Working capital.....................................    156.5     150.3     184.9     187.6     191.9     232.7     201.1
Capital expenditures................................     94.4     120.1     114.9     132.7      94.4      15.2      23.0

Operating Data:
EBITDA (b).......................................... $  294.5  $  187.8  $  149.0  $  124.5  $  174.0  $   50.6  $   58.5
Number of hospitals at end of period (c)............       39        39        39        30        29        29        29
Number of licensed beds at end of period (d)........    5,872     5,859     5,902     3,722     3,533     3,610     3,698
Weighted average licensed beds (e)..................    5,882     5,860     5,905     4,745     3,633     3,610     3,698
Number of available beds at end of period (f).......    5,052     5,230     5,199     3,280     3,146     3,177     3,291
Admissions (g)......................................  171,265   172,926   170,159   145,889   128,645    33,716    37,582
Adjusted admissions (h).............................  266,660   275,125   276,771   241,547   220,590    56,339    61,528
Average length of stay (days) (i)...................      5.0       4.9       4.9       4.5       4.4       4.5       4.4

Selected Ratios:
Ratio of earnings to fixed charges (j)..............      3.0x       --        --        --       1.3x      1.9x      1.8x

--------
(a) Includes charges related to impairment of long-lived assets of $13.7 million ($8.2 million after tax benefit), $55.1 million ($32.9 million after tax benefit), $69.2 million ($55.8 million after tax benefit) and $8.0 million ($4.7 million after tax benefit) for the years ended December 31, 1997, 1998, 1999 and 2000, respectively and $0.9 million (0.4 million after tax benefit) for the three months ended March 31, 2000.
(b) EBITDA is defined as income from continuing operations before depreciation and amortization, interest expense, ESOP expense, management fees, gain on sales of assets, impairment of long-lived assets, minority interests in earnings of consolidated entities and income taxes. EBITDA is commonly used as an analytical indicator within the health care industry and also serves as a measure of leverage capacity and debt service ability. EBITDA should not be considered as a measure of financial performance under generally accepted accounting principles, and the items excluded from EBITDA are significant components in understanding and assessing financial performance. EBITDA should not be considered in isolation or as an alternative to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. Because EBITDA is not a measurement determined in accordance with generally accepted accounting principles and is thus susceptible to varying calculations, EBITDA as presented may not be comparable to other similarly titled measures of other companies.
(c) This table does not include any operating statistics for facilities leased to others and joint ventures.
(d) Licensed beds are those beds for which a facility has been licensed by the appropriate state agency, regardless of whether the beds are actually available for patient use.
(e) Represents the average number of licensed beds, weighted based on periods owned.
(f) Available beds are those beds that are readily available for patient use.
(g) Represents the total number of patients admitted (in the facility for a period in excess of 23 hours) to our hospitals and is used by management and certain investors as a general measure of inpatient volume.
(h) Adjusted admissions are used by management and certain investors as a general measure of combined inpatient and outpatient volume. Adjusted admissions are computed by multiplying admissions (inpatient volume) by the sum of gross inpatient revenue and gross outpatient revenue and then dividing the resulting amount by gross inpatient revenue. The adjusted admissions computation ''adjusts'' outpatient revenue to the volume measure (admissions) used to measure inpatient volume resulting in a general measure of combined inpatient and outpatient volume.
(i) Represents the average number of days admitted patients stay in our hospitals. Average length of stay has declined due to the continuing pressures from managed care and other payers to restrict admissions and reduce the number of days that are covered by the payers for certain procedures, and by technological and pharmaceutical improvements.
(j) Our earnings were insufficient to cover fixed charges for the years ended December 31, 1997, 1998 and 1999 by $15.1 million, $115.6 million and $112.4 million, respectively.

                    SELECTED CONSOLIDATED FINANCIAL DATA OF
                           QUORUM HEALTH GROUP, INC.

                                                                                                    As of and for the
                                                                 As of and for the                  Nine Months Ended
                                                            Fiscal Year Ended June 30,                  March 31,
                                                 ------------------------------------------------- -------------------
                                                   1996      1997      1998      1999      2000      2000      2001
                                                 --------- --------- --------- --------- --------- --------- ---------
                                                         (in millions, except per share and statistical data)
Summary of Operations:
Revenues........................................ $1,098.5  $1,413.9  $1,572.4  $1,652.6  $1,762.8  $1,319.8  $1,393.6
Income (loss) before extraordinary item (a).....     69.2      84.1      86.7      38.9      55.5      40.6     (29.5)
Net income (loss)...............................     69.2      75.9      86.7      38.9      55.5      40.6     (29.5)
Basic earnings (loss) per share:
  Income (loss) before extraordinary item....... $   0.96  $   1.14  $   1.16  $   0.53  $   0.78  $   0.57  $  (0.41)
  Net income (loss)............................. $   0.96  $   1.03  $   1.16  $   0.53  $   0.78  $   0.57  $  (0.41)
  Shares used in computing basic earnings per
   share (in millions)..........................     72.2      73.4      74.7      73.5      71.5      71.7      71.6
Diluted earnings (loss) per share:
  Income (loss) before extraordinary item (b)... $   0.93  $   1.11  $   1.12  $   0.52  $   0.72  $   0.53  $  (0.41)
  Net income (loss)............................. $   0.93  $   1.00  $   1.12  $   0.52  $   0.72  $   0.53  $  (0.41)
  Shares used in computing diluted earnings per
   share (in millions)..........................     74.6      75.7      77.2      74.4      83.0      82.3      71.6

Financial Position:
Assets.......................................... $1,020.6  $1,279.0  $1,491.0  $1,831.9  $1,856.4  $1,857.2  $1,933.5
Long-term debt, including amounts due within one
 year...........................................    433.3     521.8     618.7     873.1     851.9     879.0     836.3
Working capital.................................    160.4     180.5     191.0     235.2     253.9     258.1     196.0
Capital expenditures............................     62.1      83.0     131.8     124.0     100.8      79.1     114.3

Operating Data:
EBITDA (c)...................................... $  208.3  $  260.9  $  299.6  $  259.1  $  288.2  $  215.1  $  213.8
Number of hospitals at end of period............       14        19        17        21        21        21        20
Number of licensed beds at end of period (d)....    3,281     4,205     3,966     4,551     4,519     4,519     4,440
Weighted average licensed beds (e)..............    3,248     3,905     4,176     4,573     4,565     4,581     4,513
Number of available beds at end of period (f)...    2,691     3,481     3,240     3,932     3,850     3,870     3,759
Admissions (g)..................................   94,872   119,551   128,235   136,058   143,268   108,134   110,275
Adjusted admissions (h).........................  143,656   187,782   214,418   231,532   245,936   184,314   190,000
Average length of stay (days) (i)...............      5.8       5.6       5.6       5.6       5.5       5.6       5.4

Selected Ratios:
Ratio of earnings to fixed charges (j)..........      3.8x      3.6x      3.8x      2.0x      2.2x      2.1x       --

--------
(a)Excluding government settlements, investigation and litigation related costs, strategic alternatives and merger related costs, non-cash stock compensation, impairment of long-lived assets and gain on sale of assets, income before extraordinary item was $69.2 million, $84.1 million, $101.5 million, $64.1 million and $60.7 million for the fiscal years ended June 30, 1996, 1997, 1998, 1999 and 2000, respectively, and $44.5 million and $48.6 million for the nine months ended March 31, 2000 and 2001, respectively.
(b)Excluding government settlements, investigation and litigation related costs, strategic alternatives and merger related costs, non-cash stock compensation, impairment of long-lived assets and gain on sale of assets, diluted earnings per share before extraordinary item was $0.93, $1.11, $1.32, $0.86 and $0.79 for the fiscal years ended June 30, 1996, 1997, 1998,
   1999 and 2000, respectively, and $0.53 and $0.62 for the nine months ended March 31, 2000 and 2001, respectively.
(c)EBITDA is defined as earnings before depreciation and amortization, interest expense, synthetic lease expense, gain on sales of assets, impairment of long-lived assets, minority interests in earnings of consolidated entities, income taxes, government settlements, investigation and litigation related costs, strategic alternatives and merger related costs and non-cash stock compensation expense. EBITDA is commonly used as an analytical indicator within the health care industry and also serves as a measure of leverage capacity and debt service ability. EBITDA should not be considered as a measure of financial performance under generally accepted accounting principles, and the items excluded from EBITDA are significant components in understanding and assessing financial performance. EBITDA should not be considered in isolation or as an alternative to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. Because EBITDA is not a measurement determined in accordance with generally accepted accounting principles and is thus susceptible to varying calculations, EBITDA as presented may not be comparable to other similarly titled measures of other companies.
(d) Licensed beds are those beds for which a facility has been licensed by the appropriate state agency, regardless of whether the beds are actually available for patient use.
(e) Represents the average number of licensed beds, weighted based on periods owned.
(f) Available beds are those beds that are readily available for patient use.
(g) Represents the total number of patients admitted (in the facility for a period in excess of 23 hours) to Quorum's hospitals and is used by management and certain investors as a general measure of inpatient volume.
(h) Adjusted admissions are used by management and certain investors as a general measure of combined inpatient and outpatient volume. Adjusted admissions are computed by multiplying admissions (inpatient volume) by the sum of gross inpatient revenue and gross outpatient revenue and then dividing the resulting amount by gross inpatient revenue. The adjusted admissions computation ''adjusts'' outpatient revenue to the volume measure (admissions) used to measure inpatient volume resulting in a general measure of combined inpatient and outpatient volume.
(i) Represents the average number of days admitted patients stay in Quorum's hospitals. Average length of stay has declined due to the continuing pressures from managed care and other payers to restrict admissions and reduce the number of days that are covered by the payers for certain procedures, and by technological and pharmaceutical improvements.
(j) Earnings were insufficient to cover fixed charges for the nine months ended March 31, 2001 by $45.8 million, due to government settlements.

          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

   The merger was accounted for under the purchase method of accounting, which means that for accounting and financial reporting purposes the assets and liabilities of Quorum were recorded on our books at their fair market values, with the excess, if any, allocated to goodwill. We were the acquiror for accounting purposes based on several considerations, including, in particular, that after the merger the former Quorum stockholders are not be able to replace a majority of our board of directors until at least the 2003 annual meeting of stockholders.

   We have presented the unaudited pro forma condensed combined financial statements to provide you with a better picture of what our businesses might have looked like had they always been combined, i.e., giving effect to, among other things, the merger of Quorum into our company and the related financing and other transactions as if they had occurred on January 1 of each period for purposes of Unaudited Pro Forma Condensed Combined Financial Statements and as of March 31, 2001 for purposes of the Unaudited Pro Forma Condensed Combined Balance Sheet:

   This information should be read in conjunction with the:

  . Accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Statements;

  . Separate historical financial statements of our company for the year ended December 31, 2000, which are contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2000;

  . Separate historical financial statements of our company for the three months ended March 31, 2001 which are contained in our Quarterly Report on Form 10-Q for the three months ended March 31, 2001; and

  . Separate historical financial statements of Quorum, for the fiscal year ended June 30, 2000, which are contained in Quorum's Annual Report on Form 10-K for the fiscal year ended June 30, 2000 and for the nine months ended March 31, 2001, which are included in this prospectus.

   Quorum's unaudited three months ended March 31, 2001 results of operations was derived from Quorum's consolidated financial statements for the three months ended March 31, 2001. Quorum's unaudited twelve months ended December 31, 2000 results of operations was derived from Quorum's consolidated financial statements for the six months ended December 31, 2000 and 1999 and for the fiscal year ended June 30, 2000.

   The pro forma data is not necessarily indicative of the financial position and results of operations that would have been achieved had the merger been consummated on the dates indicated or of future operations of the combined company.

             UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

                                March 31, 2001
                                 (in millions)

                                                                 Triad      Quorum    Pro Forma        Pro
                                                               Historical Historical Adjustments      Forma
                                                               ---------- ---------- ------------   ---------
                           Assets
Current Assets
  Cash and cash equivalents...................................  $   16.0   $   13.2    $     --     $   29.2
  Restricted cash.............................................       5.7         --          --          5.7
  Accounts receivable, net....................................     178.1      352.8          --        530.9
  Inventories.................................................      37.3       43.7          --         81.0
  Income taxes................................................      36.8        9.0          --         45.8
  Other.......................................................      70.8       72.0          --        142.8
                                                                --------   --------    --------     --------
Total current assets..........................................     344.7      490.7          --        835.4
Property and equipment, at cost:
  Land........................................................      74.8       92.9        12.4 (b)    180.1
  Buildings...................................................     581.2      494.9      (167.4)(a)    993.2
                                                                                           84.5 (b)
  Equipment...................................................     716.5      691.1      (251.1)(a)  1,203.0
                                                                                           46.5 (b)
  Construction in progress....................................      61.6       79.5          --        141.1
                                                                --------   --------    --------     --------
                                                                 1,434.1    1,358.4      (275.1)     2,517.4
  Accumulated depreciation....................................    (592.9)    (460.2)      460.2 (a)   (592.9)
                                                                --------   --------    --------     --------
                                                                   841.2      898.2       185.1      1,924.5
Intangible assets, net of accumulated amortization............     225.9      219.2       694.2 (a)  1,139.3
Investment in equity of affiliates............................      30.9      248.1       (85.8)(a)    193.2
Other.........................................................      14.1       77.3        47.4 (c)    134.6
                                                                                           (4.2)(g)
                                                                --------   --------    --------     --------
Total assets..................................................  $1,456.8   $1,933.5    $  836.7     $4,227.0
                                                                ========   ========    ========     ========
                   Liabilities and Equity
Current liabilities
  Accounts payable............................................  $   60.5   $   99.2          --     $  159.7
  Accrued salaries............................................      30.1       75.5                    105.6
  Current portion of long-term debt...........................       9.1        0.6        (9.7)(c)     10.0
                                                                                           10.0 (d)
  Accrued government settlements..............................        --       82.5       (82.5)(c)       --
  Other current liabilities...................................      43.9       36.9       (33.2)(c)     64.9
                                                                                           17.3 (a)
                                                                --------   --------    --------     --------
Total current liabilities.....................................     143.6      294.7       (98.1)       340.2
Long-term debt................................................     611.4      835.7      (980.0)(c)  1,947.9
                                                                                        1,630.8 (d)
                                                                                         (150.0)(e)
Other liabilities.............................................      12.6       55.3        (6.9)(c)     61.0
Deferred taxes................................................      52.9       30.6          --         83.5
Minority interests in equity of consolidated entities.........      51.2       60.8          --        112.0
Stockholders' Equity
 Common stock.................................................       0.4        0.7         0.4 (f)      0.8
                                                                                           (0.7)(a)
  Additional paid-in capital..................................     662.1      263.7     1,069.7 (f)  1,763.2
                                                                                         (413.7)(a)
                                                                                           31.4 (a)
                                                                                          150.0 (e)
  Other comprehensive income..................................        --       (4.2)        4.2 (a)       --
  Unearned ESOP compensation and stockholder notes receivable.     (35.9)        --          --        (35.9)
  Retained earnings...........................................     (41.5)     396.2      (396.2)(a)    (45.7)
                                                                                           (4.2)(g)
                                                                --------   --------    --------     --------
Total stockholders' equity....................................     585.1      656.4       440.9      1,682.4
                                                                --------   --------    --------     --------
Total liabilities and equity..................................  $1,456.8   $1,933.5    $  836.7     $4,227.0
                                                                ========   ========    ========     ========

The accompanying notes are an integral part of the unaudited pro forma condensed combined financial statements.

                    UNAUDITED PRO FORMA CONDENSED COMBINED
                            STATEMENT OF OPERATIONS

                   For the Three Months Ended March 31, 2001
                (dollars in million, except per share amounts)

                                                                                    Triad        Quorum         Pro Forma
                                                                                  Historical   Historical      Adjustments
                                                                                 ------------ ------------ -------------------
Revenues........................................................................ $     365.8  $     481.1  $            --
Operating expenses:
  Salaries and benefits.........................................................       143.9        206.0             (4.7)(h)
  Reimbursable expenses.........................................................          --         16.0               --
  Supplies......................................................................        57.0         72.3               --
  Other operating expenses......................................................        70.2         89.1             (2.6)(b)
  Provision for doubtful accounts...............................................        36.2         31.4               --
  Depreciation..................................................................        21.4         24.1              2.1 (b)
  Amortization..................................................................         2.0          1.8              5.8 (a)
  Interest expense, net.........................................................        16.3         14.8             12.7 (d)
  Government settlements, investigation, litigation, strategic alternatives and
   merger related costs.........................................................          --         10.9               --
  Non-cash stock compensation...................................................          --          0.7               --
  ESOP expense..................................................................         2.3           --               --
  Gain on sale of assets........................................................        (0.4)          --               --
                                                                                 -----------  -----------    ---------------
Total operating expenses........................................................       348.9        467.1             13.3
                                                                                 -----------  -----------    ---------------
Income before minority interests, equity in earnings and income tax provision...        16.9         14.0            (13.3)
  Minority interests............................................................        (1.7)         1.1               --
  Equity in earnings of affiliates..............................................          --          4.5               --
                                                                                 -----------  -----------    ---------------
Income before income tax provision..............................................        15.2         19.6            (13.3)
Income tax provision............................................................        (7.4)        (7.8)             3.1 (i)
                                                                                 -----------  -----------    ---------------
Net income...................................................................... $       7.8  $      11.8  $         (10.2)
                                                                                 ===========  ===========    ===============
Income per share:
  Basic......................................................................... $      0.24  $      0.16
  Diluted....................................................................... $      0.22  $      0.15
Shares used in basic earnings per share calculations (j)........................  32,456,931   71,900,000
Shares used in diluted earnings per share calculations (j)......................  35,577,642   86,969,000

                                                                                  Pro Forma
                                                                                 ------------
Revenues........................................................................ $     846.9
Operating expenses:
  Salaries and benefits.........................................................       345.2
  Reimbursable expenses.........................................................        16.0
  Supplies......................................................................       129.3
  Other operating expenses......................................................       156.7
  Provision for doubtful accounts...............................................        67.6
  Depreciation..................................................................        47.6
  Amortization..................................................................         9.6
  Interest expense, net.........................................................        43.8
  Government settlements, investigation, litigation, strategic alternatives and
   merger related costs.........................................................        10.9
  Non-cash stock compensation...................................................         0.7
  ESOP expense..................................................................         2.3
  Gain on sale of assets........................................................        (0.4)
                                                                                 -----------
Total operating expenses........................................................       829.3
                                                                                 -----------
Income before minority interests, equity in earnings and income tax provision...        17.6
  Minority interests............................................................        (0.6)
  Equity in earnings of affiliates..............................................         4.5
                                                                                 -----------
Income before income tax provision..............................................        21.5
Income tax provision............................................................       (12.1)
                                                                                 -----------
Net income...................................................................... $       9.4
                                                                                 ===========
Income per share:
  Basic......................................................................... $      0.14
  Diluted....................................................................... $      0.13
Shares used in basic earnings per share calculations (j)........................  68,243,311
Shares used in diluted earnings per share calculations (j)......................  71,364,022


The accompanying notes are an integral part of the unaudited pro forma condensed combined financial statements.

                    UNAUDITED PRO FORMA CONDENSED COMBINED
                            STATEMENT OF OPERATIONS

                 For the Twelve Months Ended December 31, 2000
                (dollars in millions, except per share amounts)

                                                                                    Triad        Quorum      Pro Forma
                                                                                  Historical   Historical   Adjustments
                                                                                 ------------ ------------ -----------
Revenues........................................................................ $   1,235.5  $   1,811.3  $     --
Operating expenses:
  Salaries and benefits.........................................................       511.1        755.1     (19.0) (h)
  Reimbursable expenses.........................................................          --         63.1        --
  Supplies......................................................................       185.6        261.6        --
  Other operating expenses......................................................       259.8        343.6     (11.5) (b)
  Provision for doubtful accounts...............................................       103.6        124.7        --
  Depreciation..................................................................        76.1        100.2       8.1  (b)
  Amortization..................................................................         7.1          7.5      23.0  (a)
  Interest expense, net.........................................................        57.3         67.3      47.7  (d)
  Government settlements, investigation, litigation, strategic alternatives and
   merger related costs.........................................................          --        103.3        --
  Non-cash stock compensation...................................................          --         12.3        --
  ESOP expense..................................................................         7.1           --        --
  Gain on sale of assets........................................................        (7.9)          --        --
  Impairment of long-lived assets...............................................         8.0           --        --
                                                                                 -----------  -----------  --------
Total operating expenses........................................................     1,207.8      1,838.7      48.3
                                                                                 -----------  -----------  --------
Income (loss) before minority interests, equity in earnings and income tax
 (provision) benefit............................................................        27.7        (27.4)    (48.3)
  Minority interests............................................................        (9.0)        (2.0)       --
  Equity in earnings of affiliates..............................................        (1.4)        20.9        --
                                                                                 -----------  -----------  --------
Income (loss) before income tax (provision) benefit.............................        17.3         (8.5)    (48.3)
Income tax (provision) benefit..................................................       (12.9)        (0.5)     14.1  (i)
                                                                                 -----------  -----------  --------
Net income (loss)............................................................... $       4.4  $      (9.0) $  (34.2)
                                                                                 ===========  ===========  ========
Income (loss) per share:
  Basic......................................................................... $      0.14  $     (0.13)
  Diluted....................................................................... $      0.13  $     (0.13)
Shares used in basic earnings per share calculations (j)........................  31,743,403   71,242,000
Shares used in diluted earnings per share calculations (j)......................  34,133,410   71,242,000

                                                                                  Pro Forma
                                                                                 ------------
Revenues........................................................................ $   3,046.8
Operating expenses:
  Salaries and benefits.........................................................     1,247.2
  Reimbursable expenses.........................................................        63.1
  Supplies......................................................................       447.2
  Other operating expenses......................................................       591.9
  Provision for doubtful accounts...............................................       228.3
  Depreciation..................................................................       184.4
  Amortization..................................................................        37.6
  Interest expense, net.........................................................       172.3
  Government settlements, investigation, litigation, strategic alternatives and
   merger related costs.........................................................       103.3
  Non-cash stock compensation...................................................        12.3
  ESOP expense..................................................................         7.1
  Gain on sale of assets........................................................        (7.9)
  Impairment of long-lived assets...............................................         8.0
                                                                                 -----------
Total operating expenses........................................................     3,094.8
                                                                                 -----------
Income (loss) before minority interests, equity in earnings and income tax
 (provision) benefit............................................................       (48.0)
  Minority interests............................................................       (11.0)
  Equity in earnings of affiliates..............................................        19.5
                                                                                 -----------
Income (loss) before income tax (provision) benefit.............................       (39.5)
Income tax (provision) benefit..................................................         0.7
                                                                                 -----------
Net income (loss)............................................................... $     (38.8)
                                                                                 ===========
Income (loss) per share:
  Basic......................................................................... $     (0.57)
  Diluted....................................................................... $     (0.57)
Shares used in basic earnings per share calculations (j)........................  67,529,783
Shares used in diluted earnings per share calculations (j)......................  67,529,783


The accompanying notes are an integral part of the unaudited pro forma condensed combined financial statements.

                         NOTES TO UNAUDITED PRO FORMA
                    CONDENSED COMBINED FINANCIAL STATEMENTS

1. Forward-Looking Statements

   This prospectus and the documents that are incorporated by reference in this prospectus contain disclosures which are ''forward-looking statements'' within the meaning of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can be identified by the use of words such as ''may,'' ''believe,'' ''will,'' ''expect,'' ''project,'' ''estimate,'' ''anticipate,'' ''plan'' or ''continue.'' These forward-looking statements are based on the current plans and expectations of our company and are subject to a number of uncertainties and risks that could significantly affect current plans and expectations and the future financial condition and results of Triad. Our company does not undertake any obligation to update publicly or revise any forward-looking statements. For a more complete discussion of the risks and uncertainties which may affect such forward-looking statements, please refer to the section entitled ''Forward-Looking Statements.''

2. Basis of Presentation

   The pro forma condensed combined financial statements reflect the combination of historical financial information of our company and Quorum and the pro forma adjustments described in Notes 3 and 4.

3. Pro Forma Adjustments

(a)To adjust fixed assets, goodwill and equity to reflect the purchase price allocation at March 31, 2001 and adjust the related goodwill amortization in the three months ended March 31, 2001 and the twelve months ended December 31, 2000 results of operations as described below (in millions). The allocation of the purchase price is subject to revision based on final determination of appraised and other fair values.

                     Working capital............ $  196.0
                     Fixed assets...............    939.9
                     Goodwill...................    930.7
                     Other long-term assets.....    239.6
                     Severance payments.........    (17.3)
                     Long-term debt.............   (685.7)
                     Other long-term liabilities   (146.7)
                                                 --------
                     Total purchase price....... $1,456.5
                                                 ========

   The average estimated depreciable lives on the fixed assets acquired is 8.7 years. Goodwill is being amortized on a straight line basis over 30 years.

(b)To eliminate the Quorum Synthetic Lease Expense and increase depreciation expense in the three months ended March 31, 2001 and the twelve months ended December 31, 2000 results of operations, as part of the refinancing of Quorum indebtedness, from an operating lease to a purchase of the related assets for $143.4 million at March 31, 2001.

(c)To record the payments to be made from the proceeds of the new indebtedness referred to in (d). The payments include payoff of existing indebtedness of $989.7 million, except for our Senior Subordinated Notes, cash consideration for the merger of $305.0 million, purchased leased assets described in (b), litigation accruals (including accrued interest) of $88.7 million, severance of $17.3 million, interest rate swap payoff of $6.9 million and transaction costs of $80.1 million. Transaction costs include investment banker fees, attorney fees and accounting fees.

(d)To record the issuance of long-term debt of $1,640.8 million at March 31, 2001 and adjust interest expense at a composite annual rate of 8.4% to $43.8 million in the three months ended March 31, 2001 and $172.3 million in the twelve months ended December 31, 2000 results of operations.

(e)To reflect the conversion of Quorum convertible indebtedness of $150.0 million to Quorum common stock.

(f)To record the issuance of our common stock in connection with the merger.

(g)To reflect the write off of deferred loan costs associated with the refinancing of our existing indebtedness.

(h)To adjust operating expenses in the three months ended March 31, 2001 and the twelve months ended December 31, 2000 results of operations for estimated decreases in corporate overhead. Approximately 140 positions will be eliminated at the Quorum corporate office for an estimated annual savings of $31.4 million. Additionally, approximately 48 new positions will be created at our corporate office for an estimated annual cost of $12.4 million.

(i)To adjust income tax (provision) benefit for the estimated impact of the pro forma adjustments.

(j)To increase our weighted average shares by 35,786,380 shares of stock issued in connection with the merger.

                                   BUSINESS

General

   We are the third-largest publicly owned hospital company in the United States and provide health care services through hospitals and ambulatory surgery centers located in small cities and selected urban markets primarily in the southern, midwestern and western United States. Our hospital facilities include 49 general, acute care hospitals and 14 ambulatory surgery centers located in the states of Alabama, Arizona, Arkansas, California, Indiana, Kansas, Louisiana, Mississippi, Missouri, New Mexico, Ohio, Oklahoma, Oregon, South Carolina, Texas and West Virginia. One hospital included among these facilities is operated through a 50/50 joint venture that is not consolidated for financial reporting purposes. We are also a minority investor in three joint ventures that own seven general, acute care hospitals in Georgia and Nevada. On April 27, 2001, we completed the merger of Quorum with and into our company.

   Our general, acute care hospitals typically provide a full range of services commonly available in hospitals, such as internal medicine, general surgery, cardiology, oncology, neurosurgery, orthopedics and obstetrics, diagnostic and emergency services. These hospitals also generally provide outpatient and ancillary health care services such as outpatient surgery, laboratory, radiology, respiratory therapy, cardiology and physical therapy. Outpatient services also are provided by ambulatory surgery centers operated by us. In addition, some of our general, acute care hospitals have a limited number of licensed psychiatric beds and provide psychiatric skilled nursing services.

   In addition to providing capital resources, we make available a variety of management services to our health care facilities. These services include ethics and compliance programs, national supply and equipment purchasing and leasing contracts, accounting, financial and clinical systems, governmental reimbursement assistance, information systems, legal support, personnel management and internal audit, access to regional managed care networks, and resource management.

Our Markets

   Most of our facilities are located in two distinct types of markets, primarily in the southern, midwestern and western United States. Approximately 78% of our hospitals are located in small cities, generally with populations of less than 150,000 residents and located more than 60 miles from a major urban center. Our hospitals are usually either the only hospital or one of two or three hospitals in the community. Approximately 22% of our hospitals are located in urban areas. The urban areas where we operate are typically characterized by a high rate of population growth, such as Phoenix and Tucson, Arizona. Approximately half of our facilities are located in the states of Alabama, Indiana and Texas. After giving pro forma effect to the merger, for the year ended December 31, 2000, approximately 46.6% of our revenues would have been derived from our facilities in Texas, Alabama and Indiana and for the three months ended March 31, 2001 approximately 45.9% of our revenues would have been derived from our facilities in Texas, Alabama and Indiana.

  Small Cities

   We believe that the small cities of the southern, midwestern and western United States are attractive to health care service providers as a result of favorable demographic and economic trends. Thirty-eight of the 49 general, acute care hospitals that we operated as of May 31, 2001 were located in these markets. Of these hospitals, 19 hospitals were located in communities where they were the sole hospital and 19 hospitals were located in communities where they were one of only two or three hospitals. We believe that small city and urban markets can support increased specialty services which produce relatively higher revenues than other health care services. In addition, in small city markets, managed care penetration is generally lower than in urban areas, and we believe that we are in a better position to negotiate more favorable managed care contracts in these markets.

   While our hospitals located in these small cities are more likely to face direct competition than facilities located in smaller non-urban markets, that competition usually is limited to a single competitor in the relevant market. We believe that the smaller populations and relative strength of the one or two acute care hospitals in these markets also limit the entry of alternate non-hospital providers, such as outpatient surgery centers or rehabilitation or diagnostic imaging centers, as well as managed care plans.

  Urban Markets

   Eleven of the 49 general, acute care hospitals that we operated as of May 31, 2001 are located in larger urban markets of the southern, midwestern and western United States.

   In addition to the direct competition we face from other health care providers in our markets, there are higher levels of managed care penetration in the larger urban markets (a higher relative proportion of the market population enrolled in managed care programs such as HMOs and PPOs).

Business Strategy

   Our primary objectives are to provide quality health care services and to enhance our financial performance by increasing utilization of our facilities and improving operating efficiencies, using the following strategies:

  . Develop and Maintain Strong Physician Relations. We are committed to developing and maintaining strong relationships with the physicians in our communities because we believe physicians are of vital importance to our long term success. We believe that hospitals and physicians, by working cooperatively, can develop a model for effective health care service delivery that results in improved quality of care and improved performance for both sets of providers. We have established, or are establishing, a Physician Leadership Group made up of leading physicians practicing at our hospitals who work with corporate and hospital management to establish local priorities. Corporate objectives are addressed by a national Physician Leadership Group consisting of representatives of local Physician Leadership Groups and members of our management. To further improve communication with our physicians, we have appointed a senior manager, who is an experienced physician, to oversee physician relations.

  . Maximize Community Involvement. Our community philosophy is a simple one: our stockholders generally own the bricks and mortar, but the hospitals and surgery centers effectively ''belong'' to the communities we serve. We seek to have each community embrace its hospital or surgery center as a local asset in order to make the facility successful. To this end, we are strengthening our local Boards of Trustees with the addition and inclusion of more community leaders. We have also empowered each local Board of Trustees to take responsibility for strategic planning, assessment of capital needs, and overall supervision of the care provided in the community.

  . Increase Volume by Adding Services and Physicians. We believe that many of our markets are large enough to support additional specialty services, such as women's centers, orthopedic facilities, oncology centers and neurology care, and we intend to selectively increase these services in order to reduce patient outmigration to urban hospitals. To support this expansion of specialty services, we are actively recruiting additional specialists to certain of our facilities. We also believe that the shift from inpatient to outpatient care recently experienced by the health care industry is likely to continue. We are continuing to enhance the access to and the convenience of our outpatient service capabilities by improving our free-standing ambulatory surgery centers, restructuring our hospital facilities and surgery capacities to better accommodate outpatient treatment, and improving our emergency room facilities. At Northwest Hospital in Tucson, Arizona, we recently completed a 46-bay expansion of our emergency room and added two outpatient surgical suites. At El Dorado Hospital, also in Tucson, we recently completed an adjoining, but separately licensed, outpatient surgical center with five surgical suites, four endoscopy suites, and four pain management areas. We also continue to actively recruit additional primary care physicians. We believe that a primary care physician is frequently the first contact point for a patient.

  . Improve Operating Margins. We have initiated several measures to improve the financial performance of our facilities through greater control of operating expenses. We continue to focus on optimizing the efficiency and productivity of our human resources, the largest component of operating expenses. We have instituted a financial training program for our hospital managers to teach effective management of hospital revenues and expenses. In addition, in connection with the integration of Quorum's business and assets following the Quorum merger, we expect to increase profitability through cost savings and operating efficiencies resulting from the elimination of redundant services and functions. We estimate that the Quorum merger will provide pre-tax cost savings of between $15.0 and $20.0 million per year, although there can be no assurance that we will actually realize these savings.

  . Grow Through Same-Facility Expansion, New Facility Development and Selective Acquisitions. We are identifying expansion opportunities in areas where management perceives that demand is not being adequately met due to rapid population growth or insufficient existing health care services. We are selectively expanding our existing hospitals by adding clinical facilities or medical office buildings. We have begun construction of a new hospital in 2001, have completed construction of an ambulatory surgery center during 2000 and another in 2001. We made two acquisitions in 2000, acquired the remaining interest in one of our joint ventures in 2001, and may seek to make additional acquisitions in select markets. We believe that potential acquisition opportunities may arise when other health care providers choose to divest facilities or when independent hospitals believe that they can benefit from becoming part of a larger hospital company. In evaluating opportunities for new developments or acquisitions in our markets, we place a high priority on having a strong, competitive market position, either on our own or in conjunction with a compatible partner such as another hospital provider. We have a number of relationships with other provider organizations which we believe are mutually beneficial and we will continue to seek other such opportunities, including those with quality, not-for-profit providers.

Properties

   The following table lists the hospitals we owned (except as otherwise indicated) by us, as of May 31, 2001.

                                                                     Number of
   State                      Name                     Location    Licensed Beds
-----       ----                                     --------      -------------
Alabama     Crestwood Medical Center                 Huntsville         120
            Flowers Hospital                         Dothan             400
            Gadsden Regional Medical Center          Gadsden            346
            Jacksonville Hospital                    Jacksonville        89
            Medical Center Enterprise                Enterprise         131

Arkansas    Medical Center of South Arkansas(1)      El Dorado          166
            Medical Park Hospital                    Hope                91
            Northwest Health System
             Bates Medical Center                    Bentonville         63
             Northwest Medical Center                Springdale         222

Arizona     Paradise Valley Hospital                 Phoenix            159
            El Dorado Hospital                       Tucson             166
            Northwest Medical Center                 Tucson             193

California  San Leandro Hospital                     San Leandro        122

Indiana     Bluffton Regional Medical Center         Bluffton            96
            Kosciusko Community Hospital             Warsaw              72
            Lutheran Hospital of Indiana             Fort Wayne         403
            St. Joseph Hospital                      Fort Wayne         191
            DuPont Hospital(2)                       Fort Wayne          86

Kansas      Overland Park Regional Medical Center(3) Overland Park       --

Louisiana   Summit Hospital(4)                       Baton Rouge        201
            Women & Children's Hospital              Lake Charles        80

Mississippi River Region Health System(5)
             Park View Regional Medical
              Center(5)                              Vicksburg          231
             Vicksburg Medical Center(5)             Vicksburg          154
            Wesley Medical Center                    Hattiesburg        211

Missouri    Independence Regional Health Center(3)   Independence        --

New Mexico  Carlsbad Medical Center                  Carlsbad           127
            Lea Regional Medical Center              Hobbs              250

Ohio        Barberton Citizens Hospital(6)           Barberton          347
            Doctors Hospital of Stark County(6)      Massillon          166

Oklahoma    Claremore Regional Hospital              Claremore           89
            SouthCrest Hospital                      Tulsa              116

Oregon      Willamette Valley Medical Center         McMinnville         80

                                                                   Number of
     State                    Name                  Location     Licensed Beds
 -----          ----                             --------        -------------

 South Carolina Carolinas Hospital System--
                Florence                         Florence             372
                Carolinas Hospital System--
                Lake City(7)                     Lake City             48
                Mary Black Memorial Hospital(8)  Spartanburg          209

 Texas          Abilene Regional Medical Center  Abilene              187
                Alice Regional Medical Center    Alice                114
                Brownwood Regional
                Medical Center                   Brownwood            218
                College Station Medical Center   College Station      119
                Navarro Regional Hospital        Corsicana            162
                Denton Community Hospital        Denton               122
                Longview Regional Medical Center Longview             164
                Woodland Heights Medical Center  Lufkin               138
                Pampa Regional Medical Center    Pampa                115
                San Angelo Community
                Medical Center                   San Angelo           162
                Medical Center at Terrell(9)     Terrell              130
                DeTar Healthcare System
                 DeTar Hospital Navarro          Victoria             211
                 DeTar Hospital North            Victoria             148
                Gulf Coast Medical Center        Wharton              161

 West Virginia  Greenbrier Valley Medical Center Lewisburg            122

--------
(1)We hold a 50% equity interest in a non-consolidated joint venture which owns and operates this facility.
(2)DuPont Hospital is owned by a limited liability company in which we own an 81.5% interest and are the manager.
(3)We continue to own the assets related to this hospital, but have transferred the exclusive rights to use and control the hospital's operations to a separate, independent entity pursuant to a long-term lease agreement effective as of January 1, 1999.
(4)Owned by a limited liability company in which we own a 62% interest and are the manager.
(5)Owned by a limited liability company in which our majority-owned subsidiary owns a 65% interest and is the manager.
(6)Owned by limited liability companies in which we own a 95% interest and are the manager.
(7)Carolinas Hospital System--Lake City is held pursuant to operating leases with initial terms of ten years and two renewal options of five years each.
(8)Owned by a limited liability company in which we own an 89% interest and are the manager.
(9)We currently lease this hospital pursuant to a long-term lease which provides that we have the exclusive right to use and control the hospital operations.

   In addition to the hospitals listed in the table above, as of May 31, 2001, we operated 14 ambulatory surgery centers, including three surgery centers that are operated by an unaffiliated third-party pursuant to a long-term lease. Medical office buildings also are operated in conjunction with our hospitals. These office buildings are primarily occupied by physicians who practice at our hospitals.

   Our headquarters are located in approximately 63,000 square feet of space in one office building in Dallas, Texas. We sub-lease this space from HCA. Following the Quorum merger, we closed its headquarters in Brentwood, Tennessee, although we temporarily maintain a data center and retain employees at this location.

   Our hospitals and other facilities are suitable for their respective uses and are, in general, adequate for our present needs.

   The following table lists the hospitals owned by joint venture entities in which we are the minority owner, and our percentage ownership interest as of May 31, 2001. Information on licensed beds was provided by the majority owner and manager of each joint venture. Universal Health Systems is the majority owner of the Las Vegas, Nevada joint ventures. HCA is the majority owner of the Macon, Georgia joint venture.

                                                            Number of
State                    Name                   Location  Licensed Beds
-----   ----                                    --------  -------------
Georgia Coliseum Medical Center (38%)           Macon          250
        Coliseum Psychiatric Center (38%)       Macon           60
        Macon Northside Hospital (38%)          Macon          103
        Middle Georgia Hospital (38%)           Macon          119

Nevada  Desert Springs Hospital (28%)           Las Vegas      233
        Summerlin Hospital Medical Center (26%) Las Vegas      166
        Valley Hospital Medical Center (28%)    Las Vegas      417

Operations

   Our general, acute care hospitals typically provide a full range of services commonly available in hospitals, such as internal medicine, general surgery, cardiology, oncology, neurosurgery, orthopedics and obstetrics, as well as diagnostic and emergency services. These hospitals also generally provide outpatient and ancillary health care services such as outpatient surgery, laboratory, radiology, respiratory therapy, cardiology and physical therapy. Outpatient services also are provided by ambulatory surgery centers operated by us. In addition, certain of our general, acute care hospitals have a limited number of licensed psychiatric beds.

   Each of our hospitals is generally governed by a Board of Trustees, which generally includes members of the hospital's medical staff as well as members of the community served by the hospital. The Board of Trustees establishes policies concerning the medical, professional and ethical practices at the hospitals, monitors such practices, and is responsible for ensuring that these practices conform to established standards. We maintain quality assurance programs to support and monitor quality of care standards and to meet accreditation and regulatory requirements. Patient care evaluations and other quality of care assessment activities are monitored on a continuing basis.

   In addition to providing capital resources we make available a variety of management services to our health care facilities. These services include ethics and compliance programs, national supply and equipment purchasing and leasing contracts, accounting, financial and clinical systems, governmental reimbursement assistance, information systems, legal support, personnel management and internal audit, access to regional managed care networks, and resource management.

Services and Utilization

   Hospital revenues depend upon inpatient occupancy levels, the volume of outpatient procedures and the charges or negotiated payment rates for such services. Charges and reimbursement rates vary significantly depending on the type of service, such as medical/surgical, intensive care or psychiatric, the payer and the geographic location of the hospital.

   We believe that important factors relating to the overall utilization of a hospital include the quality and market position of the hospital and the number, quality and specialties of physicians providing patient care within the facility. Generally, we believe that the ability of a hospital to meet the health care needs of its community is determined by its breadth of services, level of technology, emphasis on quality of care and convenience for patients and physicians. Other factors which impact utilization include the growth in local population, local economic conditions, market penetration of managed care programs and the availability of reimbursement programs such as Medicare and Medicaid. Utilization across the industry also is being affected by improved treatment protocols as a result of advances in medical technology and pharmacology.

   The following tables set forth certain operating statistics for hospitals owned by us and those acquired through the Quorum merger, respectively, for each of the past five years and for the periods ended March 31, 2000 and 2001. Medical/surgical hospital operations are subject to certain seasonal fluctuations, including decreases in patient utilization during holiday periods and increases in patient utilization during the cold weather months.

                                                                                       Three Months
                                                   Year Ended December 31,            Ended March 31,
                                         -------------------------------------------- ---------------
Triad                                      1996     1997     1998     1999     2000    2000    2001
-----                                    -------- -------- -------- -------- -------- ------- -------
Number of hospitals at end of period (a)      39       39       39       30       29      29      29
Number of licensed beds at end of
  period (b)............................   5,872    5,859    5,902    3,722    3,533   3,610   3,698
Weighted average licensed beds (c)......   5,882    5,860    5,905    4,745    3,633   3,610   3,698
Admissions (d).......................... 171,265  172,926  170,159  145,889  128,645  33,716  37,582
Adjusted admissions (e)................. 266,660  275,125  276,771  241,547  220,590  56,339  61,528
Average length of stay (days) (f).......     5.0      4.9      4.9      4.5      4.4     4.5     4.4
Average daily census (g)................   2,338    2,326    2,263    1,818    1,532   1,663   1,832
Occupancy rate (h)......................      46%      44%      44%      55%      49%     52%     56%

--------
(a)This table does not include any operating statistics for joint ventures and facilities leased for others included in the number of hospitals.
(b)Licensed beds are those beds for which a facility has been granted approval to operate from the applicable state licensing agency.
(c)Represents the average number of licensed beds weighted based on periods owned.
(d)Represents the total number of patients admitted (in the facility for a period in excess of 23 hours) to our hospitals and is used by management and certain investors as a general measure of inpatient volume.
(e)Adjusted admissions are used by management and certain investors as a general measure of combined inpatient and outpatient volume. Adjusted admissions are computed by multiplying admissions (inpatient volume) by the sum of gross inpatient revenue and gross outpatient revenue and then dividing the resulting amount by gross inpatient revenue. The adjusted admissions computation ''adjusts'' outpatient revenue to the volume measure (admissions) used to measure inpatient volume resulting in a general measure of combined inpatient and outpatient volume.
(f)Represents the average number of days admitted patients stay in our hospitals. Average length of stay has declined due to the continuing pressures from managed care and other payers to restrict admissions and reduce the number of days that are covered by the payers for certain procedures, and by technological and pharmaceutical improvements.
(g)Represents the average number of patients in our hospital beds each day.
(h)Represents the percentage of hospital licensed beds occupied by patients. Both average daily census and occupancy rate provide measures of the utilization of inpatient rooms.

                                                                                      Nine Months Ended
                                                        Year Ended June 30,               March 31,
                                              --------------------------------------- -----------------
Quorum                                         1996    1997    1998    1999    2000     2000     2001
------                                        ------- ------- ------- ------- ------- -------  -------
Number of hospitals at end of period.........      14      19      17      21      21       21       20
Number of licensed beds at end of period (a).   3,281   4,205   3,966   4,551   4,519    4,519    4,440
Weighted average licensed beds (b)...........   3,248   3,905   4,176   4,573   4,565    4,581    4,513
Number of available beds at end of period (c)   2,691   3,481   3,240   3,932   3,850    3,870    3,759
Admissions (d)...............................  94,872 119,551 128,235 136,058 143,268  108,134  110,275
Adjusted admissions (e)...................... 143,656 187,782 214,418 231,532 245,936  184,314  190,000
Average length of stay (days) (f)............     5.8     5.6     5.6     5.6     5.5      5.6      5.4

--------
(a)Licensed beds are those beds for which a facility has been licensed by the appropriate state agency, regardless of whether the beds are actually available for patient use.
(b)Represents the average number of licensed beds, weighted based on periods owned.
(c)Available beds are those beds that are readily available for patient use.
(d)Represents the total number of patients admitted (in the facility for a period in excess of 23 hours) to Quorum's hospitals and is used by management and certain investors as a general measure of inpatient volume.
(e)Adjusted admissions are used by management and certain investors as a general measure of combined inpatient and outpatient volume. Adjusted admissions are computed by multiplying admissions (inpatient volume) by the sum of gross inpatient revenue and gross outpatient revenue and then dividing the resulting amount by gross inpatient revenue. The adjusted admissions computation ''adjusts'' outpatient revenue to the volume measure (admissions) used to measure inpatient volume resulting in a general measure of combined inpatient and outpatient volume.
(f)Represents the average number of days admitted patients stay in Quorum's hospitals.

   Our hospitals have experienced shifts from inpatient to outpatient care as well as decreases in average lengths of inpatient stay, primarily as a result of improvements in technology and clinical practices and hospital payment changes by Medicare, insurance carriers and self-insured employers. These hospital payment changes generally encourage the utilization of outpatient, rather than inpatient, services whenever possible, and shortened lengths of stay for inpatient care. We have responded to the outpatient trend by enhancing our hospitals' outpatient service capabilities, including:

  . dedicating resources to our freestanding ambulatory surgery centers at or near certain of our hospital facilities;

  . reconfiguring certain hospitals to more effectively accommodate outpatient treatment by, among other things, providing more convenient registration procedures and separate entrances; and

  . restructuring existing surgical capacity to allow a greater number and range of procedures to be performed on an outpatient basis.

   Although inpatient growth exceeded our outpatient growth in 2000, we expect the growth in outpatient services to continue in the future. Our facilities will continue to emphasize those outpatient services that can be provided on a quality, cost-effective basis and that we believe will experience increased demand.

Sources of Revenue

   We receive payment for patient services from the Federal government primarily under the Medicare program, state governments under their respective Medicaid programs, HMOs, PPOs and other private insurers as well as directly from patients. The approximate percentages of net patient revenues from continuing operations of our facilities and the facilities operated by Quorum prior to the merger respectively, from such sources during the periods specified below were as follows:


                   Years Ended December 31,
                   ------------------------
Triad                1998    1999    2000
-----              ------   ------  ------
Medicare..........    35.2%   31.9%   29.6%
Medicaid..........     6.6     6.9     6.4
Managed care plans    27.0    32.7    31.0
Other sources.....    31.2    28.5    33.0
                   -----    -----   -----
   Total..........   100.0%  100.0%  100.0%
                   =====    =====   =====

                     Year Ended June 30,
                   ------------------------
Quorum               1998    1999    2000
------             ------   ------  ------
Medicare..........    39.1%   36.6%   36.6%
Medicaid..........     5.7     6.0     5.8
Other sources.....    55.2    57.4    57.6
                   -----    -----   -----
   Total..........   100.0%  100.0%  100.0%
                   =====    =====   =====

   Medicare is a Federal program that provides certain hospital and medical insurance benefits to persons age 65 and over, some disabled persons and persons with end-stage renal disease. Medicaid is a Federal-state program administered by the states which provides hospital benefits to qualifying individuals who are unable to afford care. All of our hospitals are certified as providers of Medicare and Medicaid services. Amounts received under the Medicare and Medicaid programs are generally significantly less than the hospital's customary charges for the services provided. See ''Reimbursement.''

   To attract additional volume, most of our hospitals offer discounts from established charges to certain large group purchasers of health care services, including private insurance companies, employers, HMOs, PPOs and other managed care plans. These discount programs limit our ability to increase charges in response to increasing costs. See ''--Competition.''

   Patients are generally not responsible for any difference between customary hospital charges and amounts reimbursed for such services under Medicare, Medicaid, some private insurance plans, HMOs or PPOs, but are responsible for services not covered by such plans, exclusions, deductibles or co-insurance features of their coverage. The amount of such exclusions, deductibles and co-insurance has generally been increasing each year. Collection of amounts due from individuals is typically more difficult than from governmental or business payers. For more information on the reimbursement programs on which our revenues are dependent, see ''Reimbursement.''

Our Hospital Management Services

   Quorum Health Resources, LLC (''QHR'') is a leading provider of management services to acute care hospitals, providing management services to 205 hospitals as of March 31, 2001. QHR believes that its industry reputation and leading market position provide it with a competitive advantage in seeking additional management contracts.

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   Most of the hospitals for which QHR performs management, consulting or support services are not-for-profit hospitals. These hospitals are generally located in non-urban areas. Sixty-three percent (63%) of these hospitals have less than 100 beds.

   QHR provides management services to hospitals under management contracts and provides selected consulting, educational and related services. QHR assists hospitals in improving their financial performance and the scope of their services.

   Upon entering into a management contract, QHR first assesses the operations of the hospital, including the hospital's financial management, the economic and population related factors affecting the hospital's market, physician relationships and staffing requirements. Then, based on its assessment, QHR develops and recommends a management plan to the hospital's governing board.

   To implement the management plan adopted for each hospital, QHR provides the hospital with people who serve as the hospital's chief executive officer and, typically, a chief financial officer. Although these people are QHR employees, they remain under the direction and control of the hospital's governing body, and the balance of the hospital staff remains employees of the hospital under the control and supervision of the hospital. QHR's hospital-based team is supported by its regional and corporate management staff. QHR currently has 24 regional offices located throughout the United States. QHR's regional office staff has broad experience in providing management services to hospitals of all sizes in diverse markets throughout the United States. Each regional office is responsible for the management services provided within its geographic area. The national presence of QHR's regional offices and its staff's knowledge of the economic, population-related and regulatory factors affecting local markets are significant marketing assets in responding to new business opportunities.

   QHR's hospital management contracts generally have a term of three to five years. QHR's management contract fees are based on amounts agreed upon by QHR and the hospital's governing body, and generally are not related to the hospital's revenues or other variables. Under QHR's hospital management contracts, QHR is not responsible for hospital licensure, liability coverage, capital expenditures or for other functions which are normally the responsibility of a hospital's governing body. QHR is not responsible for funding any hospital expenses. In providing its management services, QHR is not considered a health care provider for hospital licensure and certificate of need purposes. The number of management contracts terminated prior to the agreed upon termination date has averaged approximately 16% of total hospitals managed by QHR during each year for the two fiscal years ended June 30, 2000. This percentage represents an increase from 10.9% for the two fiscal years ended June 30, 1999 and the 8.3% rate reported for the two fiscal years ended June 30, 1998. The increase in contract termination contributed to the reduced earnings from QHR's management services business in fiscal 2000.

   QHR offers consulting and related educational and management services to hospitals that are not part of its contract management program. QHR's consulting services are directed at many of the operational needs of hospitals, including accounts receivable management, health information management, human resources, facilities design and various operational services. QHR also provides consulting services to large, sophisticated medical institutions that need hospital management advice for specific issues.

   We have engaged our financial advisor, Merrill Lynch, Pierce, Fenner & Smith Incorporated, to assist us in exploring strategic alternatives with respect to QHR, including a possible sale. Our financial advisor has contacted a number of parties to explore their interest in acquiring QHR and has received several indications of interest, including from certain former members of Quorum's board of directors. We believe that the aggregate value to be received for QHR would be approximately $170 million. We cannot state whether any transaction involving QHR will be reached, what the purchase price, form of consideration and other terms and structure of any transaction would be, or when any such transaction would occur if at all.

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   QHR contributed:

  . $142.4 million of Quorum's $1,762.8 million net operating revenue for the fiscal year ended June 30, 2000 and $108.2 million of Quorum's $1,393.6 million net operating revenue for the nine months ended March 31, 2001; and

  . $29.9 million of Quorum's $288.2 million EBITDA for the fiscal year ended June 30, 2000, and $22.7 million of Quorum's $213.8 million EBITDA for the nine months ended March 31, 2001.

Employees and Medical Staff

   At May 31, 2001, we had approximately 33,500 employees, including approximately 9,500 part-time employees, as well as approximately 600 employees providing hospital management and consulting services. Employees at two hospitals are currently represented by a labor union. We consider our employee relations to be good. While our non-union hospitals experience union organizational activity from time to time, we do not expect such efforts to materially affect future operations. Our hospitals, like most hospitals, have experienced labor costs rising faster than the general inflation rate, primarily in nursing. There can be no assurance as to future availability and cost of qualified medical personnel.

   Our hospitals are staffed by licensed physicians who have been admitted to the medical staff of individual hospitals. With certain exceptions, physicians generally are not employees of our hospitals. However, some physicians provide services in our hospitals under contracts, which generally describe a term of service, provide and establish the duties and obligations of such physicians, require the maintenance of certain performance criteria and fix compensation for such services. Any licensed physician may apply to be admitted to the medical staff of any of our hospitals, but admission to the staff must be approved by the hospital's medical staff and the appropriate governing board of the hospital in accordance with established credentialing criteria. Members of the medical staff of our hospitals located in areas where there are other hospitals often also serve on the medical staff of other hospitals and may terminate their affiliation with a hospital at any time.

Our Ethics and Compliance Program

   It is our policy that our business be conducted with integrity and in compliance with the law. We have developed a corporate-wide ethics and compliance program, which focuses on all areas of regulatory and policy compliance, including physician recruitment, reimbursement and cost reporting practices and laboratory operations.

   This ethics and compliance program is intended to assure that high standards of conduct are maintained in the operation of our business and to help assure that policies and procedures are implemented so that employees act in full compliance with all applicable laws, regulations and company policies. Under the ethics and compliance program, we provide initial and periodic legal compliance and ethics training to every employee, review various areas of our operations, and develop and implement policies and procedures designed to foster compliance with the law. We regularly monitor our ongoing compliance efforts. The program also includes a mechanism for employees to report, without fear of retaliation, any suspected legal or ethical violations to their supervisors or designated compliance officers in our hospitals, as well as a national ''hotline'' to which employees can report, on an anonymous basis if preferred, any suspected violations. We intend to integrate the compliance program formerly operated by Quorum into ours and develop unified policies and procedures to assure full legal compliance and maintain high standards of business conduct.

   On April 23, 2001, in connection with the settlement of a qui tam lawsuit against Quorum, Quorum entered into a five-year corporate integrity agreement with the Office of the Inspector General and agreed to maintain its compliance program in accordance with the corporate integrity agreement. Violations of the integrity agreement could subject our hospitals formerly operated by Quorum to substantial monetary penalties and/or exclusion from Medicare, Medicaid and other governmental reimbursement programs. The compliance measures and reporting

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and auditing requirements for our hospitals formerly operated by Quorum contained in the integrity agreement include:

  . Continuing the duties and activities of corporate compliance officers and committees and maintaining a written code of conduct and written policies and procedures;

  . Providing general training on the compliance policy in the agreement and specific training for the appropriate personnel on billing, coding and cost report issues;

  . Having an independent third party conduct periodic audits of inpatient DRG coding;

  . Continuing a confidential disclosure program and compliance hotline and implementing enhanced screening to ensure ineligible employees and contractors are not hired;

  . Reporting material deficiencies resulting in an overpayment by a federal healthcare program and probable violations of certain laws, rules and regulations; and

  . Submitting annual reports to the Inspector General describing the operations of the Quorum corporate compliance program for the past year.

   Pursuant to the distribution agreement governing our spin-off from HCA, we are participating with HCA in negotiating compliance agreements with the Office of the Inspector General, including a corporate integrity agreement relating to our hospitals.

Competition

   The hospital industry is highly competitive. We compete with other hospitals and health care providers for patients. The competition among hospitals and other health care providers for patients has intensified in recent years. In some cases, competing hospitals are more established than our hospitals. Certain of these competing facilities, particularly in our urban markets, offer services, including extensive medical research and medical education programs, which are not offered by our facilities. In addition, in certain of the markets where we operate, there are large teaching hospitals which provide highly specialized facilities, equipment and services which may not be available at our hospitals. Although some of our hospitals are located in geographic areas where they are currently the sole provider of general, acute care hospital services in their communities, these hospitals also face competition from other hospitals, including larger tertiary care centers. Despite the fact that these competing hospitals may be as far as 30 to 50 miles away, patients in these markets increasingly may migrate to these competing facilities as a result of local physician referrals, managed care incentives or personal choice.

   In addition, some of the hospitals that compete with us are owned by tax-supported governmental agencies or not-for-profit entities supported by endowments and charitable contributions. These hospitals can make capital expenditures without paying sales, property and income taxes. We also face competition from other specialized care providers, including outpatient surgery, orthopedic, oncology and diagnostic centers.

   State certificate of need laws, which place limitations on a hospital's ability to expand hospital services and add new equipment, also may have the effect of restricting competition. Five states in which we operate, Alabama, Mississippi, Ohio, South Carolina and West Virginia, have certificate of need laws ("CON laws"). The application process for approval of covered services, facilities, changes in operations and capital expenditures in these states is, therefore, highly competitive. In those states which have no CON laws or which set relatively high thresholds before expenditures become reviewable by state authorities, competition in the form of new services, facilities and capital spending is more prevalent.

   The number and quality of the physicians on a hospital's staff is an important factor in a hospital's competitive advantage. Physicians decide whether a patient is admitted to the hospital and the procedures to be performed. We believe that physicians refer patients to a hospital primarily on the basis of the quality of services it renders to patients and physicians, the quality of other physicians on the medical staff, the location of the hospital and the quality of the hospital's facilities, equipment and employees. Admitting physicians may be on the medical staff of other hospitals in addition to those of our hospitals.

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   One element of our business strategy is expansion through the acquisition of acute care hospitals in select markets. The competition to acquire hospitals is significant. We intend to acquire, on a selective basis, hospitals that are similar to those we currently own and operate. However, we may not find suitable acquisitions that can be accomplished on terms favorable to us.

   Another major factor in the competitive position of a hospital is management's ability to negotiate service contracts with purchasers of group health care services, such as HMOs and PPOs, which attempt to direct and control the use of hospital services through managed care programs and to obtain discounts from hospitals' established charges. Employers and traditional health insurers are also increasingly interested in containing costs through negotiations with hospitals for managed care programs and discounts from established charges. Generally, hospitals compete for service contracts with group health care service purchasers on the basis of price, market reputation, geographic location, quality and range of services, quality of the medical staff and convenience. The importance of obtaining contracts with managed care organizations varies from market to market depending on the market strength of such organizations.

   QHR also faces competitive challenges in the area of management services. In seeking management services, hospitals have a variety of alternatives. Hospitals managed by hospital management companies represent less than 10% of the total acute care hospitals in the United States. Most hospitals have their own management staff. Some hospitals choose to obtain management services from large, tertiary care facilities that create referral networks with smaller surrounding hospitals.

Legal Proceedings

   We are, and Quorum was, from time to time, subject to claims and suits arising in the ordinary course of business, including claims for damages for personal injuries, breach of management contracts or for wrongful restriction of or interference with physician's staff privileges. In certain of these actions, plaintiffs may request punitive or other damages against us that may not be covered by insurance. Other than as described below, we are currently not a party to any such proceeding which, in management's opinion, would have a material adverse effect on the business, financial condition or results of operations of our company.

   Stockholder Class Action Lawsuit Regarding the Merger. On October 20, 2000, a purported class action, Samuel Brand v. Colleen Conway Welch, et al., Case
No.: OCC-3066, was filed against us and members of the board of directors of Quorum in the Circuit Court of Davidson County, Tennessee, on behalf of all public stockholders of Quorum. The complaint alleges, among other things, that Quorum's directors breached their fiduciary duties to Quorum and its stockholders in agreeing to the merger at an unfair price. We believe the claims asserted in the complaint are without merit.

   In April 2001, the parties subsequently negotiated a settlement that will result in the dismissal of the action. The settlement is subject to a number of conditions, including completion of definitive documentation relating to the settlement, and Court approval.

   False Claims Act Litigation. At a meeting in September 1998, Quorum learned from the government that the government would likely join in a lawsuit filed against Quorum under the False Claims Act. The suit was filed in January 1993 by a former employee of a hospital managed by a Quorum subsidiary. These lawsuits, commonly known as qui tam actions, are filed ''under seal.'' That means that the claims are kept secret until the government decides whether to join the case. The person who files the lawsuit is called a ''relator.'' The government joined the case against Quorum in October 1998. The relator's lawsuit named Quorum, QHR, HCA and all hospitals that Quorum or HCA owned, operated or managed from 1984 through 1997, as defendants. The unsealed complaint, prepared by the relator, alleged that Quorum knowingly prepared and caused to be filed cost reports which claimed payments from Medicare and other government payment programs greater than the amounts due.

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   On February 24, 1999, the government filed its own complaint in the case.
The new complaint alleged that Quorum, on behalf of hospitals it managed between 1985 and 1995 and hospitals it owned from 1990 to the date of the complaint, violated the False Claims Act by knowingly submitting or causing to be submitted false Medicare cost reports, resulting in the submission of false claims to Federal health care programs.

   The government asserted that the false claims in the cost reports are, in part, reflected in ''reserve analyses'' created by Quorum. The complaint also alleged that these cost report filings were prepared as the result of company policy.

   This qui tam action sought three times the amount of damages caused to the United States by Quorum's submission of any alleged false claims to the government, civil penalties of not less than $5,000 nor more than $10,000 for each claim, and the relator's attorneys' fees and costs.

   On April 23, 2001, a settlement agreement was signed and a stipulation of dismissal was filed with the court dismissing all claims against Quorum, QHR and the other Quorum subsidiaries named in the lawsuit. The settlement provides for a payment of $82.5 million to the government, plus interest accruing on $77.5 million at 7.25% per annum from October 2, 2000 and was paid on April 30, 2001 (the date on which an understanding with the government to settle this lawsuit was reached) to the payment date. The settlement agreement also provides, on certain conditions, for a release of all hospitals currently or formerly managed by QHR electing to participate in the settlement.

   In connection with the settlement, Quorum entered into a corporate integrity agreement with the Office of the Inspector General containing, among other things, an affirmative obligation to report certain violations of applicable laws and regulations. This obligation could result in greater scrutiny by regulatory authorities. Complying with the corporate integrity agreement may impose expensive and burdensome requirements on certain of our operations which could have a material adverse impact on us. Failure to comply with the terms of the corporate integrity agreement could subject our hospitals formerly owned by Quorum to significant monetary penalties and/or exclusion from Medicare, Medicaid and other governmental reimbursement programs.

   Other Qui Tam Actions and Related Investigations. In May 1998, Quorum was informed that it was a defendant in another qui tam action involving home health services provided by two of its owned hospitals and alleging that Quorum had violated Medicare laws. This action was filed under seal in June 1996 by a former employee, whom Quorum fired in April 1996. The United States Attorney's Office allowed Quorum an opportunity to review the results of the government's investigations and discuss the allegations made in the action prior to the government making a decision to intervene as a plaintiff. Quorum cooperated fully with the United States Attorney's Office and provided additional information and made employees available for interviews.

   On October 26, 2000, Quorum completed settlement of a qui tam lawsuit which primarily involved allegedly improper allocation of costs at Flowers Hospital, Dothan, Alabama, to its home health agency (CV-96-P1638-S, N.D. Alabama). Quorum paid to the government on October 26, 2000 approximately $18 million in connection with this settlement. In addition to the settlement agreement, Quorum entered into a five year corporate integrity agreement covering Flowers Hospital with the Office of the Inspector General which was terminated upon the effective date of the corporate integrity agreement entered into in connection with the False Claims Act litigation discussed above. The government always reserves the right to investigate and pursue other allegations made by the relator under the complaint. However, under the settlement agreement, the relator is prohibited from pursuing these additional allegations.

   As a result of its ongoing discussions with the government, prior to the merger Quorum learned that there are two additional unrelated qui tam complaints against it alleging violations of the False Claims Act for claims allegedly submitted to the government involving one owned and two managed hospitals. Quorum accrued $3.5 million on these items prior to the merger. Both matters remain under seal. With respect to the matter involving

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two managed hospitals, the government has requested that Quorum conduct a self audit with respect to one Medicare cost report for one managed hospital and three other specific issues. The government could undertake additional investigative efforts. The government has stated that it intends to investigate certain other allegations. As Quorum's successor, we are also a defendant in certain other qui tam complaints, in which the government has declined to intervene.

   At this time we cannot take a position on how we will respond to these matters.

   We from time to time may be the subject of additional investigations or a party to additional litigation which alleges violations of law. We may not know about such investigations, or about qui tam actions filed against us.

   Stockholder Class Action Regarding Securities Exchange Act of 1934. In October and November 1998, some of Quorum's stockholders filed lawsuits against Quorum in the U.S. District Court for the Middle District of Tennessee. In January 1999, the court consolidated these cases into a single lawsuit (M.D. Tenn. No. 3-98-1004). The plaintiffs filed an amended complaint in March 1999. The plaintiffs seek to represent a class of plaintiffs who purchased Quorum's common stock from October 25, 1995 through October 21, 1998, except for Quorum's insiders and their immediate families. The consolidated complaint names Quorum, several of Quorum's officers, and one of Quorum's outside directors, as defendants.

   The complaint alleges that defendants violated the Securities Exchange Act of 1934. The plaintiffs claim that Quorum materially inflated Quorum's net revenues during the class period by including in those net revenues amounts received from the settlement of cost reports that had allegedly been filed in violation of applicable Medicare regulations years earlier and that, because of this practice, this statement, which first appeared in Quorum's Form 10-K filed in September 1996, was false: ''The Company believes that its owned hospitals are in substantial compliance with current federal, state, local, and independent review body regulations and standards.'' In May 1999, Quorum filed a motion to dismiss the complaint. On November 13, 2000, the judge denied Quorum's motion to dismiss the complaint against Quorum and James E. Dalton, Jr., Quorum's President/CEO. He granted Quorum's motion to dismiss as to all other defendants. The judge has heard oral argument on Mr. Dalton's motion to reconsider the judge's denial of Mr. Dalton's motion to dismiss and on April 19, 2001 granted Mr. Dalton's motion to dismiss. Quorum intends to vigorously defend the claims and allegations in this action.

   We cannot at this time predict the final effect or outcome of any of the ongoing investigations, settlement negotiations or the class or qui tam actions. If Quorum's hospitals are found to have violated Federal or state laws relating to Medicare, Medicaid or other government programs, then we may be required to pay substantial fines and civil and criminal penalties and also may be excluded from participation in the Medicare and Medicaid programs and other government programs. Similarly, the amount of damages sought in the qui tam actions are or in the future may be substantial. We could be subject to substantial costs resulting from defending, or from an adverse outcome in any current or future investigations, administrative proceedings or litigation. In an effort to resolve one or more of these matters, we may choose to negotiate a settlement. Amounts we pay to settle any of these matters may be material. Agreements we enter into as a part of any settlement could also materially adversely affect our company. Any current or future investigations or actions could have a material adverse effect on our results or operations or financial position.

   Governmental Investigation of HCA and Related Litigation. HCA has been the subject of various Federal and state investigations, qui tam actions, shareholder derivative and class action suits filed in Federal court, stockholder derivative actions filed in state courts, patient/payer actions and general liability claims. These investigations, actions and claims relate to HCA and its subsidiaries, including subsidiaries that, prior to our spin-off from HCA, owned our facilities. See ''Risk Factors'' for more information.

   On May 18, 2000, HCA announced that it had reached an understanding with attorneys of the Civil Division of the Department of Justice to recommend an agreement to settle, subject to certain conditions, the civil claims actions against HCA relating to diagnosis related group coding, outpatient laboratory billing and home health

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issues. The understanding with the Department of Justice attorneys would require HCA to pay $745 million in compensation to the government, with interest accruing at a fixed rate of 6.5% per annum (beginning May 18, 2000), and would reduce HCA's existing letter of credit agreement with the government from $1 billion to $250 million at the time of the payment of the settlement. On December 14, 2000, HCA announced that it had entered into a settlement agreement with the Civil Division of the Department of Justice and that payment of the amounts required by the settlement agreement would be made upon court approval of the settlement. HCA also entered into a corporate integrity agreement with the Office of Inspector General. HCA is in continuing discussions with the government regarding civil issues relating to cost reporting and physician relations.

   On December 14, 2000, HCA announced that it had signed an agreement with four U.S. attorneys' offices and the Criminal Division of the Department of Justice resolving all pending Federal criminal issues in the government's investigation. The criminal agreement is conditioned upon entry of pleas in Federal district court, and necessary court approvals. These agreements relate only to conduct that was the subject of the Federal investigations resolved in the agreements, and HCA has stated publicly that it continues to discuss additional civil claims relating to cost reporting and physician relations with the government.

   In addition to other claims not covered by these agreements, the government also reserved its rights under these agreements to pursue any claims it may have for:

  . any civil, criminal or administrative liability under the Internal Revenue Code;

  .  any other criminal liability;

  . any administrative liability, including mandatory exclusions from Federal health care programs;

  . any liability to the United States (or its agencies) for any conduct other than the conduct covered in the government's investigation;

  . any express or implied warranty claims or other claims for defective or deficient products or services, including quality of goods and services, provided by HCA;

  . any claims for personal injury or property damage or for other similar consequential damages arising from the conduct subject to the investigation; and

  . any civil or administrative claims of the United States against individuals.

   In addition, 14 of our current and former hospitals received notices in early 2001 from CMS that it was re-opening for examination cost reports for Medicare and Medicaid reimbursement filed by these hospitals for periods between 1993 and 1998, which pre-dates our spin-off from HCA. Furthermore, two of our hospitals formerly owned by Quorum have received such notices. HCA or its predecessors owned our two hospitals formerly owned by Quorum during the period covered by the notices. HCA is obligated to indemnify us for liabilities arising out of cost reports filed during these periods.

   Furthermore, these agreements with the government do not resolve various qui tam actions filed against HCA, or any pending state actions.

   Pursuant to the distribution agreement entered into by and among HCA and us, HCA agreed to indemnify us for any losses (other than consequential damages) arising from the pending governmental investigations of HCA's business practices prior to the date of the spin-off and losses (other than consequential damages) arising from legal proceedings, present or future, related to the investigation or actions engaged in prior to the spin-off that relate to the investigation. However, we could be held responsible for any claims that are not covered by the agreements HCA reaches with the Federal government or for which HCA is not required to, or fails to, indemnify us. In addition, we may also be affected by the initiation of any additional investigations against HCA in the future and the related media coverage. It is possible that these matters could have a material adverse effect on our future financial condition and results of operations.

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                                 REIMBURSEMENT

   Medicare. Under the Medicare program, acute care hospitals generally receive reimbursement under a prospective payment system (''PPS'') for inpatient hospital services. Psychiatric, long-term care, rehabilitation, specially designated children's hospitals and certain designated cancer research hospitals, as well as psychiatric or rehabilitation units that are distinct parts of a hospital and meet CMS criteria for exemption, are currently exempt from PPS and are reimbursed on a cost-based system, subject to certain cost limits known as TEFRA limits.

   Under PPS, fixed payment amounts per inpatient discharge are established based on the patient's assigned diagnosis related group (''DRG''). DRGs classify treatments for illnesses according to the estimated intensity of hospital resources necessary to furnish care for each principal diagnosis. DRG rates have been established for each hospital participating in the Medicare program and are based upon a statistically normal distribution of severity, are adjusted for area wage differentials but do not consider a specific hospital's costs. DRG rates are updated and re-calibrated annually and have been affected by several recent Federal enactments. The index used to adjust the DRG rates, known as the ''market basket index,'' gives consideration to the inflation experienced by hospitals (and entities outside of the health care industry) in purchasing goods and services. Although for several years the percentage increases to the DRG rates have been lower than the percentage increases in the costs of goods and services purchased by hospitals, the Benefits Improvement Protection Act of 2000 (''BIPA'') has updated the rates hospitals receive so that hospitals generally will receive the market basket index minus 1.1% for discharges occurring on or after October 1, 2000 and before March 31, 2001 or the market basket index plus 1.1% for discharges occurring on or after April 1, 2001 and before October 1, 2001. We currently estimate an additional $13.0 to $16.0 million of reimbursement will result from BIPA. For Federal fiscal years 2002 and 2003, hospitals generally will receive the market basket index minus 0.55%. For Federal fiscal year 2004, hospitals generally will receive the full market basket. Future legislation may decrease the rate of increase for DRG payments, which could make it more difficult for our company to grow net revenue and to maintain or improve our operating margin.

   Until August 1, 2000, outpatient services provided at general, acute care hospitals typically were reimbursed by Medicare based on a fee schedule. The Balanced Budget Act of 1997 (''BBA'') contains provisions that affect outpatient hospital services, including a requirement that CMS adopt a PPS system for outpatient hospital services, which became effective August 1, 2000. We currently estimate the effect of the new payment system will reduce current outpatient reimbursement by approximately $2.0 million annually. The fiscal intermediaries have had some difficulties processing payments timely and accurately under outpatient PPS. CMS identified certain information system issues relating to the processing of payments for outpatient PPS claims. Based on provisions of BIPA, the fee schedule is to be updated by the market basket minus 0.8% and 1.0% for Federal fiscal years 2001 and 2002, respectively, and market basket for Federal fiscal years 2003 and beyond. Similarly, effective January 1, 1999, therapy services rendered by hospitals to outpatients and inpatients not reimbursed under Medicare are reimbursed according to the Medicare Physician fee schedule.

   Payments for Medicare skilled nursing facility services and home health services historically have been paid based on costs, subject to certain adjustments and limits. Although BBA mandates a PPS system for skilled nursing facility services, home health services and inpatient rehabilitation hospital services, BIPA has made adjustments to the PPS payments for these health care service providers. Specifically, for skilled nursing facilities, BBA set the annual inflation update at the market basket index minus 1.0% for 2001 and 2002. However, BIPA adjusts the update to the full market basket index in 2001 and the market basket index minus 0.5% in 2002 and 2003. In addition to the creation of a PPS system for skilled nursing, the BBA also institutes consolidated billing for skilled nursing facility services, under which payments for most non-physician services for beneficiaries no longer eligible for skilled nursing facility care will be made to the facility, regardless of whether the item or service was furnished by the facility, by others under arrangement, or under any other contracting or consulting arrangement. Consolidated billing is being implemented on a transition basis. As of December 31, 2000, 18 of our hospitals operated skilled nursing facilities.

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   In addition to establishing a PPS system for home health services, BBA requires a 15% payment reduction in payment limits to home health agencies. However, BIPA delayed the implementation of this reduction until 2002. Prior to the Quorum merger, Triad did not offer home health services. As of December 31, 2000, less than 2% of Quorum's revenues were derived from home health services.

   Payments to PPS-exempt hospitals and units, such as inpatient psychiatric, rehabilitation and long-term hospital services, are based upon reasonable cost, subject to a cost per discharge target. These limits are updated annually by a market basket index. Significantly, BIPA increases payments to PPS-exempt hospitals. In particular, total payments for rehabilitation hospitals in 2002 are to equal the amounts of payments that would have been made if the rehabilitation PPS system had not been enacted and rehabilitation facilities are able to make a one-time election before the start of the PPS to be paid based on a fully phased-in PPS rate. In addition, BIPA increases the incentive payments paid for inpatient psychiatric services from 2% to 3%, raises the national cap on long term care hospital reimbursement by 2% and increases the individual long-term care hospital target amounts by 35%.

   Currently, physicians are paid by Medicare according to the physician fee schedule. However, physicians working in rural health clinics, such as those maintained by us, are reimbursed for their professional and administrative services through the rural health clinic subject to per visit limits unless the rural health clinic is based at a rural hospital with less than 50 beds. There are 20 rural health clinics affiliated with our hospitals.

   Medicare has special payment provisions for ''sole community hospitals.'' A sole community hospital is generally the only hospital in at least a 35-mile radius. Eight of our facilities qualify as sole community hospitals under Medicare regulations. Special payment provisions related to sole community hospitals include a higher reimbursement rate, which is based on a blend of hospital-specific costs and the national reimbursement rate, and a 90% payment ''floor'' for capital costs which guarantees the sole community hospital capital reimbursement equal to 90% of capital cost. In addition, the TRICARE program has special payment provisions for hospitals recognized as sole community hospitals for Medicare purposes.

   On November 19, 1999, Congress passed the Balanced Budget Refinement Act of 1999 (the ''Refinement Act'') to reduce certain of the perceived adverse effects of the BBA on various health care providers. Among other things, the Refinement Act did reduce certain outpatient PPS reimbursement reductions proposed by CMS as a part of its implementation of a PPS for outpatient hospital services by attempting to limit certain losses sustained through the implementation of such system during the first three years of implementation. The Refinement Act also provided certain reimbursement increases for certain skilled nursing facilities, in part by allowing such facilities the option of choosing to be reimbursed at the new Federal PPS rate for certain cost reporting periods beginning after December 15, 1999, as opposed to the three-year phase-in described above. We received approximately $1.0 million in additional reimbursement from the Refinement Act in 2000 and estimate total annual effect to be approximately $3.0 million to $4.0 million in additional reimbursement in the future.

   Medicaid. Most state Medicaid payments are made under a PPS or under programs which negotiate payment levels with individual hospitals. Medicaid reimbursement is often less than a hospital's cost of services. Medicaid is currently funded jointly by the state and the Federal governments. The Federal government and many states are currently considering significant reductions in the level of Medicaid funding while at the same time expanding Medicaid benefits, which could adversely affect future levels of Medicaid reimbursement received by our hospitals.

   Annual Cost Reports. All hospitals participating in the Medicare program, whether paid on a reasonable cost basis or under PPS, are required to meet certain financial reporting requirements. Federal regulations require submission of annual cost reports covering medical costs and expenses associated with the services provided by each hospital to Medicare beneficiaries. Review of previously submitted annual cost reports and the cost report preparation process are areas included in the ongoing government investigations of HCA. The investigations,

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actions and claims affecting HCA relate to HCA and its subsidiaries, including subsidiaries that prior to our spin-off from HCA, owned facilities now owned by us. It is too early to predict the outcome of these investigations, but if our company, or any of our facilities, were found to be in violation of Federal or state laws relating to Medicare, Medicaid or similar programs, we could be subject to substantial monetary fines, civil and criminal penalties and exclusion from participation in the Medicare and Medicaid programs. Any such sanctions could have a material adverse effect on our financial position and results of operations. HCA has agreed to indemnify us in respect of losses arising from such government investigations for the period prior to the spin-off. See ''Business--Legal Proceedings--Governmental Investigation of HCA and Related Litigation'' for more information regarding such arrangement.

   Annual cost reports required under the Medicare and Medicaid programs are subject to routine audits, which may result in adjustments to the amounts ultimately determined to be due to us under these reimbursement programs. These audits often require several years to reach the final determination of amounts earned under the programs. Providers also have rights of appeal, and it is common to contest issues raised in audits of prior years' reports. Pursuant to the terms of the distribution agreement, we will be responsible for the Medicare, Medicaid and Blue Cross cost reports, and associated receivables and payables, for our facilities for all periods ending after the spin-off. HCA has agreed to indemnify us for any payments which it is required to make with respect to the Medicare, Medicaid and Blue Cross cost reports for facilities we operated prior to the spin-off relating to periods ending on or prior to the spin-off and we agreed to indemnify HCA for and pay to HCA any payments received by us relating to such cost reports under periods ending on or prior to the spin-off.

   Managed Care. Pressures to control the cost of health care have resulted in a 7% increase in admissions attributable to managed care payers. The percentage of our net revenues attributable to managed care payers were 32.7% for the year ended December 31, 1999 and 31.0% for the year ended December 31, 2000. We expect that the trend toward increasing percentages related to managed care payers will continue in the future. We generally receive lower payments from managed care payers than from traditional commercial/indemnity insurers.

   Commercial Insurance. Our hospitals provide services to individuals covered by private health care insurance. Private insurance carriers make direct payments to such hospitals or, in some cases, reimburse their policy holders, based upon the particular hospital's established charges and the particular coverage provided in the insurance policy.

   Commercial insurers are continuing efforts to limit the payments for hospital services by adopting discounted payment mechanisms, including prospective payment or DRG based payment systems, for more inpatient and outpatient services. To the extent that such efforts are successful and reduce the insurers' reimbursement to hospitals for the costs of providing services to their beneficiaries, such reduced levels of reimbursement may have a negative impact on the operating results of our hospitals.

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                    GOVERNMENT REGULATION AND OTHER FACTORS

   Licensure, Certification and Accreditation. Health care facilities are subject to Federal, state and local regulations relating to the adequacy of medical care, equipment, personnel, operating policies and procedures, fire prevention, rate-setting and compliance with building codes and environmental protection laws. Facilities are subject to periodic inspection by governmental and other authorities to assure continued compliance with the various standards necessary for licensing and accreditation. All of our health care facilities are properly licensed under appropriate state laws.

   All of the hospitals affiliated with us are certified under the Medicare and Medicaid programs and all are accredited by the Joint Commission on Accreditation of Healthcare Organizations ("JCAHO"). Should any facility lose its accreditation by JCAHO, or otherwise lose its certification under the Medicare program, the facility would be unable to receive reimbursement from the Medicare and Medicaid programs. Our facilities are in substantial compliance with current applicable Federal, state, local and independent review body regulations and standards. The requirements for licensure, certification and accreditation are subject to change and, in order to remain qualified, it may be necessary for us to effect changes in our facilities, equipment, personnel and services.

   Certificates of Need. The construction of new facilities, the acquisition of existing facilities, and the addition of new beds or services may be subject to review by state regulatory agencies under a certificate-of-need (''CON'') program. However, we have not experienced any material adverse effects from state CON requirements or from the imposition, elimination or relaxation of such requirements.

   State Rate Review. The state of Arizona adopted legislation mandating rate review for hospitals. In the aggregate, state rate review and indigent tax provisions have not materially adversely affected our results of operations. We are not able to predict whether any additional state rate review or indigent tax provisions will be adopted and, accordingly, are not able to assess the effect thereof on our results of operations or financial condition.

   Utilization Review. Federal law contains numerous provisions designed to ensure that services rendered by hospitals to Medicare and Medicaid patients meet professionally recognized standards, are medically necessary and that claims for reimbursement are properly filed. These provisions include a requirement that a sampling of admissions of Medicare and Medicaid patients must be reviewed by peer review organizations, which review the appropriateness of Medicare and Medicaid patient admissions and discharges, the quality of care provided, the validity of DRG classifications and the appropriateness of cases of extraordinary length of stay or cost. Peer review organizations may deny payment for services provided, may assess fines and also have the authority to recommend to the Department of Health and Human Services (''HHS'') that a provider which is in substantial noncompliance with the standards of the peer review organization be excluded from participation in the Medicare program. Utilization review is also a requirement of most non-governmental managed care organizations.

   The Federal False Claims Act and Similar State Laws. A trend affecting the health care industry today is the increased use of the Federal False Claims Act, and, in particular, actions being brought by individuals on the government's behalf under the False Claims Act's qui tam, or whistleblower, provisions. Whistleblower provisions allow private individuals to bring actions on behalf of the government alleging that the defendant has defrauded the Federal government.

   When a defendant is determined by a court of law to be liable under the False Claims Act, the defendant must pay three times the actual damages sustained by the government, plus mandatory civil penalties of between $5,000 to $10,000 for each separate false claim. Settlements entered into prior to litigation usually involve a less severe damages methodology. There are many potential bases for liability under the False Claims Act. Liability often arises when an entity knowingly submits a false claim for reimbursement to the Federal government. In

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addition, a number of states have adopted their own false claims provisions as well as their own whistleblower provisions whereby a private party may file a civil lawsuit in state court. From time to time, companies in the health care industry, including our company, may be subject to actions under the False Claims Act. For a more complete discussion of litigation brought against us under the False Claims Act, see ''Business--Legal Proceedings--Governmental Investigation of HCA and Related Litigation.''

   Federal and State Fraud and Abuse. Participation in the Medicare program is heavily regulated by Federal statute and regulation. If a hospital fails substantially to comply with the numerous conditions of participation in the Medicare program or performs certain prohibited acts, such hospital's participation in the Medicare program may be terminated or civil or criminal penalties may be imposed upon it under certain provisions of the Social Security Act. For example, the Social Security Act prohibits providers and others from soliciting, receiving, offering or paying, directly or indirectly, any remuneration intended to induce referrals of patients to receive goods or services covered by a Federal health care program (the ''Anti-Kickback Statute''). In addition to felony criminal penalties (fines of up to $25,000 and imprisonment), the Social Security Act establishes civil monetary penalties and the sanction of excluding violators from participation in the Federal health care programs.

   The Anti-Kickback Statute has been interpreted broadly by Federal regulators and certain courts to prohibit the intentional payment of anything of value if even one purpose of the payment is to influence the referral of Medicare or Medicaid business. Therefore, many commonplace commercial arrangements between hospitals and physicians could be considered by the government to violate the Anti-Kickback Statute.

   As authorized by Congress, the Office of the Inspector General has published final safe harbor regulations that outline categories of activities that are deemed protected from prosecution under the Anti-Kickback Statute. Currently, there are safe harbors for various activities, including, but not limited to: investment interests, space rental, equipment rental, practitioner recruitment, personal services and management contracts, sale of practice, discounts, employees, investments in group practices, and ambulatory surgery centers. The fact that conduct or a business arrangement does not fall within a safe harbor does not automatically render the conduct or business arrangement illegal under the Anti-Kickback Statute. The conduct and business arrangements, however, do risk increased scrutiny by government enforcement authorities.

   We have a variety of financial relationships with physicians who refer patients to our hospitals. We also have contracts with physicians providing for a variety of financial arrangements, including employment contracts, leases, and professional service agreements. We also provide financial incentives, including loans and minimum revenue guarantees, to recruit physicians into the communities served by our hospitals. Several of our freestanding surgery centers have physician investors and physicians own interests in certain of our hospitals. Some of our arrangements with physicians do not expressly meet requirements for safe harbor protection. It cannot be assured that regulatory authorities that enforce the Anti-Kickback Statute will not determine that any of these arrangements violate the Anti-Kickback Statute or other Federal or state laws.

   The Social Security Act also imposes criminal and civil penalties for submitting false claims to Medicare and Medicaid. False claims include, but are not limited to, billing for services not rendered, misrepresenting actual services rendered in order to obtain higher reimbursement and cost report fraud. Like the Anti-Kickback Statute, these provisions are very broad. Further, the Health Insurance Portability and Accountability Act of 1996 (''HIPAA'') created civil penalties for conduct including improper coding and billing for unnecessary goods and services. HIPAA also broadened the scope of the fraud and abuse laws by adding several criminal provisions for health care fraud offenses that apply to all health benefit programs.

   The Social Security Act also includes a provision commonly known as the ''Stark Law.'' This law prohibits physicians from referring Medicare and Medicaid patients to entities with which they or any of their immediate family members have a financial relationship if these entities provide certain designated health services that are reimbursable by Medicare, including inpatient and outpatient hospital services. Sanctions for violating the Stark Law include civil money penalties up to $15,000 per prohibited service provided, assessments equal to twice the

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dollar value of each such service provided and exclusion from the Federal health care programs. There are a number of exceptions to the self-referral prohibition, including an exception for a physician's ownership interest in an entire hospital as opposed to an ownership interest in a hospital department. There are also exceptions for many of the customary financial arrangements between physicians and providers, including employment contracts, leases and recruitment agreements.

   On January 4, 2001, CMS issued final regulations subject to comment intended to clarify parts of the Stark Law and some of the exceptions to it. These regulations are considered Phase I, of a two-phase process, with the remaining regulations to be published at an unknown future date. Phase I of the regulations become effective January 4, 2002, or in the case of some of the provisions relating to home health agencies, April 6, 2001. CMS is accepting comments on Phase I of the regulations until June 4, 2001, which may lead to further changes. Consequently, we cannot predict the final form that these regulations will take or the effect that they will have on our operations.

   Many of the states in which we operate also have adopted laws that prohibit payments to physicians in exchange for referrals similar to the Anti-Kickback Statute and the Stark Law, some of which apply regardless of the source of payment for care. These statutes typically provide criminal and civil penalties as well as loss of licensure. Little precedent exists for the interpretation or enforcement of these state laws.

   Corporate Practice of Medicine. Some of the states in which we operate have laws that prohibit corporations and other entities from employing physicians or that prohibit certain direct and indirect payments or fee-splitting arrangements between health care providers. In addition, some states restrict certain business relationships between physicians and pharmacies. Possible sanctions for violation of these restrictions include loss of a physician's license and civil and criminal penalties. These statutes vary from state to state, are often vague and have seldom been interpreted by the courts or regulatory agencies. Although we exercise care to structure our arrangements with health care providers to comply with the relevant state law, and believe such arrangements comply with applicable laws in all material respects, there can be no assurance that governmental officials charged with responsibility for enforcing these laws will not assert that our company, or certain transactions in which we are involved, are in violation of such laws, or that such laws ultimately will be interpreted by the courts in a manner consistent with our interpretations.

   Health Care Reform. Health care, as one of the largest industries in the United States, continues to attract much legislative interest and public attention. In recent years, an increasing number of legislative proposals have been introduced or proposed in Congress and in some state legislatures that would effect major changes in the health care system, either nationally or at the state level. Proposals that have been considered include cost controls on hospitals, insurance market reforms to increase the availability of group health insurance to small businesses, patients' bill of rights and requirements that all businesses offer health insurance coverage to their employees. The costs of certain proposals would be funded in significant part by reductions in payments by governmental programs, including Medicare and Medicaid, to health care providers such as hospitals. There can be no assurance that future health care legislation or other changes in the administration or interpretation of governmental health care programs will not have a material adverse effect on our business, financial condition or results of operations.

   Administrative Simplification. The Administrative Simplification Provisions of HIPAA require the use of uniform electronic data transmission standards for health care claims and payment transactions submitted or received electronically. On August 17, 2000, CMS published final regulations establishing electronic data transmission standards that all health care providers must use when submitting or receiving certain health care transactions electronically. Compliance with these regulations is required by October 2002, but we cannot yet predict the impact that these final regulations will have on us.

   HIPAA also requires CMS to adopt standards to protect the security and privacy of health-related information. Regulations were proposed on August 12, 1998, but have not yet been finalized. However, as

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proposed, these regulations would require health care providers to implement organizational and technical practices to protect the security of electronically maintained or transmitted health-related information. In addition, CMS released final regulations containing privacy standards in December 2000 and which require compliance by February 2003. As currently drafted, the privacy regulations will extensively regulate the use and disclosure of individually identifiable health-related information. The security regulations, as proposed, and the privacy regulations, if they become effective, could impose significant costs on our facilities in order to comply with these standards. Violations of the Administrative Simplification provisions of HIPAA could result in civil penalties of up to $25,000 per type of violation in each calendar year and criminal penalties of up to $250,000 per violation.

   In addition, our facilities will continue to remain subject to any state laws that are more restrictive than the regulations issued under HIPAA, which vary by state and could impose additional penalties.

   Conversion Legislation. Many states have enacted or are considering enacting laws affecting the conversion or sale of not-for-profit hospitals. These laws, in general, include provisions relating to attorney general approval, advance notification and community involvement. In addition, state attorneys general in states without specific conversion legislation may exercise authority over these transactions based upon existing law. In many states there has been an increased interest in the oversight of not-for-profit conversions. The adoption of conversion legislation and the increased review of not-for-profit hospital conversions may increase the cost and difficulty or prevent the completion of transactions with not-for-profit organizations in certain states in the future.

   Revenue Ruling 98-15. During March 1998, the IRS issued guidance regarding the tax consequences of joint ventures between for-profit and not-for-profit hospitals. We have not determined the impact of the tax ruling on the development of future ventures. The tax ruling could limit future joint venture development with not-for-profit hospitals and could influence the exercise of ''put agreements''--agreements that require the purchase of the partner's interest in the joint venture--by our existing joint venture partner.

   Environmental Matters. We are subject to various Federal, state and local statutes and ordinances regulating the discharge of materials into the environment. We do not expect that we will be required to expend any material amounts in order to comply with these laws and regulations or that compliance will materially affect our capital expenditures, earnings or competitive position.

   Insurance. As is typical in the health care industry, we are subject to claims and legal actions by patients in the ordinary course of business. To cover these claims, we maintain professional malpractice liability insurance and general liability insurance in amounts which we believe to be sufficient for our operations, although some claims may exceed the scope of the coverage in effect. We also maintain umbrella coverage. At various times in the past, the cost of malpractice and other liability insurance has risen significantly. Therefore, there can be no assurance that such insurance will continue to be available at reasonable prices which will allow us to maintain adequate levels of coverage. Substantially all losses in periods prior to the spin-off are insured through a wholly-owned insurance subsidiary of HCA and excess loss policies maintained by HCA. HCA has agreed to indemnify us in respect of claims covered by such insurance policies, and workers compensation claims arising prior to the spin-off. Subsequent to the spin-off, we obtained insurance coverage on a claims incurred basis from HCA's wholly-owned insurance subsidiary which is subject to certain deductibles which we consider to be reasonable.

   No reserves were recorded at December 31, 1999 because substantially all liability for general and professional liability claims incurred prior to that date was insured through a wholly-owned insurance subsidiary of HCA. As of January 1, 2000, we changed our general and professional liability insurance coverage to a self insured plan, with excess loss policies. We have a reserve for general and professional liability risks of $9.5 million at December 31, 2000. Any losses incurred in excess of amounts maintained under such insurance will be funded from working capital. There can be no assurance that our cash flow will be adequate to provide for professional and general liability claims in the future.

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                                  MANAGEMENT

Directors and Executive Officers

   The following table sets forth information regarding the individuals who are the company's directors and executive officers.

           Name             Age Position with Triad
----                        --- -------------------
James D. Shelton........... 47  Chairman of the Board, President and Chief Executive
                                Officer; Director
Michael J. Parsons......... 45  Executive Vice President and Chief Operating Officer;
                                Director
Burke W. Whitman........... 45  Executive Vice President and Chief Financial Officer
Donald P. Fay.............. 57  Executive Vice President, Secretary and General Counsel
Christopher A. Holden...... 37  Division President
Nicholas J. Marzocco....... 46  Division President
G. Wayne McAlister......... 54  Division President
William L. Anderson........ 51  Division President
Marsha D. Powers........... 47  Division President
W. Stephen Love............ 50  Senior Vice President of Finance/Controller
William R. Huston.......... 46  Senior Vice President of Finance
Thomas H. Frazier, Jr...... 44  Senior Vice President of Administration
Thomas G. Loeffler, Esq.... 54  Director
Gale E. Sayers............. 57  Director
Thomas F. Frist III........ 32  Director
Marvin T. Runyon........... 76  Director
Uwe E. Reinhardt, Ph.D..... 61  Director
Dale V. Kesler............. 62  Director
Barbara A. Durand, Ed.D.... 63  Director
Donald B. Halverstadt, M.D. 66  Director
Russell L. Carson.......... 57  Director
James E. Dalton, Jr........ 58  Director
Nancy-Ann DeParle.......... 44  Director

   Our certificate of incorporation provides that the Board of Directors will be divided into three classes, with the classes to be as nearly equal in number as possible. One-third will continue to serve until the 2002 annual meeting of stockholders, one-third will continue to serve until the 2003 annual meeting of stockholders and one-third will continue to serve until the 2004 annual meeting of stockholders. Mr. Loeffler, Mr. Parsons, Dr. Reinhardt and Mr. Carson will serve until the 2002 annual meeting of stockholders; Mr. Kesler, Dr. Durand, Dr. Halverstadt and Mr. Dalton will serve until the 2003 annual meeting of stockholders; and Mr. Runyon, Mr. Sayers, Mr. Frist, Ms. DeParle and Mr. Shelton will serve until the 2004 annual meeting of stockholders. One class of directors will be elected each year for a three-year term.

   James D. Shelton is the Chairman of the Board, President and Chief Executive Officer and a Director of Triad. From January 1, 1998, through May 11, 1999, he served as the President of the Pacific Group of HCA. Prior to that time, Mr. Shelton served as President of the Central Group of HCA from June 1994 until January 1, 1998; Executive Vice President of the Central Division of National Medical Enterprises, Inc. (presently called Tenet Healthcare Corporation) from May 1993 to June 1994; and Senior Vice President of Operations of National Medical Enterprises, Inc. prior thereto.

   Michael J. Parsons is an Executive Vice President and Chief Operating Officer and a Director of Triad. From January 1, 1998, through May 11, 1999, he served as the Chief Operating Officer of the Pacific Group of HCA. Prior to that time, Mr. Parsons served as Chief Financial Officer of the Central Group of HCA from July

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1994 until January 1, 1998; and Chief Financial Officer of the Central Group of
National Medical Enterprises, Inc. prior thereto.

   Burke W. Whitman is an Executive Vice President, Chief Financial Officer and Treasurer of Triad. From February 1, 1999, through May 11, 1999, he served as Chief Financial Officer of the Pacific Group of HCA. From May 1994 until January 31, 1999, he served as President, Chief Financial Officer, Director and Co-founder of Deerfield Health Corporation. Prior to such time, Mr. Whitman served as Vice President, Development and Finance of Almost Family, Inc., a wholly-owned subsidiary of Caretenders Healthcorp.

   Donald P. Fay is an Executive Vice President, Secretary and the General Counsel of Triad. From January 1, 1998, through May 11, 1999, he served as Senior Vice President of the Pacific Group of HCA. Prior to that time, Mr. Fay served as Vice President--Legal of HCA from February 1994 through December 1997, and Senior Counsel of HCA prior thereto.

   Christopher A. Holden is a Division President of Triad. From January 1, 1998, through May 11, 1999, he served as President--West Division of the Pacific Group of HCA. Prior to such time, Mr. Holden was President of the West Texas Division of the Central Group of HCA from September 1997 until January 1, 1998; Vice President of Administration for the Central Group of HCA from August 1994 until September 1997; and Assistant Vice President--Administration of the Central Group of National Medical Enterprises, Inc. prior thereto.

   Nicholas J. Marzocco is a Division President of Triad. From January 1, 1998 through May 11, 1999, he served as President--East Division of the Pacific Group of HCA. Prior to that time, Mr. Marzocco served as Chief Operating Officer of the Louisiana Division of HCA from September 1996 until January 1, 1998; and Chief Executive Officer of North Shore Regional Medical Center (a 310-bed hospital owned by National Medical Enterprises, Inc. and located in Slidell, Louisiana) prior thereto.

   G. Wayne McAlister is a Division President of Triad. From March 15, 1999 through May 11, 1999, he served as President--Central Division of the Pacific Group of HCA. Prior to such time Mr. McAlister was an independent senior hospital management consultant from June 1997 until March 15, 1999; Regional Vice President of Paracelsus Healthcare Corporation from June 1995 until May 1997; Vice President, Operations, of Tenet Healthcare Corporation from August 1993 until May 1995; and President/Chief Operating Officer and Vice President of Operations of Healthcare International from February 1988 until November 1992.

   William L. Anderson is a Division President of Triad. From October 1997 through April 27, 2001, he served as President, Midwest Region, for Quorum. From September 1995 until October 1997 he served as Chief Executive Officer of Lutheran Hospital of Indiana (a 437-bed hospital owned by Quorum and situated in Fort Wayne, Indiana). From September 1987 until September 1995, he served as Chief Executive Officer of Medical Center of Baton Rouge, a 371-bed hospital then owned by Healthtrust, Inc. and situated in Baton Rouge, Louisiana.

   Marsha D. Powers is a Division President of Triad. From March 1996 through April 27, 2001, she served as President, Southwest Region, for Quorum. From January 1994 through March 1996 she served as Vice President, Physician/Hospital Integration, of Quorum. From May 1989 through December 1993, she served as Chief Executive Officer of Fort Bend Hospital (a 65-bed hospital then owned by Epic Healthcare Group, Inc. and situated in Missouri City, Texas).

   W. Stephen Love is a Senior Vice President of Finance and the Controller of Triad. From March 1, 1999, through May 11, 1999, he served as Senior Vice President of Finance/Controller of the Pacific Group of HCA. Prior to that time he served as Senior Vice President/Corporate Chief Financial Officer-Operations of Charter Behavioral Health Systems, L.L.C. (formerly Charter Medical System) from December 1997 until March 1, 1999; Senior Vice President/Corporate Chief Financial Officer of Charter Behavioral Health Systems, L.L.C. from June 1997 until December 1997; and Vice President, Financial and Hospital Operations of Charter Medical System prior thereto.

   William R. Huston is a Senior Vice President of Finance of Triad. From January 1999, through May 11, 1999, he served as Senior Vice President of Finance of the Pacific Group of HCA. Prior to that time he served as Division Chief Financial Officer of various divisions of the Central Group of HCA from April 1995 to December 1998; and Division Chief Financial Officer of Tenet Healthcare Corporation prior thereto.


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   Thomas H. Frazier, Jr. is a Senior Vice President of Administration of
Triad. From May 11, 1999 through April 27, 2001 he served as a Vice President of Finance of Triad. From July 1998 through May 11, 1999 he served as a Vice President of Finance of Pacific Group of HCA. From January 1998 through July 1998 he served as interim chief executive officer of Arizona Physicians Center and then of Roseburg Medical Center (both facilities then owned by HCA), and from November 1996 through January 1998 he served as chief executive officer of a hospital development project for HCA located in Mesquite, Texas.

   Thomas G. Loeffler, Esq. has served as a Partner at the law firm of Loeffler, Jonas and Tuggey LLP since May 1, 2001, and as a Partner at the law firm of Arter & Hadden LLP from June 1993 until April 2001; he was an attorney and a consultant prior thereto. Mr. Loeffler served as a member of the U.S. Congress from 1979 to 1987. Mr. Loeffler is a Director of New Century Equity Holdings Corp., is Chairman of the Board of Regents of the University of Texas System and serves as a member of the Board of Directors of the University of Texas School of Law Foundation.

   Gale E. Sayers is President and CEO of Sayers, a value-added technology provider, which he co-founded in 1984. Mr. Sayers manages Sayers and Sayers Enterprises, a sports marketing and public relations firm. Mr. Sayers is a director of American Century Mutual Funds.

   Thomas F. Frist III is the Co-founder of FS Partners, LLC, an private investment firm founded in 1994. Prior to such time, he was assistant to a principal at Rainwater, Inc., a private investment firm.

   Marvin T. Runyon served as the 70th Postmaster General of the United States from 1992 through 1998. Mr. Runyon was Chairman of the Board of the Tennessee Valley Authority from 1988 to 1992 and President and Chief Executive Officer of Nissan Motor Manufacturing Corporation U.S.A. prior thereto. Mr. Runyon is a Director of Stamps.com and several private entities.

   Uwe E. Reinhardt, Ph.D. is the James Madison Professor of Political Economy and Professor of Economics and Public Affairs at Princeton University. Mr. Reinhardt is a Trustee of Duke University Health Center, H&Q Healthcare Investors and H&Q Life Sciences Investors, a Member of the Board of the Center for Healthcare Strategies, Inc. and a Member of the External Advisory Panel for Health, Nutrition and Population, The World Bank.

   Dale V. Kesler served as a partner at Arthur Andersen LLP until April 1996 and as Managing Partner of Arthur Andersen's Dallas/Fort Worth office from 1983 to 1994. Mr. Kesler is a director of CellStar Corporation, Elcor Corporation, New Millenium Homes and Resource Services, Inc.

   Barbara A. Durand, Ed.D. has served as a Professor and Dean of the Arizona State University College of Nursing since 1993. Prior to such time, she was Professor and Chairperson in the Department of Maternal-Nursing Rush University, Rush-Presbyterian-St. Luke's Medical Center. Dr. Durand is a fellow of the American Academy of Nursing.

   Donald B. Halverstadt, M.D. has served as Chief, Pediatric Urology Service, Children's Hospital of Oklahoma, University of Oklahoma Health Science Center, since 1967. He is also the Chairman of the University Board of Regents. Dr. Halverstadt is a member of the corporate board of trustees of the Presbyterian Health Foundation and the Board of Directors of Lincoln National Bank.

   Russell L. Carson served as the Chairman of the Board and a director of Quorum from July 1989 through April 27, 2001. Since 1979, he has been a general partner of Welsh, Carson, Anderson & Stowe, an investment firm that specializes in the acquisition of companies in the information services and health care industries. Mr. Carson serves on the board of directors of U.S. Oncology, Inc., a physician practice management company that focuses on cancer services, and several private companies.

   James E. Dalton, Jr. served as the President, Chief Executive Officer and a director of Quorum from May 1, 1990 through April 27, 2001. Prior to joining Quorum, he served as Regional Vice President, Southwest Region

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for HealthTrust, Inc., division Vice President of HCA, and Regional Vice
President of HCA Management Company. Mr. Dalton is on the board of directors and is past chairman of the Nashville Health Care Council and the Federation of American Health Systems. He is a trustee of the American Hospital Association and Universal Health Realty Income Trust. He also serves on the board of directors of AmSouth Bancorporation, Select Medical Corporation, and U.S. Oncology, Inc. Mr. Dalton is a Fellow of the American College of Healthcare Executives.

   Nancy-Ann DeParle is a health care consultant in Washington, D.C., a Senior Advisor to J.P. Morgan Partners LLC and an Adjunct Professor of Wharton School of the University of Pennsylvania. Ms. DeParle serves on the Advisory Boards of the Comptroller General; U.S. General Accounting Office and the Division of Health Care Practice of the Harvard Center for Business and Government, and she is a director of the Board of Health Research and Educational Trust, Guidant Corporation, Cerner Corporation, Specialty Laboratories, Inc. and DaVita Inc. From October 2000 through May 2001, Ms. DeParle was a joint Fellow of Harvard University's Kennedy School of Government and Interfaculty Health Policy Forum. From November 1997 through October 2000, Ms. DeParle served as Administrator of the Health Care Financing Administration, now known as the Centers for Medicare and Medicaid Services, and prior thereto served as Associate Director for Health and Personnel at the White House Office of Management and Budget from 1993 through 1997 and as Tennessee Commissioner of Human Services from 1987 through 1989.

Committees of the Board of Directors

   The Board of Directors has a number of standing committees, including an Executive Committee, an Audit Committee, a Compliance Committee, a Quality Committee, a Special Operations Committee and a Compensation Committee. The Board of Directors does not have a standing nominating committee, but rather acts as a committee of the whole to screen candidates to be nominated for election thereto by the stockholders or chosen to fill newly created directorships or vacancies on the Board of Directors.

   The Executive Committee may exercise certain powers of the Board of Directors regarding the management and direction of the business and affairs of the company when the Board of Directors is not in session. All action taken by the Executive Committee is reported to and reviewed by the Board of Directors. The members of the Executive Committee are Mr. Loeffler, Mr. Kesler and Mr. Shelton, with Mr. Shelton serving as Chair.

   The Audit Committee of the Board of Directors reviews and makes reports and recommendations to the Board of Directors with respect to the selection of the company and its subsidiaries' independent auditors, the arrangements for and the scope of the audits to be performed by them and the internal audit activities, accounting procedures and controls of the company, and reviews our annual consolidated financial statements. The members of the Audit Committee are Mr. Frist, Mr. Kesler and Mr. Runyon, with Mr. Kesler serving as Chair.

   The Compliance Committee of the Board of Directors monitors the adherence to our ethics and compliance programs and our performance under the corporate integrity agreement executed in connection with the settlement by Quorum of certain qui tam litigation. See "Business--Our Ethics and Compliance Program." The members of the Compliance Committee are Ms. DeParle, Dr. Halverstadt, Mr. Kesler, and Dr. Reinhardt, with Dr. Halverstadt serving as Chair.

   The Quality Committee of the Board of Directors is responsible for reviewing the quality of services provided to patients at various health care facilities operated by the company's subsidiaries. The members of the Quality Committee are Mr. Parsons, Mr. Dalton and Dr. Durand and Dr. Jim Magary, president of the Company's National Physician Leadership Group in an ex officio capacity.

   The Compensation Committee of the Board of Directors is responsible for approving compensation arrangements for executive management of the company, reviewing compensation plans relating to officers, grants of options and other benefits under our employee benefit plans and reviewing generally our employee compensation policy. The members of the Compensation Committee are Mr. Sayers, Mr. Carson and Mr. Loeffler, with Mr. Loeffler serving as Chair.

   The Special Operations Committee of the Board of Directors is responsible for certain day-to-day matters under the trust indentures pertaining to the notes and to our 11% Senior Subordinated Notes Due 2009. The members of the Special Operations Committee are Mr. Shelton and Mr. Parsons, with Mr. Shelton serving as Chair.

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                DESCRIPTION OF SENIOR SECURED CREDIT FACILITIES

Senior Secured Credit Facilities

   The senior secured credit facilities we entered into in connection with the Quorum merger aggregate up to $1.2 billion. Our obligations are guaranteed by our subsidiaries, with certain limited exceptions, and are secured by security interests granted in all of our and our subsidiaries' personal and real property, with certain limited exceptions. The senior secured credit facilities consists of three term loan tranches and a revolving credit tranche.

   The term loan tranches totaling $950 million consists of:

  . a $250 million Term Loan A maturing on approximately the sixth anniversary of the closing of the senior secured credit facilities;

  . a $150 million Asset Sale Term Loan maturing on approximately the second anniversary of the closing; and

  . a $550 million Term Loan B maturing on approximately the seven and one-half year anniversary of the closing.

   The revolving credit tranche, which includes letter of credit and swingline subtranches, totaling up to $250 million, will mature on the sixth anniversary of the closing of the senior secured credit facilities.

   The senior secured credit facilities, other than the Asset Sale Term Loan, are subject to scheduled amortization as specified in the definitive loan agreements. In addition, the senior secured credit facilities are required to be repaid with (a) 75% of annual excess cash flow, which is defined in the definitive loan agreement (or 50% of annual excess cash flow after the Asset Sale Term Loan is repaid in full), for each fiscal year when the consolidated total leverage ratio is greater than or equal to 3.25 to 1, (b) 100% of net proceeds from any debt issuance, except for certain permitted indebtedness, (c) 100% of the net proceeds from certain asset sales, with limited exceptions as specified in the definitive loan agreements and (d) 100% of the net proceeds from any equity issuance (or 50% after the Asset Sale Term Loan is repaid in full). The senior secured credit facilities may be voluntarily prepaid in whole or in part without premium; minimum permissible prepayment amounts are specified in the definitive loan agreements.

   The interest rate applicable to the senior secured credit facilities will be, at our option, the alternate base rate plus a margin or the initial London interbank offered rate or LIBOR, plus a margin. The initial alternate base rate margin is:

  . in the case of Revolving Loans, Term Loan A and Asset Sale Term Loan, 2% per annum; and

  .  in the case of Term Loan B, 2% per annum.

   The initial London interbank offered rate margin is expected to be no greater than:

  . in the case of Revolving Loans, Term Loan A and Asset Sale Term Loan, 3% per annum; and

  .  in the case of Term Loan B, 3% per annum.

   The interest rate margins on the Revolving Loans and Term Loan A and commitment fee on the Revolving Loan are subject to reductions specified in the definitive loan agreements.

   The credit documents evidencing the senior secured credit facilities will contain, among other things:

  .  representations and warranties;

  . affirmative, negative and financial covenants, including the requirement to enter into interest rate hedging agreements; and

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  .  events of default.

   We have also agreed to indemnify the lenders for costs, expenses and liabilities, including fees and expenses of counsel, relating to the senior secured credit facilities and the transactions contemplated by the credit documents.

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                           DESCRIPTION OF THE NOTES

   You can find definitions of certain terms used in this description under the subheading ''--Certain Definitions.'' In this description, the word ''Triad'' or the ''Company'' refers only to Triad Hospitals, Inc. and not to any of its subsidiaries.

   The notes were issued under an indenture dated as of April 27, 2001 between Triad and Citibank, N.A. as trustee.

   The following summary highlights certain material terms of the indenture. Because this is a summary, it does not contain all of the information that is included in the indenture. You should read the entire indenture, including the definitions of certain terms used below, because it, and not this summary, defines your rights as holders of the notes. The terms of the notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the ''TIA'').

   A copy of the indenture has previously been filed with the Commission by Triad, and the indenture is incorporated by reference into the registration statement of which this prospectus forms part.

Brief Description of the Exchange Notes

   These notes:

  .  are our unsecured obligations;

  . are equal in right of payment to all existing and future unsecured unsubordinated Indebtedness of Triad;

  . are senior in right of payment to all Indebtedness of Triad expressly subordinated in right of payment to the notes;

  .  mature on May 1, 2009;

  . bear interest at the rate of 8 3/4% per year from April 27, 2001, or from the most recent interest payment date to which interest has been paid or provided for; and

  .  are unconditionally guaranteed by the Guarantors.

Principal, Maturity and Interest

   The notes will mature on May 1, 2009. Triad will pay interest semiannually on May 1 and November 1 every year, beginning November 1, 2001, to the Person in whose name the note or any predecessor note is registered at the close of business on the April 15 or October 15 next preceding such interest payment date.

   Interest on the notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.

   Triad will pay principal of, premium, if any, and interest on the notes at the office of Triad in New York City maintained for such purposes, which is currently the corporate trust office of the trustee. You may exchange your notes or register any transfer of notes at that office as well. At the option of Triad, interest may be paid by check mailed to the registered address of the holder of the notes.

   The notes will be issued only in registered form without coupons, in denominations of $1,000 and integral multiples of $1,000. No service charge will be made for any registration of transfer or exchange or redemption of notes, but Triad may require payment of an amount sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

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Redemption

   Optional Redemption. Triad may, at its option, redeem all or any portion of the notes at the following redemption prices, expressed as percentages of their principal amounts, at any time on or after May 1, 2005, if redeemed during the twelve-month period beginning on May 1 of the year set forth below, plus, in each case, any accrued and unpaid interest:

     Redemption
Year   Price
---- ----------
2005  104.375%
2006  102.917%
2007  101.458%
2008  100.000%

   Optional Redemption upon Qualified Equity Offerings. At any time and from time to time prior to May 1, 2004, Triad may use the net proceeds of one or more Qualified Equity Offerings to redeem up to 35% of the aggregate principal amount of the notes originally issued at a redemption price equal to 108.75% of the principal amount thereof, plus accrued interest, if any, to the date of redemption; provided:

    (1)at least 65% of the aggregate principal amount of the notes originally issued plus 65% of the aggregate principal amount of any notes issued pursuant to a supplemental indenture remains outstanding after the redemption; and

    (2)the redemption occurs within 60 days of the closing of the Qualified Equity Offering.

Selection and Notice of Redemption

   If less than all the notes are to be redeemed at any time, the trustee will select the particular notes to be redeemed not more than 60 days prior to the redemption date by such method as the trustee will deem fair and appropriate. No notes of a principal amount of $1,000 or less shall be redeemed in part. Notice of redemption will be mailed by first-class mail, at least 30 but not more than 60 days before the redemption date, to each holder of notes to be redeemed at its registered address. On and after the redemption date, interest will cease to accrue on notes or portions of notes called for redemption.

Sinking Fund

   The notes will not be entitled to the benefit of any sinking fund.

Note Guarantees

   Except as described below, Triad shall cause each of its domestic Restricted Subsidiaries, including any domestic Restricted Subsidiary which becomes a Restricted Subsidiary after the date of the Indenture, to become a Guarantor under the Indenture and shall cause each such domestic Restricted Subsidiary to
(a) execute and deliver to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee pursuant to which such Restricted Subsidiary shall unconditionally guarantee all of Triad's obligations under the notes and the indenture on the terms set forth in the Indenture and (b) deliver to the Trustee an Opinion of Counsel that such supplemental indenture has been duly authorized, executed and delivered by such Restricted Subsidiary and constitutes a legal, valid, binding and enforceable obligation of such Restricted Subsidiary, subject to normal exceptions; provided, however, that so long as no Default then exists or would arise therefrom, Triad may, by an Officers' Certificate delivered to the Trustee, designate any non-wholly-owned domestic Restricted Subsidiary as being exempted from the requirements of this Section (each such Restricted Subsidiary in respect of which such exemption is then in effect, an ''Exempt Subsidiary''), if at the date of the giving such notice the total consolidated assets of such Restricted Subsidiary and each other Exempt Subsidiary (calculated on the date of the giving of such notice in accordance with GAAP on a consolidated basis for such proposed Exempt Subsidiary

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and all other Exempt Subsidiaries) does not exceed 20% of Total Assets of Triad on the date of the giving of such notice (and upon delivery of such Officers' Certificate to the Trustee such Restricted Subsidiary shall thereupon be so exempted); provided, further, however, that no such designation shall be effective (and any such effective designation shall be automatically rescinded and annulled) if such Restricted Subsidiary is then, directly or indirectly, an obligor (whether by guarantee, assumption or any other manner of becoming liable in respect of any Indebtedness) in respect of Indebtedness which, when added to the Indebtedness (other than Redeemable Capital Stock issued in the ordinary course of business (i) that existed prior to the Merger Date or (ii) in an amount not to exceed $10.0 million since the Merger Date) of all other Exempt Subsidiaries, exceeds in the aggregate $10.0 million at any time outstanding. Thereafter, such Restricted Subsidiary shall be a Guarantor for all purposes of the Indenture.

   The Guarantors jointly and severally guarantee Triad's obligations under the notes on an unsecured senior basis. Each guarantee will be equal in right of payment to all existing and future unsecured unsubordinated Indebtedness of each guarantor and senior in right of payment to all Indebtedness of each guarantor expressly subordinated in right of payment to the notes. The obligations of each guarantor under its guarantee will be limited as necessary to prevent that guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law.

   Each guarantor that makes a payment or distribution of more than its proportionate share under a guarantee shall be entitled to a contribution from each other such guarantor which has not paid its proportionate share of such payment or distribution.

   Under certain circumstances, Triad will be able to designate current or future subsidiaries as Unrestricted Subsidiaries. Unrestricted Subsidiaries will not be subject to the restrictive covenants set forth in the indenture.

   The indenture provides that so long as no Default exists or would exist, the note guarantee issued by any note guarantor and any Liens securing such guarantee shall be automatically and unconditionally released and discharged upon:

      (a) any sale, exchange or transfer to any Person that is not an Affiliate of Triad of all of Triad's Capital Stock in, or all or substantially all of the assets of, such guarantor, which transaction is otherwise in compliance with the indenture; or

      (b) the designation of such Restricted Subsidiary as an Unrestricted Subsidiary or Exempt Subsidiary in accordance with the terms of the indenture.

Ranking

   The notes will be general unsecured obligations of Triad. The notes will rank senior in right of payment to all existing and future obligations of Triad that are, by their terms, expressly subordinated in right of payment to the notes and pari passu in right of payment with all existing and future unsecured obligations of Triad that are not so subordinated. Each guarantee will be a general unsecured obligation of the guarantor thereof and will rank senior in right of payment to all existing and future obligations of such guarantor that are, by their terms, expressly subordinated in right of payment to such guarantee and pari passu in right of payment with all existing and future unsecured obligations of such guarantor that are not so subordinated.

   The notes and each guarantee will be effectively subordinated to secured Indebtedness of Triad and the applicable guarantor to the extent of the value of the assets securing such Indebtedness. The senior secured credit agreement will be secured by and will have a negative pledge on substantially all of the assets of Triad.

   The notes will also be effectively subordinated to all existing and future obligations (including Indebtedness) of any Unrestricted Subsidiaries and Exempt Subsidiaries. Claims of creditors of these subsidiaries, including trade creditors, will generally have priority as to the assets of these subsidiaries over the claims of Triad and the holders of Triad's Indebtedness, including the notes.

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   At March 31, 2001, on a pro forma basis, after giving effect to the private offering of notes, the senior secured credit facility and the Transactions:

      (a) outstanding senior Indebtedness of Triad would have been approximately $1.8 billion, of which $600.0 million would have been unsecured, $1,031.1 million would have been drawn and $168.9 million would have been undrawn borrowings available under the senior secured credit agreement; and

      (b) Restricted Subsidiaries would have had approximately $169.4 million of indebtedness and other obligations, including trade payables and lease obligations and excluding the guarantees of the notes and our senior subordinated notes.

   Although the indenture limits the amount of Indebtedness that Triad and its Restricted Subsidiaries may incur, such Indebtedness may be substantial and some of it may be secured Indebtedness.

Certain Covenants

  Limitation on Indebtedness

   Other than Permitted Indebtedness, Triad will not, and will not permit any of its Restricted Subsidiaries to, create, issue, assume, guarantee or in any manner become directly or indirectly liable for the payment of, or otherwise incur (collectively, ''incur''), any Indebtedness, including any Acquired Indebtedness. However, if no Default or Event of Default has occurred and is continuing, Triad or any guarantor may incur Indebtedness, including Acquired Indebtedness, if at the time of the incurrence of such Indebtedness, the Consolidated Fixed Charge Coverage Ratio of Triad would have been at least 2.25 to 1 for the four full fiscal quarters immediately preceding the incurrence of such Indebtedness, taken as one period, after giving pro forma effect to:

      (1) the incurrence of such Indebtedness and, if applicable, the application of the net proceeds from the Indebtedness, including to refinance other Indebtedness, as if such Indebtedness was incurred, and the application of such proceeds occurred, on the first day of such four-quarter period;

      (2) the incurrence, repayment or retirement of any other Indebtedness by Triad and its Restricted Subsidiaries since the first day of such four-quarter period as if such Indebtedness was incurred, repaid or retired on the first day of such four-quarter period, except that, in making such computation, the amount of Indebtedness under any revolving credit facility shall be computed based upon the average daily balance of such Indebtedness during such four-quarter period; and

      (3) the acquisition, whether by purchase, merger or otherwise, or disposition, whether by sale, merger or otherwise, of any company, entity or business, including, without limitation, a Hospital, acquired or disposed of by Triad or its Restricted Subsidiaries, as the case may be, since the first day of such four-quarter period, as if such acquisition or disposition occurred on the first day of such four-quarter period.

   For purposes of determining compliance with this covenant, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories described in clauses (a) through (n) of the definition of Permitted Indebtedness as of the date of incurrence thereof or is entitled to be incurred pursuant to the first paragraph of this covenant as of the date of incurrence thereof, Triad may, in its sole discretion, classify or reclassify such item of Indebtedness in any manner that complies with this covenant; provided however, that Indebtedness under the senior secured credit agreement outstanding on the date on which the notes are first issued shall always be deemed incurred and outstanding under clause (a) of the definition of Permitted Indebtedness and Triad may not change the classification of such Indebtedness.

   For purposes of this covenant:

      (1) accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness will not be deemed to be an incurrence of Indebtedness; and

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      (2) the payment of dividends on Redeemable Capital Stock in the form of additional shares of the same class of Redeemable Capital Stock will not be deemed an issuance of Redeemable Capital Stock.

  Limitation on Restricted Payments

   (a) Triad will not, and will not permit any Restricted Subsidiary to, directly or indirectly, take any of the following actions:

      (1) declare or pay any dividend on, or make any distribution to direct or indirect holders of, any shares of the Capital Stock of Triad, other than dividends or distributions payable solely in shares of Qualified Capital Stock of Triad or options, warrants or other rights to acquire such shares of Qualified Capital Stock;

      (2) purchase, redeem or otherwise acquire or retire for value any shares of Capital Stock of Triad or any Affiliate of Triad, or any options, warrants or other rights to acquire such shares of Capital Stock other than any Capital Stock owned by Triad or any wholly owned Restricted Subsidiary;

      (3) declare or pay any dividend, or make any distribution to holders of, any shares of Capital Stock of any Restricted Subsidiary, other than to Triad or any of its wholly owned Restricted Subsidiaries or to all holders of Capital Stock of such Restricted Subsidiary on a pro rata basis;

      (4) make any principal payment on, or repurchase, redeem, defease or otherwise acquire or retire for value, prior to any scheduled principal payment, sinking fund payment or maturity, any Indebtedness of Triad or any guarantor or any guarantee of the notes that is subordinate in right of payment to the notes; or

      (5) make any Investment, other than any Permitted Investment, in any Person.

All such payments and other actions described in clauses (1) through (5) (other than any exception thereof) are collectively referred to as ''Restricted Payments.''

   However, Triad or a Restricted Subsidiary may make a Restricted Payment if, at the time of and immediately after giving effect to, such Restricted Payment:

      (A) no Default or Event of Default shall have occurred and be continuing;

      (B) Triad would, after giving pro forma effect to such Restricted Payment as if it had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness, other than Permitted Indebtedness, pursuant to the ''Limitation on Indebtedness'' covenant; and

      (C) the aggregate amount of all Restricted Payments (as defined both herein and in the Existing Indenture for purposes of calculating this clause
   (c), other than any Restricted Payment under the Existing Indenture which would not pursuant to the terms of the Existing Indenture be included in the aggregate amount of Restricted Payments), including proposed Restricted Payments, made after the date of the Existing Indenture shall not exceed the sum of:

          (1) 50% of the cumulative Consolidated Adjusted Net Income, or if such cumulative Consolidated Adjusted Net Income shall be a loss, minus 100% of such loss, of Triad accrued during the period beginning on the first day of Triad's first fiscal quarter after the date of the Existing Indenture and ending on the last day of Triad's last fiscal quarter ending prior to the date of such proposed Restricted Payment; plus

          (2) 100% of the aggregate net cash proceeds received after the date of the Existing Indenture by Triad from the issuance or sale, other than to any Restricted Subsidiary, of shares of Qualified Capital Stock of Triad, including upon the exercise of options, warrants or rights, or warrants, options or rights to purchase shares of Qualified Capital Stock of Triad; plus

          (3) the aggregate net cash proceeds received after the date of the Existing Indenture by Triad from the issuance or sale, other than to any Restricted Subsidiary, of debt securities or Redeemable Capital

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       Stock that have been converted into or exchanged for Qualified Capital
       Stock of Triad, to the extent such securities were originally sold for cash, together with the aggregate net cash proceeds received by Triad at the time of such conversion or exchange; plus

          (4) without duplication of any amounts included in clause (C)(1) above, to the extent that any Investment constituting a Restricted Payment that was made after the date of the Existing Indenture is sold or is otherwise liquidated or repaid, an amount equal to the lesser of:

             (x) the cash proceeds with respect to such Investment, less the cost of the disposition of such Investment and net of taxes, and

             (y) the initial amount of such Investment; plus

          (5) without duplication, an amount equal to the sum of

             (x) the net reduction in Investments (other than Permitted Investments) in Unrestricted Subsidiaries or Exempt Subsidiaries resulting from cash dividends, repayments of loans or advances or other transfers of assets, in each case to Triad or any Restricted Subsidiary from Unrestricted Subsidiaries or Exempt Subsidiaries, plus

             (y) the portion, proportionate to Triad's equity interest in such subsidiary, of the fair market value of the net assets of an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary, in each case since January 1, 1999;

       provided, however, that the sum of clauses (5)(x) and (5)(y) above shall not exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously made by Triad or any Restricted Subsidiary in such Unrestricted Subsidiary; plus

          (6) other Restricted Payments in an aggregate amount not to exceed $20.0 million.

   (b) So long as, with respect to clauses (2), (3), (4), (5), (6) and (8) below, no Default or Event of Default has occurred and is continuing or would be caused thereby, the preceding provision will not prohibit:

      (1) the payment of any dividend within 60 days after the date of declaration thereof, if at such date of declaration such payment would have complied with the provisions of paragraph (a) above;

      (2) the acquisition of any shares of Capital Stock of Triad either:

          (x) in exchange for, shares of Qualified Capital Stock of Triad; or

          (y) out of the net cash proceeds of a substantially concurrent issuance and sale, other than to a Restricted Subsidiary, of shares of Qualified Capital Stock of Triad;

      (3) the acquisition of any Indebtedness that is subordinate to the notes either:

          (x) in exchange for shares of Qualified Capital Stock of Triad; or

          (y) out of the net cash proceeds of a substantially concurrent issuance and sale, other than to a Restricted Subsidiary, of, shares of Qualified Capital Stock of Triad;

      (4) the purchase of any Indebtedness that is subordinate to the notes at a purchase price no greater than 101% of the principal amount thereof in the event of a Change in Control in accordance with provisions similar to the ''Purchase of Notes upon a Change in Control'' covenant; provided that prior to such purchase Triad has made the Change in Control Offer as provided in such covenant and has purchased all notes validly tendered for payment in connection with such Change in Control Offer;

      (5) the purchase of any Indebtedness that is subordinate to the notes from Net Cash Proceeds to the extent permitted by the ''Limitation on Sale of Assets'' covenant; provided, however, that such purchase will be excluded in subsequent calculations in the amount of Restricted Payments;

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      (6) the acquisition or retirement for value of any Indebtedness that is subordinate to the notes, other than Redeemable Capital Stock, in exchange for, or out of the Net Cash Proceeds of a substantially concurrent incurrence, other than to a Restricted Subsidiary, of, new Indebtedness that is subordinate to the notes so long as:

          (x) the principal amount of such new subordinated Indebtedness does not exceed the principal amount, or, if such subordinated Indebtedness being refinanced provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, such lesser amount as of the date of determination, of

             (A) the Indebtedness being so purchased, redeemed, defeased, acquired or retired, plus

             (B) the lesser of the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Indebtedness as refinanced or the amount of any premium reasonably determined as necessary to accomplish such refinancing, plus,

             (C) in either case, the amount of reasonable expenses of Triad incurred in connection with such refinancing, and

          (y) such new subordinated Indebtedness is subordinated to the notes to the same extent as such Indebtedness so purchased, redeemed, defeased, acquired or retired, and

          (z) such new Indebtedness has an Average Life longer than the Average Life of the notes and a final stated maturity date of principal later than the final stated maturity date of principal of the notes;

      (7) repurchases by Triad of its Capital Stock pursuant to any stockholder's agreement, management equity subscription plan or agreement, stock option plan or agreement or employee benefit plan of Triad, in an aggregate amount not to exceed $2.0 million in any fiscal year, with any unused amounts in any fiscal year being carried over to the next fiscal year;

      (8) the redemption, repurchase, acquisition or retirement of equity interests in any Restricted Subsidiary or any Permitted Joint Venture of Triad or a Restricted Subsidiary; provided that if Triad or any Restricted Subsidiary incurs Indebtedness in connection with such redemption, repurchase, acquisition or retirement, after giving effect to such incurrence and such redemption, repurchase, acquisition or retirement, Triad would have been permitted to incur $1.00 of additional Indebtedness pursuant to the first paragraph of ''--Limitation on Indebtedness'' above;

      (9) transactions contemplated by the Transactions; and

      (10) the prepayment or conversion of not more than $8.0 million of the 6% Convertible Subordinated Debentures Due 2009 of Quorum Health Group, Inc. in accordance with the terms thereof.

   The actions described in clauses (1), (2), (3) and (7), to the extent not related to the ESOP, shall be Restricted Payments that shall be permitted to be taken in accordance with this paragraph (b) but shall reduce the amount that would otherwise be available for Restricted Payments under paragraph (a) above. The actions described in all other clauses of this paragraph (b), including without limitation clause (7) to the extent related to the ESOP, shall be Restricted Payments that shall be permitted to be taken in accordance with this paragraph (b), but shall not reduce the amount that would otherwise be available for Restricted Payments under paragraph (a).

   The amount of all Restricted Payments other than cash shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by Triad or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any non-cash Restricted Payment shall be determined in good faith by the board of directors of Triad or such Restricted Subsidiary, as applicable, whose determination with respect thereto shall be conclusive. If Triad or a Restricted Subsidiary makes a Restricted Payment which, at the time of the making of such Restricted Payment would in the good faith determination of Triad be permitted under the provisions of the indenture, such Restricted Payment

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shall be deemed to have been made in compliance with the indenture notwithstanding any subsequent adjustments made in good faith to Triad's financial statements affecting Consolidated Adjusted Net Income of Triad for any period.

  Limitation on Issuances and Sales of Capital Stock of Restricted Subsidiaries

   Triad will not permit:

      (1) any Restricted Subsidiary to issue any Capital Stock, other than to Triad or a wholly owned Restricted Subsidiary; and

      (2) any Person, other than Triad or a wholly owned Restricted Subsidiary, to own any Capital Stock of any Restricted Subsidiary;

  provided, however, that this covenant shall not prohibit:

      (a) the issuance or any sale, transfer, lease, conveyance, or other disposition of all, but not less than all, of the issued and outstanding Capital Stock of any Restricted Subsidiary owned by Triad or any of its Restricted Subsidiaries in compliance with the other provisions of the indenture, so long as the Net Cash Proceeds, if any, from such sale, transfer, lease, conveyance or other disposition is applied in accordance with the ''Limitation on Sale of Assets'' covenant;

      (b) the ownership by other Persons of Qualified Capital Stock issued prior to the time such Restricted Subsidiary became a subsidiary of Triad that was neither issued in contemplation of such subsidiary becoming a subsidiary nor acquired at that time;

      (c) the ownership by directors of director qualifying shares or the ownership by foreign nationals of Capital Stock of any Restricted Subsidiary, to the extent mandated by applicable law;

      (d) arrangements existing on the original issuance date of the notes;

      (e) any issuance, sale or other disposition of Capital Stock, other than preferred stock, of a Restricted Subsidiary if, immediately after giving effect thereto, such Restricted Subsidiary would remain a Restricted Subsidiary; or

      (f) any issuance, sale or other disposition of Capital Stock of a Restricted Subsidiary if, immediately after giving effect thereto, such Person would no longer constitute a Restricted Subsidiary and any Investment in such Person remaining after giving effect thereto would have been permitted to be made, and shall be deemed to have been made, under the ''Limitation on Restricted Payments'' covenant on the date of such issuance, sale or other disposition.

  Limitation on Transactions with Affiliates

   Triad will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into, amend or permit to exist any agreement, loan advance, guarantee or other transaction or series of related transactions, including, without limitation, the sale, purchase, exchange or lease of assets, property or services, with, or for the benefit of, any Affiliate of Triad or any Restricted Subsidiary, other than Triad or a Restricted Subsidiary, unless:

      (1) such transaction or series of transactions are on terms that are no less favorable to Triad or such Restricted Subsidiary, as the case may be, than would have been able to be obtained at such time in a comparable transaction on an arm's-length basis with an unrelated third-party;

      (2) with respect to any transaction or series of related transactions involving aggregate consideration equal to or greater than $5.0 million Triad has delivered to the trustee an officers' certificate certifying that such transaction or series of transactions complies with clause (1) above and such transaction or series of related transactions shall have been approved by the Board of Directors of Triad, including a majority of the disinterested directors of Triad; and

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      (3) with respect to any transaction or series of related transactions involving aggregate consideration equal to or greater than $20.0 million, Triad has obtained a written opinion as to the fairness to Triad or such Restricted Subsidiary of such transaction or series of related transactions, from a financial point of view.

   The restrictions set forth in the above paragraph shall not apply to:

      (a) reasonable and customary directors' fees, indemnification and similar arrangements, consulting fees, employee salaries, bonuses or employment agreements, compensation or employee benefit arrangements and incentive arrangements with any officer, director or employee of Triad or a Restricted Subsidiary entered into in the ordinary course of business;

      (b) any transactions made in compliance with the ''Limitation on Restricted Payments'' covenant;

      (c) loans and advances to officers, directors and employees of Triad or any Restricted Subsidiary in the ordinary course of business of Triad or any Restricted Subsidiary not exceeding $25.0 million in the aggregate outstanding at any time; or

      (d) any transactions made in accordance with and pursuant to the Transaction Agreements.

  Limitations on Liens

   (1) Triad will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create or permit to exist any Lien securing Indebtedness of Triad that ranks pari passu in right of payment with the notes or Indebtedness of Triad that is subordinate to the notes upon or against any of its property or assets including any shares of stock or Indebtedness of any Restricted Subsidiary or any proceeds therefrom, or assign or otherwise convey any right to receive income thereon, unless:

      (a) in the case of any Lien securing Indebtedness of Triad that ranks pari passu in right of payment with the notes, the notes are secured by a Lien on such property, assets or proceeds that is senior in priority to or pari passu with such Lien; and

      (b) in the case of any Lien securing Indebtedness of Triad that is subordinate to the notes, the notes are secured by a Lien on such property, assets or proceeds that is senior in priority to such Lien;

  provided, however, that the preceding restrictions will not apply to Permitted Liens.

   (2) Triad will not permit any guarantor to, directly or indirectly, create, or permit to exist any Lien securing Indebtedness of such guarantor that ranks pari passu in right of payment with the notes guarantee or Indebtedness of such guarantor that is subordinate to the notes guarantee or with respect to such Restricted Subsidiary's properties or assets, including any shares of stock or Indebtedness of any subsidiary or such guarantor, or any proceeds therefrom, or assign or otherwise convey any right to receive income thereon, unless:

      (a) in the case of any Lien securing Indebtedness of the guarantor that ranks pari passu in right of payment to the notes guarantee, the note guarantee of such guarantor is secured by a Lien or such property, assets or proceeds that is senior in priority to or pari passu with such Lien; and

      (b) in the case of any Lien securing Indebtedness of such guarantor that is subordinate to such guarantor's note guarantee, the note guarantee of such guarantor is secured by a Lien on such property, assets or proceeds that is senior in priority to such Lien; provided, however, that the preceding restrictions will not apply to Permitted Liens.

  Purchase of Notes upon a Change in Control

   If a Change in Control occurs, each holder of notes will have the right to require Triad to repurchase all or any part of that holder's notes pursuant to the offer described below (the ''Change of Control Offer''), at a purchase price in cash equal to 101% of the aggregate principal amount of notes purchased, plus accrued and unpaid interest thereon, if any, to the date of purchase.

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   Within 30 days following any Change in Control, Triad will notify the trustee thereof and give written notice of the Change in Control to each holder of notes by first-class mail, describing the transaction or transactions that constitute the Change in Control and stating, among other things:

      (1) the Change in Control purchase price and the purchase date, which must be a business day no earlier than 30 days nor more than 60 days from the date such notice is mailed, other than as may be required by law;

      (2) that any note not tendered will continue to accrue interest;

      (3) that, unless Triad defaults in the payment of the Change in Control purchase price, any notes accepted for payment pursuant to the Change in Control Offer shall cease to accrue interest after the Change in Control purchase date; and

      (4) the procedures that a holder of notes must follow to accept a Change in Control Offer or to withdraw such acceptance.

   On the Change in Control purchase date, Triad will, to the extent lawful:

      (1) accept for payment all notes or portions of notes properly tendered pursuant to the Change in Control Offer;

      (2) deposit with the paying agent an amount equal to the Change in Control purchase price in respect of all notes or portions of notes so tendered; and

      (3) deliver or cause to be delivered to the trustee the notes so accepted together with an officers' certificate stating the aggregate principal amount of notes or portions of notes being purchased by Triad.

   The paying agent will promptly mail to each holder of notes so tendered the Change in Control purchase price for such notes, and the trustee will promptly authenticate and mail, or cause to be transferred by book entry, to each holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, provided that each such new note will be issued in an original principal amount in denominations of $1,000 or an integral multiple thereof.

   Within 90 days following any Change in Control, but prior to the repurchase of notes as provided above, Triad will either repay all outstanding Indebtedness under the senior secured credit agreement or obtain the requisite consents, if any, under all agreements governing Indebtedness under the senior secured credit agreement to permit the repurchase of notes as provided above. If a Change of Control Offer is made, there can be no assurance that Triad will have available funds sufficient to pay for all or any of the notes that might be delivered by holders seeking to accept the Change of Control Offer.

   Triad will publicly announce the results of the Change in Control Offer on or as soon as practicable after the Change of Control purchase date. Triad shall not be required to make a Change in Control Offer upon a Change in Control if a third party makes the Change in Control Offer in compliance with the Change in Control Offer requirements and purchases all notes validly tendered under such Change in Control Offer.

   The Change in Control provisions described above will be applicable whether or not any other provisions of the indenture are applicable. Except as described above with respect to a Change in Control, the indenture does not contain provisions that permit the holders of the notes to require Triad to repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

   The senior secured credit agreement prohibits Triad from purchasing any notes following a Change in Control and provides that certain Change in Control events with respect to Triad would constitute a default under such agreements. If a Change in Control occurs at a time when Triad is prohibited from purchasing notes, Triad could seek the consent of its lenders to the purchase of notes or could attempt to refinance the borrowings that

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contain such prohibition. If Triad does not obtain such a consent or repay such borrowings, Triad will remain prohibited from purchasing notes. Triad's failure to purchase tendered notes following a Change in Control would constitute an Event of Default under the indenture which, in turn, would constitute a default under the senior secured credit agreement. One of the events which constitutes a Change in Control under the indenture is the disposition of ''all or substantially all'' of Triad's assets. With respect to the disposition of property or assets, the phrase ''all or substantially all'' as used in the indenture varies according to the facts and circumstances of the subject transaction, has no clearly established meaning under relevant law and is subject to judicial interpretation. Accordingly, in certain circumstances, there may be a degree of uncertainty in ascertaining whether a particular transaction would involve a disposition of ''all or substantially all'' of the property or assets of an entity, and therefore it may be unclear whether a Change in Control has occurred and whether Triad is required to make a Change in Control Offer.

   The existence of a holder's right to require Triad to purchase such holder's notes upon a Change in Control may deter a third party from acquiring Triad in a transaction that constitutes a Change in Control.

   Triad will comply with the applicable tender offer rules, including Rule 14e-1 under the Exchange Act, and any other applicable securities laws and resolutions in connection with a Change in Control Offer.

  Limitation on Sale of Assets

   (a) Triad will not, and will not permit any of its Restricted Subsidiaries to, engage in any Asset Sale unless:

      (1) Triad or the Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold; and

      (2) at least 75% of such consideration is in the form of cash or Cash Equivalents or Replacement Assets.

   For purposes of this provision each of the following shall be deemed to be cash:

      (A) Indebtedness, other than subordinated Indebtedness, of Triad or a Restricted Subsidiary that is assumed by the transferee in such Asset Sale and from which Triad and the Restricted Subsidiaries are fully released; and

      (B) notes, securities or other similar obligations received by Triad or any Restricted Subsidiary from such transferee that are converted into cash within 30 days of the related Asset Sale by Triad or the Restricted Subsidiaries to the extent of the cash received in the conversion.

   Notwithstanding the foregoing, the 75% limitation referred to in clause (2) will not apply to (i) any Asset Sale in which the cash or Cash Equivalents portion of the consideration received is equal to or greater than what the after-tax proceeds would have been had such Asset Sale complied with the 75% limitation or (ii) the QHR Disposition.

   (b) Within 12 months after the receipt of any Net Cash Proceeds from an Asset Sale, Triad may use such Net Cash Proceeds to:

      (1) prepay any then outstanding loans under the senior secured credit agreement, including a permanent reduction in commitment thereunder; or

      (2) invest, or enter into a legally binding agreement to invest, in:

          (A) other properties or assets to replace the properties or assets that were the subject of the Asset Sale; or

          (B) in properties and assets that will be used in businesses of Triad or its Restricted Subsidiaries, as the case may be, existing at the time such assets are sold; or

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          (C) in any Related Business or in Capital Stock of a Person, the
       principal portion of whose assets consist of such property or assets, provided that Triad or such Restricted Subsidiary shall acquire at least the same percentage of equity and voting interest in such Person as Triad or such Restricted Subsidiary held with respect to the assets disposed of in such Asset Sale.

   The assets referred to in clauses (A), (B) and (C) constitute ''Replacement Assets.''

   Pending the final application of any such Net Cash Proceeds, Triad may temporarily reduce amounts outstanding under the senior secured credit agreement or otherwise invest such Net Cash Proceeds in any manner that is not prohibited by the indenture. If any such legally binding agreement to invest such Net Cash Proceeds is terminated, then Triad may, within 90 days of such termination or within 12 months of such Asset Sale, whichever is later, invest such Net Cash Proceeds as provided in clause (1) or (2). The amount of Net Cash Proceeds not used as set forth above in this paragraph (b) constitutes ''Excess Proceeds.''

   (c) When the aggregate amount of Excess Proceeds exceeds $15.0 million, Triad shall, within 30 business days, make an offer to purchase (an ''Excess Proceeds Offer'') from all holders of notes, on a pro rata basis, the maximum principal amount of notes that may be purchased with the Excess Proceeds. The offer price as to each note shall be payable in cash in an amount equal to 100% of the principal amount of such note plus accrued and unpaid interest thereon, if any, to the date of purchase. To the extent that the aggregate principal amount of notes tendered pursuant to an Excess Proceeds Offer is less than the Excess Proceeds, Triad may use such deficiency for any lawful purpose not prohibited by the indenture. If the aggregate principal amount of notes tendered by holders of notes exceeds the Excess Proceeds, notes to be purchased will be selected on a pro rata basis.

   Notwithstanding the foregoing, if Triad is required to commence an Excess Proceeds Offer at any time when the terms of any outstanding securities of Triad ranking pari passu in right of payment with the notes provide that a similar offer must be made with respect to such other securities, then:

      (1) the Excess Proceeds Offer for the notes shall be made concurrently with such other offers; and

      (2) securities of each issue will be accepted on a pro rata basis in proportion to the aggregate principal amount of securities of each issue which the holders thereof elect to have purchased.

   Any Excess Proceeds Offer will be made only to the extent permitted under, and subject to prior compliance with, the terms of agreements governing Indebtedness under the senior secured credit agreement. Upon completion of an Excess Proceeds Offer, the amount of Excess Proceeds shall be reset to zero.

  Limitation on Guarantees of Indebtedness by Restricted Subsidiaries

   (a) Triad will not permit any Restricted Subsidiary, directly or indirectly, to guarantee, assume or in any other manner become liable with respect to any Indebtedness of Triad that is pari passu in right of payment with the notes or indebtedness of Triad that is subordinate to the notes unless, with respect to any guarantee by a Restricted Subsidiary of pari passu Indebtedness of Triad, any such guarantee shall be pari passu with such Restricted Subsidiary's note guarantee, and with respect to any guarantee by a Restricted Subsidiary of subordinated Indebtedness of Triad, any such guarantee shall be subordinated to such Restricted Subsidiary's note guarantee at least to the same extent as such guaranteed Indebtedness is subordinated to the notes.

   (b) Notwithstanding the foregoing, any guarantee of the notes created pursuant to the provisions described in the foregoing paragraph (a) will provide by its terms that it will automatically and unconditionally be released and discharged upon:

      (1) any sale, exchange or transfer to any Person not an Affiliate of Triad of all of the Capital Stock of such Restricted Subsidiary held directly or indirectly by Triad, which sale, exchange or transfer is otherwise in compliance with the indenture; or

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      (2) the designation of such Restricted Subsidiary as an Unrestricted
   Subsidiary or Exempt Subsidiary in accordance with the terms of the indenture.

  Limitation on Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries

   Triad will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

      (a) pay dividends or make any other distributions on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits to Triad or any other Restricted Subsidiary;

      (b) pay any Indebtedness owed to Triad or any other Restricted
   Subsidiary;

      (c) make loans or advances to Triad or any other Restricted Subsidiary;

      (d) transfer any of its properties or assets to Triad or any other Restricted Subsidiary; or

      (e) guarantee any Indebtedness of Triad or any other Restricted
   Subsidiary.

   However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

      (1) applicable law;

      (2) customary provisions restricting subletting or assignment of any lease or assignment of any other contract to which Triad or any Restricted Subsidiary is a party or to which any of their respective properties or assets are subject;

      (3) any agreement or other instrument of a Person acquired by Triad or any Restricted Subsidiary in existence at the time of such acquisition, but not created in contemplation thereof, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, so long as the agreement containing the restriction does not violate any other provision of the indenture;

      (4) encumbrances and restrictions in effect on the issuance date of the notes;

      (5) encumbrances and restrictions pursuant to the senior secured credit agreement and its related documentation;

      (6) any encumbrance or restriction contained in contracts for sales of assets permitted by the ''Limitation on Sale of Assets'' covenant with respect to the assets to be sold pursuant to such contract;

      (7) in the case of clause (4) above, restrictions contained in security agreements or mortgages securing Indebtedness of a Restricted Subsidiary permitted under the indenture to the extent such restrictions restrict the transfer of the property subject to such security agreements or mortgages; and

      (8) any encumbrance or restriction existing under any agreement that extends, renews, refinances or replaces the agreements containing the encumbrances or restrictions in the foregoing clauses (3) and (4), provided that the terms and conditions of any such encumbrances or restrictions are no more restrictive than those contained in such agreement.

  Limitation on Unrestricted Subsidiaries

   Triad will not make, and will not permit any of its Restricted Subsidiaries to make, any Investments in Unrestricted Subsidiaries if, at the time thereof, the aggregate amount of such Investments would exceed the amount of Restricted Payments then permitted to be made pursuant to the ''Limitation on Restricted Payments'' covenant. Any Investments in Unrestricted Subsidiaries permitted to be made pursuant to this covenant:

      (1) will be treated as the making of a Restricted Payment in calculating the amount of Restricted Payments made by Triad or a Restricted Subsidiary; and

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      (2) may be made in cash or property.

  Reports

   For as long as the notes are outstanding, Triad will file on a timely basis with the Commission, to the extent such filings are accepted by the Commission and whether or not Triad has a class of securities registered under the Exchange Act, the annual reports, quarterly reports and other documents specified in Section 13 or 15(d) of the Exchange Act, as applicable. Triad will also deliver to the trustee, and mail to each holder of notes, copies of such reports and documents within 15 days after the date on which Triad files such reports and documents with the Commission or the date on which Triad would be required to file such reports and documents if Triad were so required. If filing such reports and documents with the Commission is not accepted by the Commission or is prohibited under the Exchange Act, Triad will supply copies of reports and documents to any prospective holder of notes promptly upon written request.

  Consolidation, Merger and Sale of Assets

   Triad will not, in a single transaction or through a series of transactions:

      (A) consolidate with or merge with or into another Person;

      (B) sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its assets to another Person; or

      (C) permit any of its Restricted Subsidiaries to enter into any transaction or series of transactions which would, in the aggregate, result in the sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the assets of Triad and its Restricted Subsidiaries on a consolidated basis to another Person, unless:

          (1) either:

             (a) Triad will be the continuing corporation; or

             (b) the Person, if other than Triad, formed by or surviving any such consolidation merger or to which such sale, assignment, conveyance, transfer, lease or disposition shall have been made:

                 (x) is a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia; and

                 (y) expressly assumes, by a supplemental indenture in form reasonably satisfactory to the trustee, Triad's obligation for the due and punctual payment of the principal of, premium, if any, Additional Interest, if any, and interest on all the notes and the performance and observance of every covenant of the indenture on the part of Triad to be performed or observed;

          (2) immediately before and immediately after giving effect to such transaction or series of transactions on a pro forma basis, and treating any obligation of Triad or any Restricted Subsidiary incurred in connection with or as a result of such transaction as having been incurred at the time of the transaction, no Default or Event of Default will have occurred and be continuing;

          (3) immediately before and immediately after giving effect to such transaction or series of transactions on a pro forma basis, on the assumption that the transaction or series of transactions occurred on the first day of the four-quarter period immediately prior to the consummation of such transaction or series of transactions with the appropriate adjustments with respect to the transaction or series of transactions being included in such pro forma calculation, Triad, or the surviving entity if Triad is not the continuing obligor under the indenture, shall be able to incur at least $1.00 of additional Indebtedness, other than Permitted Indebtedness, under the provisions of the ''Limitation on Indebtedness'' covenant;

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          (4) immediately after giving effect to such transaction on a pro forma basis, the Consolidated Net Worth of Triad, or the surviving entity if Triad is not the continuing obligor under the indenture, is equal to or greater than the Consolidated Net Worth of Triad immediately prior to such transaction; and

          (5) either each guarantor, unless it is the other party to the transactions described above, shall have by supplemental indenture or Triad, by delivering an opinion of counsel to Triad addressed to the Trustee shall have confirmed that the guarantees of each guarantor will apply to the obligations of Triad or the surviving entity, as the case may be, under the indenture and the notes.

   In connection with any such consolidation, merger, sale, assignment, conveyance, transfer, lease or other disposition, Triad or the surviving entity will deliver to the trustee, in form and substance reasonably satisfactory to the trustee, an officers' certificate and an opinion of counsel, each stating that such consolidation, merger, sale, assignment, conveyance, transfer, lease or other disposition, and, if applicable, such supplemental indenture, comply with the requirements of the indenture and that all conditions precedent provided for in the indenture relating to such transaction have been complied with.

   Each guarantor, other than any subsidiary whose guarantee is being released in connection with a transaction pursuant to the provisions of ''--Note Guarantees'' or ''--Certain Covenants--Limitation on Guarantees of Indebtedness by Restricted Subsidiaries,'' will not, and Triad will not permit a guarantor to:

      (A) merge or consolidate with or into any other entity, other than Triad or any other guarantor; or

      (B) sell, assign, convey, transfer, lease or otherwise dispose of its properties and assets on a consolidated basis substantially as an entirety to any entity, other than Triad or any guarantor; unless

      (1) either:

          (a) such guarantor is the continuing corporation or partnership, or

          (b) the Person, if other than such guarantor, formed by such consolidation or merger or to which such sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of such guarantor shall have been made,

             (x) is a corporation or partnership organized and existing under the laws of the United States, any state thereof or the District of Columbia, and

             (y) expressly assumes, by a supplemental indenture, in form satisfactory to the trustee, all the obligations of such guarantor under the notes and the indenture;

      (2) immediately before and immediately after giving effect to such transaction on a pro forma basis, no Default or Event of Default shall have occurred and be continuing; and

      (3) such guarantor shall have delivered to the trustee an officers' certificate and an opinion of counsel, each stating that such consolidation, merger, sale, assignment, conveyance, transfer, lease or disposition and such supplemental indenture comply with the indenture.

   Upon any consolidation or merger, or any sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of Triad or any guarantor in accordance with the immediately preceding paragraphs, the successor Person formed by such consolidation or into which Triad or such guarantor, as the case may be, is merged or to which such sale, assignment, conveyance, transfer, lease or disposition is made, shall succeed to, and be substituted for, and may exercise every right and power of, Triad or such guarantor, as the case may be, under the indenture and/or the guarantees, as the case may be, with the same effect as if such successor had been named as Triad or such guarantor, as the case may be, therein and/or in the

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guarantee, as the case may be. When a successor assumes all the obligations of its predecessor under the indenture, the notes or a guarantee, as the case may be, the predecessor shall be released from those obligations; provided that in the case of a transfer by lease, the predecessor shall not be released from the payment of principal and interest on the notes or a guarantee, as the case may be.

Events of Default

   Each of the following is an ''Event of Default'':

      (1) default for 30 days in the payment when due of any interest on any note;

      (2) default in the payment of the principal of or premium, if any, on any note at its maturity, upon acceleration, optional redemption, mandatory redemption, required purchase or otherwise;

      (3) default in the performance, or breach, of the provisions described in ''Consolidation, Merger and Sale of Assets,'' the failure to make or consummate a Change in Control Offer in accordance with the provisions of the ''Purchase of Notes upon a Change in Control'' covenant or the failure to make or consummate an Excess Proceeds Offer in accordance with the provisions of the ''Limitation on Sale of Assets'' covenant;

      (4) without duplication, default in the performance, or breach, of any covenant or warranty Triad or any guarantor contained in the indenture or any guarantee, which default or breach continues for a period of 30 days after Triad receives written notice specifying the default from the trustee or the holders of at least 25% of the outstanding principal amount of the notes;

      (5) Either:

          (A) one or more defaults in the payment when due of the principal of or premium, if any, on Indebtedness of Triad or any Restricted Subsidiary aggregating $25.0 million or more, which default continues after any applicable grace period and is not cured or waived; or

          (B) Indebtedness of Triad or any Restricted Subsidiary aggregating $25.0 million or more shall have been accelerated or otherwise declared due and payable, or required to be prepaid or repurchased, other than by regularly scheduled required prepayment, prior to the stated maturity date thereof;

      (6) failure by Triad or any of its Restricted Subsidiaries to pay final, judgments aggregating in excess of $25.0 million which judgments are not discharged, paid or stayed for a period of 60 days;

      (7) except as permitted by the indenture, any guarantee of a Material Subsidiary or group of Restricted Subsidiaries that, taken together, would constitute a Material Subsidiary ceases to be in full force and effect or is declared null and void or any Material Subsidiary or group of Restricted Subsidiaries that, taken together, would constitute a Material Subsidiary denies that it has any further liability under any guarantee, or gives notice to such effect; or

      (8) certain events of bankruptcy, insolvency or reorganization with respect to Triad or any of its Material Subsidiaries or group of Restricted Subsidiaries that, taken together, would constitute a Material Subsidiary.

   If an Event of Default other than an event of bankruptcy or insolvency occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the notes then outstanding may declare all of the notes to be due and payable by notice in writing to Triad, and the same shall become immediately due and payable.

   If an Event of Default due to an event of bankruptcy or insolvency occurs and is continuing, then the notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of notes.

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   At any time after a declaration of acceleration under the indenture, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding notes, by written notice to Triad and the trustee, may rescind such declaration and its consequences if:

      (1) Triad has paid or deposited with the trustee a sum sufficient to pay:

          (a) all overdue interest on all outstanding notes;

          (b) all unpaid principal of and premium, if any, on any outstanding notes that has become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the notes;

          (c) to the extent that payment of such interest is lawful, interest on overdue interest and overdue principal at the rate borne by the notes;

          (d) all sums paid or advanced by the trustee under the indenture and the reasonable compensation, expenses, disbursements and advances of the trustee, its agents and counsel; and

      (2) all Events of Default, other than the non-payment of amounts of principal of, premium, if any, or interest on the notes that has become due solely by such declaration of acceleration, have been cured or waived.

   No such rescission shall affect any subsequent default or impair any right consequent thereto.

   No individual holder of any of the notes has any right to institute any proceeding with respect to the indenture or any remedy thereunder, unless:

      (1) the holders of at least 25% in aggregate principal amount of the outstanding notes have made written request, and offered reasonable indemnity, to the trustee to institute such proceeding;

      (2) the trustee has failed to institute such proceeding within 60 days after receipt of such notice; and

      (3) the trustee, within such 60-day period, has not received directions inconsistent with such written request by holders of a majority in principal amount of the outstanding notes.

   Such limitations do not apply, however, to a suit instituted by a holder of a note for the enforcement of the payment of the principal of, premium, if any, or interest on such note when due.

   The holders of at least a majority in principal amount of the outstanding notes may, on behalf of the holders of all the notes, waive any past Defaults under the indenture, except a Default in the payment of the principal of, premium, if any, or interest on any note, or in respect of a covenant or provision which under the indenture cannot be modified or amended without the consent of the holder of each note outstanding.

   If a Default or an Event of Default occurs and is continuing and is known to the trustee, the trustee will mail to each holder of the notes notice of the Default or Event of Default within 10 days after the occurrence thereof. Except in the case of a Default or an Event of Default in payment of any notes, the trustee may withhold the notice to the holders of such notes if a committee of its trust officers in good faith determines that withholding the notice is in the interests of the holders of the notes.

   Triad is required to furnish to the trustee annual and quarterly statements as to the performance by Triad and the Guarantors of their respective obligations under the indenture. Triad is also required to notify the trustee within five business days of the occurrence of any Default or Event of Default.

Legal Defeasance or Covenant Defeasance of Indenture

   Triad may, at its option and at any time, elect to have its obligations and the obligations of the Guarantors with respect to the outstanding notes discharged (''legal defeasance''). Such legal defeasance means that Triad

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will be deemed to have paid and discharged the entire indebtedness represented by the outstanding notes except for:

      (1) the rights of holders of the outstanding notes to receive payments in respect of the principal of, premium, if any, and interest on the notes when such payments are due;

      (2) Triad's obligations to issue temporary notes, register the transfer or exchange of any notes, replace mutilated, destroyed, lost or stolen notes, maintain an office or agency for payments in respect of the notes and segregate and hold such payments in trust;

      (3) the rights, powers, trusts, duties and immunities of the trustee; and

      (4) the legal defeasance provisions of the indenture.

   In addition, Triad may, at its option and at any time, elect to have the obligations of Triad and any guarantor released with respect to certain covenants set forth in the indenture (''covenant defeasance''), and thereafter any omission to comply with such obligations will not constitute a Default or an Event of Default with respect to the notes. In the event covenant defeasance occurs, certain events, not including non-payment, bankruptcy, receivership, reorganization and insolvency events described under ''Events of Default,'' will no longer constitute an Event of Default with respect to the notes.

   In order to exercise either legal defeasance or covenant defeasance:

      (1) Triad must irrevocably deposit with the trustee, in trust, specifically for the benefit of the holders of the notes, money, non-callable U.S. government obligations or a combination thereof, in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the outstanding notes on the stated date for payment thereof or on the applicable redemption date as the case may be;

      (2) no Default or Event of Default will have occurred and be continuing on the date of such deposit or, insofar as an Event of Default from an event of bankruptcy or insolvency is concerned, at any time during the period ending on the 91st day after the date of deposit;

      (3) such legal defeasance or covenant defeasance will not result in a breach or violation of, or constitute a default under, the indenture, the senior secured credit agreement or any other material agreement or instrument to which Triad or any guarantor is a party or by which it is bound;

      (4) in the case of legal defeasance, Triad shall have delivered to the trustee an opinion of counsel stating that:

          (A) Triad has received from, or there has been published by, the IRS a ruling; or

          (B) since the date of the final prospectus, there has been a change in applicable Federal income tax law;

          (C) in either case to the effect that, and based thereon such opinion shall confirm that the holders of the outstanding notes will not recognize income, gain or loss for Federal income tax purposes as a result of such legal defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred;

      (5) in the case of covenant defeasance, Triad shall have delivered to the trustee an opinion of counsel to the effect that the holders of the notes outstanding will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

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      (6) in the case of legal defeasance or covenant defeasance, Triad shall have delivered to the trustee an opinion of counsel to the effect that, after the 91st day following the deposit or after the date such opinion is delivered, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

      (7) Triad shall have delivered to the trustee an officers' certificate stating that the deposit was not made by Triad with the intent of preferring the holders of the notes or any guarantee over the other creditors of either Triad or any guarantor with the intent of hindering, delaying or defrauding creditors of either Triad or any guarantor; and

      (8) Triad shall have delivered to the trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent relating to either the legal defeasance or the covenant defeasance, as the case may be, have been complied with.

Satisfaction and Discharge

   The indenture will cease to be of further effect when:

      (1) either:

          (a) all the notes theretofore authenticated and delivered, other than destroyed, lost or stolen notes which have been replaced or paid and notes for whose payment money has been deposited in trust or segregated and held in trust by Triad and thereafter repaid to Triad or discharged from such trust, have been delivered to the trustee for cancellation; or

          (b) all notes not theretofore delivered to the trustee for cancellation:

             (x) have become due and payable;

             (y) will become due and payable at the applicable date of maturity within one year; or

             (z) are to be called for redemption within one year under arrangements satisfactory to the trustee, and Triad has irrevocably deposited with the trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the notes not theretofore delivered to the trustee for cancellation, for principal of, premium, if any, and interest on the notes to the date of deposit, the applicable date of maturity or the redemption date, as the case may be;

      (2) Triad has paid or caused to be paid all sums payable under the indenture by Triad; and

      (3) Triad has delivered to the trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent under the indenture relating to the satisfaction and discharge of the indenture have been complied with.

   This satisfaction and discharge shall not apply to surviving rights of registration or transfer or exchange of the notes, as expressly provided for in the indenture.

Transfer and Exchange

   A holder may transfer or exchange notes in accordance with the indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents and Triad may require a holder to pay any taxes and fees required by law or permitted by the indenture. Triad is not required to transfer or exchange any note selected for redemption. Also, Triad is not required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed. The registered holder of a note will be treated as the owner of it for all purposes.

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Amendments and Waivers

   With certain exceptions, modifications and amendments of the indenture may be made by a supplemental indenture entered into by Triad, the Guarantors and the trustee with the consent of the holders of a majority in aggregate outstanding principal amount of the notes then outstanding; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding note affected thereby:

      (1) change the stated maturity date of the principal of, or any installment of interest on, any note;

      (2) reduce the principal of, or premium, if any, or the rate of interest on any notes;

      (3) make any notes payable in money other than that stated in the notes;

      (4) impair the right to institute suit for the enforcement of any such payment after the stated maturity date of any note, or, in the case of redemption, on or after the redemption date;

      (5) following the occurrence of an Asset Sale, amend, change or modify the obligation of Triad to make and consummate an Excess Proceeds Offer with respect to any Asset Sale in accordance with the ''Limitation on Sale of Assets'' covenant, including amending, changing or modifying any definition relating thereto in any manner materially adverse to the holders of the notes affected thereby;

      (6) following the occurrence of a Change in Control, amend, change or modify the obligation of Triad to make and consummate a Change in Control Offer in the event of a Change in Control in accordance with the ''Purchase of Notes Upon a Change in Control'' covenant, including amending, changing or modifying any definition relating thereto in any manner materially adverse to the holders of the notes affected thereby;

      (7) reduce the amount of notes whose holders must consent to any supplemental indenture or any waiver of compliance with provisions of the indenture;

      (8) modify any of the provisions relating to supplemental indentures requiring the consent of holders or relating to the waiver of past defaults or relating to the waiver of certain covenants, except:

          (a) to increase the percentage of outstanding notes required for such actions; or

          (b) to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each note affected thereby; or

      (9) amend or modify any of the provisions of the indenture relating to any guarantee in any manner adverse to the holders of the notes.

   Notwithstanding the foregoing, without the consent of any holder of the notes, Triad, any guarantor and the trustee may modify or amend the indenture:

      (1) to evidence the succession of another Person to Triad, a guarantor or any other obligor on the notes, and the assumption by any such successor of the covenants of Triad or such obligor or guarantor in the indenture and in the notes and in any guarantee in accordance with ''--Consolidation, Merger and Sale of Assets'';

      (2) to add to the covenants of Triad, any guarantor or any other obligor upon the notes for the benefit of the holders of the notes or to surrender any right or power conferred upon Triad or any other obligor upon the notes, as applicable, in the indenture, in the notes or in any guarantee;

      (3) to cure any ambiguity, or to correct or supplement any provision in the indenture, the notes or any guarantee which may be defective or inconsistent with any other provision in the indenture, the notes or any guarantee or make any other provisions with respect to matters or questions arising under the indenture, the notes or any guarantee; provided that, in each case, such provisions shall not adversely affect the interest of the holders of the notes;

      (4) to comply with the requirements of the Commission in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

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      (5) to add a guarantor under the indenture;

      (6) to evidence and provide the acceptance of the appointment of a successor trustee under the indenture;

      (7) to mortgage, pledge, hypothecate or grant a security interest in favor of the trustee for the benefit of the holders of the notes as additional security for the payment and performance of Triad's and any guarantor's obligations under the indenture, in any property or assets.

   The holders of a majority in principal amount of the notes outstanding may waive compliance with certain restrictive covenants and provisions of the indenture.

The Trustee

   The indenture provides that, except during the continuance of an Event of Default, the trustee will perform only such duties as are specifically set forth in the indenture. If an Event of Default has occurred and is continuing, the trustee will exercise such rights and powers vested in it by the indenture and use the same degree of care and skill in its exercise as a prudent Person would exercise under the circumstances in the conduct of such Person's own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of notes, unless such holder shall have offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

   If the trustee becomes a creditor of Triad or any guarantor, the indenture limits its rights to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The trustee is permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict or resign.

Governing Law

   The indenture, the notes and the guarantees will be governed by, and construed in accordance with, the laws of the State of New York.

Certain Definitions

   Set forth below are certain defined terms used in the indenture. Reference is made to the indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

   ''Acquired Indebtedness'' means Indebtedness of a Person:

      (a) existing at the time such Person becomes a Restricted Subsidiary; or

      (b) assumed in connection with the acquisition of assets constituting substantially all the assets of such Person, any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business from such Person.

   Acquired Indebtedness shall be deemed to be incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Restricted Subsidiary.

   ''Additional Interest'' has the meaning set forth in the Registration Rights Agreement.

   ''Affiliate'' means, with respect to any specified Person:

      (a) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person; or

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      (b) any other Person that owns, directly or indirectly, 10% or more of such specified Person's Capital Stock; or

      (c) any executive officer or director of any such specified Person or other Person.

   For the purposes of this definition, ''control,'' when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

   ''Asset Sale'' means any sale, issuance, conveyance, transfer, lease or other disposition, including, without limitation, by way of merger, consolidation or sale and leaseback transaction (collectively, a ''transfer''), directly or indirectly, in one of a series of related transactions, of:

      (a) any Capital Stock of any Restricted Subsidiary;

      (b) all or substantially all of the properties and assets of any division or line of business of Triad or any Restricted Subsidiary; or

      (c) any other properties or assets of Triad or any Restricted Subsidiary other than in the ordinary course of business.

   For the purposes of this definition, the term ''Asset Sale'' shall not include any transfer of properties or assets:

      (1) that is governed by the provisions of the indenture described under ''--Consolidation, Merger and Sale of Assets;''

      (2) between or among Triad and Restricted Subsidiaries in accordance with the terms of the indenture;

      (3) a Hospital Swap;

      (4) with an aggregate fair market value of less than $10.0 million per transaction and not to exceed $50.0 million in the aggregate in any twelve month period;

      (5) long-term leases, in effect on the date the notes were issued, of Hospitals to another Person;

      (6) long-term leases of Hospitals to another Person; provided that the aggregate book value of the properties subject to such leases at any one time outstanding does not exceed 15% of the Total Assets of Triad at the time any such lease is entered into;

      (7) that are obsolete, damaged or worn out equipment or inventory that is no longer useful in the conduct of Triad's or its subsidiaries' business and that is disposed of in the ordinary course of business;

      (8) that constitutes a sale or other disposition of accounts receivable in the ordinary course of business, including for purposes of financing, for cash and in an amount at least equal to the fair market value of such accounts receivable; or

      (9) that is made the subject of an Investment consummated in compliance with ''Certain Covenants--Limitation on Restricted Payments.''

   ''Attributable Debt'' of any Person in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of such Person as lessee for net rental payments, excluding all amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water, utilities and similar charges to the extent included in such rental payments, during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

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   ''Average Life'' means, as of the date of determination with respect to any
Indebtedness, the quotient obtained by dividing:

      (a) the sum of the products of (1) the number of years from the date of determination to the date or dates of each successive scheduled principal payment, including, without limitation, any sinking fund requirements, of such Indebtedness multiplied by (2) the amount of each such principal payment by;

      (b) the sum of all such principal payments.

   ''Capital Stock'' means, with respect to any Person, any and all shares, interests, partnership interests, participation, rights in or other equivalents, however designated, of such Person's capital stock, and any rights, other than debt securities convertible into capital stock, warrants or options exchangeable for or convertible into such capital stock, whether now outstanding or issued after the date of the indenture.

   ''Capitalized Lease Obligation'' means, with respect to any Person, any obligation of such Person under a lease of, or other agreement conveying the right to use, any property, whether real, personal or mixed, that is required to be classified and accounted for as a capital lease obligation under GAAP, and, for the purpose of the indenture, the amount of such obligation at any date shall be the capitalized amount thereof at such date, determined in accordance with GAAP.

   ''Cash Equivalents'' means:

      (a) any evidence of Indebtedness with a maturity of one year or less issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof, provided that the full faith and credit of the United States is pledged in support thereof;

      (b) certificates of deposit or acceptances with a maturity of one year or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $500.0 million;

      (c) commercial paper with a maturity of one year or less issued by a corporation that is not an Affiliate of Triad and is organized under the laws of any state of the United States or the District of Columbia and rated at least A-1 by S&P or any successor rating agency or at least P-1 by Moody's or any successor rating agency;

      (d) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (a) and (b) above;

      (e) demand and time deposits with a domestic commercial bank that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $500.0 million; and

      (f) investments in funds investing solely in investments of the types described in clauses (a) through (e) above.

   ''Change in Control'' means the occurrence of any of the following events:

      (a) any ''person'' or ''group'' (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the ''beneficial owner'' (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have ''beneficial ownership'' of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total outstanding voting stock of Triad; provided that if the ESOP is the ''beneficial owner'' of more than 35% of the total outstanding voting stock of Triad such event shall not constitute a Change in Control under this clause (a):

      (b) Triad consolidates with, or merges with or into, another Person or conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, or any Person consolidates with, or

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   merges with or into, Triad, in any such event pursuant to a transaction in which the outstanding voting stock of Triad is converted into or exchanged for cash, securities or other property, other than any such transaction:

          (x) where the outstanding voting stock of Triad is not converted or exchanged at all, except to the extent necessary to reflect a change in the jurisdiction of incorporation of Triad, or is converted into or exchanged for:

             (A) voting stock, other than Redeemable Capital Stock, of the surviving or transferee corporation and/or

             (B) cash, securities and other property, other than Capital Stock of the surviving or transferee corporation, in an amount that could be paid by Triad as a Restricted Payment as described under, or is otherwise not prohibited by, the ''Limitation on Restricted Payments'' covenant and

             (C) immediately after such transaction, no ''person'' or ''group'' (as such terms are used in Sections 13(d) and 14(d) of the Exchange
          Act) is the ''beneficial owner'' (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have ''beneficial ownership'' of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total outstanding voting stock of the surviving or transferee corporation;

      (c) during any consecutive two year period, individuals who at the beginning of such period constituted the board of directors of Triad, together with any new directors whose election to such board of directors, or whose nomination for election by the stockholders of Triad, was approved by a vote of 66 2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the board of directors of Triad then in office; or

      (d) Triad is liquidated or dissolved or adopts a plan of liquidation or dissolution other than in a transaction which complies with the provisions described under ''Consolidation, Merger and Sale of Assets.''

   ''Consolidated Adjusted Net Income'' means, for any period, the consolidated net income (or loss) of Triad and all Restricted Subsidiaries for such period as determined in accordance with GAAP, adjusted by excluding, without duplication:

      (a) any net after-tax extraordinary gains or losses, less all fees and expenses relating thereto;

      (b) any net after-tax gains or losses, less all fees and expenses relating thereto, attributable to asset dispositions other than in the ordinary course of business;

      (c) the portion of net income (or loss) of any Person, other than Triad or a Restricted Subsidiary, including Unrestricted Subsidiaries, in which Triad or any Restricted Subsidiary has an ownership interest, except to the extent of the amount of dividends or other distributions actually paid to Triad or any Restricted Subsidiary in cash dividends or distributions during such period;

      (d) for purposes of ''Certain Covenants--Limitation on Restricted Payments'' above, the net income (or loss) of any Person combined with Triad or any Restricted Subsidiary on a ''pooling of interests'' basis attributable to any period prior to the date of combination;

      (e) the net income of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary is not at the date of determination permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary or its stockholders, except to the extent of the amount of cash dividends or other distributions actually paid to

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   Triad or a Restricted Subsidiary not subject to such restriction by such
   Restricted Subsidiary during such period; and

      (f) for purposes of calculating Consolidated Adjusted Net Income under the ''Limitation on Restricted Payment'' covenant any net income (or loss) from any Restricted Subsidiary while it was an Unrestricted Subsidiary at any time during such period other than any amounts actually received from such Restricted Subsidiary during such period.

   ''Consolidated Fixed Charge Coverage Ratio'' of Triad means, for any period, the ratio of:

      (a) the sum of Consolidated Adjusted Net Income and, to the extent deducted in computing Consolidated Adjusted Net Income, Consolidated Interest Expense, Consolidated Income Tax Expense and Consolidated Non-Cash Charges, less all non-cash items increasing Consolidated Adjusted Net Income, in each case, for such period to

      (b) the sum of (1) Consolidated Interest Expense and (2) cash dividend payments on preferred stock of Triad or any Restricted Subsidiary and non-cash dividends due on preferred stock of any Restricted Subsidiary for such period.

   ''Consolidated Income Tax Expense'' means, for any period, the provision for federal, state, local and foreign income taxes of Triad and all Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP.

   ''Consolidated Interest Expense'' means, for any period, without duplication, the sum of:

      (a) the interest expense of Triad and its Restricted Subsidiaries for such period, including, without limitation,

          (1) amortization of debt discount,

          (2) the net cost/benefit of Interest Rate Agreements, including amortization of discounts,

          (3) the interest portion of any deferred payment obligation,

          (4) commissions, discounts, and other fees and charges owed with respect to letters of credit and bankers acceptance financing and similar transactions, and

          (5) amortization of debt issuance costs, plus

      (b) the interest component of Capitalized Lease Obligations of Triad and its Restricted Subsidiaries during such period; plus

      (c) the interest of Triad and its Restricted Subsidiaries that was capitalized during such period; plus

      (d) interest on Indebtedness of another Person that is guaranteed by Triad or any Restricted Subsidiary or secured by a Lien on assets of Triad or a Restricted Subsidiary, to the extent such interest is actually paid by Triad or such Restricted Subsidiary, in each case as determined on a consolidated basis in accordance with GAAP;

   provided that

      (x) the Consolidated Interest Expense attributable to interest on any Indebtedness computed on a pro forma basis and bearing a floating interest rate shall be computed as if the rate in effect on the date of computation had been the applicable rate for the entire period, and

      (y) in making such computation, the Consolidated Interest Expense attributable to interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period.

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   Notwithstanding the foregoing, the interest rate with respect to any
Indebtedness covered by any Interest Rate Agreement shall be deemed to be the effective interest rate with respect to such Indebtedness after taking into account such Interest Rate Agreement.

   ''Consolidated Net Worth'' means the total of the amounts shown on the balance sheet of Triad and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, as of the end of the most recent fiscal quarter of Triad ending prior to the taking of any action for the purpose of which the determination is being made, as:

      (a) the aggregate paid-in capital relating to such Capital Stock; plus

      (b) any retained earnings or earned surplus less (1) any accumulated deficit and (2) any amounts attributable to Redeemable Capital Stock.

   ''Consolidated Non-Cash Charges'' means, for any period, the aggregate depreciation, amortization, depletion and other non-cash expenses of Triad and any Restricted Subsidiary reducing Consolidated Adjusted Net Income for such period, determined on a consolidated basis in accordance with GAAP, excluding any such non-cash charge that requires an accrual of or reserve for cash charges for any future period.

   ''Currency Agreements'' means any spot or forward foreign exchange agreements and currency swap, currency option or other similar financial agreements or arrangements entered into by Triad or any of its Restricted Subsidiaries in the ordinary course of business and designated to protect against or manage exposure to fluctuations in foreign currency exchange rates.

   ''Default'' means any event that is, or after notice or passage of time or both would be, an Event of Default.

   ''ESOP'' means the Triad Hospitals, Inc. Retirement Savings Plan.

   ''ESOP Loans'' means loans to the ESOP by Triad or guarantees by Triad of loans to the ESOP by a third party lender, in either case in connection with the purchase as promptly as practicable of shares of Triad common stock by the ESOP.

   ''Existing 11% Senior Subordinated Notes'' means the 11% Senior Subordinated Notes due 2009 of Triad.

   ''Existing Indenture'' means the indenture governing the Existing 11% Senior Subordinated Notes.

   ''fair market value'' means, with respect to any asset or property, the sale value that would be obtained in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy. Fair market value shall be determined by the Board of Directors of Triad in good faith.

   ''Generally Accepted Accounting Principles'' or ''GAAP'' means generally accepted accounting principles in the United States, consistently applied, that are in effect on the date of determination.

   ''guarantee'' means, as applied to any obligation:

      (a) a guarantee, other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner, of any part or all of such obligation; and

      (b) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance, or payment of damages in the event of non-performance, of all or any part of such obligation, including, without limiting the foregoing, the payment of amounts drawn by letters of credit.

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   ''guarantor'' means each Restricted Subsidiary that executes the indenture and any other Restricted Subsidiary that incurs a note guarantee; provided that upon the release and discharge of any Person from its note guarantee in accordance with the indenture, such Person shall cease to be a guarantor.

   ''Hospital'' means a hospital, outpatient clinic, long-term care facility, medical office building or other facility or business that is used or useful in or related to the provision of healthcare services.

   ''Hospital Swap'' means an exchange of assets and, to the extent necessary to equalize the value of the assets being exchanged, cash by Triad or a Restricted Subsidiary for one or more hospitals and/or one or more Related Businesses, or for 100% of the Capital Stock of any Person owning or operating one or more Hospitals and/or one or more Related Businesses, provided that cash does not exceed 20% of the sum of the amount of the cash and the fair market value of the Capital Stock or assets received or given by Triad or a Restricted Subsidiary in such transaction.

   ''Indebtedness'' means, with respect to any Person, without duplication:

      (a) all liabilities of such Person for borrowed money, including overdrafts, or for the deferred purchase price of property or services, excluding any trade payables and other accrued current liabilities incurred in the ordinary course of business, but including, without limitation, all obligations, contingent or otherwise, of such Person in connection with any letters of credit and acceptances issued under letter of credit facilities, acceptance facilities or other similar facilities;

      (b) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments;

      (c) indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property, but excluding trade payables arising in the ordinary course of business;

      (d) all Capitalized Lease Obligations of such Person;

      (e) all obligations of such Person under or in respect of Interest Rate Agreements or Currency Agreements;

      (f) all indebtedness referred to in the preceding clauses of other Persons and all dividends of other Persons, the payment of which is secured by, or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by, any Lien or with respect to property, including, without limitation, accounts and contract rights, owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, the amount of such obligation being deemed to be the lesser of the value of such property or asset or the amount of the obligation so secured;

      (g) all guarantees by such Person of Indebtedness referred to in this definition or any other Person;

      (h) all Redeemable Capital Stock of such Person valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends; and

      (i) all Attributable Debt of such Person.

   For purposes of this definition, the ''maximum fixed repurchase price'' of any Redeemable Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Capital Stock as if such Redeemable Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the indenture, and if such price is based upon, or measured by, the fair market value of such Redeemable Capital Stock, such fair market value shall be determined in good faith by the board of directors of the issuer of such Redeemable Capital Stock.

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   ''Interest Rate Agreements'' means any interest rate protection agreements and other types of interest rate hedging agreements, including, without limitation, interest rate swaps, caps, floors, collars and similar agreements, designed to protect against or manage exposure to fluctuations in interest rates.

   ''Investment'' means, with respect to any Person, any direct or indirect advance, loan, guarantee or other extension of credit or capital contribution to, by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others, or any purchase, acquisition or ownership by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued or owned by, any other Person and all other items that would be classified as investments on a balance sheet prepared in accordance with GAAP.

   In addition, the portion, proportionate to Triad's or a Restricted Subsidiary's equity interest in each of their respective subsidiaries, of the fair market value of the net assets of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary shall be deemed to be an ''Investment'' made by Triad in such Unrestricted Subsidiary at such time. Upon a redesignation of such subsidiary as a Restricted Subsidiary, Triad shall be deemed to continue to have a permanent ''Investment'' in an Unrestricted Subsidiary equal to an amount (if positive) equal to:

      (x) Triad's or one of its subsidiaries' ''Investment'' in such subsidiary at the time of such redesignation less

      (y) the portion, proportionate to Triad,' or one of its subsidiaries' equity interest in such subsidiary, of the fair market value of the net assets of such subsidiary at the time of such redesignation.

   ''Investment'' shall exclude extensions of trade credit on commercially reasonable terms in accordance with normal trade practices.

   ''Lien'' means any mortgage, charge, pledge, lien (statutory or otherwise), security interest, hypothecation, assignment for security, claim, or preference of priority or other encumbrance upon or with respect to any property of any kind, real or personal, movable or immovable, now owned or hereafter acquired. A Person shall be deemed to own subject to a Lien any property which such Person has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement having substantially the same economic effect as the foregoing.

   ''Material Subsidiary'' of a Person means any Restricted Subsidiary that would be a significant subsidiary of such person, as defined in rule 1-02 of Regulation S-X promulgated by the Commission.

   ''Merger Agreement'' means, the Agreement and Plan of Merger dated as of October 18, 2000 by and between Quorum Health Group, Inc. and Triad, as amended, supplemented or otherwise modified from time to time.

   ''Net Cash Proceeds'' means, with respect to any Asset Sale, the proceeds thereof in the form of cash or cash equivalents including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed for, cash or cash equivalents, except to the extent that such obligations are financed or sold with recourse to Triad or any Restricted Subsidiary, net of:

      (a) brokerage commissions and other fees and expenses, including, without limitation, fees and expenses of legal counsel and investment banks, recording fees, transfer fees and appraiser fees, related to such Asset Sale;

      (b) provisions for all taxes payable as a result of such Asset Sale;

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      (c) payments made to retire Indebtedness where payment of such
   Indebtedness is secured by the assets or properties which are the subject of such Asset Sale or where such Indebtedness must by its terms, or as required by applicable law, be repaid out of the proceeds of such Asset Sale;

      (d) amounts required to be paid to any Person, other than Triad or any Restricted Subsidiary owning a beneficial interest in or having a Lien on the assets subject to the Asset Sale;

      (e) all distributions and other payments required to be made to non-majority interest holders in the subsidiaries of Triad or Permitted Joint Ventures as a result of such Asset Sale; and

      (f) appropriate amounts to be provided by Triad or any Restricted Subsidiary, as the case may be, as a reserve required in accordance with GAAP against any liabilities associated with such Asset Sale and retained by Triad or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an officers' certificate delivered to the trustee.

   ''Note Guarantee'' means any guarantee of the obligations of Triad under the Indenture and the notes by any Restricted Subsidiary in accordance with the provisions of the Indenture.

   ''Permitted Indebtedness'' means any of the following:

      (a) Indebtedness of Triad or any Restricted Subsidiary under the senior secured credit agreement in an aggregate principal amount at any one time outstanding not to exceed $1.2 billion;

      (b) Indebtedness of Triad pursuant to the notes or of any Restricted Subsidiary pursuant to a Note Guarantee;

      (c) without duplication, Indebtedness of Triad or any Restricted Subsidiary outstanding on the date of the indenture and immediately following consummation of the Transactions in an amount not to exceed $350 million (including the Existing 11% Senior Subordinated Notes);

      (d) Indebtedness of Triad owing to any Restricted Subsidiary; provided that any disposition, pledge or transfer of any such Indebtedness to a Person, other than a disposition, pledge or transfer to Triad or another Restricted Subsidiary, shall be deemed to be an incurrence of such Indebtedness by Triad not permitted by this clause (d);

      (e) Indebtedness of a Restricted Subsidiary owing to Triad or to another Restricted Subsidiary; provided that any disposition, pledge or transfer of any such Indebtedness to a Person, other than a disposition, pledge or transfer to Triad or a Restricted Subsidiary, shall be deemed to be an incurrence of such Indebtedness by such Restricted Subsidiary not permitted by this clause (e);

      (f) guarantees of any Restricted Subsidiary made in accordance with the provisions of the ''Limitation on Guarantees of Indebtedness by Restricted Subsidiaries'' covenant;

      (g) obligations of Triad or any guarantor entered into in the ordinary course of business:

          (1) pursuant to Interest Rate Agreements designed to protect Triad or any Restricted Subsidiary against fluctuations in interest rates in respect of Indebtedness of Triad or any Restricted Subsidiary, which obligations do not exceed the aggregate principal amount of such Indebtedness; and

          (2) pursuant to Currency Agreements entered into by Triad or any of its Restricted Subsidiaries in respect of its assets or obligations, as the case may be, denominated in a foreign currency;

      (h) Indebtedness of Triad or any guarantor in respect of Purchase Money Obligations and Capitalized Lease Obligations of Triad or any guarantor in an aggregate amount which does not exceed $40.0 million at any one time outstanding;

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      (i) Indebtedness of Triad or any guarantor consisting of guarantees, indemnities, hold backs or obligations in respect of purchase price adjustments in connection with the acquisition or disposition of assets, including, without limitation, shares of Capital Stock of Restricted Subsidiaries, or contingent payment obligations incurred in connection with the acquisition of assets which are contingent on the performance of the assets acquired, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such assets of shares of Capital Stock of such Restricted Subsidiary for the purpose of financing such acquisition; provided that the maximum allowable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by Triad and its Restricted Subsidiaries;

      (j) Indebtedness of Triad or any guarantor represented by:

          (1) letters of credit for the account of Triad or any Restricted Subsidiary; or

          (2) other obligations to reimburse third parties pursuant to any surety bond or other similar arrangements, which letters of credit or other obligations, as the case may be, are intended to provide security for workers' compensation claims, payment obligations in connection with self-insurance or other similar requirements in the ordinary course of business;

      (k) any renewals, extensions, substitutions, refinancing or replacements (each, for purposes of this clause, a ''refinancing'') of any Indebtedness incurred pursuant to the first paragraph under ''Certain Covenants--Limitation on Indebtedness'' or referred to in clauses (b) or (c) of this definition, including any successive refinancings, so long as:

          (1) any such new indebtedness shall be in a principal amount that does not exceed the principal amount so refinanced, plus the lesser of the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Indebtedness refinanced or the amount of any premium reasonably determined as necessary to accomplish such refinancing;

          (2) in the case of any refinancing by Triad of Indebtedness that is pari passu in right of payment with the notes or Indebtedness that is subordinate to the notes, such new Indebtedness is made pari passu with or subordinate to the notes at least to the same extent as the Indebtedness being refinanced;

          (3) in the case of any refinancing by any guarantor of Indebtedness that is pari passu in right of payment with its Note Guarantee or Indebtedness that is subordinate to its Note Guarantee, such new Indebtedness is made pari passu with or subordinate to its Note Guarantee at least to the same extent as the Indebtedness being refinanced;

          (4) such new Indebtedness has an Average Life no shorter than the Average Life of the Indebtedness being refinanced and final stated maturity date of principal no earlier than the final stated maturity date of principal of the Indebtedness being refinanced; and

          (5) Indebtedness of Triad or a guarantor may only be refinanced with Indebtedness of Triad or a guarantor, as the case may be;

      (l) payments to or by Triad to fund the payment of or payment by Triad of dividends, loans, distributions or annual contributions calculated in accordance with the requirements of Section 415 of the Internal Revenue Code to the ESOP in amounts equal to amounts expended by Triad or Triad to repurchase shares of its Capital Stock from deceased or retired employees in accordance with the terms of the ESOP as in effect on the date of the indenture and from employees whose employment with Triad or any of its subsidiaries has terminated for any reason, in each case contemplated by this clause (1) only to the extent mandatorily required by the ESOP as in effect on the date of the indenture, the Internal Revenue Code or ERISA; and, provided, further, that in each such case Triad has deferred making any cash payments in respect of such repurchase obligations to the maximum extent possible under the ESOP as in effect on the date of the indenture or as modified from time to time to comply with law;

      (m) Physician Support Obligations incurred by Triad or any Restricted Subsidiary;

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      (n) Indebtedness of Triad or any guarantor not otherwise permitted by the foregoing clauses (a) through (m) or clause (o) below in an aggregate principal amount not in excess of $80.0 million at any one time outstanding; and

      (o) the 8 3/4% Senior Subordinated Notes due 2005 of Quorum Health Group, Inc., as long as the QHGI Notes Redemption has been mailed to holders of such notes, and a dollar amount sufficient to cover the outstanding principal and interest and any applicable redemption premium has been deposited with the appropriate trustee on or before the Issue Date, and all of outstanding the 8 3/4% Senior Subordinated Notes due 2005 of Quorum Health Group, Inc. have been redeemed within 60 days after the Issue Date.

   ''Permitted Investments'' means any of the following:

      (a) Investments in Cash Equivalents;

      (b) Investments in Triad or any Guarantor;

      (c) intercompany Indebtedness to the extent permitted under clauses (d) or (e) of the definition of ''Permitted Indebtedness;

      (d) Investments in an amount not to exceed $20.0 million at any one time outstanding;

      (e) Investments by Triad or any Restricted Subsidiary in another Person, if as a result of such Investment:

          (1) such other Person becomes a Restricted Subsidiary; or

          (2) such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all of its assets to, Triad or a Restricted Subsidiary;

      (f) Investments acquired in the Transactions;

      (g) bonds, notes, debentures and other securities received as consideration for Assets Sales to the extent permitted under the ''Limitation on Sale of Assets'' covenant;

      (h) any Investment in a Person engaged principally in a Related Business prior to such Investment if:

          (1) Triad would, at the time of such Investment and after giving pro forma effect thereto as if such Investment had been made at the beginning of the most recently ended four full fiscal quarter period for which consolidated financial statements are available immediately preceding the date of such Investment, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Fixed Charge Coverage Ratio test set forth in the first paragraph under the ''Limitation on Indebtedness'' covenant; and

          (2) the aggregate amount, including cash and the book value of property other than cash, as determined by the board of directors, of all Investments made pursuant to this clause (h) by Triad and its Restricted Subsidiaries does not exceed in the aggregate 20% of the Total Assets of Triad at the time the Investment is made; provided that Investments of up to $40.0 million shall be permitted under this paragraph (h) without regard to the requirements of clause (1) of this paragraph (h);

      (i) Physician Support Obligations made by Triad or any Restricted Subsidiary;

      (j) in the event Triad or a Restricted Subsidiary shall establish a subsidiary for the purpose of insuring the healthcare businesses or facilities owned or operated by Triad, any subsidiary, any Permitted Joint Venture or any physician employed by or on the medical staff of any such business or facility (the ''Insurance Subsidiary''), Investments in an amount which do not exceed the minimum amount of capital required under the laws of the jurisdiction in which the Insurance Subsidiary is formed, and any Investment by such Insurance Subsidiary which is a legal investment for an insurance company under the laws of the jurisdiction in which the Insurance Subsidiary is formed and made in the ordinary course of business and rated in one of the four highest rating categories;

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      (k) Investments made in connection with Hospital Swaps;

      (l) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers' compensation, performance and other similar deposits made in the ordinary course of business;

      (m) loans and advances to officers, directors and employees made in the ordinary course of business of less than $15.0 million in the aggregate at any one time outstanding;

      (n) Interest Rate Agreements and Currency Agreements permitted under ''Certain Covenants--Limitation on Indebtedness'';

      (o) Investments represented by accounts receivable created or acquired in the ordinary course of business;

      (p) Investments existing on the date on which the notes were originally issued and any renewal or replacement thereof on terms and conditions no less favorable than that being renewed or replaced;

      (q) any Investment to the extent that the consideration therefor is Qualified Capital Stock;

      (r) shares of Capital Stock or other securities received in settlement of debts owed to Triad or any Restricted Subsidiary as a result of foreclosure, perfection or enforcement of any Lien or indebtedness or in connection with any good faith settlement of a bankruptcy proceeding;

      (s) the ESOP Loans; or

      (t) any Investment in an Exempt Subsidiary if the aggregate amount (including cash and the book value of property other than cash, as determined by the Board of Directors of Triad) of all investments made pursuant to this paragraph (t) by Triad and its Restricted Subsidiaries (determined as of the time made), when added to the total consolidated assets of all Exempt Subsidiaries, does not exceed in the aggregate 20% of the Total Assets of Triad at the time the investment is made.

   ''Permitted Joint Venture'' means, with respect to any Person:

      (a) any corporation, association, limited liability company or other business entity (other than a partnership) of which 50% or more of the total voting power of shares of Capital Stock entitled, without regard to the occurrence of any contingency, to vote in the election of directors, managers or trustees thereof and 50% or more of the total equity interests is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the Restricted Subsidiaries of that Person or a combination thereof; and

      (b) any partnership of which 50% or more of the general or limited partnership interests are owned or controlled, directly or indirectly, by such Person or one or more of the Restricted Subsidiaries of that Person or a combination thereof, which in the case of each of clauses (a) and (b) is engaged in a Related Business.

   ''Permitted Liens'' means:

      (a) Liens existing on the Issue Date;

      (b) Liens securing any Interest Rate Agreements of Triad or any Restricted Subsidiary;

      (c) Liens securing any Indebtedness incurred under clause (k) of the definition of ''Permitted Indebtedness,'' the proceeds of which are used to refinance Indebtedness of Triad or any Restricted Subsidiary; provided that such Liens extend to or cover only the assets currently securing the Indebtedness being refinanced;

      (d) Liens securing Acquired Indebtedness incurred by Triad and any Restricted Subsidiary and permitted under the ''Limitation on Indebtedness'' covenant, provided that such Liens attach solely to the assets acquired;

      (e) Liens securing Indebtedness owing to Triad or a Restricted
   Subsidiary;

      (f) Liens securing Purchase Money Obligations incurred in accordance with the indenture;

      (g) Liens for taxes, assessments or governmental charges or claims either:

          (1) not delinquent; or

          (2) contested in good faith by appropriate proceedings and as to which Triad or its Restricted Subsidiaries shall have set aside on its books such reserves as required pursuant to GAAP;

      (h) statutory Liens and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if Triad or its Restricted Subsidiaries shall have made such reserves, as required by GAAP;

      (i) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations;

      (j) judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

      (k) easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the conduct of the business of Triad or any of its Restricted Subsidiaries;

      (l) any interest or title of a lessor in assets or property subject to Capitalized Lease Obligations or an operating lease of Triad or any Restricted Subsidiary;

      (m) Liens securing Indebtedness incurred under the senior secured credit agreement; or

      (n) Liens acquired in the Transactions.

   ''Person'' means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

   ''Physician Support Obligation'' means a loan to or on behalf of, or a guarantee of indebtedness of, a physician or healthcare professional providing service to patients in the service area of a Hospital or other health care facility operated by Triad or any of its Restricted Subsidiaries made or given by Triad or any Subsidiary of Triad:

      (a) in the ordinary course of its business; and

      (b) pursuant to a written agreement having a period not to exceed four years.

   ''Public Equity Offering'' means an offer and sale of common stock which is Qualified Capital Stock of Triad made on a primary basis by Triad pursuant to a registration statement that has been declared effective by the Commission pursuant to the Securities Act, other than a registration statement on Form S-8 or otherwise relating to equity securities issuable under any employee benefit plan of Triad.

   ''Purchase Money Obligations'' means any Indebtedness of Triad or any Restricted Subsidiary incurred to finance the acquisition or construction of any property or business, including Indebtedness incurred within 90 days following such acquisition or construction, including Indebtedness of a Person existing at the time such Person becomes a subsidiary of Triad or is assumed by Triad or a subsidiary of Triad in connection with the acquisition of assets from such person; provided, however, that any Lien on such Indebtedness shall not extend to any property other than the property so acquired or constructed.

   ''QHGI Notes Redemption'' means the optional redemption of the 83/4% Senior Subordinated Notes due 2005 of Quorum Health Group, Inc.

   ''QHR Disposition'' means the sale, or contribution in connection with formation of a joint venture, directly or indirectly, of all or a portion of the assets, business or membership interests of Quorum Health Resources LLC (or any successors thereto) as it exists on the date of the merger of Quorum Health Group, Inc. with and into Triad (the ''Merger Date''), as it is developed consistent with the business it conducts on the Merger Date, and of any business or assets reasonably related or ancillary thereto, consummated within 12 months after the Merger Date; provided however, that no such transaction shall be permitted (i) if Triad or any of its Restricted Subsidiaries shall have invested more than $10 million in Quorum Health Resources, LLC since the Merger Date (net of reduction in such investments); (ii) unless Triad or a Guarantor shall have received consideration of at least $50 million in cash or Cash Equivalents plus the aggregate amount of Investments made in Quorum Health Resources, LLC since the Merger Date by Triad or any of its Restricted Subsidiaries; and (iii) if any joint venture created in connection with such transaction is a Subsidiary immediately after consummation of such transaction.

   ''Qualified Capital Stock'' of any Person means any and all Capital Stock of such Person other than Redeemable Capital Stock.

   ''Qualified Equity Offering'' means:

      (a) any Public Equity Offering; or

      (b) an offering of Qualified Capital Stock of Triad or Triad to non-Affiliates with gross proceeds to Triad or Triad in excess of $50.0 million.

   ''Redeemable Capital Stock'' means any class of Capital Stock that, either by its terms, by the terms of any securities into which it is convertible or exchangeable or by contract or otherwise, is, or upon the happening of an event or passage of time would be, required to be redeemed, whether by sinking fund or otherwise, prior to the date that is 91 days after the final stated maturity date of the notes or is redeemable at the option of the holder thereof at any time prior to such date, or is convertible into or exchangeable for debt securities at any time prior to such date, unless it is convertible or exchangeable solely at the option of Triad.

   ''Related Business'' means a healthcare business affiliated or associated with a Hospital or any business related or ancillary to the provision of healthcare services or information or the investment in, or the management, leasing or operation of, a Hospital.

   ''Restricted Subsidiary'' means any subsidiary other than an Unrestricted Subsidiary.

   ''sale and leaseback transaction'' means any transaction or series of related transactions pursuant to which Triad or a Restricted Subsidiary sells or transfers any property or assets in connection with the leasing of such property or asset to the seller or transferor.

   ''senior secured credit agreement'' means the credit agreement dated April 27, 2001 among Triad, the lenders party thereto, Merrill Lynch & Co. and Banc of America Securities LLC as Co-Lead Arrangers, Merrill Lynch & Co. as Syndication Agent and Bank America, N.A., as Administrative Agent, together with the documents related thereto (including without limitation any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity, refinancing, replacing or otherwise restructuring (including increasing the available amount of borrowings thereunder or adding Subsidiaries of Triad as additional borrowers or Guarantors thereunder) all or any portion of the Indebtedness under such agreements or any successor or replacement agreements and whether by the same or any other agent, lender or group of lenders.

   ''stated maturity'' means, when used with respect to any note or any installment of interest thereon, the date specified in such note as the fixed date on which the principal of such note or such installment of interest is due and payable, and, when used with respect to any other Indebtedness, means the date specified in the instrument governing such indebtedness as the fixed date on which the principal of such indebtedness or any installment of interest thereon is due and payable.

   ''subsidiary'' means any Person a majority of the equity ownership or voting stock of which is at the time owned, directly or indirectly, by Triad or by one or more other subsidiaries. For purposes of this definition, any directors' qualifying shares shall be disregarded in determining the ownership of a subsidiary.

   ''Total Assets'' of Triad means the total consolidated assets of Triad and its Restricted Subsidiaries as shown on the most recent balance sheet of Triad.

   ''Transaction Agreements'' means the collective reference to the:

      (a) Merger Agreement;

      (b) senior secured credit agreement; and

      (c) agreements relating to the QHR Disposition.

   ''Transactions'' means the merger of Quorum with and into Triad, the related financing transactions, the QHR Disposition and the QHGI Notes Redemption.

   ''Unrestricted Subsidiary'' means:

      (a) any direct or indirect subsidiary that at the time of determination shall be an Unrestricted Subsidiary, as designated by the board of directors of Triad, as provided below; and

      (b) any subsidiary of any Unrestricted Subsidiary; provided, however, that in no event shall any guarantor be an Unrestricted Subsidiary. The board of directors of Triad may designate any subsidiary to be an Unrestricted Subsidiary so long as:

          (1) neither Triad nor any Restricted Subsidiary is directly or indirectly liable for any Indebtedness of such subsidiary;

          (2) no default with respect to any Indebtedness of such subsidiary would permit, upon notice, lapse of time or otherwise, any holder of any other Indebtedness of Triad or any Restricted Subsidiary, except any nonrecourse guarantee given solely to support the pledge by Triad or a Restricted Subsidiary of the Capital Stock of an Unrestricted Subsidiary, to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

          (3) any Investment in such subsidiary made as a result of designating such subsidiary an Unrestricted Subsidiary will not violate the provisions of the ''Limitation on Unrestricted Subsidiaries'' covenant. Any such designation by the board of directors of Triad shall be evidenced to the trustee by filing a board resolution with the trustee giving effect to such designation. The board of directors of Triad may designate any Unrestricted Subsidiary as a Restricted Subsidiary if immediately after giving effect to such designation, there would be no Default or Event of Default under the indenture and Triad would be permitted to incur $1.00 of additional Indebtedness, other than Permitted Indebtedness, pursuant to the ''Limitation on Indebtedness'' covenant.

   ''U.S. Government Obligations'' means securities that are:

      (a) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged; or

      (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt, provided that, except as required by law, such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depository receipt.

                         BOOK ENTRY; DELIVERY AND FORM

   Except as set forth below, the exchange notes will be issued in the form of one or more fully registered notes in global form without coupons (each a "Global Note"). The Global Notes will be deposited with, or on behalf of, The Depositary Trust Company, New York, New York ("DTC") and registered in the name of DTC or a nominee thereof. The old notes, to the extent validly tendered and accepted and directed by their holders in their letters of transmittal, will be exchanged through book-entry electronic transfer for interests in the Global Notes.

Global Notes

   Pursuant to procedures established by DTC, interests in the Global Notes will be shown on, and the transfer of such interest will be effected only through, records maintained by DTC or its nominee with respect to interests of persons who have accounts with DTC ("participants") and the records of participants with respect to interests of persons other than participants.

   So long as DTC or its nominee is the registered owner or holder of the exchange notes, DTC or such nominee will be considered the sole owner or holder of the exchange notes represented by such Global Notes for all purposes under the indenture. No beneficial owner of an interest in the Global Notes will be able to transfer such interest except in accordance with DTC's procedures, in addition to those provided for under the indenture with respect to the exchange notes.

   The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, your ability to transfer your beneficial interests in a Global Note to such persons may be limited to that extent. Because DTC can act only on behalf of its participants, which in turn act on behalf of indirect participants and certain banks, your ability to pledge your interests in a Global Note to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

   We will make payments of the principal of, premium, if any, and interest on Global Notes to DTC or its nominee as the registered owner thereof. Neither we nor the trustee nor any of their respective agents will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

   We expect that DTC or its nominee, on receipt of any payment of principal or interest in respect of a Global Note representing any exchange notes held by it or its nominee, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Note for such exchange notes as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in such Global Note held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in "street name." Such payment will be the responsibility of such participants.

   Transfers between participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds.

   Exchange notes that are issued as described below under "Certificated Notes" will be issued in registered definitive form without coupons (each, a "Certificated Note"). Upon transfer of Certificated Notes, such Certificated Notes may, unless the Global Note has previously been exchanged for Certificated Notes, be exchanged for an interest in the Global Note representing the principal amount of notes being transferred.

   DTC has advised us that it will take any action permitted to be taken by a holder of old notes, including the presentation of notes for exchange as described below and the conversion of notes, only at the direction of one or more participants to whose account with DTC interests in the Global Notes are credited and only in respect of such portion of the aggregate principal amount of the old notes as to which such participant or participants has or have given such direction. However, if there is an Event of Default under the old notes, the Global Notes will be exchanged for legended notes in certificated form, and distributed to DTC's participants.

   DTC has advised us that it is:

      (1) a limited purpose trust company organized under the laws of the State of New York;

      (2) a member of the Federal Reserve System;

      (3) a "clearing corporation" within the meaning of the Uniform Commercial Code; and

      (4) a "Clearing Agency" registered pursuant to the provisions of Section 17A of the Exchange Act.

   DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical transfer and delivery of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system is available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly ("indirect participants").

   Although DTC has agreed to the foregoing procedures in order to facilitate transfers of beneficial ownership interests in the Global Notes among participants of DTC, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither we, nor the trustee nor any of their respective agents will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations, including maintaining, supervising or reviewing the records relating to, or payments made on account of, beneficial ownership interests in Global Notes.

Certificated Notes

   You may not exchange your beneficial interest in a Global Note for a note in certificated form unless:

      (1) DTC notifies us that it is unwilling or unable to continue as depositary for the Global Note, or DTC ceases to be a "clearing agency" registered under the Exchange Act, and in either case, we thereupon fail to appoint a successor depositary within 120 days; or

      (2) we, at our option, notify the trustee in writing that we are electing to issue the notes in certificated form; or

      (3) an Event of Default shall have occurred and be continuing with respect to the notes.

   In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary in accordance with its customary procedures.

                             PLAN OF DISTRIBUTION

   Each Participating Broker-Dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of exchange notes received in exchange for notes where such notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the expiration date, we will make this prospectus, as it may be amended or supplemented, available to any Participating Broker-Dealer for use in connection with any such resale.

   We will not receive any proceeds from any sale of exchange notes by Participating Broker-Dealers.

   Exchange notes received by Participating Broker-Dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions:

  .  in the over-the-counter market;

  .  in negotiated transactions;

  .  through the writing of options on the exchange notes; or

  .  a combination of such methods of resale

at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices.

   Any such resale may be made:

  .  directly to purchasers; or

  . to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such Participating Broker-Dealer or the purchasers of any such exchange notes.

   Any Participating Broker-Dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such new notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of exchange notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

   For a period of 180 days after the expiration date, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any Participating Broker-Dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer, including the expenses of one counsel for the holders of the notes, other than commissions and concessions of any Participating Broker-Dealer and will indemnify the holders of the notes, including any Participating Broker-Dealers, against certain liabilities, including liabilities under the Securities Act.

                MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

   The following is a discussion of the material U.S. federal income tax considerations relevant to the exchange of old notes for the exchange notes pursuant to the exchange offer. This discussion is based upon currently existing provisions of the Internal Revenue Code of 1986, as amended, Treasury regulations promulgated thereunder, and administrative and judicial interpretations thereof, all as in effect on the date hereof and all of which are subject to change, possibly on a retroactive basis. There can be no assurance that the Internal Revenue Service will not take positions contrary to those taken in this discussion, and no ruling from the Internal Revenue Service has been or will be sought. This discussion does not address all of the U.S. federal income tax considerations that may be relevant to particular holders of notes in light of their individual circumstances, nor does it address the U.S. federal income tax considerations that may be relevant to holders subject to special rules, including, for example, banks and other financial institutions, insurance companies, tax-exempt entities, dealers in securities, and persons holding notes as part of a hedging or conversion transaction or a straddle.

   Holders are urged to consult their own tax advisors as to the particular U.S. federal income tax consequences to them of exchanging old notes for exchange notes, as well as the tax consequences under state, local, foreign and other tax laws, and the possible effects of changes in tax laws.

   We believe that the exchange of old notes for the exchange notes pursuant to the exchange offer will not be treated as an "exchange" for U.S. federal income tax purposes. Consequently, we believe that a holder that exchanges old notes for exchange notes pursuant to the exchange offer will not recognize taxable gain or loss on such exchange, such holder's adjusted tax basis in the exchange notes will be the same as its adjusted tax basis in the old notes exchanged therefor immediately before such exchange, and such holder's holding period for the exchange notes will include the holding period for the old notes exchanged therefor.

                                 LEGAL MATTERS

   The validity of the exchange notes offered hereby will be passed upon for us by Dewey Ballantine LLP, New York, New York.

                                    EXPERTS

   The consolidated financial statements of Triad Hospitals, Inc. and subsidiaries at December 31, 2000 and 1999, and for each of the three years in the period ended December 31, 2000, incorporated by reference in this Prospectus by reference to the annual report on Form 10-K have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon incorporated by reference, and is included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

   The consolidated financial statements and schedule of Quorum Health Group, Inc. and subsidiaries at June 30, 2000 and 1999, and for each of the three years in the period ended June 31, 2000, incorporated by reference in the Prospectus by reference to the annual report on Form 10-K have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon incorporated by reference, and is included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

                             AVAILABLE INFORMATION

   We file, and Quorum filed, annual, quarterly and special reports, proxy statements and other information with the Commission. You may read and copy any reports, statements or other information we file at the Commission's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549, and the reference rooms at Seven World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Please call the Commission at l-800-SEC-0330 for further information on the public reference rooms. Our Commission filings are also available to the public from commercial document retrieval services and at the web site maintained by the Commission at www.sec.gov.

   This prospectus incorporates by reference the documents set forth below that our company and Quorum have previously filed with the Commission. These documents contain important information about our company and Quorum. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information in, or incorporated by reference in, this prospectus.

Triad Commission Filings (File No. 0-29816)                         Period
-------------------------------------------  ------
 Annual Report on Form 10-K................. Fiscal Year ended December 31, 2000.
 Quarterly Report on Form 10-Q.............. Quarter ended March 31, 2001.
 Current Reports on Form 8-K................ Dated January 2, 2001, January 17, 2001, April 16,
                                             2001, April 17, 2001, April 18, 2001, April 30, 2001,
                                             May 8, 2001 and May 11, 2001.

Quorum Commission Filings (File No. 0-22766)                        Period
-------------------------------------------- ------
 Annual Report on Form 10-K................. Fiscal Year ended June 30, 2000.
 Amendment to Annual Report on Form 10-K/A.. Dated January 8, 2001.
 Quarterly Report on Form 10-Q.............. Quarters ended September 30, 2000 and
                                             December 31, 2000.
 Current Reports on Form 8-K................ Dated October 2, 2000, October 20, 2000,
                                             November 3, 2000 and April 24, 2001.

   Any filings we make pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act 1934 prior to the termination or expiration of the exchange offering will also be incorporated by reference into this prospectus.

   If you are a stockholder, we may have sent you some of the documents incorporated by reference, but you can obtain any of them through us or the Commission. Documents incorporated by reference are available from us without charge, excluding all exhibits unless we have specifically incorporated by reference an exhibit in this prospectus. Stockholders may obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from the appropriate party at the following address:

                             Triad Hospitals, Inc.
                                13455 Noel Road
                               Dallas, TX 75240
                        Attention: Corporate Secretary
                                 972-789-2700

   You can also get more information by visiting our web site at www.triadhospitals.com. Web site materials are not part of this prospectus.

   Descriptions in this prospectus, including those contained in the documents incorporated by reference, of contracts and other documents are not necessarily complete and, in each instance reference is made to the copies of these contracts and documents filed as exhibits to the documents incorporated by reference in this prospectus.

                         INDEX TO FINANCIAL STATEMENTS

                                                                                              Page
                                                                                              ----
QUORUM HEALTH GROUP INC.

Condensed Consolidated Statements of Operations (Unaudited)--Nine Months Ended March 31, 2001
 and 2000.................................................................................... F-2

Condensed Consolidated Balance Sheets (Unaudited)--March 31, 2001 and December 31, 2000...... F-4

Condensed Consolidated Statements of Cash Flows (Unaudited)--Nine Months Ended March 31, 2001
  and 2000................................................................................... F-6

Notes to Consolidated Financial Statements (Unaudited)....................................... F-7

                  QUORUM HEALTH GROUP, INC. AND SUBSIDIARIES

          CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
                   (In thousands, except per share amounts)

                                                                                Three Months Ended
                                                                                     March 31
                                                                                -------------------
                                                                                  2001      2000
                                                                                --------  --------
Revenue:
   Net patient service revenue................................................. $444,767  $420,193
   Hospital management/professional services...................................   20,277    18,694
   Reimbursable expenses.......................................................   16,022    16,735
                                                                                --------  --------
Net operating revenue..........................................................  481,066   455,622
Salaries and benefits..........................................................  205,953   185,062
Reimbursable expenses..........................................................   16,022    16,735
Supplies.......................................................................   72,274    66,000
Fees...........................................................................   42,606    41,341
Other operating expenses.......................................................   43,915    40,471
Provision for doubtful accounts................................................   31,402    31,200
Equity in earnings of affiliates...............................................   (4,557)   (7,034)
Depreciation and amortization..................................................   25,935    28,468
Synthetic lease expense........................................................    2,594     2,735
Interest.......................................................................   14,841    17,079
Government settlements, investigation alternatives and merger related costs and
  write-down of assets.........................................................   10,888     3,485
Non-cash stock compensation....................................................      710        --
Minority interest..............................................................   (1,077)    1,612
                                                                                --------  --------
Income before income taxes.....................................................   19,560    28,468
Provision for income taxes.....................................................    7,804    11,131
                                                                                --------  --------
Net income..................................................................... $ 11,756  $ 17,337
                                                                                ========  ========
Earnings per share:
   Basic....................................................................... $   0.16  $   0.24
                                                                                ========  ========
   Diluted..................................................................... $   0.15  $   0.22
                                                                                ========  ========
Weighted average shares outstanding:
   Basic.......................................................................   71,900    70,849
                                                                                ========  ========
   Diluted.....................................................................   86,969    84,590
                                                                                ========  ========

                            See accompanying notes.

                  QUORUM HEALTH GROUP, INC. AND SUBSIDIARIES

          CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
                   (In thousands, except per share amounts)

                                                                                    Nine Months
                                                                                  Ended March 31
                                                                              -----------------------
                                                                                 2001        2000
                                                                              ----------  ----------
Revenue:
   Net patient service revenue............................................... $1,284,969  $1,214,235
   Hospital management/professional services.................................     62,066      58,526
   Reimbursable expenses.....................................................     46,595      47,000
                                                                              ----------  ----------
Net operating revenue........................................................  1,393,630   1,319,761
Salaries and benefits........................................................    589,331     543,918
Reimbursable expenses........................................................     46,595      47,000
Supplies.....................................................................    205,118     191,460
Fees.........................................................................    126,249     118,438
Other operating expenses.....................................................    127,287     115,694
Provision for doubtful accounts..............................................     97,412     100,060
Equity in earnings of affiliates.............................................    (12,200)    (11,922)
Depreciation and amortization................................................     78,312      81,713
Synthetic lease expense......................................................      8,382       7,865
Interest.....................................................................     48,560      50,692
Government settlements, investigation and litigation related costs, strategic
  alternatives and merger related costs and write-down of assets.............    108,638       6,420
Non-cash stock compensation..................................................     12,996          --
Minority interest............................................................     (1,105)      1,805
                                                                              ----------  ----------
Income (loss) before income taxes............................................    (41,945)     66,618
Provision (benefit) for income taxes.........................................    (12,397)     26,048
                                                                              ----------  ----------
Net income (loss)............................................................ $  (29,548) $   40,570
                                                                              ==========  ==========
Earnings (loss) per share:
   Basic..................................................................... $    (0.41) $     0.57
                                                                              ==========  ==========
   Diluted................................................................... $    (0.41) $     0.53
                                                                              ==========  ==========
Weighted average shares outstanding:
   Basic.....................................................................     71,600      71,652
                                                                              ==========  ==========
   Diluted...................................................................     71,600      82,277
                                                                              ==========  ==========

                            See accompanying notes.

                  QUORUM HEALTH GROUP, INC. AND SUBSIDIARIES

               CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
                   (In thousands, except per share amounts)

                                                                                   March 31    June 30
                                                                                     2001        2000
                                                                                  ----------  ----------
                                     ASSETS
Current assets:
   Cash.......................................................................... $   13,195  $   13,944
   Accounts receivable, less allowance for doubtful accounts of $77,651 at March
     31, 2001 and $88,239 at June 30, 2000.......................................    352,775     348,137
   Supplies......................................................................     43,695      41,072
   Other.........................................................................     81,049      47,984
                                                                                  ----------  ----------
       Total current assets......................................................    490,714     451,137
Property, plant and equipment, at cost:
   Land..........................................................................     92,919      88,922
   Buildings and improvements....................................................    494,841     468,963
   Equipment.....................................................................    691,109     657,400
   Construction in progress......................................................     79,521      29,888
                                                                                  ----------  ----------
                                                                                   1,358,390   1,245,173
   Less accumulated depreciation.................................................    460,237     392,256
                                                                                  ----------  ----------
                                                                                     898,153     852,917
   Cost in excess of net assets acquired, net....................................    219,228     222,191
   Investments in unconsolidated entities........................................    248,123     249,885
   Other.........................................................................     77,329      80,308
                                                                                  ----------  ----------
       Total assets.............................................................. $1,933,547  $1,856,438
                                                                                  ==========  ==========
                      LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable and accrued expenses......................................... $   99,246  $   97,493
   Accrued salaries and benefits.................................................     75,455      72,495
   Accrued government settlements................................................     82,500          --
   Other current liabilities.....................................................     36,923      26,407
   Current maturities of long-term debt..........................................        584         817
                                                                                  ----------  ----------
       Total current liabilities.................................................    294,708     197,212
Long-term debt, less current maturities..........................................    835,691     851,045
Deferred income taxes............................................................     30,610      31,010
Professional liability risks and other liabilities and deferrals.................     55,309      44,940
Minority interests in consolidated entities......................................     60,807      64,142
Commitments and contingencies
Stockholders' equity:
   Common stock, $.01 par value; 300,000 shares authorized; issued and outstanding 72,339 and 71,281 at March 31, 2001 and June 30, 2000,
     respectively................................................................        723         713
   Accumulated other comprehensive loss..........................................     (4,226)         --
   Additional paid-in capital....................................................    263,763     241,667
   Retained earnings.............................................................    396,162     425,709
                                                                                  ----------  ----------
                                                                                     656,422     668,089
                                                                                  ----------  ----------
       Total liabilities and stockholders' equity................................ $1,933,547  $1,856,438
                                                                                  ==========  ==========

                            See accompanying notes.

                        QUORUM HEALTH GROUP, INC. AND SUBSIDIARIES

                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
                                      (In thousands)

                                                                            Nine Months
                                                                          Ended March 31
                                                                       ---------------------
                                                                          2001       2000
                                                                       ---------  ---------
Net cash provided by operating activities............................. $ 133,526  $  93,519
Investing activities:
   Purchase of property, plant and equipment..........................   (53,548)   (74,167)
   Hospital construction..............................................   (60,836)    (4,956)
   Purchase of acquired companies, net of working capital settlements.    (8,792)   (20,016)
   Proceeds from sale of assets.......................................        --      6,906
   Other..............................................................      (250)       790
                                                                       ---------  ---------
Net cash used in investing activities.................................  (123,426)   (91,443)
Financing activities:
   Borrowings under bank debt.........................................   266,200    279,800
   Repayments of bank debt............................................  (281,100)  (423,400)
   Borrowing under convertible subordinated debentures................        --    150,000
   Proceeds from issuance of common stock, net........................     4,700      5,374
   Repurchase of common stock.........................................        --    (18,636)
   Change in outstanding checks and overnight investment..............     2,312     (5,887)
   Other..............................................................    (2,961)     1,496
                                                                       ---------  ---------
   Net cash used in financing activities..............................   (10,849)   (11,253)
                                                                       ---------  ---------
   Decrease in cash...................................................      (749)    (9,177)
   Cash at beginning of period........................................    13,944     22,258
                                                                       ---------  ---------
   Cash at end of period.............................................. $  13,195  $  13,081
                                                                       =========  =========
Supplemental cash flow information:
   Interest paid...................................................... $ (45,225) $ (46,645)
                                                                       =========  =========
   Income taxes paid.................................................. $  (4,479) $ (24,049)
                                                                       =========  =========


                            See accompanying notes.

                  QUORUM HEALTH GROUP, INC. AND SUBSIDIARIES

             NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                                  (UNAUDITED)

1. BASIS OF PRESENTATION

   The accompanying unaudited condensed consolidated financial statements of Quorum Health Group, Inc. and subsidiaries (the "Company") have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three months and nine months ended March 31, 2001 are not necessarily indicative of the results that may be expected for the year ending June 30, 2001. For further information, refer to the consolidated financial statements and footnotes thereto included in the Company's annual report on Form 10-K for the year ended June 30, 2000. Certain prior year amounts have been reclassified to conform to the current year presentation.

2. RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

   In 1998, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities", as amended. This standard requires the Company to recognize all derivatives on the balance sheet at fair value. The Company's interest rate swaps are cash flow hedges which hedge the variability in expected cash flows from a portion of its floating rate liabilities. The Company believes that its hedges are highly effective with changes in effectiveness expected to be reported in other comprehensive income. The adoption of this new FASB standard on July 1, 2000, resulted in a cumulative effect of an accounting change, net of tax, of approximately $5.7 million being recognized as other comprehensive income for the increase in fair value of the interest rate swaps. During the nine months ended March 31, 2001, the decrease in fair value of interest rate swaps, net of tax, of approximately $4.2 million was recognized through other comprehensive loss (See Note 11). At March 31, 2001, the fair value of the interest rate swaps was a liability of $6.9 million.

   On March 31, 2000, the FASB issued its interpretation of APB Opinion No. 25 "Accounting for Certain Transactions involving Stock Compensation." The interpretation requires variable-award accounting for stock options granted six months before or after the cancellation or settlement of options if the new options have a lower exercise price. The interpretation was effective July 1, 2000 and covers certain events that occurred after December 15, 1998. No adjustments were made to financial statements for periods prior to the effective date and no expense was recognized for any additional compensation costs attributable to periods before the effective date.

   During the three months ended March 31, 2001, the Company recorded $0.7 million in non-cash stock option compensation expense associated with the stock options repriced in March 1999. This change was based on an increase in vested options partially offset by the $0.57 decrease in the Company's stock price per share since January 1, 2001. During the nine months ended March 31, 2001, the Company recorded $13.0 million in non-cash stock option compensation expense associated with the stock options repriced in March 1999. This charge was based on the $4.88 increase in the Company's stock price per share since July 1, 2000. The number of options subject to variable award accounting is comprised of 2.1 million vested options and a percentage of approximately 1.0 million unvested options based on their vesting schedule. The number of options affected will decrease for options exercised or canceled and will increase as unvested options become vested.

                  QUORUM HEALTH GROUP, INC. AND SUBSIDIARIES

                                  (UNAUDITED)

3. SUBSEQUENT EVENT

   On April 27, 2001, the Company completed the previously announced merger with Triad Hospitals Inc. ("Triad") for approximately $2.4 billion through a combination of cash, stock and the assumption of debt. Under the terms of the merger, the Company's shareholders received $3.50 in cash and 0.4107 shares of Triad common stock for each outstanding share of the Company's common stock, plus cash in lieu of fractional shares of Triad common stock. The transaction was tax-free to the Company's shareholders with respect to the stock portion of the consideration.

4. ACQUISITIONS AND TERMINATION/TRANSFER OF LEASES

   Lease Termination. Effective March 1, 2001, the Company terminated its lease of Carolinas Hospital System--Kingstree Hospital and sold its property to the landlord for approximately $2.9 million.

   Acquisitions. Effective July 1, 2000, the Company acquired Wells Community Hospital in Bluffton, Indiana and other affiliated healthcare entities for approximately $4.7 million.

   Lease Transfer. Effective March 1, 2000, the Company transferred its operating lease of Clinton County Hospital in Frankfort, Indiana to an Indianapolis, Indiana healthcare system for approximately $5.0 million.

   The consideration for hospital and affiliated business acquisitions totaled $8.8 million for the nine months ended March 31, 2001. These acquisitions were accounted for using the purchase method of accounting. The operating results of the acquisitions and lease termination/transfer have been included in the accompanying Condensed Consolidated Statements of Operations for periods subsequent to acquisition and for periods prior to lease termination/transfer. The pro forma effect of the acquisitions and lease termination/transfer on the Company's results of operations for the periods prior to acquisition and for periods after lease termination/transfer were not significant.

5. WRITE-DOWN OF ASSETS

   During the three months ended March 31, 2001, the Company recorded a $4.4 million write-down of assets related to the termination of its lease of Carolinas Hospital System--Kingstree. The write-down was recorded to government settlements, investigation and litigation related costs, strategic alternatives and merger related costs, and write-down of assets on the condensed consolidated statement of operations and resulted from the sale of the Company's property to the landlord effective March 1, 2001 (See Note 4).

6. GOVERNMENT SETTLEMENTS, INVESTIGATION AND LITIGATION RELATED COSTS,
              STRATEGIC ALTERNATIVES AND MERGER RELATED COSTS

   During the nine months ended March 31, 2001, the Company recorded $100.5 million in government settlements in its Condensed Consolidated Statement of Operations for tentative and final agreements reached with the Civil Division, U.S. Department of Justice to settle two qui tam lawsuits. On October 26, 2000 the Company completed settlement of the first qui tam lawsuit which primarily involved allegedly improper allocation of costs at Flowers Hospital, Dothan, Alabama, to its home health agency. The Company paid to the government on October 26, 2000 approximately $18 million in connection with this settlement. The Company has accrued a current liability related to the governmental settlement for the tentative agreement to settle the second qui tam lawsuit, involving Medicare cost reports. Under the terms of the tentative agreement announced

                  QUORUM HEALTH GROUP, INC. AND SUBSIDIARIES

                                  (UNAUDITED)

on October 2, 2000, the settlement amount to be paid to the government is $77.5 million, with interest accruing at 7.25% from October 2, 2000 until final resolution of a settlement agreement and a corporate integrity agreement. The tentative agreement was conditioned on negotiation and completion of a mutually satisfactory settlement agreement and corporate integrity agreement. On April 5, 2001, the Company agreed in principle to increase the settlement amount by $5.0 million in connection with the ongoing mediation of the settlement. This settlement was accrued during the three months ended March 31, 2001 and was paid subsequent to the merger (See Note 10).

   The Company incurred investigation and litigation related costs related primarily to the qui tam and shareholder actions against the Company of $0.5 million and $3.5 million during the three months ended March 31, 2001 and 2000, respectively, and $1.7 million and $6.4 million during the nine months ended March 31, 2001 and 2000 (See Note 10).

   The Company incurred costs associated with exploring various strategic alternatives and the proposed sale of the Company to Triad of $1.1 million during the three months ended March 31, 2001 and $2.2 million during the nine months ended March 31, 2001 (See Note 3).

7. INCOME TAXES

   The provision (benefit) for income taxes for the three months and nine months ended March 31, 2001 and 2000 is different from that which would be obtained by applying the statutory federal income tax rate to income before income taxes due to permanent differences and the provision for state income taxes.

8. EARNINGS (LOSS) PER SHARE

   Basic earnings (loss) per share is based on the weighted average number of common shares outstanding. Diluted earnings (loss) per share is based on the weighted average number of common shares outstanding, and the effect of dilutive securities consisting of convertible subordinated debentures and stock options. Outstanding options to purchase 0.2 million and 0.6 million shares of common stock for the three months ended March 31, 2001 and 2000, respectively, and 4.0 million shares of common stock for the nine months ended March 31, 2000 were not included in the computation of diluted earnings per share because the options' exercise prices were greater than the average market price of the common stock. The convertible debentures and outstanding options to purchase
6.8 million shares of common stock for the nine months ended March 31, 2001 were not included in the computation of diluted loss per share because the effect would be anti-dilutive.

                  QUORUM HEALTH GROUP, INC. AND SUBSIDIARIES

                                  (UNAUDITED)


   The following table sets forth the computation of basic and diluted earnings
(loss) per share (in thousands, except per share amounts):

                                                                     Three Months      Nine Months
                                                                         Ended            Ended
                                                                       March 31         March 31
                                                                    --------------- -----------------
                                                                     2001    2000     2001     2000
                                                                    ------- ------- --------  -------
Numerator:
   Net income (loss)............................................... $11,756 $17,337 $(29,548) $40,570
   Interest expense on convertible subordinated debentures, net of
     taxes.........................................................   1,375   1,370       --    3,198
                                                                    ------- ------- --------  -------
   Numerator for dilutive earnings (loss) per share................ $13,131 $18,707 $(29,548) $43,768
                                                                    ======= ======= ========  =======
Denominator:
   Shares used for basic earnings (loss) per share.................  71,900  70,849   71,600   71,652
   Effect of dilutive securities:
       Convertible subordinated debentures.........................  13,333  13,333       --   10,370
       Stock options...............................................   1,735     408       --      255
                                                                    ------- ------- --------  -------
   Shares used for dilutive earnings (loss) per share..............  86,969  84,590   71,600   82,277
                                                                    ======= ======= ========  =======
   Basic earnings (loss) per share................................. $  0.16 $  0.24 $  (0.41) $  0.57
                                                                    ======= ======= ========  =======
   Diluted earnings (loss) per share............................... $  0.15 $  0.22 $  (0.41) $  0.53
                                                                    ======= ======= ========  =======

9. COMMITMENTS

   The Company is constructing a replacement hospital in Vicksburg, Mississippi and a new acute-care hospital in Ft. Wayne, Indiana. The Vicksburg hospital has an estimated total project cost of approximately $108 million with an expected completion date of February 2002. The Ft. Wayne hospital was opened on April 9, 2001 and has an estimated total project cost of approximately $44 million. In connection with the construction, the Company has contracts outstanding for approximately $85 million, of which approximately $54 million has been incurred to date.

10. CONTINGENCIES

   Management continually evaluates contingencies based on the best available evidence and believes that provision for losses has been provided to the extent necessary.

  Net Patient Service Revenue

   Final determination of amounts earned under the Medicare and Medicaid programs often occurs in subsequent years because of audits by the programs, rights of appeal and the application of numerous technical provisions. In the opinion of management, adequate provision has been made for adjustments that may result from such routine audits and appeals.

  Income Taxes

   The IRS is in the process of conducting examinations of the Company's federal income tax returns for the fiscal years ended June 30, 1996 through 1998. The IRS has proposed certain adjustments in connection with its prior examination of the Company's federal income tax returns for the fiscal years ending June 30, 1993 through

                  QUORUM HEALTH GROUP, INC. AND SUBSIDIARIES

                                  (UNAUDITED)

1995. The most significant adjustments involve the tax accounting methods adopted for computing bad debt expense and the valuation of purchased hospital property, plant and equipment and related depreciable lives. The Company has protested substantially all of the proposed adjustments through the appeals process of the IRS. In the opinion of management, the ultimate outcome of the IRS examinations will not have a material effect on the Company's results of operations or financial position.

  Litigation

   The Company is currently, and from time to time expects to be, subject to claims and suits arising in the ordinary course of business, including claims for personal injuries and breach of management contracts. Plaintiffs in these matters may request punitive or other damages that may not be covered by insurance. Except for the litigation described below and other litigation, administrative proceedings or investigations which may arise under the False Claims Act or similar laws, the Company is not aware that it is currently a party to any such proceeding which, in management's opinion, if adversely decided, would have a material effect on the Company's results of operations or financial position.

   Professional Liability Judgment. On February 29, 2000, an amended final trial judgment was entered against the Company's subsidiary, Quorum Health Resources, LLC ("QHR"), in the amount of approximately $57 million in the case of David X. and Veronica Rodriguez, Individually and as Next Friends of Cristina Rodriguez, a minor v Quorum Health Resources, LLC, in the 365th District Court, Maverick County, Texas. The lawsuit arose out of the treatment provided beginning July 2, 1994 at Fort Duncan Medical Center, an acute care hospital formerly managed by QHR. In February 2001, a settlement agreement and releases were executed in the amount of $31 million. The Company's primary insurer has funded this settlement.

   False Claims Act Litigation. At a meeting in September 1998, the Company learned from the government that it would likely join in a lawsuit filed against the Company under the False Claims Act. The suit was filed in January 1993 by a former employee of a hospital managed by a Company subsidiary. These lawsuits, commonly known as qui tam actions, are filed "under seal." That means that the claims are kept secret until the government decides whether to join the case. The person who files the lawsuit is called a "relator". The government joined the case against the Company in October 1998. The relator's lawsuit named the Company and its subsidiary, Quorum Health Resources, LLC, HCA and all hospitals that the Company or HCA owned, operated or managed from 1984 through 1997, as defendants. The unsealed complaint, prepared by the relator, alleged that the Company knowingly prepared and caused to be filed cost reports which claimed payments from Medicare and other government payment programs greater than the amounts due.

   On February 24, 1999, the government filed its own complaint in the case. The new complaint alleges that the Company, on behalf of hospitals it managed between 1985 and 1995 and hospitals it owned from 1990 to the date of the complaint, violated the False Claims Act by knowingly submitting or causing to be submitted false Medicare cost reports, resulting in the submission of false claims to the federal health care programs.

   The government asserts that the alleged false claims in the cost reports are, in part, reflected in "reserve analyses" created by the Company. The complaint also alleges that these cost report filings were prepared as the result of Company policy.

   This qui tam action seeks three times the amount of damages caused to the United States by the Company's submission of any alleged false claims to the government, civil penalties of not less than $5,000 nor more than $10,000 for each false claim, and the relator's attorneys' fees and costs.

                  QUORUM HEALTH GROUP, INC. AND SUBSIDIARIES

                                  (UNAUDITED)


   On October 2, 2000, the Company announced that it had reached an understanding with the Civil Division, U.S. Department of Justice to recommend an agreement to settle the Medicare cost report qui tam lawsuit. Under the terms of the tentative agreement, the settlement amount to be paid to the government is $77.5 million, with interest accruing at 7.25% from October 2, 2000 until final resolution of a settlement agreement and a corporate integrity agreement. The tentative agreement is conditioned on negotiation and completion of a mutually satisfactory settlement agreement and corporate integrity agreement. If required to pay the settlement amount in a lump sum, the Company may require a waiver under the Company's credit facilities.

   On April 5, 2001, the Company agreed in principle to increase the settlement amount by $5.0 million in connection with the ongoing mediation of the settlement.

   On April 23, 2001, a settlement agreement was signed and a stipulation of dismissal was filed with the court dismissing all claims against the Company, Quorum Health Resources, LLC and the other Company subsidiaries named in the lawsuit. The settlement provided for a payment of $82.5 million to the government, plus interest accruing on $77.5 million at 7.25% per annum from October 2, 2000 (the date on which an understanding with the government to settle this lawsuit was reached) to the payment date. The settlement was paid on April 30, 2001. The settlement agreement also provides for a release, on certain conditions, of all hospitals currently or formerly managed by Quorum Health Resources, LLC electing to participate in the settlement.

   In connection with the settlement, the Company entered into a corporate integrity agreement with the Office of Inspector General containing, among other things, an affirmative obligation to report certain violations of applicable laws and regulations. This obligation could result in greater scrutiny by regulatory authorities. Complying with the corporate integrity agreement may impose expensive and burdensome requirements on certain of Triad's operations which could have a material adverse impact on Triad. Failure to comply with the terms of the corporate integrity agreement could subject the Company's hospitals to significant monetary penalties and/or exclusion from Medicare, Medicaid and other governmental reimbursement programs.

   Other Qui Tam Actions and Related Investigations. In May 1998, the Company was informed that it was a defendant in another qui tam action involving home health services provided by two of the Company's owned hospitals and alleging that the Company had violated Medicare laws. This action was filed under seal in June 1996 by a former employee, whom the Company fired in April 1996. The United States Attorney's Office allowed the Company an opportunity to review the results of the government's investigations and discuss the allegations made in the action prior to the government making a decision to intervene as a plaintiff. The Company cooperated with the United States Attorney's Office and provided additional information and made employees available for interviews.

   On October 26, 2000, the Company completed settlement of a qui tam lawsuit which primarily involved allegedly improper allocation of costs at Flowers Hospital, Dothan, Alabama, to its home health agency (CV-96-P1638-S, N.D. Alabama). The Company paid to the government on October 26, 2000 approximately $18 million in connection with this settlement. In addition to the settlement agreement, the Company entered into a five year corporate integrity agreement covering Flowers Hospital with the Department of Health and Human Services Office of the Inspector General, which will be terminated upon the effective date of the corporate integrity agreement entered into in connection with the settlement of the qui tam lawsuit discussed above. The corporate integrity agreement imposes certain oversight and reporting obligations that may be costly and may have a material adverse effect on Flowers Hospital's operations. The government always reserves the right to investigate and pursue other allegations made by a relator under a complaint. However, under the settlement agreement, the relator is prohibited from pursuing these additional allegations.

                  QUORUM HEALTH GROUP, INC. AND SUBSIDIARIES

                                  (UNAUDITED)


   As a result of its ongoing discussions with the government, the Company has learned that there are two additional unrelated qui tam complaints against it alleging violations of the False Claims Act for claims allegedly submitted to the government involving one owned and two managed hospitals. Both matters remain under seal. With respect to the matter involving the two managed hospitals, the government has requested that the Company conduct a self audit with respect to one Medicare cost report for one managed hospital and three other specific issues. The government could undertake additional investigative efforts. The government has stated that it intends to investigate certain other allegations. The Company is also a defendant in certain other qui tam complaints, in which the government has declined to intervene.

   The Company from time to time may be the subject of additional investigations or a party to additional litigation which alleges violations of law. The Company may not know about such investigations, or about qui tam actions filed against it.

   Stockholder Class Action. In October and November 1998, some of the Company's stockholders filed lawsuits against the Company in the U.S. District Court for the Middle District of Tennessee. In January 1999, the court consolidated these cases into a single lawsuit (M.D. Tenn. No. 3-98-1004). The plaintiffs filed an amended complaint in March 1999. The plaintiffs seek to represent a class of plaintiffs who purchased the Company's common stock from October 25, 1995 through October 21, 1998, except for insiders of the Company and their immediate families. The consolidated complaint names the Company, several of its officers and one of its outside directors, as defendants.

   The complaint alleges that defendants violated the Securities Exchange Act of 1934. The plaintiffs claim that the Company materially inflated its net revenues during the class period by including in those net revenues amounts received from the settlement of cost reports that had allegedly been filed in violation of applicable Medicare regulations years earlier and that, because of this practice, this statement, which first appeared in the Company's Form 10-K filed in September 1996, was false: "The Company believes that its owned hospitals are in substantial compliance with current federal, state, local, and independent review body regulations and standards." In May 1999, the Company filed a motion to dismiss the complaint. On November 13, 2000, the judge denied the Company's motion to dismiss the complaint against the Company and James E. Dalton, Jr., the Company's President/CEO. The judge granted the Company's motion to dismiss as to all other defendants. The judge has agreed to hear an oral argument on Mr. Dalton's motion to reconsider the judge's denial of Mr. Dalton's motion to dismiss. The Company intends to vigorously defend the claims and allegations in this action.

   On October 20, 2000, a class action lawsuit, Samuel Brand v. Conway Welch, et al., Case No., OCC-3066, was filed against Triad and members of the Company's board of directors in the Circuit Court of Davidson County, Tennessee, on behalf of all of the Company's public stockholders. The complaint alleges, among other things, that the Company's directors breached their fiduciary duties of loyalty and due care by failing to implement reasonable procedures designed to maximize stockholder value and to obtain the highest price reasonably available for the Company's stockholders. The complaint alleges that Triad aided and abetted the Company's directors' breach of their fiduciary duties. The complaint seeks an injunction preventing consummation of the merger, or the Company's acquisition by or business combination with any third party, until the Company adopts and implements a procedure or process, such as an auction, to obtain the highest possible price for the Company's business. Alternatively, the complaint seeks compensatory damages for the merger of the Company with Triad. The complaint also seeks an award of costs and attorneys' fees. Triad and the Company believe the claims are without merit and will vigorously defend the action.

                  QUORUM HEALTH GROUP, INC. AND SUBSIDIARIES

                                  (UNAUDITED)


   In April 2001, the parties negotiated a settlement that will result in the dismissal of the action. The settlement is subject to a number of conditions, including completion of definitive documentation relating to the settlement and court approval.

   The Company cannot at this time predict the final effect or outcome of any of the ongoing investigations or the class or qui tam actions. If the Company is found to have violated federal or state laws relating to Medicare, Medicaid or other government programs, then it may be required to pay substantial fines and civil and criminal penalties and also may be excluded from participating in the Medicare and Medicaid programs and other government programs. Similarly, the amount of damages sought in the qui tam actions are or in the future may be substantial. The Company could be subject to substantial costs resulting from defending, or from an adverse outcome in any current or future investigations, administrative proceedings or litigation. In an effort to resolve one or more of these matters, the Company may choose to negotiate a settlement. Amounts the Company pays to settle any of these matters may be material. Agreements the Company enters into as a part of any settlement could also materially adversely affect it. Any current or future investigations or actions could have a material adverse effect on the Company's results of operations or financial position.

11. COMPREHENSIVE INCOME (LOSS)

   The components of comprehensive income (loss), net of related taxes are as follows (in thousands):

                                                         Three Months Ended Nine Months Ended
                                                           March 31, 2001    March 31, 2001
                                                         ------------------ -----------------
Net income (loss).......................................      $11,756           $(29,548)
Cumulative effect of change in accounting principle-fair
  value of interest rate swaps..........................           --              5,661
Net change in fair value of interest rate swaps.........       (3,728)            (9,887)
                                                              -------           --------
Other comprehensive loss................................       (3,728)            (4,226)
                                                              -------           --------
Comprehensive income (loss).............................      $ 8,028           $(33,774)
                                                              =======           ========

   Accumulated other comprehensive loss, net of related taxes, at March 31, 2001 is comprised of approximately $4.3 million relating to the fair value of interest rate swaps.

                  QUORUM HEALTH GROUP, INC. AND SUBSIDIARIES

                                  (UNAUDITED)

12. SEGMENT INFORMATION

   The Company's segments consist of (1) healthcare systems owned and operated by the Company and (2) management of hospitals and healthcare systems for other owners. The Company evaluates performance based on operating earnings of the respective business units. All segment revenues are from external customers.

   The Company's net revenues, EBITDA, assets, depreciation and amortization and capital expenditures are summarized in the following table (EBITDA is defined as earnings before interest, synthetic lease expense, depreciation and amortization, income taxes, minority interest, government settlements, investigation and litigation related costs, strategic alternatives and merger related costs and non-cash stock compensation expense) (in thousands):

                                       Three Months Ended March 31, 2001
                                         -----------------------------
                                        Owned        Management
                                       Hospitals     Service     Total
                                       --------       -------   --------
           Net revenues............... $445,103      $35,963    $481,066
           EBITDA..................... $ 66,525      $ 6,926    $ 73,451
           Depreciation & amortization $ 25,516      $   419    $ 25,935
           Capital expenditures....... $ 42,900      $    60    $ 42,960

                                       Three Months Ended March 31, 2000
                                         -----------------------------
                                        Owned        Management
                                       Hospitals     Services    Total
                                       --------       -------   --------
           Net revenues............... $420,193      $35,429    $455,622
           EBITDA..................... $ 74,847      $ 7,000    $ 81,847
           Depreciation & amortization $ 28,022      $   446    $ 28,468
           Capital expenditures....... $ 21,762      $    32    $ 21,794


                            Nine Months Ended March 31, 2001
                            --------------------------------
                              Owned    Management
                            Hospitals  Services     Total
                            ----------  --------  ----------
Net revenues............... $1,285,470 $108,160   $1,393,630
EBITDA..................... $  191,121 $ 22,717   $  213,838
Assets..................... $1,888,053 $ 45,494   $1,933,547
Depreciation & amortization $   77,068 $  1,244   $   78,312
Capital expenditures....... $  114,198 $    186   $  114,384

                            Nine Months Ended March 31, 2000
                            --------------------------------
                              Owned    Management
                            Hospitals  Services     Total
                            ----------  --------  ----------
Net revenues............... $1,214,235 $105,526   $1,319,761
EBITDA..................... $  193,313 $ 21,800   $  215,113
Assets..................... $1,811,346 $ 45,897   $1,857,243
Depreciation & amortization $   80,352 $  1,361   $   81,713
Capital expenditures....... $   78,499 $    624   $   79,123

   EBITDA for owned hospitals include equity in earnings of affiliates of $4.6 million and $7.0 million for the three months ended March 31, 2001 and 2000, respectively. EBITDA for owned hospitals include equity in

                  QUORUM HEALTH GROUP, INC. AND SUBSIDIARIES

                                  (UNAUDITED)

earnings of affiliates of $12.2 million and $11.9 million for the nine months ended March 31, 2001 and 2000, respectively. Assets of owned hospitals include investments in unconsolidated subsidiaries of $248.1 million and $250.5 million at March 31, 2001 and 2000, respectively.

   A reconciliation of EBITDA to income (loss) before income taxes follows (in thousands):

                                                                    Three Months Ended  Nine Months Ended
                                                                         March 31           March 31
                                                                    ------------------ -------------------
                                                                       2001     2000      2001      2000
                                                                    ---------  ------- ---------- --------
Total EBITDA for reportable segments............................... $73,451    $81,847 $213,838   $215,113
Depreciation and amortization......................................    25,935   28,468    78,312    81,713
Synthetic lease expense............................................     2,594    2,735     8,382     7,865
Interest...........................................................    14,841   17,079    48,560    50,692
Government settlements, investigation and litigation related costs, strategic alternatives and merger related costs and write-down
  of assets........................................................    10,888    3,485   108,638     6,420
Non-cash stock compensation........................................       710       --    12,996        --
Minority interest..................................................    (1,077)   1,612    (1,105)    1,805
                                                                    --------   ------- ---------  --------
Income (loss) before income taxes..................................  $ 19,560  $28,468 $ (41,945) $ 66,618
                                                                    ========   ======= =========  ========

--------------------------------------
--------------------------------------
   All tendered old notes, executed letters of transmittal and other related documents should be directed to the exchange agent. Questions and requests for assistance and requests for additional copies of the prospectus, the letter of transmittal and other related documents should be addressed to the exchange agent as follows:

                                  By Courier:

                                Citibank, N.A.
                            Corporate Trust Window
                          111 Wall Street, 5th Floor
                           New York, New York 10043

                                   By Mail:

                                Citibank, N.A.
                            Corporate Trust Window
                          111 Wall Street, 5th Floor
                           New York, New York 10043

                                   By Hand:

                                Citibank, N.A.
                            Corporate Trust Window
                          111 Wall Street, 5th Floor
                           New York, New York 10043

                     Facsimile for Eligible Institutions:
                                (212) 505-2248

                           To Confirm by Telephone:
                                (800) 270-0808

   Originals of all documents submitted by facsimile should be sent promptly by hand, overnight delivery, or registered by certified mail.

   No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to exchange only the exchange notes offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

--------------------------------------
--------------------------------------
--------------------------------------
--------------------------------------
                             Triad Hospitals, Inc.

                                 $600,000,000

                          8 3/4% Series B Senior Notes

                                   due 2009

                               -----------------

                                  PROSPECTUS

                               -----------------
                               TABLE OF CONTENTS

                                                              Page
                                                              ----
              Forward Look Statements........................   2
              Prospectus Summary.............................   3
              Risk Factors...................................  16
              The Exchange Offer.............................  29
              Use of Proceeds................................  41
              Capitalization.................................  41
              Selected Historical Financial Data.............  42
              Selected Consolidated Financial Data of Triad
                Hospitals, Inc...............................  43
              Selected Consolidated Financial Data of
                Quorum Health Group, Inc.....................  45
              Unaudited Pro Forma Condensed Combined
                Financial Statements.........................  47
              Unaudited Pro Forma Condensed Combined
                Balance Sheet................................  48
              Unaudited Pro Forma Condensed Combined
                Statement of Operations......................  49
              Unaudited Pro Forma Condensed Combined
                Statement of Operations......................  50
              Notes to Unaudited Pro Forma Condensed
                Combined Financial Statements................  51
              Business.......................................  53
              Reimbursement..................................  69
              Government Regulation and Other Factors........  72
              Management.....................................  76
              Description of Senior Secured Credit Facilities  80
              Description of the Notes.......................  82
              Book Entry; Delivery and Form.................. 118
              Plan of Distribution........................... 120
              Material U.S. Federal Income Tax
                Considerations............................... 121
              Legal Matters.................................. 122
              Experts........................................ 122
              Available Information.......................... 122
              Index to Financial Statements.................. F-1

                                 [     ], 2001

--------------------------------------
--------------------------------------

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

   Triad is a Delaware corporation. Reference is made to Section 145 of the Delaware General Corporation Law as to indemnification by Triad of its officers and directors. The general effect of such law is to empower a corporation to indemnify any of its officers and directors against certain expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person to be indemnified in connection with certain actions, suits or proceedings (threatened, pending or completed) if the person to be indemnified acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

   Article Fourteenth of Triad's Certificate of Incorporation (which Certificate of Incorporation is incorporated by reference to Exhibit 3.1 to this Registration Statement) provides for the indemnification of Triad's officers and directors in accordance with the Delaware General Corporation Law. Article Tenth of Triad's Certificate of Incorporation includes, as permitted by the Delaware General Corporation Law, certain limitations on the potential personal liability of members of Triad's Board of Directors for monetary damages as a result of actions taken in their capacity as Board members.

   The directors and officers of Triad are covered by insurance policies indemnifying them against certain liabilities arising under the Securities Act, which might by incurred by them in such capacities.

Item 21. Exhibits and Financial Statement Schedules.

   (a) Exhibits

Exhibit No.                                             Description
----------- -----------

    3.1       Certificate of Incorporation of the Company, as amended April 27, 2001, incorporated herein by reference from Exhibit 3.1 to the Company's Post Effective Amendment No. 1 on Form S-8 to the
              Registration Statement on Form S-4, filed with the Commission on April 27, 2001.

    3.2       Bylaws of the Company, as amended February 18, 2000, incorporated herein by reference from
              Exhibit 3.2 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31,
              2000, filed with the Commission on March 1, 2001.

    4.1       Indenture (including form of 8 3/4% Senior Notes due 2009) dated as of April 27, 2001 among the
              Company, the Guarantors named therein and Citibank, N.A., as Trustee, incorporated herein by reference from Exhibit 4.1 to the Company's Quarterly Report on Form 10-Q, for the quarter ended
              March 31, 2001, filed with the Commission on May 15, 2001.

    4.2       Registration Rights Agreement dated as of April 27, 2001 among the Company, the Guarantors named therein and the Initial Purchasers named therein, incorporated herein by reference from
              Exhibit 4.1 to the Company's Quarterly Report on Form 10-Q, for the quarter ended March 31,
              2001, filed with the Commission on May 15, 2001.

    4.3       Indenture (including form of 11% Senior Subordinated Notes due 2009) dated as of May 11, 1999 between Healthtrust and Citibank, N.A., as Trustee, incorporated herein by reference from Exhibit
              4.2(a) to the Company's Quarterly Report on Form 10-Q, for the quarter ended March 31, 1999, filed with the Commission on June 11, 1999.

Exhibit No.                                           Description
----------- -----------

    4.4       Company Assumption Agreement dated as of May 11, 1999 between Healthtrust and the
              Company, incorporated herein by reference from Exhibit 4.4(b) to the Company's Quarterly
              Report on Form 10-Q, for the quarter ended March 31, 1999, filed with the Commission on
              June 11, 1999.

    4.5       Triad Hospitals Holdings, Inc. Assumption Agreement dated as of May 11, 1999 between the
              Company and Triad Hospitals Holdings, Inc., incorporated herein by reference from Exhibit
              4.4(c) to the Company's Quarterly Report on Form 10-Q, for the quarter ended March 31, 1999, filed with the Commission on June 11, 1999.

    4.6       Guarantor Assumption Agreements dated as of May 11, 1999 between Triad Hospitals
              Holdings, Inc. and the Guarantors signatory thereto, incorporated herein by reference from
              Exhibit 4.4(d) to Triad's Quarterly Report on Form 10-Q, for the quarter ended March 31, 1999, filed with the Commission on June 11, 1999.

    4.7       Form of 8 3/4% Senior Notes due 2009 (filed as part of Exhibit 4.1).

    4.8       Form of 11% Senior Subordinated Notes due 2009 (filed as part of Exhibit 4.3).

    5.1       Opinion of Dewey Ballantine LLP as to the legality of the securities being registered.

   12.1       Statement of Computation of Ratio of Earnings to Fixed Charges.

   23.1       Consent of Dewey Ballantine LLP (included as part of its opinion filed as Exhibit 5.1 hereto).

   23.2       Consent of Ernst & Young LLP with respect to the Company.

   23.3       Consent of Ernst & Young LLP with respect to Quorum Health Group, Inc.

   24.1       Power of Attorney (included in Part II of this Registration Statement).

   25.1       Form T-1 Statement of Eligibility of Trustee.*

   99.1       Form of Letter of Transmittal.*

   99.2       Form of Notice of Guaranteed Delivery.*

   99.3       Form of Letter to Clients.*

   99.4       Form of Letter to Brokers.*

   99.5       Form of Instructions to Registered Holders.*

--------
* To be filed by amendment.

Item 22. Undertakings.

   1. The undersigned registrant hereby undertakes:

      (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

      (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   3. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

   4. The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

   5. The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 16, 2001.

                                          TRIAD HOSPITALS, INC.

                                             /S/ JAMES D. SHELTON
                                          By: _________________________________
                                             James D. Shelton
                                             Chief Executive Officer and
                                             Chairman of the Board

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Burke W. Whitman and Donald P. Fay, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         Signature                         Title                   Date
         ---------                         -----                   ----

    /S/ JAMES D. SHELTON     Chairman of the Board, Chief      July 16, 2001
----------------------------   Executive Officer, President
      James D. Shelton         and Director
                               (Principal Executive Officer)

   /S/ MICHAEL J. PARSONS    Executive Vice President, Chief   July 16, 2001
----------------------------   Operating Officer and Director
     Michael J. Parsons

    /S/ BURKE W. WHITMAN     Executive Vice President, Chief   July 16, 2001
----------------------------   Financial Officer and Treasurer
      Burke W. Whitman         (Principal Financial and
                               Accounting Officer)

/S/ THOMAS G. LOEFFLER, ESQ. Director                          July 16, 2001
----------------------------
  Thomas G. Loeffler, Esq.

  /S/ THOMAS F. FRIST III    Director                          July 16, 2001
----------------------------
    Thomas F. Frist III

    /S/ MARVIN T. RUNYON     Director                          July 16, 2001
----------------------------
      Marvin T. Runyon

                        Signature             Title       Date
                        ---------             -----       ----

               /S/ UWE E. REINHARDT, PH.D.   Director July 16, 2001
             -------------------------------
                 Uwe E. Reinhardt, Ph.D.

             ------------------------------- Director
                     Dale V. Kesler

                   /S/ GALE E. SAYERS        Director July 16, 2001
             -------------------------------
                     Gale E. Sayers

             /S/ DONALD B. HALVERSTADT, M.D. Director July 16, 2001
             -------------------------------
               Donald B. Halverstadt, M.D.

              /S/ BARBARA A. DURAND, ED.D.   Director July 16, 2001
             -------------------------------
                Barbara A. Durand, Ed.D.

                  /S/ RUSSELL L. CARSON      Director July 16, 2001
             -------------------------------
                    Russell L. Carson

                /S/ JAMES E. DALTON, JR.     Director July 16, 2001
             -------------------------------
                  James E. Dalton, Jr.

                  /S/ NANCY-ANN DEPARLE      Director July 16, 2001
             -------------------------------
                    Nancy-Ann DeParle

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 16, 2001.

                                          ALICE HOSPITAL, LLC

                                          By: ITS SOLE MEMBER

                                          APS MEDICAL, LLC

                                             /S/ DONALD P. FAY
                                          By: _________________________________
                                             Donald P. Fay
                                             Executive Vice President


   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Burke W. Whitman and Donald P. Fay, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

            Signature                   Title                  Date
            ---------                   -----                  ----

       /S/ JAMES D. SHELTON President and Manager          July 16, 2001
       --------------------  (Principal Executive Officer)
         James D. Shelton

       /S/ BURKE W. WHITMAN Executive Vice President,      July 16, 2001
       --------------------  Treasurer and Manager
         Burke W. Whitman    (Principal Financial and
                             Accounting Officer)

        /S/ DONALD P. FAY   Executive Vice President,      July 16, 2001
       --------------------  Secretary and Manager
          Donald P. Fay

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 16, 2001.

                                          ALICE SURGEONS, LLC

                                          By: ITS SOLE MEMBER

                                          APS MEDICAL, LLC

                                             /S/ DONALD P. FAY
                                          By: _________________________________
                                             Donald P. Fay
                                             Executive Vice President

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Burke W. Whitman and Donald P. Fay, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

            Signature                   Title                  Date
            ---------                   -----                  ----

       /S/ JAMES D. SHELTON President and Manager          July 16, 2001
       --------------------  (Principal Executive Officer)
         James D. Shelton

       /S/ BURKE W. WHITMAN Executive Vice President,      July 16, 2001
       --------------------  Treasurer and Manager
         Burke W. Whitman    (Principal Financial and
                             Accounting Officer)

        /S/ DONALD P. FAY   Executive Vice President,      July 16, 2001
       --------------------  Secretary and Manager
          Donald P. Fay

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 16, 2001.

                                          AMERICAN HEALTH FACILITIES
                                            DEVELOPMENT, LLC

                                             /S/ DONALD P. FAY
                                          By: _________________________________
                                             Donald P. Fay
                                             Executive Vice President

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Burke W. Whitman and Donald P. Fay, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

            Signature                   Title                  Date
            ---------                   -----                  ----

       /S/ JAMES D. SHELTON President                      July 16, 2001
       --------------------  (Principal Executive Officer)
         James D. Shelton

       /S/ BURKE W. WHITMAN Treasurer and Director         July 16, 2001
       --------------------  (Principal Financial and
         Burke W. Whitman    Accounting Officer)

        /S/ DONALD P. FAY   Executive Vice President,      July 16, 2001
       --------------------  Secretary and Director
          Donald P. Fay

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 16, 2001.

                                          APS MEDICAL, LLC

                                          By: ITS SOLE MEMBER

                                          TRIAD HOSPITALS, INC.

                                             /S/ DONALD P. FAY
                                          By: _________________________________
                                             Donald P. Fay
                                             Executive Vice President

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Burke W. Whitman and Donald P. Fay, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

            Signature                    Title                  Date
            ---------                    -----                  ----

       /S/ JAMES D. SHELTON President and Manager           July 16, 2001
       --------------------   (Principal Executive Officer)
         James D. Shelton

       /S/ BURKE W. WHITMAN Executive Vice President,       July 16, 2001
       --------------------   Treasurer and Manager
         Burke W. Whitman     (Principal Financial and
                              Accounting Officer)

        /S/ DONALD P. FAY   Executive Vice President,       July 16, 2001
       --------------------   Secretary and Manager
          Donald P. Fay

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 16, 2001.

                                          ARIZONA ASC MANAGEMENT, INC.

                                             /S/ DONALD P. FAY
                                          By: _________________________________
                                             Donald P. Fay
                                             Executive Vice President

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Burke W. Whitman and Donald P. Fay, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                    Title                  Date
     ---------                    -----                  ----

/S/ JAMES D. SHELTON President                       July 16, 2001
--------------------   (Principal Executive Officer)
  James D. Shelton

/S/ BURKE W. WHITMAN Executive Vice President and    July 16, 2001
--------------------   Treasurer and Director
  Burke W. Whitman     (Principal Financial and
                       Accounting Officer)

 /S/ DONALD P. FAY   Executive Vice President,       July 16, 2001
--------------------   Secretary and Director
   Donald P. Fay

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 16, 2001.

                                          ARIZONA DH, LLC

                                          By: ITS SOLE MEMBER

                                          TRIAD HOLDINGS III, INC.

                                             /S/ DONALD P. FAY
                                          By: _________________________________
                                             Donald P. Fay
                                             Executive Vice President

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Burke W. Whitman and Donald P. Fay, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                    Title                  Date
     ---------                    -----                  ----

/S/ JAMES D. SHELTON President                       July 16, 2001
--------------------   (Principal Executive Officer)
  James D. Shelton

/S/ BURKE W. WHITMAN Executive Vice President and    July 16, 2001
--------------------   Treasurer and Director
  Burke W. Whitman     (Principal Financial and
                       Accounting Officer)

 /S/ DONALD P. FAY   Executive Vice President,       July 16, 2001
--------------------   Secretary and Director
   Donald P. Fay

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 16, 2001.

                                          ARIZONA MEDCO, LLC

                                          By: ITS SOLE MEMBER

                                          TRIAD HOSPITALS, INC.

                                             /S/ DONALD P. FAY
                                          By: _________________________________
                                             Donald P. Fay
                                             Executive Vice President

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Burke W. Whitman and Donald P. Fay, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

            Signature                    Title                  Date
            ---------                    -----                  ----

       /S/ JAMES D. SHELTON President and Manager           July 16, 2001
       --------------------   (Principal Executive Officer)
         James D. Shelton

       /S/ BURKE W. WHITMAN Executive Vice President,       July 16, 2001
       --------------------   Treasurer and Manager
         Burke W. Whitman     (Principal Financial and
                              Accounting Officer)

        /S/ DONALD P. FAY   Executive Vice President,       July 16, 2001
       --------------------   Secretary and Manager
          Donald P. Fay

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 16, 2001.

                                          BEAUCO, LLC

                                          By: ITS SOLE MEMBER

                                          TRIAD HOSPITALS, INC.

                                             /S/ DONALD P. FAY
                                          By: _________________________________
                                             Donald P. Fay
                                             Executive Vice President


   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Burke W. Whitman and Donald P. Fay, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

            Signature                   Title                  Date
            ---------                   -----                  ----

       /S/ JAMES D. SHELTON President and Manager          July 16, 2001
       --------------------  (Principal Executive Officer)
         James D. Shelton

       /S/ BURKE W. WHITMAN Executive Vice President,      July 16, 2001
       --------------------  Treasurer and Manager
         Burke W. Whitman    (Principal Financial and
                             Accounting Officer)

        /S/ DONALD P. FAY   Executive Vice President,      July 16, 2001
       --------------------  Secretary and Manager
          Donald P. Fay

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 16, 2001.

                                          BEAUMONT REGIONAL, LLC

                                          By: ITS SOLE MEMBER

                                          BEAUCO, LLC

                                             /S/ DONALD P. FAY
                                          By: _________________________________
                                             Donald P. Fay
                                             Executive Vice President

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Burke W. Whitman and Donald P. Fay, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

            Signature                    Title                  Date
            ---------                    -----                  ----

       /S/ JAMES D. SHELTON President and Manager           July 16, 2001
       --------------------   (Principal Executive Officer)
         James D. Shelton

       /S/ BURKE W. WHITMAN Executive Vice President,       July 16, 2001
       --------------------   Treasurer and Manager
         Burke W. Whitman     (Principal Financial and
                              Accounting Officer)

        /S/ DONALD P. FAY   Executive Vice President,       July 16, 2001
       --------------------   Secretary and Manager
          Donald P. Fay

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 16, 2001.

                                          BLUFFTON HEALTH SYSTEM LLC

                                             /S/ DONALD P. FAY
                                          By: _________________________________
                                             Donald P. Fay
                                             Executive Vice President

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Burke W. Whitman and Donald P. Fay, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

            Signature                    Title                  Date
            ---------                    -----                  ----

       /S/ JAMES D. SHELTON President                       July 16, 2001
       --------------------   (Principal Executive Officer)
         James D. Shelton

       /S/ BURKE W. WHITMAN Treasurer and Director          July 16, 2001
       --------------------   (Principal Financial and
         Burke W. Whitman     Accounting Officer)

        /S/ DONALD P. FAY   Executive Vice President,       July 16, 2001
       --------------------   Secretary and Director
          Donald P. Fay

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 16, 2001.

                                          BRAZOS MEDCO, LLC

                                          By: ITS SOLE MEMBER

                                          TRIAD HOSPITALS, INC.

                                             /S/ DONALD P. FAY
                                          By: _________________________________
                                             Donald P. Fay
                                             Executive Vice President

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Burke W. Whitman and Donald P. Fay, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

            Signature                    Title                  Date
            ---------                    -----                  ----

       /S/ JAMES D. SHELTON President and Manager           July 16, 2001
       --------------------   (Principal Executive Officer)
         James D. Shelton

       /S/ BURKE W. WHITMAN Executive Vice President,       July 16, 2001
       --------------------   Treasurer and Manager
         Burke W. Whitman     (Principal Financial and
                              Accounting Officer)

        /S/ DONALD P. FAY   Executive Vice President,       July 16, 2001
       --------------------   Secretary and Manager
          Donald P. Fay

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 16, 2001.

                                          BRAZOS VALLEY OF TEXAS, L.P.

                                          By: ITS GENERAL PARTNER

                                          BRAZOS VALLEY SURGICAL CENTER, LLC

                                             /S/ DONALD P. FAY
                                          By: _________________________________
                                             Donald P. Fay
                                             Executive Vice President

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Burke W. Whitman and Donald P. Fay, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                    Title                  Date
     ---------                    -----                  ----

/S/ JAMES D. SHELTON President and Manager           July 16, 2001
--------------------   (Principal Executive Officer)
  James D. Shelton

/S/ BURKE W. WHITMAN Executive Vice President,       July 16, 2001
--------------------   Treasurer and Manager
  Burke W. Whitman     (Principal Financial and
                       Accounting Officer)

 /S/ DONALD P. FAY   Executive Vice President,       July 16, 2001
--------------------   Secretary and Manager
   Donald P. Fay

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 16, 2001.

                                          BRAZOS VALLEY SURGICAL CENTER, LLC

                                          By: ITS SOLE MEMBER

                                          BRAZOS MEDCO, LLC

                                             /S/ DONALD P. FAY
                                          By: _________________________________
                                             Donald P. Fay
                                             Executive Vice President

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Burke W. Whitman and Donald P. Fay, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                    Title                  Date
     ---------                    -----                  ----

/S/ JAMES D. SHELTON President and Manager           July 16, 2001
--------------------   (Principal Executive Officer)
  James D. Shelton

/S/ BURKE W. WHITMAN Executive Vice President,       July 16, 2001
--------------------   Treasurer and Manager
  Burke W. Whitman     (Principal Financial and
                       Accounting Officer)

 /S/ DONALD P. FAY   Executive Vice President,       July 16, 2001
--------------------   Secretary and Manager
   Donald P. Fay

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 16, 2001.

                                          BROWNWOOD HOSPITAL, L.P.

                                          By: ITS GENERAL PARTNER

                                          BROWNWOOD MEDICAL CENTER, LLC

                                             /S/ DONALD P. FAY
                                          By: _________________________________
                                             Donald P. Fay
                                             Executive Vice President

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Burke W. Whitman and Donald P. Fay, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

            Signature                    Title                  Date
            ---------                    -----                  ----

       /S/ JAMES D. SHELTON President and Manager           July 16, 2001
       --------------------   (Principal Executive Officer)
         James D. Shelton

       /S/ BURKE W. WHITMAN Executive Vice President,       July 16, 2001
       --------------------   Treasurer and Manager
         Burke W. Whitman     (Principal Financial and
                              Accounting Officer)

        /S/ DONALD P. FAY   Executive Vice President,       July 16, 2001
       --------------------   Secretary and Manager
          Donald P. Fay

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 16, 2001.

                                          BROWNWOOD MEDICAL CENTER, LLC

                                          By: ITS SOLE MEMBER

                                          SOUTHERN TEXAS MEDICAL CENTER, LLC

                                             /S/ DONALD P. FAY
                                          By: _________________________________
                                             Donald P. Fay
                                             Executive Vice President

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Burke W. Whitman and Donald P. Fay, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

            Signature                    Title                  Date
            ---------                    -----                  ----

       /S/ JAMES D. SHELTON President and Manager           July 16, 2001
       --------------------   (Principal Executive Officer)
         James D. Shelton

       /S/ BURKE W. WHITMAN Executive Vice President,       July 16, 2001
       --------------------   Treasurer and Manager
         Burke W. Whitman     (Principal Financial and
                              Accounting Officer)

        /S/ DONALD P. FAY   Executive Vice President,       July 16, 2001
       --------------------   Secretary and Manager
          Donald P. Fay

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 16, 2001.

                                          BVSC, LLC

                                          By: ITS SOLE MEMBER

                                          BRAZOS MEDCO, LLC

                                             /S/ DONALD P. FAY
                                          By: _________________________________
                                             Donald P. Fay
                                             Executive Vice President

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Burke W. Whitman and Donald P. Fay, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                    Title                  Date
     ---------                    -----                  ----

/S/ JAMES D. SHELTON President and Manager           July 16, 2001
--------------------   (Principal Executive Officer)
  James D. Shelton

/S/ BURKE W. WHITMAN Executive Vice President,       July 16, 2001
--------------------   Treasurer and Manager
  Burke W. Whitman     (Principal Financial and
                       Accounting Officer)

 /S/ DONALD P. FAY   Executive Vice President,       July 16, 2001
--------------------   Secretary and Manager
   Donald P. Fay

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July16, 2001.

                                          CARLSBAD MEDICAL CENTER, LLC

                                          By: ITS SOLE MEMBER

                                          TRIAD HOSPITALS, INC.

                                             /S/ DONALD P. FAY
                                          By: _________________________________
                                             Donald P. Fay
                                             Executive Vice President

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Burke W. Whitman and Donald P. Fay, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

            Signature                    Title                  Date
            ---------                    -----                  ----

       /S/ JAMES D. SHELTON President and Manager           July 16, 2001
       --------------------   (Principal Executive Officer)
         James D. Shelton

       /S/ BURKE W. WHITMAN Executive Vice President,       July 16, 2001
       --------------------   Treasurer and Manager
         Burke W. Whitman     (Principal Financial and
                              Accounting Officer)

        /S/ DONALD P. FAY   Executive Vice President,       July 16, 2001
       --------------------   Secretary and Manager
          Donald P. Fay

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 16, 2001.

                                          CAROLINAS MEDICAL ALLIANCE, INC.

                                             /S/ DONALD P. FAY
                                          By: _________________________________
                                             Donald P. Fay
                                             Executive Vice President

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Burke W. Whitman and Donald P. Fay, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

            Signature                   Title                  Date
            ---------                   -----                  ----

       /S/ JAMES D. SHELTON President and Manager          July 16, 2001
       --------------------  (Principal Executive Officer)
         James D. Shelton

       /S/ BURKE W. WHITMAN Executive Vice President,      July 16, 2001
       --------------------  Treasurer and Manager
         Burke W. Whitman    (Principal Financial and
                             Accounting Officer)

        /S/ DONALD P. FAY   Executive Vice President,      July 16, 2001
       --------------------  Secretary and Manager
          Donald P. Fay

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 16, 2001.

                                          CLAREMORE PHYSICIANS, LLC

                                          By: ITS SOLE MEMBER

                                          TRIAD HOLDINGS II, LLC

                                             /S/ DONALD P. FAY
                                          By: _________________________________
                                             Donald P. Fay
                                             Executive Vice President

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Burke W. Whitman and Donald P. Fay, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                   Title                  Date
     ---------                   -----                  ----

/S/ JAMES D. SHELTON President and Manager          July 16, 2001
--------------------  (Principal Executive Officer)
  James D. Shelton

/S/ BURKE W. WHITMAN Executive Vice President,      July 16, 2001
--------------------  Treasurer and Manager
  Burke W. Whitman    (Principal Financial and
                      Accounting Officer)

 /S/ DONALD P. FAY   Executive Vice President,      July 16, 2001
--------------------  Secretary and Manager
   Donald P. Fay

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 16, 2001.

                                          CLAREMORE REGIONAL HOSPITAL, LLC

                                          By: ITS SOLE MEMBER

                                          TRIAD HOLDINGS II, LLC

                                             /S/ DONALD P. FAY
                                          By: _________________________________
                                             Donald P. Fay
                                             Executive Vice President

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Burke W. Whitman and Donald P. Fay, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                   Title                  Date
     ---------                   -----                  ----

/S/ JAMES D. SHELTON President and Manager          July 16, 2001
--------------------  (Principal Executive Officer)
  James D. Shelton

/S/ BURKE W. WHITMAN Executive Vice President,      July 16, 2001
--------------------  Treasurer and Manager
  Burke W. Whitman    (Principal Financial and
                      Accounting Officer)

 /S/ DONALD P. FAY   Executive Vice President,      July 16, 2001
--------------------  Secretary and Manager
   Donald P. Fay

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 16, 2001.

                                          CLINICO, LLC

                                          By: ITS SOLE MEMBER

                                          TRIAD HOLDINGS II, LLC

                                             /S/ DONALD P. FAY
                                          By: _________________________________
                                             Donald P. Fay
                                             Executive Vice President

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Burke W. Whitman and Donald P. Fay, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                      Title                    Date
     ---------                      -----                    ----

/S/ JAMES D. SHELTON President and Manager (Principal    July 16, 2001
--------------------   Executive Officer)
  James D. Shelton

/S/ BURKE W. WHITMAN Executive Vice President, Treasurer July 16, 2001
--------------------   and Manager (Principal Financial
  Burke W. Whitman     and Accounting Officer)

 /S/ DONALD P. FAY   Executive Vice President, Secretary July 16, 2001
--------------------   and Manager
   Donald P. Fay

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 16, 2001.

                                          CLINTON COUNTY HEALTH SYSTEM LLC

                                             /S/ DONALD P. FAY
                                          By: _________________________________
                                             Donald P. Fay
                                             Executive Vice President

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Burke W. Whitman and Donald P. Fay, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

            Signature                    Title                  Date
            ---------                    -----                  ----

       /S/ JAMES D. SHELTON President                       July 16, 2001
       --------------------   (Principal Executive Officer)
         James D. Shelton

       /S/ BURKE W. WHITMAN Treasurer and Director          July 16, 2001
       --------------------   (Principal Financial and
         Burke W. Whitman     Accounting Officer)

        /S/ DONALD P. FAY   Executive Vice President,       July 16, 2001
       --------------------   Secretary and Director
          Donald P. Fay

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 16, 2001.

                                          COLLEGE STATION HOSPITAL, L.P.

                                          By: ITS GENERAL PARTNER

                                          COLLEGE STATION MEDICAL CENTER, LLC

                                             /S/ DONALD P. FAY
                                          By: _________________________________
                                             Donald P. Fay
                                             Executive Vice President

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Burke W. Whitman and Donald P. Fay, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

            Signature                   Title                  Date
            ---------                   -----                  ----

       /S/ JAMES D. SHELTON President and Manager          July 16, 2001
       --------------------  (Principal Executive Officer)
         James D. Shelton

       /S/ BURKE W. WHITMAN Executive Vice President,      July 16, 2001
       --------------------  Treasurer and Manager
         Burke W. Whitman    (Principal Financial and
                             Accounting Officer)

        /S/ DONALD P. FAY   Executive Vice President,      July 16, 2001
       --------------------  Secretary and Manager
          Donald P. Fay

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 16, 2001.

                                          COLLEGE STATION MEDICAL CENTER, LLC

                                          By: ITS SOLE MEMBER

                                          COLLEGE STATION MERGER, LLC

                                             /S/ DONALD P. FAY
                                          By: _________________________________
                                             Donald P. Fay
                                             Executive Vice President

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Burke W. Whitman and Donald P. Fay, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

            Signature                   Title                  Date
            ---------                   -----                  ----

       /S/ JAMES D. SHELTON President and Manager          July 16, 2001
       --------------------  (Principal Executive Officer)
         James D. Shelton

       /S/ BURKE W. WHITMAN Executive Vice President,      July 16, 2001
       --------------------  Treasurer and Manager
         Burke W. Whitman    (Principal Financial and
                             Accounting Officer)

        /S/ DONALD P. FAY   Executive Vice President,      July 16, 2001
       --------------------  Secretary and Manager
          Donald P. Fay

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 16, 2001.

                                          COLLEGE STATION MERGER, LLC

                                          By: ITS SOLE MEMBER

                                          TRIAD HOSPITALS, INC.

                                             /S/ DONALD P. FAY
                                          By: _________________________________
                                             Donald P. Fay
                                             Executive Vice President

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Burke W. Whitman and Donald P. Fay, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

            Signature                    Title                  Date
            ---------                    -----                  ----

       /S/ JAMES D. SHELTON President and Manager           July 16, 2001
       --------------------   (Principal Executive Officer)
         James D. Shelton

       /S/ BURKE W. WHITMAN Executive Vice President,       July 16, 2001
       --------------------   Treasurer and Manager
         Burke W. Whitman     (Principal Financial and
                              Accounting Officer)

        /S/ DONALD P. FAY   Executive Vice President,       July 16, 2001
       --------------------   Secretary and Manager
          Donald P. Fay

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 16, 2001.

                                          CORONADO HOSPITAL, LLC

                                          By: ITS SOLE MEMBER

                                          CORONADO MEDICAL, LLC

                                             /S/ DONALD P. FAY
                                          By: _________________________________
                                             Donald P. Fay
                                             Executive Vice President

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Burke W. Whitman and Donald P. Fay, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

            Signature                    Title                  Date
            ---------                    -----                  ----

       /S/ JAMES D. SHELTON President and Manager           July 16, 2001
       --------------------   (Principal Executive Officer)
         James D. Shelton

       /S/ BURKE W. WHITMAN Executive Vice President,       July 16, 2001
       --------------------   Treasurer and Manager
         Burke W. Whitman     (Principal Financial and
                              Accounting Officer)

        /S/ DONALD P. FAY   Executive Vice President,       July 16, 2001
       --------------------   Secretary and Manager
          Donald P. Fay

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 16, 2001.

                                          CORONADO MEDICAL, LLC

                                          By: ITS SOLE MEMBER

                                          TRIAD HOSPITALS, INC.

                                             /S/ DONALD P. FAY
                                          By: _________________________________
                                             Donald P. Fay
                                             Executive Vice President

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Burke W. Whitman and Donald P. Fay, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                    Title                  Date
     ---------                    -----                  ----

/S/ JAMES D. SHELTON President and Manager           July 16, 2001
--------------------   (Principal Executive Officer)
  James D. Shelton

/S/ BURKE W. WHITMAN Executive Vice President,       July 16, 2001
--------------------   Treasurer and Manager
  Burke W. Whitman     (Principal Financial and
                       Accounting Officer)

 /S/ DONALD P. FAY   Executive Vice President,       July 16, 2001
--------------------   Secretary and Manager
   Donald P. Fay

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 16, 2001.

                                          CRESTWOOD HEALTHCARE, L.P.

                                          By: ITS GENERAL PARTNER

                                          CRESTWOOD HOSPITAL & NURSING HOME,
                                            INC.

                                             /S/ DONALD P. FAY
                                          By: _________________________________
                                             Donald P. Fay
                                             Executive Vice President

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Burke W. Whitman and Donald P. Fay, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

            Signature                    Title                  Date
            ---------                    -----                  ----

       /S/ JAMES D. SHELTON President                       July 16, 2001
       --------------------   (Principal Executive Officer)
         James D. Shelton

         /S/ BURKE W. WHITMAN Executive Vice President,  July 16, 2001
         --------------------   Treasurer and Director
           Burke W. Whitman     (Principal Financial and
                                Accounting Officer)

          /S/ DONALD P. FAY   Executive Vice President,  July 16, 2001
         --------------------   Secretary and Director
            Donald P. Fay

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 16, 2001.

                                          CRESTWOOD HOSPITAL & NURSING HOME,
                                            INC.

                                             /S/ DONALD P. FAY
                                          By: _________________________________
                                             Donald P. Fay
                                             Executive Vice President

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Burke W. Whitman and Donald P. Fay, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                   Title                  Date
     ---------                   -----                  ----

/S/ JAMES D. SHELTON President                      July 16, 2001
--------------------  (Principal Executive Officer)
  James D. Shelton

/S/ BURKE W. WHITMAN Executive Vice President,      July 16, 2001
--------------------  Treasurer and Director
  Burke W. Whitman    (Principal Financial and
                      Accounting Officer)

 /S/ DONALD P. FAY   Executive Vice President,      July 16, 2001
--------------------  Secretary and Director
   Donald P. Fay

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 16, 2001.

                                          CRESTWOOD HOSPITAL HOLDINGS, INC.

                                             /S/ DONALD P. FAY
                                          By: _________________________________
                                             Donald P. Fay
                                             Executive Vice President

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Burke W. Whitman and Donald P. Fay, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

            Signature                    Title                  Date
            ---------                    -----                  ----

       /S/ JAMES D. SHELTON President                       July 16, 2001
       --------------------   (Principal Executive Officer)
         James D. Shelton

       /S/ BURKE W. WHITMAN Executive Vice President,       July 16, 2001
       --------------------  Treasurer and Director
         Burke W. Whitman    (Principal Financial and
                             Accounting Officer)

        /S/ DONALD P. FAY   Executive Vice President,       July 16, 2001
       --------------------  Secretary and Director
          Donald P. Fay

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 16, 2001.

                                          CSDS, LLC

                                          By: ITS SOLE MEMBER

                                          TRIAD HOLDINGS III, INC.

                                             /S/ DONALD P. FAY
                                          By: _________________________________
                                             Donald P. Fay
                                             Executive Vice President

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Burke W. Whitman and Donald P. Fay, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

            Signature                    Title                  Date
            ---------                    -----                  ----

       /S/ JAMES D. SHELTON President                       July 16, 2001
       --------------------   (Principal Executive Officer)
         James D. Shelton

       /S/ BURKE W. WHITMAN Executive Vice President,       July 16, 2001
       --------------------   Treasurer and Director
         Burke W. Whitman     (Principal Financial and
                              Accounting Officer)

        /S/ DONALD P. FAY   Executive Vice President,       July 16, 2001
       --------------------   Secretary and Director
          Donald P. Fay

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 16, 2001.

                                          CSMC, LLC

                                          By: ITS SOLE MEMBER

                                          COLLEGE STATION MERGER, LLC

                                             /S/ DONALD P. FAY
                                          By: _________________________________
                                             Donald P. Fay
                                             Executive Vice President

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Burke W. Whitman and Donald P. Fay, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                    Title                  Date
     ---------                    -----                  ----

/S/ JAMES D. SHELTON President and Manager           July 16, 2001
--------------------   (Principal Executive Officer)
  James D. Shelton

/S/ BURKE W. WHITMAN Executive Vice President,       July 16, 2001
--------------------   Treasurer and Manager
  Burke W. Whitman     (Principal Financial and
                       Accounting Officer)

 /S/ DONALD P. FAY   Executive Vice President,       July 16, 2001
--------------------   Secretary and Manager
   Donald P. Fay

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 16, 2001.

                                          DALLAS PHY SERVICE, LLC

                                          By: ITS SOLE MEMBER

                                          TRIAD HOSPITALS, INC.

                                             /S/ DONALD P. FAY
                                          By: _________________________________
                                             Donald P. Fay
                                             Executive Vice President

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Burke W. Whitman and Donald P. Fay, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

            Signature                    Title                  Date
            ---------                    -----                  ----

       /S/ JAMES D. SHELTON President and Manager           July 16, 2001
       --------------------   (Principal Executive Officer)
         James D. Shelton

       /S/ BURKE W. WHITMAN Executive Vice President,       July 16, 2001
       --------------------   Treasurer and Manager
         Burke W. Whitman     (Principal Financial and
                              Accounting Officer)

        /S/ DONALD P. FAY   Executive Vice President,       July 16, 2001
       --------------------   Secretary and Manager
          Donald P. Fay

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 16, 2001.

                                          DALLAS PHYSICIAN PRACTICE, L.P.

                                          By: ITS GENERAL PARTNER

                                          DFW PHYSERV, LLC

                                             /S/ DONALD P. FAY
                                          By: _________________________________
                                             Donald P. Fay
                                             Executive Vice President

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Burke W. Whitman and Donald P. Fay, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                    Title                  Date
     ---------                    -----                  ----

/S/ JAMES D. SHELTON President and Manager           July 16, 2001
--------------------   (Principal Executive Officer)
  James D. Shelton

/S/ BURKE W. WHITMAN Executive Vice President,       July 16, 2001
--------------------   Treasurer and Manager
  Burke W. Whitman     (Principal Financial and
                       Accounting Officer)

 /S/ DONALD P. FAY   Executive Vice President,       July 16, 2001
--------------------   Secretary and Manager
   Donald P. Fay

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 16, 2001.

                                          DAY SURGERY, INC.

                                             /S/ DONALD P. FAY
                                          By: _________________________________
                                             Donald P. Fay
                                             Executive Vice President

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Burke W. Whitman and Donald P. Fay, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                    Title                  Date
     ---------                    -----                  ----

/S/ JAMES D. SHELTON President                       July 16, 2001
--------------------   (Principal Executive Officer)
  James D. Shelton

/S/ BURKE W. WHITMAN Executive Vice President,       July 16, 2001
--------------------   Treasurer and Director
  Burke W. Whitman     (Principal Financial and
                       Accounting Officer)

 /S/ DONALD P. FAY   Executive Vice President,       July 16, 2001
--------------------   Secretary and Director
   Donald P. Fay

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 16, 2001.

                                          DETAR HOSPITAL, LLC

                                          By: ITS SOLE MEMBER

                                          VHC MEDICAL, LLC

                                             /S/ DONALD P. FAY
                                          By: _________________________________
                                             Donald P. Fay
                                             Executive Vice President

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Burke W. Whitman and Donald P. Fay, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

            Signature                    Title                  Date
            ---------                    -----                  ----

       /S/ JAMES D. SHELTON President and Manager           July 16, 2001
       --------------------   (Principal Executive Officer)
         James D. Shelton

       /S/ BURKE W. WHITMAN Executive Vice President,       July 16, 2001
       --------------------   Treasurer and Manager
         Burke W. Whitman     (Principal Financial and
                              Accounting Officer)

        /S/ DONALD P. FAY   Executive Vice President,       July 16, 2001
       --------------------   Secretary and Manager
          Donald P. Fay

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 16, 2001.

                                          DFW PHYSERV, LLC

                                          By: ITS SOLE MEMBER

                                          TRIAD HOSPITALS, INC.

                                             /S/ DONALD P. FAY
                                          By: _________________________________
                                             Donald P. Fay
                                             Executive Vice President

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Burke W. Whitman and Donald P. Fay, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

            Signature                    Title                  Date
            ---------                    -----                  ----

       /S/ JAMES D. SHELTON President and Manager           July 16, 2001
       --------------------   (Principal Executive Officer)
         James D. Shelton

       /S/ BURKE W. WHITMAN Executive Vice President,       July 16, 2001
       --------------------   Treasurer and Manager
         Burke W. Whitman     (Principal Financial and
                              Accounting Officer)

        /S/ DONALD P. FAY   Executive Vice President,       July 16, 2001
       --------------------   Secretary and Manager
          Donald P. Fay

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 16, 2001.

                                          DOCTORS MEDICAL CENTER, LLC

                                          By: ITS SOLE MEMBER

                                          MID-PLAINS, LLC

                                             /S/ DONALD P. FAY
                                          By: _________________________________
                                             Donald P. Fay
                                             Executive Vice President

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Burke W. Whitman and Donald P. Fay, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                    Title                  Date
     ---------                    -----                  ----

/S/ JAMES D. SHELTON President and Manager           July 16, 2001
--------------------   (Principal Executive Officer)
  James D. Shelton

/S/ BURKE W. WHITMAN Executive Vice President,       July 16, 2001
--------------------   Treasurer and Manager
  Burke W. Whitman     (Principal Financial and
                       Accounting Officer)

 /S/ DONALD P. FAY   Executive Vice President,       July 16, 2001
--------------------   Secretary and Manager
   Donald P. Fay

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 16, 2001.

                                          DOCTORS OF LAREDO, LLC

                                          By: ITS SOLE MEMBER

                                          MID-PLAINS, LLC

                                             /S/ DONALD P. FAY
                                          By: _________________________________
                                             Donald P. Fay
                                             Executive Vice President

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Burke W. Whitman and Donald P. Fay, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

            Signature                    Title                  Date
            ---------                    -----                  ----

       /S/ JAMES D. SHELTON President and Manager           July 16, 2001
       --------------------   (Principal Executive Officer)
         James D. Shelton

       /S/ BURKE W. WHITMAN Executive Vice President,       July 16, 2001
       --------------------   Treasurer and Manager
         Burke W. Whitman     (Principal Financial and
                              Accounting Officer)

        /S/ DONALD P. FAY   Executive Vice President,       July 16, 2001
       --------------------   Secretary and Manager
          Donald P. Fay

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 16, 2001.

                                          DOUGLAS MEDICAL CENTER, LLC

                                          By: ITS SOLE MEMBER

                                          TRIAD HOSPITALS, INC.

                                             /S/ DONALD P. FAY
                                          By: _________________________________
                                             Donald P. Fay
                                             Executive Vice President

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Burke W. Whitman and Donald P. Fay, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

            Signature                    Title                  Date
            ---------                    -----                  ----

       /S/ JAMES D. SHELTON President and Manager           July 16, 2001
       --------------------   (Principal Executive Officer)
         James D. Shelton

       /S/ BURKE W. WHITMAN Executive Vice President,       July 16, 2001
       --------------------   Treasurer and Manager
         Burke W. Whitman     (Principal Financial and
                              Accounting Officer)

        /S/ DONALD P. FAY   Executive Vice President,       July 16, 2001
       --------------------   Secretary and Manager
          Donald P. Fay

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 16, 2001.

                                          E.D. CLINICS, LLC

                                          By:  ITS SOLE MEMBER

                                          ARIZONA MEDCO, LLC

                                             /S/ DONALD P. FAY
                                          By: _________________________________
                                             Donald P. Fay
                                             Executive Vice President

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Burke W. Whitman and Donald P. Fay, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                    Title                  Date
     ---------                    -----                  ----

/S/ JAMES D. SHELTON President and Manager           July 16, 2001
--------------------   (Principal Executive Officer)
  James D. Shelton

/S/ BURKE W. WHITMAN Executive Vice President,       July 16, 2001
--------------------   Treasurer and Manager
  Burke W. Whitman     (Principal Financial and
                       Accounting Officer)

 /S/ DONALD P. FAY   Executive Vice President,       July 16, 2001
--------------------   Secretary and Manager
   Donald P. Fay

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 16, 2001.

                                          EL DORADO MEDICAL CENTER, LLC

                                          By:  ITS SOLE MEMBER

                                          ARIZONA MEDCO, LLC

                                             /S/ DONALD P. FAY
                                          By:__________________________________
                                             Donald P. Fay
                                             Executive Vice President

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Burke W. Whitman and Donald P. Fay, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                    Title                  Date
     ---------                    -----                  ----

/S/ JAMES D. SHELTON President and Manager           July 16, 2001
--------------------   (Principal Executive Officer)
  James D. Shelton

/S/ BURKE W. WHITMAN Executive Vice President,       July 16, 2001
--------------------   Treasurer and Manager
  Burke W. Whitman     (Principal Financial and
                       Accounting Officer)

 /S/ DONALD P. FAY   Executive Vice President,       July 16, 2001
--------------------   Secretary and Manager
   Donald P. Fay

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 16, 2001.

                                          EYE INSTITUTE OF SOUTHERN ARIZONA,
                                            LLC

                                          By: ITS SOLE MEMBER

                                          TRIAD HOSPITALS, INC.

                                             /S/ DONALD P. FAY
                                          By: _________________________________
                                             Donald P. Fay
                                             Executive Vice President

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Burke W. Whitman and Donald P. Fay, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

            Signature                    Title                  Date
            ---------                    -----                  ----

       /S/ JAMES D. SHELTON President and Manager           July 16, 2001
       --------------------   (Principal Executive Officer)
         James D. Shelton

       /S/ BURKE W. WHITMAN Executive Vice President,       July 16, 2001
       --------------------   Treasurer and Manager
         Burke W. Whitman     (Principal Financial and
                              Accounting Officer)

        /S/ DONALD P. FAY   Executive Vice President,       July 16, 2001
       --------------------   Secretary and Manager
          Donald P. Fay

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 16, 2001.

                                          FRANKFORT HEALTH PARTNER, INC.

                                             /S/ DONALD P. FAY
                                          By: _________________________________
                                             Donald P. Fay
                                             Executive Vice President

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Burke W. Whitman and Donald P. Fay, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                    Title                  Date
     ---------                    -----                  ----

/S/ JAMES D. SHELTON President                       July 16, 2001
--------------------   (Principal Executive Officer)
  James D. Shelton

/S/ BURKE W. WHITMAN Treasurer and Director          July 16, 2001
--------------------   (Principal Financial and
  Burke W. Whitman     Accounting Officer)

 /S/ DONALD P. FAY   Executive Vice President,       July 16, 2001
--------------------   Secretary and Director
   Donald P. Fay

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 16, 2001.

                                          GADSDEN REGIONAL PRIMARY CARE, INC.

                                             /S/ DONALD P. FAY
                                          By: _________________________________
                                             Donald P. Fay
                                             Executive Vice President

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Burke W. Whitman and Donald P. Fay, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                    Title                  Date
     ---------                    -----                  ----

/S/ JAMES D. SHELTON President                       July 16, 2001
--------------------   (Principal Executive Officer)
  James D. Shelton

/S/ BURKE W. WHITMAN Treasurer and Director          July 16, 2001
--------------------   (Principal Financial and
  Burke W. Whitman     Accounting Officer)

 /S/ DONALD P. FAY   Executive Vice President,       July 16, 2001
--------------------   Secretary and Director
   Donald P. Fay

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 16, 2001.

                                          GCMC, LLC

                                          By:  ITS SOLE MEMBER

                                          WHARTON MEDCO, LLC

                                             /S/ DONALD P. FAY
                                          By: _________________________________
                                             Donald P. Fay
                                             Executive Vice President

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Burke W. Whitman and Donald P. Fay, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                    Title                  Date
     ---------                    -----                  ----

/S/ JAMES D. SHELTON President and Manager           July 16, 2001
--------------------   (Principal Executive Officer)
  James D. Shelton

/S/ BURKE W. WHITMAN Executive Vice President,       July 16, 2001
--------------------   Treasurer and Manager
  Burke W. Whitman     (Principal Financial and
                       Accounting Officer)

 /S/ DONALD P. FAY   Executive Vice President,       July 16, 2001
--------------------   Secretary and Manager
   Donald P. Fay

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 16, 2001.

                                          GH TEXAS, LLC

                                          By: ITS SOLE MEMBER

                                          TRIAD HOSPITALS, INC.

                                             /S/ DONALD P. FAY
                                          By: _________________________________
                                             Donald P. Fay
                                             Executive Vice President

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Burke W. Whitman and Donald P. Fay, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

            Signature                    Title                  Date
            ---------                    -----                  ----

       /S/ JAMES D. SHELTON President and Manager           July 16, 2001
       --------------------   (Principal Executive Officer)
         James D. Shelton

       /S/ BURKE W. WHITMAN Executive Vice President,       July 16, 2001
       --------------------   Treasurer and Manager
         Burke W. Whitman     (Principal Financial and
                              Accounting Officer)

        /S/ DONALD P. FAY   Executive Vice President,       July 16, 2001
       --------------------   Secretary and Manager
          Donald P. Fay

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 16, 2001.

                                          GHC HOSPITAL, LLC

                                          By: ITS SOLE MEMBER

                                          TRIAD HOSPITALS, INC.

                                             /S/ DONALD P. FAY
                                          By: _________________________________
                                             Donald P. Fay
                                             Executive Vice President

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Burke W. Whitman and Donald P. Fay, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

            Signature                    Title                  Date
            ---------                    -----                  ----

       /S/ JAMES D. SHELTON President and Manager           July 16, 2001
       --------------------   (Principal Executive Officer)
         James D. Shelton

       /S/ BURKE W. WHITMAN Executive Vice President,       July 16, 2001
       --------------------   Treasurer and Manager
         Burke W. Whitman     (Principal Financial and
                              Accounting Officer)

        /S/ DONALD P. FAY   Executive Vice President,       July 16, 2001
       --------------------   Secretary and Manager
          Donald P. Fay

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 16, 2001.

                                          GRB REAL ESTATE, LLC

                                          By:  ITS SOLE MEMBER

                                          TRIAD HOLDINGS III, INC.

                                             /S/ DONALD P. FAY
                                          By: _________________________________
                                             Donald P. Fay
                                             Executive Vice President

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Burke W. Whitman and Donald P. Fay, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

            Signature                    Title                  Date
            ---------                    -----                  ----

       /S/ JAMES D. SHELTON President                       July 16, 2001
       --------------------   (Principal Executive Officer)
         James D. Shelton

       /S/ BURKE W. WHITMAN Executive Vice President,       July 16, 2001
       --------------------   Treasurer and Director
         Burke W. Whitman     (Principal Financial and
                              Accounting Officer)

        /S/ DONALD P. FAY   Executive Vice President,       July 16, 2001
       --------------------   Secretary and Director
          Donald P. Fay

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 16, 2001.

                                          GREENBRIER VMC, LLC

                                          By: ITS SOLE MEMBER

                                          TRIAD HOLDINGS III, INC.

                                             /S/ DONALD P. FAY
                                          By: _________________________________
                                             Donald P. Fay
                                             Executive Vice President

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Burke W. Whitman and Donald P. Fay, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

            Signature                    Title                  Date
            ---------                    -----                  ----

       /S/ JAMES D. SHELTON President                       July 16, 2001
       --------------------   (Principal Executive Officer)
         James D. Shelton

       /S/ BURKE W. WHITMAN Executive Vice President,       July 16, 2001
       --------------------   Treasurer and Director
         Burke W. Whitman     (Principal Financial and
                              Accounting Officer)

        /S/ DONALD P. FAY   Executive Vice President,       July 16, 2001
       --------------------   Secretary and Director
          Donald P. Fay

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 16, 2001.

                                          GULF COAST HOSPITAL, L.P.

                                          By:  ITS GENERAL PARTNER

                                          GULF COAST MEDICAL CENTER, LLC

                                             /S/ DONALD P. FAY
                                          By: _________________________________
                                             Donald P. Fay
                                             Executive Vice President

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Burke W. Whitman and Donald P. Fay, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

      Signature                     Title                  Date
      ---------                     -----                  ----

 /S/ JAMES D. SHELTON  President and Manager           July 16, 2001
----------------------   (Principal Executive Officer)
   James D. Shelton

  /S/ BURKE W. WHITMAN Executive Vice President,       July 16, 2001
----------------------   Treasurer and Manager
   Burke W. Whitman      (Principal Financial and
                         Accounting Officer)

  /S/ DONALD P. FAY    Executive Vice President,       July 16, 2001
----------------------   Secretary and Manager
    Donald P. Fay

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 16, 2001.

                                          GULF COAST MEDICAL CENTER, LLC

                                          By: ITS SOLE MEMBER

                                          WHARTON MEDCO, LLC

                                             /S/ DONALD P. FAY
                                          By: _________________________________
                                             Donald P. Fay
                                             Executive Vice President

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Burke W. Whitman and Donald P. Fay, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                    Title                  Date
     ---------                    -----                  ----

/S/ JAMES D. SHELTON President and Manager           July 16, 2001
--------------------   (Principal Executive Officer)
  James D. Shelton

/S/ BURKE W. WHITMAN Executive Vice President,       July 16, 2001
--------------------   Treasurer and Manager
  Burke W. Whitman     (Principal Financial and
                       Accounting Officer)

 /S/ DONALD P. FAY   Executive Vice President,       July 16, 2001
--------------------   Secretary and Manager
   Donald P. Fay

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 16, 2001.

                                         HATTIESBURG AMBULATORY SURGERY CENTER,
                                           LLC

                                            /S/ DONALD P. FAY
                                         By: __________________________________
                                            Donald P. Fay
                                            Executive Vice President

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Burke W. Whitman and Donald P. Fay, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                    Title                  Date
     ---------                    -----                  ----

/S/ JAMES D. SHELTON President                       July 16, 2001
--------------------   (Principal Executive Officer)
  James D. Shelton

/S/ BURKE W. WHITMAN Treasurer and Director          July 16, 2001
--------------------   (Principal Financial and
  Burke W. Whitman     Accounting Officer)

 /S/ DONALD P. FAY   Executive Vice President,       July 16, 2001
--------------------   Secretary and Director
   Donald P. Fay

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 16, 2001.

                                          HDP DEQUEEN, LLC

                                          By:  ITS SOLE MEMBER

                                          TRIAD HOLDINGS II, LLC

                                             /S/ DONALD P. FAY
                                          By: _________________________________
                                             Donald P. Fay
                                             Executive Vice President

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Burke W. Whitman and Donald P. Fay, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                    Title                  Date
     ---------                    -----                  ----

/S/ JAMES D. SHELTON President and Manager           July 16, 2001
--------------------   (Principal Executive Officer)
  James D. Shelton

/S/ BURKE W. WHITMAN Executive Vice President,       July 16, 2001
--------------------   Treasurer and Manager
  Burke W. Whitman     (Principal Financial and
                       Accounting Officer)

 /S/ DONALD P. FAY   Executive Vice President,       July 16, 2001
--------------------   Secretary and Manager
   Donald P. Fay

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 16, 2001.

                                          HDP WOODLAND HEIGHTS, L.P.

                                          By:  ITS GENERAL PARTNER

                                          HDP WOODLAND PROPERTY, LLC

                                             /S/ DONALD P. FAY
                                          By: _________________________________
                                             Donald P. Fay
                                             Executive Vice President

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Burke W. Whitman and Donald P. Fay, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

            Signature                    Title                  Date
            ---------                    -----                  ----

       /S/ JAMES D. SHELTON President and Manager           July 16, 2001
       --------------------   (Principal Executive Officer)
         James D. Shelton

       /S/ BURKE W. WHITMAN Executive Vice President,       July 16, 2001
       --------------------   Treasurer and Manager
         Burke W. Whitman     (Principal Financial and
                              Accounting Officer)

        /S/ DONALD P. FAY   Executive Vice President,       July 16, 2001
       --------------------   Secretary and Manager
          Donald P. Fay

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 16, 2001.

                                          HDP WOODLAND PROPERTY, LLC

                                          By: ITS SOLE MEMBER

                                          TRIAD HOSPITALS, INC.

                                             /S/ DONALD P. FAY
                                          By: _________________________________
                                             Donald P. Fay
                                             Executive Vice President

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Burke W. Whitman and Donald P. Fay, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

            Signature                    Title                  Date
            ---------                    -----                  ----

       /S/ JAMES D. SHELTON President and Manager           July 16, 2001
       --------------------   (Principal Executive Officer)
         James D. Shelton

       /S/ BURKE W. WHITMAN Executive Vice President,       July 16, 2001
       --------------------   Treasurer and Manager
         Burke W. Whitman     (Principal Financial and
                              Accounting Officer)

        /S/ DONALD P. FAY   Executive Vice President,       July 16, 2001
       --------------------   Secretary and Manager
          Donald P. Fay

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 16, 2001.

                                          HDPWH, LLC

                                          By: ITS SOLE MEMBER

                                          TRIAD HOSPITALS, INC.

                                             /S/ DONALD P. FAY
                                          By:  ________________________________
                                             Donald P. Fay
                                             Executive Vice President

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Burke W. Whitman and Donald P. Fay, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

            Signature                    Title                  Date
            ---------                    -----                  ----

       /S/ JAMES D. SHELTON President and Manager           July 16, 2001
       --------------------   (Principal Executive Officer)
         James D. Shelton

       /S/ BURKE W. WHITMAN Executive Vice President,       July 16, 2001
       --------------------   Treasurer and Manager
         Burke W. Whitman     (Principal Financial and
                              Accounting Officer)

        /S/ DONALD P. FAY   Executive Vice President,       July 16, 2001
       --------------------   Secretary and Manager
          Donald P. Fay

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 16, 2001.

                                          HEALDSBURG OF CALIFORNIA, LLC

                                          By: ITS SOLE MEMBER

                                          TRIAD HOSPITALS, INC.

                                             /S/ DONALD P. FAY
                                          By: _________________________________
                                             Donald P. Fay
                                             Executive Vice President

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Burke W. Whitman and Donald P. Fay, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

            Signature                    Title                  Date
            ---------                    -----                  ----

       /S/ JAMES D. SHELTON President and Manager           July 16, 2001
       --------------------   (Principal Executive Officer)
         James D. Shelton

       /S/ BURKE W. WHITMAN Executive Vice President,       July 16, 2001
       --------------------   Treasurer and Manager
         Burke W. Whitman     (Principal Financial and
                              Accounting Officer)

        /S/ DONALD P. FAY   Executive Vice President,       July 16, 2001
       --------------------   Secretary and Manager
          Donald P. Fay

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 16, 2001.

                                          HOBBS MEDCO, LLC

                                          By: ITS SOLE MEMBER

                                          TRIAD HOSPITALS, INC.

                                             /S/ DONALD P. FAY
                                          By: _________________________________
                                             Donald P. Fay
                                             Executive Vice President

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Burke W. Whitman and Donald P. Fay, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

            Signature                    Title                  Date
            ---------                    -----                  ----

       /S/ JAMES D. SHELTON President and Manager           July 16, 2001
       --------------------   (Principal Executive Officer)
         James D. Shelton

       /S/ BURKE W. WHITMAN Executive Vice President,       July 16, 2001
       --------------------   Treasurer and Manager
         Burke W. Whitman     (Principal Financial and
                              Accounting Officer)

        /S/ DONALD P. FAY   Executive Vice President,       July 16, 2001
       --------------------   Secretary and Manager
          Donald P. Fay

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 16, 2001.

                                          HOBBS PHYSICIAN PRACTICE, LLC

                                          By: ITS SOLE MEMBER

                                          HOBBS MEDCO, LLC

                                             /S/ DONALD P. FAY
                                          By: _________________________________
                                             Donald P. Fay
                                             Executive Vice President

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Burke W. Whitman and Donald P. Fay, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                    Title                  Date
     ---------                    -----                  ----

/S/ JAMES D. SHELTON President and Manager           July 16, 2001
--------------------   (Principal Executive Officer)
  James D. Shelton

/S/ BURKE W. WHITMAN Executive Vice President,       July 16, 2001
--------------------   Treasurer and Manager
  Burke W. Whitman     (Principal Financial and
                       Accounting Officer)

 /S/ DONALD P. FAY   Executive Vice President,       July 16, 2001
--------------------   Secretary and Manager
   Donald P. Fay

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 16, 2001.

                                          HOSPITAL OF BEAUMONT, LLC

                                          By: ITS SOLE MEMBER

                                          BEAUCO, LLC

                                             /S/ DONALD P. FAY
                                          By: _________________________________
                                             Donald P. Fay
                                             Executive Vice President

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Burke W. Whitman and Donald P. Fay, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                    Title                  Date
     ---------                    -----                  ----

/S/ JAMES D. SHELTON President and Manager           July 16, 2001
--------------------   (Principal Executive Officer)
  James D. Shelton

/S/ BURKE W. WHITMAN Executive Vice President,       July 16, 2001
--------------------   Treasurer and Manager
  Burke W. Whitman     (Principal Financial and
                       Accounting Officer)

 /S/ DONALD P. FAY   Executive Vice President,       July 16, 2001
--------------------   Secretary and Manager
   Donald P. Fay

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 16, 2001.

                                          IOM HEALTH SYSTEM, L.P.

                                          By: ITS GENERAL PARTNER

                                          QHG OF INDIANA, INC.

                                             /S/ DONALD P. FAY
                                          By: _________________________________
                                             Donald P. Fay
                                             Executive Vice President

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Burke W. Whitman and Donald P. Fay, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                    Title                  Date
     ---------                    -----                  ----

/S/ JAMES D. SHELTON President                       July 16, 2001
--------------------   (Principal Executive Officer)
  James D. Shelton

/S/ BURKE W. WHITMAN Treasurer and Director          July 16, 2001
--------------------   (Principal Financial and
  Burke W. Whitman     Accounting Officer)

 /S/ DONALD P. FAY   Executive Vice President,       July 16, 2001
--------------------   Secretary and Director
   Donald P. Fay

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 16, 2001.

                                          IRHC, LLC

                                          By: ITS SOLE MEMBER

                                          TRIAD HOLDINGS II, LLC

                                             /S/ DONALD P. FAY
                                          By: _________________________________
                                             Donald P. Fay
                                             Executive Vice President

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Burke W. Whitman and Donald P. Fay, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                    Title                  Date
     ---------                    -----                  ----

/S/ JAMES D. SHELTON President and Manager           July 16, 2001
--------------------   (Principal Executive Officer)
  James D. Shelton

/S/ BURKE W. WHITMAN Executive Vice President,       July 16, 2001
--------------------   Treasurer and Manager
  Burke W. Whitman     (Principal Financial and
                       Accounting Officer)

 /S/ DONALD P. FAY   Executive Vice President,       July 16, 2001
--------------------   Secretary and Manager
   Donald P. Fay

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 16, 2001.

                                          KENSINGCARE, LLC

                                          By: ITS SOLE MEMBER

                                          TRIAD HOLDINGS II, LLC

                                             /S/ DONALD P. FAY
                                          By: _________________________________
                                             Donald P. Fay
                                             Executive Vice President

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Burke W. Whitman and Donald P. Fay, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                    Title                  Date
     ---------                    -----                  ----

/S/ JAMES D. SHELTON President and Manager           July 16, 2001
--------------------   (Principal Executive Officer)
  James D. Shelton

/S/ BURKE W. WHITMAN Executive Vice President,       July 16, 2001
--------------------   Treasurer and Manager
  Burke W. Whitman     (Principal Financial and
                       Accounting Officer)

 /S/ DONALD P. FAY   Executive Vice President,       July 16, 2001
--------------------   Secretary and Manager
   Donald P. Fay

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 16, 2001.

                                          LAKE AREA PHYSICIAN SERVICES, LLC

                                          By: ITS SOLE MEMBER

                                          WOMEN & CHILDREN'S HOSPITAL, LLC

                                             /S/ DONALD P. FAY
                                          By: _________________________________
                                             Donald P. Fay
                                             Executive Vice President

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Burke W. Whitman and Donald P. Fay, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

            Signature                    Title                  Date
            ---------                    -----                  ----

       /S/ JAMES D. SHELTON President and Manager           July 16, 2001
       --------------------   (Principal Executive Officer)
         James D. Shelton

       /S/ BURKE W. WHITMAN Executive Vice President,       July 16, 2001
       --------------------   Treasurer and Manager
         Burke W. Whitman     (Principal Financial and
                              Accounting Officer)

        /S/ DONALD P. FAY   Executive Vice President,       July 16, 2001
       --------------------   Secretary and Manager
          Donald P. Fay

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 16, 2001.

                                          LAREDO HOSPITAL, L.P.

                                          By: ITS GENERAL PARTNER

                                          DOCTORS OF LAREDO, LLC

                                             /S/ DONALD P. FAY
                                          By: _________________________________
                                             Donald P. Fay
                                             Executive Vice President

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Burke W. Whitman and Donald P. Fay, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

            Signature                    Title                  Date
            ---------                    -----                  ----

       /S/ JAMES D. SHELTON President and Manager           July 16, 2001
       --------------------   (Principal Executive Officer)
         James D. Shelton

       /S/ BURKE W. WHITMAN Executive Vice President,       July 16, 2001
       --------------------   Treasurer and Manager
         Burke W. Whitman     (Principal Financial and
                              Accounting Officer)

        /S/ DONALD P. FAY   Executive Vice President,       July 16, 2001
       --------------------   Secretary and Manager
          Donald P. Fay

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 16, 2001.

                                          LAS CRUCES MEDICAL CENTER, LLC

                                          By: ITS SOLE MEMBER

                                          TRIAD HOSPITALS, INC.

                                             /S/ DONALD P. FAY
                                          By: _________________________________
                                             Donald P. Fay
                                             Executive Vice President

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Burke W. Whitman and Donald P. Fay, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

            Signature                    Title                  Date
            ---------                    -----                  ----

       /S/ JAMES D. SHELTON President and Manager           July 16, 2001
       --------------------   (Principal Executive Officer)
         James D. Shelton

       /S/ BURKE W. WHITMAN Executive Vice President,       July 16, 2001
       --------------------   Treasurer and Manager
         Burke W. Whitman     (Principal Financial and
                              Accounting Officer)

        /S/ DONALD P. FAY   Executive Vice President,       July 16, 2001
       --------------------   Secretary and Manager
          Donald P. Fay

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 16, 2001.

                                          LEA REGIONAL HOSPITAL, LLC

                                          By:  ITS SOLE MEMBER

                                          HOBBS MEDCO, LLC

                                             /S/ DONALD P. FAY
                                          By: _________________________________
                                             Donald P. Fay
                                             Executive Vice President

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Burke W. Whitman and Donald P. Fay, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                    Title                  Date
     ---------                    -----                  ----

/S/ JAMES D. SHELTON President and Manager           July 16, 2001
--------------------   (Principal Executive Officer)
  James D. Shelton

/S/ BURKE W. WHITMAN Executive Vice President,       July 16, 2001
--------------------   Treasurer and Manager
  Burke W. Whitman     (Principal Financial and
                       Accounting Officer)

 /S/ DONALD P. FAY   Executive Vice President,       July 16, 2001
--------------------   Secretary and Manager
   Donald P. Fay

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 16, 2001.

                                          LONGVIEW MEDICAL CENTER, L.P.

                                          By:  ITS GENERAL PARTNER

                                          REGIONAL HOSPITAL OF LONGVIEW, LLC

                                             /S/ DONALD P. FAY
                                          By: _________________________________
                                             Donald P. Fay
                                             Executive Vice President

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Burke W. Whitman and Donald P. Fay, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                    Title                  Date
     ---------                    -----                  ----

/S/ JAMES D. SHELTON President and Manager           July 16, 2001
--------------------   (Principal Executive Officer)
  James D. Shelton

/S/ BURKE W. WHITMAN Executive Vice President,       July 16, 2001
--------------------   Treasurer and Manager
  Burke W. Whitman     (Principal Financial and
                       Accounting Officer)

 /S/ DONALD P. FAY   Executive Vice President,       July 16, 2001
--------------------   Secretary and Manager
   Donald P. Fay

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 16, 2001.

                                          LONGVIEW MERGER, LLC

                                          By: ITS SOLE MEMBER

                                          TRIAD HOSPITALS, INC.

                                             /S/ DONALD P. FAY
                                          By: _________________________________
                                             Donald P. Fay
                                             Executive Vice President

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Burke W. Whitman and Donald P. Fay, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

            Signature                    Title                  Date
            ---------                    -----                  ----

       /S/ JAMES D. SHELTON President and Manager           July 16, 2001
       --------------------   (Principal Executive Officer)
         James D. Shelton

       /S/ BURKE W. WHITMAN Executive Vice President,       July 16, 2001
       --------------------   Treasurer and Manager
         Burke W. Whitman     (Principal Financial and
                              Accounting Officer)

        /S/ DONALD P. FAY   Executive Vice President,       July 16, 2001
       --------------------   Secretary and Manager
          Donald P. Fay

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 16, 2001.

                                          LRH, LLC

                                          By:  ITS SOLE MEMBER

                                          LONGVIEW MERGER, LLC

                                             /S/ DONALD P. FAY
                                          By: _________________________________
                                             Donald P. Fay
                                             Executive Vice President

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Burke W. Whitman and Donald P. Fay, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                    Title                  Date
     ---------                    -----                  ----

/S/ JAMES D. SHELTON President and Manager           July 16, 2001
--------------------   (Principal Executive Officer)
  James D. Shelton

/S/ BURKE W. WHITMAN Executive Vice President,       July 16, 2001
--------------------   Treasurer and Manager
  Burke W. Whitman     (Principal Financial and
                       Accounting Officer)

 /S/ DONALD P. FAY   Executive Vice President,       July 16, 2001
--------------------   Secretary and Manager
   Donald P. Fay

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 16, 2001.

                                          LS PSYCHIATRIC, LLC

                                          By: ITS SOLE MEMBER

                                          TRIAD HOLDINGS III, INC.

                                             /S/ DONALD P. FAY
                                          By: _________________________________
                                             Donald P. Fay
                                             Executive Vice President

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Burke W. Whitman and Donald P. Fay, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

            Signature                    Title                  Date
            ---------                    -----                  ----

       /S/ JAMES D. SHELTON President                       July 16, 2001
       --------------------   (Principal Executive Officer)
         James D. Shelton

       /S/ BURKE W. WHITMAN Executive Vice President,       July 16, 2001
       --------------------   Treasurer and Director
         Burke W. Whitman     (Principal Financial and
                              Accounting Officer)

        /S/ DONALD P. FAY   Executive Vice President,       July 16, 2001
       --------------------   Secretary and Director
          Donald P. Fay

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 16, 2001.

                                          MCI PANHANDLE SURGICAL, L.P.

                                          By:  ITS GENERAL PARTNER

                                          PANHANDLE PROPERTY, LLC

                                             /S/ DONALD P. FAY
                                          By: _________________________________
                                             Donald P. Fay
                                             Executive Vice President

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Burke W. Whitman and Donald P. Fay, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                    Title                  Date
     ---------                    -----                  ----

/S/ JAMES D. SHELTON President and Manager           July 16, 2001
--------------------   (Principal Executive Officer)
  James D. Shelton

/S/ BURKE W. WHITMAN Executive Vice President,       July 16, 2001
--------------------   Treasurer and Manager
  Burke W. Whitman     (Principal Financial and
                       Accounting Officer)

 /S/ DONALD P. FAY   Executive Vice President,       July 16, 2001
--------------------   Secretary and Manager
   Donald P. Fay

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 16, 2001.

                                       MEDICAL CENTER AT TERRELL, LLC

                                       By:  ITS SOLE MEMBER

                                       TRIAD-MEDICAL CENTER AT TERRELL
                                         SUBSIDIARY, LLC

                                          /S/ DONALD P. FAY
                                       By: ____________________________________
                                          Donald P. Fay
                                          Executive Vice President

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Burke W. Whitman and Donald P. Fay, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                    Title                  Date
     ---------                    -----                  ----

/S/ JAMES D. SHELTON President and Manager           July 16, 2001
--------------------   (Principal Executive Officer)
  James D. Shelton

/S/ BURKE W. WHITMAN Executive Vice President,       July 16, 2001
--------------------   Treasurer and Manager
  Burke W. Whitman     (Principal Financial and
                       Accounting Officer)

 /S/ DONALD P. FAY   Executive Vice President,       July 16, 2001
--------------------   Secretary and Manager
   Donald P. Fay

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 16, 2001.

                                          MEDICAL CENTER OF BROWNWOOD, LLC

                                          By:  ITS SOLE MEMBER

                                          SOUTHERN TEXAS MEDICAL CENTER, LLC

                                             /S/ DONALD P. FAY
                                          By: _________________________________
                                             Donald P. Fay
                                             Executive Vice President

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Burke W. Whitman and Donald P. Fay, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                    Title                  Date
     ---------                    -----                  ----

/S/ JAMES D. SHELTON President and Manager           July 16, 2001
--------------------   (Principal Executive Officer)
  James D. Shelton

/S/ BURKE W. WHITMAN Executive Vice President,       July 16, 2001
--------------------   Treasurer and Manager
  Burke W. Whitman     (Principal Financial and
                       Accounting Officer)

 /S/ DONALD P. FAY   Executive Vice President,       July 16, 2001
--------------------   Secretary and Manager
   Donald P. Fay

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 16, 2001.

                                          MEDICAL HOLDINGS, INC.

                                             /S/ DONALD P. FAY
                                          By: _________________________________
                                             Donald P. Fay
                                             Executive Vice President

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Burke W. Whitman and Donald P. Fay, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                    Title                  Date
     ---------                    -----                  ----

/S/ JAMES D. SHELTON President                       July 16, 2001
--------------------   (Principal Executive Officer)
  James D. Shelton

/S/ BURKE W. WHITMAN Executive Vice President,       July 16, 2001
--------------------   Treasurer and Director
  Burke W. Whitman     (Principal Financial and
                       Accounting Officer)

 /S/ DONALD P. FAY   Executive Vice President,       July 16, 2001
--------------------   Secretary and Director
   Donald P. Fay

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 16, 2001.

                                          MEDICAL MANAGEMENT, INC.

                                             /S/ DONALD P. FAY
                                          By: _________________________________
                                             Donald P. Fay
                                             Executive Vice President

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Burke W. Whitman and Donald P. Fay, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                    Title                  Date
     ---------                    -----                  ----

/S/ JAMES D. SHELTON President                       July 16, 2001
--------------------   (Principal Executive Officer)
  James D. Shelton

/S/ BURKE W. WHITMAN Executive Vice President,       July 16, 2001
--------------------   Treasurer and Director
  Burke W. Whitman     (Principal Financial and
                       Accounting Officer)

 /S/ DONALD P. FAY   Executive Vice President,       July 16, 2001
--------------------   Secretary and Director
   Donald P. Fay

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 16, 2001.

                                          MEDICAL PARK HOSPITAL, LLC

                                          By: ITS SOLE MEMBER

                                          TRIAD HOLDINGS II, LLC

                                             /S/ DONALD P. FAY
                                          By: _________________________________
                                             Donald P. Fay
                                             Executive Vice President

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Burke W. Whitman and Donald P. Fay, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

       Signature                     Title                  Date
       ---------                     -----                  ----

   /S/ JAMES D. SHELTON President and Manager           July 16, 2001
-----------------------   (Principal Executive Officer)
   James D. Shelton

 /S/ BURKE W. WHITMAN   Executive Vice President,       July 16, 2001
-----------------------   Treasurer and Manager
   Burke W. Whitman       (Principal Financial and
                          Accounting Officer)

   /S/ DONALD P. FAY    Executive Vice President,       July 16, 2001
-----------------------   Secretary and Manager
     Donald P. Fay

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 16, 2001.

                                          MEDICAL PARK MSO, LLC

                                          By: ITS SOLE MEMBER

                                          TRIAD HOLDINGS II, LLC

                                             /S/ DONALD P. FAY
                                          By: _________________________________
                                             Donald P. Fay
                                             Executive Vice President

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Burke W. Whitman and Donald P. Fay, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

            Signature                    Title                  Date
            ---------                    -----                  ----

       /S/ JAMES D. SHELTON President and Manager           July 16, 2001
       --------------------   (Principal Executive Officer)
         James D. Shelton

       /S/ BURKE W. WHITMAN Executive Vice President,       July 16, 2001
       --------------------   Treasurer and Manager
         Burke W. Whitman     (Principal Financial and
                              Accounting Officer)

        /S/ DONALD P. FAY   Executive Vice President,       July 16, 2001
       --------------------   Secretary and Manager
          Donald P. Fay

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 16, 2001.

                                          MEMORIAL HOSPITAL, LLC

                                          By: ITS SOLE MEMBER

                                          TRIAD HOSPITALS, INC.

                                             /S/ DONALD P. FAY
                                          By: _________________________________
                                             Donald P. Fay
                                             Executive Vice President

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Burke W. Whitman and Donald P. Fay, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

            Signature                    Title                  Date
            ---------                    -----                  ----

       /S/ JAMES D. SHELTON President and Manager           July 16, 2001
       --------------------   (Principal Executive Officer)
         James D. Shelton

       /S/ BURKE W. WHITMAN Executive Vice President,       July 16, 2001
       --------------------   Treasurer and Manager
         Burke W. Whitman     (Principal Financial and
                              Accounting Officer)

        /S/ DONALD P. FAY   Executive Vice President,       July 16, 2001
       --------------------   Secretary and Manager
          Donald P. Fay

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 16, 2001.

                                          MID-PLAINS, LLC

                                          By: ITS SOLE MEMBER

                                          TRIAD HOSPITALS, INC.

                                             /S/ DONALD P. FAY
                                          By: _________________________________
                                             Donald P. Fay
                                             Executive Vice President

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Burke W. Whitman and Donald P. Fay, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

            Signature                    Title                  Date
            ---------                    -----                  ----

       /S/ JAMES D. SHELTON President and Manager           July 16, 2001
       --------------------   (Principal Executive Officer)
         James D. Shelton

       /S/ BURKE W. WHITMAN Executive Vice President,       July 16, 2001
       --------------------   Treasurer and Manager
         Burke W. Whitman     (Principal Financial and
                              Accounting Officer)

        /S/ DONALD P. FAY   Executive Vice President,       July 16, 2001
       --------------------   Secretary and Manager
          Donald P. Fay

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 16, 2001.

                                          MISSION BAY MEMORIAL HOSPITAL, LLC

                                          By: ITS SOLE MEMBER

                                          TRIAD HOSPITALS, INC.

                                             /S/ DONALD P. FAY
                                          By: _________________________________
                                             Donald P. Fay
                                             Executive Vice President

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Burke W. Whitman and Donald P. Fay, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

            Signature                    Title                  Date
            ---------                    -----                  ----

       /S/ JAMES D. SHELTON President and Manager           July 16, 2001
       --------------------   (Principal Executive Officer)
         James D. Shelton

       /S/ BURKE W. WHITMAN Executive Vice President,       July 16, 2001
       --------------------   Treasurer and Manager
         Burke W. Whitman     (Principal Financial and
                              Accounting Officer)

        /S/ DONALD P. FAY   Executive Vice President,       July 16, 2001
       --------------------   Secretary and Manager
          Donald P. Fay

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 16, 2001.

                                          MISSOURI HEALTHSERV, LLC

                                          By: ITS SOLE MEMBER

                                          TRIAD HOLDINGS III, INC.

                                             /S/ DONALD P. FAY
                                          By: _________________________________
                                             Donald P. Fay
                                             Executive Vice President

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Burke W. Whitman and Donald P. Fay, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                    Title                  Date
     ---------                    -----                  ----

/S/ JAMES D. SHELTON President                       July 16, 2001
--------------------   (Principal Executive Officer)
  James D. Shelton

/S/ BURKE W. WHITMAN Executive Vice President,       July 16, 2001
--------------------   Treasurer and Director
  Burke W. Whitman     (Principal Financial and
                       Accounting Officer)

 /S/ DONALD P. FAY   Executive Vice President,       July 16, 2001
--------------------   Secretary and Director
   Donald P. Fay

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 16, 2001.

                                          NAVARRO HOSPITAL, L.P.

                                          By: ITS GENERAL PARTNER

                                          NAVARRO REGIONAL, LLC

                                             /S/ DONALD P. FAY
                                          By: _________________________________
                                             Donald P. Fay
                                             Executive Vice President

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Burke W. Whitman and Donald P. Fay, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                    Title                  Date
     ---------                    -----                  ----

/S/ JAMES D. SHELTON President and Manager           July 16, 2001
--------------------   (Principal Executive Officer)
  James D. Shelton

/S/ BURKE W. WHITMAN Executive Vice President,       July 16, 2001
--------------------   Treasurer and Manager
  Burke W. Whitman     (Principal Financial and
                       Accounting Officer)

 /S/ DONALD P. FAY   Executive Vice President,       July 16, 2001
--------------------   Secretary and Manager
   Donald P. Fay

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 16, 2001.

                                          NAVARRO REGIONAL, LLC

                                          By: ITS SOLE MEMBER

                                          TRIAD-NAVARRO REGIONAL HOSPITAL
                                            SUBSIDIARY, LLC

                                             /S/ DONALD P. FAY
                                          By: _________________________________
                                             Donald P. Fay
                                             Executive Vice President

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Burke W. Whitman and Donald P. Fay, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                    Title                  Date
     ---------                    -----                  ----

/S/ JAMES D. SHELTON President and Manager           July 16, 2001
--------------------   (Principal Executive Officer)
  James D. Shelton

/S/ BURKE W. WHITMAN Executive Vice President,       July 16, 2001
--------------------   Treasurer and Manager
  Burke W. Whitman     (Principal Financial and
                       Accounting Officer)

 /S/ DONALD P. FAY   Executive Vice President,       July 16, 2001
--------------------   Secretary and Manager
   Donald P. Fay

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 16, 2001.

                                          NC-CSH, INC.

                                             /S/ DONALD P. FAY
                                          By: _________________________________
                                             Donald P. Fay
                                             Executive Vice President

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Burke W. Whitman and Donald P. Fay, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                    Title                  Date
     ---------                    -----                  ----

/S/ JAMES D. SHELTON President                       July 16, 2001
--------------------   (Principal Executive Officer)
  James D. Shelton

/S/ BURKE W. WHITMAN Treasurer and Director          July 16, 2001
--------------------   (Principal Financial and
  Burke W. Whitman     Accounting Officer)

 /S/ DONALD P. FAY   Executive Vice President,       July 16, 2001
--------------------   Secretary and Director
   Donald P. Fay

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 16, 2001.

                                          NC-DSH, INC.

                                             /S/ DONALD P. FAY
                                          By: _________________________________
                                             Donald P. Fay
                                             Executive Vice President

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Burke W. Whitman and Donald P. Fay, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


     Signature                    Title                  Date
---------                         -----                  ----

/S/ JAMES D. SHELTON President                       July 16, 2001
--------------------   (Principal Executive Officer)
  James D. Shelton

/S/ BURKE W. WHITMAN Treasurer and Director          July 16, 2001
--------------------   (Principal Financial and
  Burke W. Whitman     Accounting Officer)

 /S/ DONALD P. FAY   Executive Vice President,       July 16, 2001
--------------------   Secretary and Director
   Donald P. Fay

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 16, 2001.

                                          NC-SCHI, INC.

                                             /S/ DONALD P. FAY
                                          By: _________________________________
                                             Donald P. Fay
                                             Executive Vice President

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Burke W. Whitman and Donald P. Fay, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                    Title                  Date
     ---------                    -----                  ----

/S/ JAMES D. SHELTON President                       July 16, 2001
--------------------   (Principal Executive Officer)
  James D. Shelton

/S/ BURKE W. WHITMAN Treasurer and Director          July 16, 2001
--------------------   (Principal Financial and
  Burke W. Whitman     Accounting Officer)

 /S/ DONALD P. FAY   Executive Vice President,       July 16, 2001
--------------------   Secretary and Director
   Donald P. Fay

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 16, 2001.

                                          NORTHWEST HOSPITAL, LLC

                                          By: ITS SOLE MEMBER

                                          TRIAD HOSPITALS, INC.

                                             /S/ DONALD P. FAY
                                          By: _________________________________
                                             Donald P. Fay
                                             Executive Vice President

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Burke W. Whitman and Donald P. Fay, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

            Signature                    Title                  Date
            ---------                    -----                  ----

       /S/ JAMES D. SHELTON President and Manager           July 16, 2001
       --------------------   (Principal Executive Officer)
         James D. Shelton

       /S/ BURKE W. WHITMAN Executive Vice President,       July 16, 2001
       --------------------   Treasurer and Manager
         Burke W. Whitman     (Principal Financial and
                              Accounting Officer)

        /S/ DONALD P. FAY   Executive Vice President,       July 16, 2001
       --------------------   Secretary and Manager
          Donald P. Fay

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 16, 2001.

                                          NORTHWEST RANCHO VISTOSO IMAGING
                                            SERVICES, LLC

                                          By: ITS SOLE MEMBER

                                          TRIAD HOSPITALS, INC.

                                             /S/ DONALD P. FAY
                                          By: _________________________________
                                             Donald P. Fay
                                             Executive Vice President

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Burke W. Whitman and Donald P. Fay, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

            Signature                    Title                  Date
            ---------                    -----                  ----

       /S/ JAMES D. SHELTON President and Manager           July 16, 2001
       --------------------   (Principal Executive Officer)
         James D. Shelton

       /S/ BURKE W. WHITMAN Executive Vice President,       July 16, 2001
       --------------------   Treasurer and Manager
         Burke W. Whitman     (Principal Financial and
                              Accounting Officer)

        /S/ DONALD P. FAY   Executive Vice President,       July 16, 2001
       --------------------   Secretary and Manager
          Donald P. Fay

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 16, 2001.

                                          NRH, LLC

                                          By: ITS SOLE MEMBER

                                          TRIAD-NAVARRO REGIONAL HOSPITAL
                                            SUBSIDIARY, LLC

                                             /S/ DONALD P. FAY
                                          By: _________________________________
                                             Donald P. Fay
                                             Executive Vice President

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Burke W. Whitman and Donald P. Fay, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                    Title                  Date
     ---------                    -----                  ----

/S/ JAMES D. SHELTON President and Manager           July 16, 2001
--------------------   (Principal Executive Officer)
  James D. Shelton

/S/ BURKE W. WHITMAN Executive Vice President,       July 16, 2001
--------------------   Treasurer and Manager
  Burke W. Whitman     (Principal Financial and
                       Accounting Officer)

 /S/ DONALD P. FAY   Executive Vice President,       July 16, 2001
--------------------   Secretary and Manager
   Donald P. Fay

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 16, 2001.

                                          OPRMC, LLC

                                          By: ITS SOLE MEMBER

                                          TRIAD HOSPITALS, INC.

                                             /S/ DONALD P. FAY
                                          By: _________________________________
                                             Donald P. Fay
                                             Executive Vice President

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Burke W. Whitman and Donald P. Fay, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

            Signature                    Title                  Date
            ---------                    -----                  ----

       /S/ JAMES D. SHELTON President and Manager           July 16, 2001
       --------------------   (Principal Executive Officer)
         James D. Shelton

       /S/ BURKE W. WHITMAN Executive Vice President,       July 16, 2001
       --------------------   Treasurer and Manager
         Burke W. Whitman     (Principal Financial and
                              Accounting Officer)

        /S/ DONALD P. FAY   Executive Vice President,       July 16, 2001
       --------------------   Secretary and Manager
          Donald P. Fay

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 16, 2001.

                                          OREGON HEALTHCORP, LLC

                                          By: ITS SOLE MEMBER

                                          TRIAD HOSPITALS, INC.

                                             /S/ DONALD P. FAY
                                          By: _________________________________
                                             Donald P. Fay
                                             Executive Vice President

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Burke W. Whitman and Donald P. Fay, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

            Signature                    Title                  Date
            ---------                    -----                  ----

       /S/ JAMES D. SHELTON President and Manager           July 16, 2001
       --------------------   (Principal Executive Officer)
         James D. Shelton

       /S/ BURKE W. WHITMAN Executive Vice President,       July 16, 2001
       --------------------   Treasurer and Manager
         Burke W. Whitman     (Principal Financial and
                              Accounting Officer)

        /S/ DONALD P. FAY   Executive Vice President,       July 16, 2001
       --------------------   Secretary and Manager
          Donald P. Fay

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 16, 2001.

                                          PACIFIC EAST DIVISION OFFICE, L.P.

                                          By: ITS GENERAL PARTNER

                                          TRIAD TEXAS, LLC

                                             /S/ DONALD P. FAY
                                          By: _________________________________
                                             Donald P. Fay
                                             Executive Vice President

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Burke W. Whitman and Donald P. Fay, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                    Title                  Date
     ---------                    -----                  ----

/S/ JAMES D. SHELTON President and Manager           July 16, 2001
--------------------   (Principal Executive Officer)
  James D. Shelton

/S/ BURKE W. WHITMAN Executive Vice President,       July 16, 2001
--------------------   Treasurer and Manager
  Burke W. Whitman     (Principal Financial and
                       Accounting Officer)

 /S/ DONALD P. FAY   Executive Vice President,       July 16, 2001
--------------------   Secretary and Manager
   Donald P. Fay

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 16, 2001.

                                          PACIFIC GROUP ASC DIVISION, INC.

                                             /S/ DONALD P. FAY
                                          By: _________________________________
                                             Donald P. Fay
                                             Executive Vice President

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Burke W. Whitman and Donald P. Fay, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                    Title                  Date
     ---------                    -----                  ----

/S/ JAMES D. SHELTON President                       July 16, 2001
--------------------   (Principal Executive Officer)
  James D. Shelton

/S/ BURKE W. WHITMAN Executive Vice President,       July 16, 2001
--------------------   Treasurer and Director
  Burke W. Whitman     (Principal Financial and
                       Accounting Officer)

 /S/ DONALD P. FAY   Executive Vice President,       July 16, 2001
--------------------   Secretary and Director
   Donald P. Fay

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 16, 2001.

                                          PACIFIC PHYSICIANS SERVICE, LLC

                                          By: ITS SOLE MEMBER

                                          SPROCKET MEDICAL MANAGEMENT, INC.

                                             /S/ DONALD P. FAY
                                          By: _________________________________
                                             Donald P. Fay
                                             Executive Vice President

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Burke W. Whitman and Donald P. Fay, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                    Title                  Date
     ---------                    -----                  ----

/S/ JAMES D. SHELTON President                       July 16, 2001
--------------------   (Principal Executive Officer)
  James D. Shelton

/S/ BURKE W. WHITMAN Executive Vice President,       July 16, 2001
--------------------   Treasurer and Director
  Burke W. Whitman     (Principal Financial and
                       Accounting Officer)

 /S/ DONALD P. FAY   Executive Vice President,       July 16, 2001
--------------------   Secretary and Director
   Donald P. Fay

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 16, 2001.

                                          PACIFIC WEST DIVISION OFFICE, LLC

                                          By: ITS SOLE MEMBER

                                          TRIAD HOSPITALS, INC.

                                             /S/ DONALD P. FAY
                                          By: _________________________________
                                             Donald P. Fay
                                             Executive Vice President

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Burke W. Whitman and Donald P. Fay, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

            Signature                    Title                  Date
            ---------                    -----                  ----

       /S/ JAMES D. SHELTON President and Manager           July 16, 2001
       --------------------   (Principal Executive Officer)
         James D. Shelton

       /S/ BURKE W. WHITMAN Executive Vice President,       July 16, 2001
       --------------------   Treasurer and Manager
         Burke W. Whitman     (Principal Financial and
                              Accounting Officer)

        /S/ DONALD P. FAY   Executive Vice President,       July 16, 2001
       --------------------   Secretary and Manager
          Donald P. Fay

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 16, 2001.

                                          PALM DRIVE HOSPITAL, L.P.

                                          By: ITS GENERAL PARTNER

                                          PALM DRIVE MEDICAL CENTER, LLC

                                             /S/ DONALD P. FAY
                                          By: _________________________________
                                             Donald P. Fay
                                             Executive Vice President


   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Burke W. Whitman and Donald P. Fay, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


     Signature                    Title                  Date
     ---------                    -----                  ----

/S/ JAMES D. SHELTON President and Manager           July 16, 2001
--------------------   (Principal Executive Officer)
  James D. Shelton

/S/ BURKE W. WHITMAN Executive Vice President,       July 16, 2001
--------------------   Treasurer and Manager
  Burke W. Whitman     (Principal Financial and
                       Accounting Officer)

 /S/ DONALD P. FAY   Executive Vice President,       July 16, 2001
--------------------   Secretary and Manager
   Donald P. Fay

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 16, 2001.

                                          PALM DRIVE MEDICAL CENTER, LLC

                                          By: ITS SOLE MEMBER

                                          SEBASTOPOL, LLC

                                             /S/ DONALD P. FAY
                                          By: _________________________________
                                             Donald P. Fay
                                             Executive Vice President

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Burke W. Whitman and Donald P. Fay, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                    Title                  Date
     ---------                    -----                  ----

/S/ JAMES D. SHELTON President and Manager           July 16, 2001
--------------------   (Principal Executive Officer)
  James D. Shelton

/S/ BURKE W. WHITMAN Executive Vice President,       July 16, 2001
--------------------   Treasurer and Manager
  Burke W. Whitman     (Principal Financial and
                       Accounting Officer)

 /S/ DONALD P. FAY   Executive Vice President,       July 16, 2001
--------------------   Secretary and Manager
   Donald P. Fay

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 16, 2001.

                                          PAMPA HOSPITAL, L.P.

                                          By: ITS GENERAL PARTNER

                                          PAMPA MEDICAL CENTER, LLC

                                             /S/ DONALD P. FAY
                                          By: _________________________________
                                             Donald P. Fay
                                             Executive Vice President

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Burke W. Whitman and Donald P. Fay, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

            Signature                    Title                  Date
            ---------                    -----                  ----

       /S/ JAMES D. SHELTON President and Manager           July 16, 2001
       --------------------   (Principal Executive Officer)
         James D. Shelton

       /S/ BURKE W. WHITMAN Executive Vice President,       July 16, 2001
       --------------------   Treasurer and Manager
         Burke W. Whitman     (Principal Financial and
                              Accounting Officer)

        /S/ DONALD P. FAY   Executive Vice President,       July 16, 2001
       --------------------   Secretary and Manager
          Donald P. Fay

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 16, 2001.

                                          PAMPA MEDICAL CENTER, LLC

                                          By: ITS SOLE MEMBER

                                          CORONADO MEDICAL, LLC

                                             /S/ DONALD P. FAY
                                          By: _________________________________
                                             Donald P. Fay
                                             Executive Vice President

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Burke W. Whitman and Donald P. Fay, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

            Signature                    Title                  Date
            ---------                    -----                  ----

       /S/ JAMES D. SHELTON President and Manager           July 16, 2001
       --------------------   (Principal Executive Officer)
         James D. Shelton

       /S/ BURKE W. WHITMAN Executive Vice President,       July 16, 2001
       --------------------   Treasurer and Manager
         Burke W. Whitman     (Principal Financial and
                              Accounting Officer)

        /S/ DONALD P. FAY   Executive Vice President,       July 16, 2001
       --------------------   Secretary and Manager
          Donald P. Fay

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 16, 2001.

                                          PDMC, LLC

                                          By: ITS SOLE MEMBER

                                          SEBASTOPOL, LLC

                                             /S/ DONALD P. FAY
                                          By: _________________________________
                                             Donald P. Fay
                                             Executive Vice President

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Burke W. Whitman and Donald P. Fay, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                    Title                  Date
     ---------                    -----                  ----

/S/ JAMES D. SHELTON President and Manager           July 16, 2001
--------------------   (Principal Executive Officer)
  James D. Shelton

/S/ BURKE W. WHITMAN Executive Vice President,       July 16, 2001
--------------------   Treasurer and Manager
  Burke W. Whitman     (Principal Financial and
                       Accounting Officer)

 /S/ DONALD P. FAY   Executive Vice President,       July 16, 2001
--------------------   Secretary and Manager
   Donald P. Fay

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 16, 2001.

                                          PECOS VALLEY OF NEW MEXICO, LLC

                                          By: ITS SOLE MEMBER

                                          TRIAD HOSPITALS, INC.

                                             /S/ DONALD P. FAY
                                          By: _________________________________
                                             Donald P. Fay
                                             Executive Vice President

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Burke W. Whitman and Donald P. Fay, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

            Signature                    Title                  Date
            ---------                    -----                  ----

       /S/ JAMES D. SHELTON President and Manager           July 16, 2001
       --------------------   (Principal Executive Officer)
         James D. Shelton

       /S/ BURKE W. WHITMAN Executive Vice President,       July 16, 2001
       --------------------   Treasurer and Manager
         Burke W. Whitman     (Principal Financial and
                              Accounting Officer)

        /S/ DONALD P. FAY   Executive Vice President,       July 16, 2001
       --------------------   Secretary and Manager
          Donald P. Fay

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 16, 2001.

                                          PHOENIX AMDECO, LLC

                                          By: ITS SOLE MEMBER

                                          TRIAD HOSPITALS, INC.

                                             /S/ DONALD P. FAY
                                          By: _________________________________
                                             Donald P. Fay
                                             Executive Vice President

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Burke W. Whitman and Donald P. Fay, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

            Signature                    Title                  Date
            ---------                    -----                  ----

       /S/ JAMES D. SHELTON President and Manager           July 16, 2001
       --------------------   (Principal Executive Officer)
         James D. Shelton

       /S/ BURKE W. WHITMAN Executive Vice President,       July 16, 2001
       --------------------   Treasurer and Manager
         Burke W. Whitman     (Principal Financial and
                              Accounting Officer)

        /S/ DONALD P. FAY   Executive Vice President,       July 16, 2001
       --------------------   Secretary and Manager
          Donald P. Fay

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 16, 2001.

                                          PHOENIX SURGICAL, LLC

                                          By: ITS SOLE MEMBER

                                          TRIAD HOSPITALS, INC.

                                             /S/ DONALD P. FAY
                                          By: _________________________________
                                             Donald P. Fay
                                             Executive Vice President

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Burke W. Whitman and Donald P. Fay, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

            Signature                    Title                  Date
            ---------                    -----                  ----

       /S/ JAMES D. SHELTON President and Manager           July 16, 2001
       --------------------   (Principal Executive Officer)
         James D. Shelton

       /S/ BURKE W. WHITMAN Executive Vice President,       July 16, 2001
       --------------------   Treasurer and Manager
         Burke W. Whitman     (Principal Financial and
                              Accounting Officer)

        /S/ DONALD P. FAY   Executive Vice President,       July 16, 2001
       --------------------   Secretary and Manager
          Donald P. Fay

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 16, 2001.

                                          PHYSICIANS AND SURGEONS HOSPITAL OF
                                            ALICE, L.P.

                                          By: ITS GENERAL PARTNER

                                          ALICE HOSPITAL, LLC

                                             /S/ DONALD P. FAY
                                          By: _________________________________
                                             Donald P. Fay
                                             Executive Vice President

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Burke W. Whitman and Donald P. Fay, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          Signature                      Title                    Date
          ---------                      -----                    ----

     /S/ JAMES D. SHELTON President and Manager (Principal    July 16, 2001
     --------------------   Executive Officer)
       James D. Shelton

     /S/ BURKE W. WHITMAN Executive Vice President, Treasurer July 16, 2001
     --------------------   and Manager (Principal Financial
       Burke W. Whitman     and Accounting Officer)

      /S/ DONALD P. FAY   Executive Vice President, Secretary July 16, 2001
     --------------------   and Manager
        Donald P. Fay

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 16, 2001.

                                          PHYS-MED, LLC

                                          By:  ITS SOLE MEMBER

                                          TRIAD HOLDINGS II, LLC

                                             /S/ DONALD P. FAY
                                          By: _________________________________
                                             Donald P. Fay
                                             Executive Vice President

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Burke W. Whitman and Donald P. Fay, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

            Signature                    Title                  Date
            ---------                    -----                  ----

       /S/ JAMES D. SHELTON President and Manager           July 16, 2001
       --------------------   (Principal Executive Officer)
         James D. Shelton

       /S/ BURKE W. WHITMAN Executive Vice President,       July 16, 2001
       --------------------   Treasurer and Manager
         Burke W. Whitman     (Principal Financial and
                              Accounting Officer)

        /S/ DONALD P. FAY   Executive Vice President,       July 16, 2001
       --------------------   Secretary and Manager
          Donald P. Fay

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 16, 2001.

                                          PINEY WOODS HEALTHCARE SYSTEM, L.P.

                                          By: ITS GENERAL PARTNER

                                          WOODLAND HEIGHTS MEDICAL CENTER, LLC

                                             /S/ DONALD P. FAY
                                          By: _________________________________
                                             Donald P. Fay
                                             Executive Vice President

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Burke W. Whitman and Donald P. Fay, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                    Title                  Date
---------                         -----                  ----

/S/ JAMES D. SHELTON President and Manager           July 16, 2001
--------------------   (Principal Executive Officer)
  James D. Shelton

/S/ BURKE W. WHITMAN Executive Vice President,       July 16, 2001
--------------------   Treasurer and Manager
  Burke W. Whitman     (Principal Financial and
                       Accounting Officer)

 /S/ DONALD P. FAY   Executive Vice President,       July 16, 2001
--------------------   Secretary and Manager
   Donald P. Fay

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 16, 2001.

                                          PRIMARY MEDICAL, LLC

                                          By: ITS SOLE MEMBER

                                          TRIAD HOLDINGS II, LLC

                                             /S/ DONALD P. FAY
                                          By: _________________________________
                                             Donald P. Fay
                                             Executive Vice President

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Burke W. Whitman and Donald P. Fay, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                    Title                  Date
---------                         -----                  ----

/S/ JAMES D. SHELTON President and Manager           July 16, 2001
--------------------   (Principal Executive Officer)
  James D. Shelton

/S/ BURKE W. WHITMAN Executive Vice President,       July 16, 2001
--------------------   Treasurer and Manager
  Burke W. Whitman     (Principal Financial and
                       Accounting Officer)

 /S/ DONALD P. FAY   Executive Vice President,       July 16, 2001
--------------------   Secretary and Manager
   Donald P. Fay

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 16, 2001.

                                          PROCURE SOLUTIONS, LLC

                                             /S/ DONALD P. FAY
                                          By: _________________________________
                                             Donald P. Fay
                                             Executive Vice President

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Burke W. Whitman and Donald P. Fay, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                    Title                  Date
     ---------                    -----                  ----

/S/ JAMES D. SHELTON President                       July 16, 2001
--------------------   (Principal Executive Officer)
  James D. Shelton

/S/ BURKE W. WHITMAN Treasurer and Director          July 16, 2001
--------------------   (Principal Financial and
  Burke W. Whitman     Accounting Officer)

 /S/ DONALD P. FAY   Executive Vice President,       July 16, 2001
--------------------   Secretary and Director
   Donald P. Fay

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 16, 2001.

                                          PSYCHIATRIC SERVICES OF PARADISE
                                            VALLEY, LLC

                                          By: ITS SOLE MEMBER

                                          TRIAD HOSPITALS, INC.

                                             /S/ DONALD P. FAY
                                          By: _________________________________
                                             Donald P. Fay
                                             Executive Vice President

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Burke W. Whitman and Donald P. Fay, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

            Signature                    Title                  Date
            ---------                    -----                  ----

       /S/ JAMES D. SHELTON President and Manager           July 16, 2001
       --------------------   (Principal Executive Officer)
         James D. Shelton

       /S/ BURKE W. WHITMAN Executive Vice President,       July 16, 2001
       --------------------   Treasurer and Manager
         Burke W. Whitman     (Principal Financial and
                              Accounting Officer)

        /S/ DONALD P. FAY   Executive Vice President,       July 16, 2001
       --------------------   Secretary and Manager
          Donald P. Fay

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 16, 2001.

                                          QHG GEORGIA HOLDINGS, INC.

                                             /S/ DONALD P. FAY
                                          By: _________________________________
                                             Donald P. Fay
                                             Executive Vice President

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Burke W. Whitman and Donald P. Fay, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                    Title                  Date
     ---------                    -----                  ----

/S/ JAMES D. SHELTON President                       July 16, 2001
--------------------   (Principal Executive Officer)
  James D. Shelton

/S/ BURKE W. WHITMAN Treasurer and Director          July 16, 2001
--------------------   (Principal Financial and
  Burke W. Whitman     Accounting Officer)

 /S/ DONALD P. FAY   Executive Vice President,       July 16, 2001
--------------------   Secretary and Director
   Donald P. Fay

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 16, 2001.

                                          QHG GEORGIA, LP

                                          By: ITS GENERAL PARTNER

                                          QHG GEORGIA HOLDINGS, INC.

                                             /S/ DONALD P. FAY
                                          By: _________________________________
                                             Donald P. Fay
                                             Executive Vice President

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Burke W. Whitman and Donald P. Fay, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                    Title                  Date
     ---------                    -----                  ----

/S/ JAMES D. SHELTON President                       July 16, 2001
--------------------   (Principal Executive Officer)
  James D. Shelton

/S/ BURKE W. WHITMAN Treasurer and Director          July 16, 2001
--------------------   (Principal Financial and
  Burke W. Whitman     Accounting Officer)

 /S/ DONALD P. FAY   Executive Vice President,       July 16, 2001
--------------------   Secretary and Director
   Donald P. Fay

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 16, 2001.

                                          QHG OF ALABAMA, INC.

                                             /S/ DONALD P. FAY
                                          By: _________________________________
                                             Donald P. Fay
                                             Executive Vice President

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Burke W. Whitman and Donald P. Fay, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

            Signature                    Title                  Date
            ---------                    -----                  ----

       /S/ JAMES D. SHELTON President                       July 16, 2001
       --------------------   (Principal Executive Officer)
         James D. Shelton

       /S/ BURKE W. WHITMAN Treasurer and Director          July 16, 2001
       --------------------   (Principal Financial and
         Burke W. Whitman     Accounting Officer)

        /S/ DONALD P. FAY   Executive Vice President,       July 16, 2001
       --------------------   Secretary and Director
          Donald P. Fay

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 16, 2001.

                                          QHG OF BARBERTON, INC.

                                             /S/ DONALD P. FAY
                                          By: _________________________________
                                             Donald P. Fay
                                             Executive Vice President

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Burke W. Whitman and Donald P. Fay, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

            Signature                    Title                  Date
            ---------                    -----                  ----

       /S/ JAMES D. SHELTON President                       July 16, 2001
       --------------------   (Principal Executive Officer)
         James D. Shelton

       /S/ BURKE W. WHITMAN Treasurer and Director          July 16, 2001
       --------------------   (Principal Financial and
         Burke W. Whitman     Accounting Officer)

        /S/ DONALD P. FAY   Executive Vice President,       July 16, 2001
       --------------------   Secretary and Director
          Donald P. Fay

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 16, 2001.

                                          QHG OF BATON ROUGE, INC.

                                             /S/ DONALD P. FAY
                                          By: _________________________________
                                             Donald P. Fay
                                             Executive Vice President

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Burke W. Whitman and Donald P. Fay, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                    Title                  Date
     ---------                    -----                  ----

/S/ JAMES D. SHELTON President                       July 16, 2001
--------------------   (Principal Executive Officer)
  James D. Shelton

/S/ BURKE W. WHITMAN Treasurer and Director          July 16, 2001
--------------------   (Principal Financial and
  Burke W. Whitman     Accounting Officer)

 /S/ DONALD P. FAY   Executive Vice President,       July 16, 2001
--------------------   Secretary and Director
   Donald P. Fay

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 16, 2001.

                                          QHG OF BLUFFTON, INC.

                                             /S/ DONALD P. FAY
                                          By: _________________________________
                                             Donald P. Fay
                                             Executive Vice President

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Burke W. Whitman and Donald P. Fay, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                    Title                  Date
     ---------                    -----                  ----

/S/ JAMES D. SHELTON President                       July 16, 2001
--------------------   (Principal Executive Officer)
  James D. Shelton

/S/ BURKE W. WHITMAN Treasurer and Director          July 16, 2001
--------------------   (Principal Financial and
  Burke W. Whitman     Accounting Officer)

 /S/ DONALD P. FAY   Executive Vice President,       July 16, 2001
--------------------   Secretary and Director
   Donald P. Fay

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 16, 2001.

                                          QHG OF CLINTON COUNTY, INC.

                                             /S/ DONALD P. FAY
                                          By: _________________________________
                                             Donald P. Fay
                                             Executive Vice President

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Burke W. Whitman and Donald P. Fay, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                    Title                  Date
     ---------                    -----                  ----

/S/ JAMES D. SHELTON President                       July 16, 2001
--------------------   (Principal Executive Officer)
  James D. Shelton

/S/ BURKE W. WHITMAN Treasurer and Director          July 16, 2001
--------------------   (Principal Financial and
  Burke W. Whitman     Accounting Officer)

 /S/ DONALD P. FAY   Executive Vice President,       July 16, 2001
--------------------   Secretary and Director
   Donald P. Fay

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 16, 2001.

                                          QHG OF ENTERPRISE, INC.

                                             /S/ DONALD P. FAY
                                          By: _________________________________
                                             Donald P. Fay
                                             Executive Vice President

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Burke W. Whitman and Donald P. Fay, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                    Title                  Date
     ---------                    -----                  ----

/S/ JAMES D. SHELTON President                       July 16, 2001
--------------------   (Principal Executive Officer)
  James D. Shelton

/S/ BURKE W. WHITMAN Treasurer and Director          July 16, 2001
--------------------   (Principal Financial and
  Burke W. Whitman     Accounting Officer)

 /S/ DONALD P. FAY   Executive Vice President,       July 16, 2001
--------------------   Secretary and Director
   Donald P. Fay

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 16, 2001.

                                          QHG OF FORREST COUNTY, INC.

                                             /S/ DONALD P. FAY
                                          By: _________________________________
                                             Donald P. Fay
                                             Executive Vice President

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Burke W. Whitman and Donald P. Fay, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                    Title                  Date
     ---------                    -----                  ----

/S/ JAMES D. SHELTON President                       July 16, 2001
--------------------   (Principal Executive Officer)
  James D. Shelton

/S/ BURKE W. WHITMAN Treasurer and Director          July 16, 2001
--------------------   (Principal Financial and
  Burke W. Whitman     Accounting Officer)

 /S/ DONALD P. FAY   Executive Vice President,       July 16, 2001
--------------------   Secretary and Director
   Donald P. Fay

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 16, 2001.

                                          QHG OF FORT WAYNE, INC.

                                             /S/ DONALD P. FAY
                                          By: _________________________________
                                             Donald P. Fay
                                             Executive Vice President

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Burke W. Whitman and Donald P. Fay, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                    Title                  Date
     ---------                    -----                  ----

/S/ JAMES D. SHELTON President                       July 16, 2001
--------------------   (Principal Executive Officer)
  James D. Shelton

/S/ BURKE W. WHITMAN Treasurer and Director          July 16, 2001
--------------------   (Principal Financial and
  Burke W. Whitman     Accounting Officer)

 /S/ DONALD P. FAY   Executive Vice President,       July 16, 2001
--------------------   Secretary and Director
   Donald P. Fay

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 16, 2001.

                                          QHG OF GADSDEN, INC.

                                             /S/ DONALD P. FAY
                                          By: _________________________________
                                             Donald P. Fay
                                             Executive Vice President

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Burke W. Whitman and Donald P. Fay, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

            Signature                    Title                  Date
            ---------                    -----                  ----

       /S/ JAMES D. SHELTON President                       July 16, 2001
       --------------------   (Principal Executive Officer)
         James D. Shelton

       /S/ BURKE W. WHITMAN Treasurer and Director          July 16, 2001
       --------------------   (Principal Financial
         Burke W. Whitman     andAccounting Officer)

        /S/ DONALD P. FAY   Executive Vice President,       July 16, 2001
       --------------------   Secretary and Director
          Donald P. Fay

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 16, 2001.

                                          QHG OF HATTIESBURG, INC.

                                             /S/ DONALD P. FAY
                                          By: _________________________________
                                             Donald P. Fay
                                             Executive Vice President

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Burke W. Whitman and Donald P. Fay, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                    Title                  Date
     ---------                    -----                  ----

/S/ JAMES D. SHELTON President                       July 16, 2001
--------------------   (Principal Executive Officer)
  James D. Shelton

/S/ BURKE W. WHITMAN Treasurer and Director          July 16, 2001
--------------------   (Principal Financial and
  Burke W. Whitman     Accounting Officer)

 /S/ DONALD P. FAY   Executive Vice President,       July 16, 2001
--------------------   Secretary and Director
   Donald P. Fay

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 16, 2001.

                                          QHG OF INDIANA, INC.

                                             /S/ DONALD P. FAY
                                          By: _________________________________
                                             Donald P. Fay
                                             Executive Vice President

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Burke W. Whitman and Donald P. Fay, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                    Title                  Date
     ---------                    -----                  ----

/S/ JAMES D. SHELTON President                       July 16, 2001
--------------------   (Principal Executive Officer)
  James D. Shelton

/S/ BURKE W. WHITMAN Treasurer and Director          July 16, 2001
--------------------   (Principal Financial and
  Burke W. Whitman     Accounting Officer)

 /S/ DONALD P. FAY   Executive Vice President,       July 16, 2001
--------------------   Secretary and Director
   Donald P. Fay

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 16, 2001.

                                          QHG OF JACKSONVILLE, INC.

                                             /S/ DONALD P. FAY
                                          By: _________________________________
                                             Donald P. Fay
                                             Executive Vice President

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Burke W. Whitman and Donald P. Fay, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

            Signature                    Title                  Date
            ---------                    -----                  ----

       /S/ JAMES D. SHELTON President                       July 16, 2001
       --------------------   (Principal Executive Officer)
         James D. Shelton

       /S/ BURKE W. WHITMAN Treasurer and Director          July 16, 2001
       --------------------   (Principal Financial and
         Burke W. Whitman     Accounting Officer)

        /S/ DONALD P. FAY   Executive Vice President,       July 16, 2001
       --------------------   Secretary and Director
          Donald P. Fay

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 16, 2001.

                                          QHG OF LAKE CITY, INC.

                                             /S/ DONALD P. FAY
                                          By: _________________________________
                                             Donald P. Fay
                                             Executive Vice President

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Burke W. Whitman and Donald P. Fay, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                    Title                  Date
     ---------                    -----                  ----

/S/ JAMES D. SHELTON President                       July 16, 2001
--------------------   (Principal Executive Officer)
  James D. Shelton

/S/ BURKE W. WHITMAN Treasurer and Director          July 16, 2001
--------------------   (Principal Financial and
  Burke W. Whitman     Accounting Officer)

 /S/ DONALD P. FAY   Executive Vice President,       July 16, 2001
--------------------   Secretary and Director
   Donald P. Fay

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 16, 2001.

                                          QHG OF MASSILLON, INC.

                                             /S/ DONALD P. FAY
                                          By: _________________________________
                                             Donald P. Fay
                                             Executive Vice President

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Burke W. Whitman and Donald P. Fay, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

            Signature                    Title                  Date
            ---------                    -----                  ----

       /S/ JAMES D. SHELTON President                       July 16, 2001
       --------------------   (Principal Executive Officer)
         James D. Shelton

       /S/ BURKE W. WHITMAN Treasurer and Director          July 16, 2001
       --------------------   (Principal Financial and
         Burke W. Whitman     Accounting Officer)

        /S/ DONALD P. FAY   Executive Vice President,       July 16, 2001
       --------------------   Secretary and Director
          Donald P. Fay

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 16, 2001.

                                          QHG OF OHIO, INC.

                                             /S/ DONALD P. FAY
                                          By: _________________________________
                                             Donald P. Fay
                                             Executive Vice President

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Burke W. Whitman and Donald P. Fay, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                    Title                  Date
     ---------                    -----                  ----

/S/ JAMES D. SHELTON President                       July 16, 2001
--------------------   (Principal Executive Officer)
  James D. Shelton

/S/ BURKE W. WHITMAN Treasurer and Director          July 16, 2001
--------------------   (Principal Financial and
  Burke W. Whitman     Accounting Officer)

 /S/ DONALD P. FAY   Executive Vice President,       July 16, 2001
--------------------   Secretary and Director
   Donald P. Fay

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 16, 2001.

                                          QHG OF SOUTH CAROLINA, INC.

                                             /S/ DONALD P. FAY
                                          By: _________________________________
                                             Donald P. Fay
                                             Executive Vice President

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Burke W. Whitman and Donald P. Fay, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                    Title                  Date
     ---------                    -----                  ----

/S/ JAMES D. SHELTON President                       July 16, 2001
--------------------   (Principal Executive Officer)
  James D. Shelton

/S/ BURKE W. WHITMAN Treasurer and Director          July 16, 2001
--------------------   (Principal Financial and
  Burke W. Whitman     Accounting Officer)

 /S/ DONALD P. FAY   Executive Vice President,       July 16, 2001
--------------------   Secretary and Director
   Donald P. Fay

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 16, 2001.

                                          QHG OF SPARTANBURG, INC.

                                             /S/ DONALD P. FAY
                                          By: _________________________________
                                             Donald P. Fay
                                             Executive Vice President

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Burke W. Whitman and Donald P. Fay, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                    Title                  Date
     ---------                    -----                  ----

/S/ JAMES D. SHELTON President                       July 16, 2001
--------------------   (Principal Executive Officer)
  James D. Shelton

/S/ BURKE W. WHITMAN Treasurer and Director          July 16, 2001
--------------------   (Principal Financial and
  Burke W. Whitman     Accounting Officer)

 /S/ DONALD P. FAY   Executive Vice President,       July 16, 2001
--------------------   Secretary and Director
   Donald P. Fay

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 16, 2001.

                                          QHG OF SPRINGDALE, INC.

                                             /S/ DONALD P. FAY
                                          By: _________________________________
                                             Donald P. Fay
                                             Executive Vice President

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Burke W. Whitman and Donald P. Fay, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                    Title                  Date
     ---------                    -----                  ----

/S/ JAMES D. SHELTON President                       July 16, 2001
--------------------   (Principal Executive Officer)
  James D. Shelton

/S/ BURKE W. WHITMAN Treasurer and Director          July 16, 2001
--------------------   (Principal Financial and
  Burke W. Whitman     Accounting Officer)

 /S/ DONALD P. FAY   Executive Vice President,       July 16, 2001
--------------------   Secretary and Director
   Donald P. Fay

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 16, 2001.

                                          QHG OF TEXAS, INC.

                                             /S/ DONALD P. FAY
                                          By: _________________________________
                                             Donald P. Fay
                                             Executive Vice President

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Burke W. Whitman and Donald P. Fay, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                    Title                  Date
     ---------                    -----                  ----

/S/ JAMES D. SHELTON President                       July 16, 2001
--------------------   (Principal Executive Officer)
  James D. Shelton

/S/ BURKE W. WHITMAN Treasurer and Director          July 16, 2001
--------------------   (Principal Financial and
  Burke W. Whitman     Accounting Officer)

 /S/ DONALD P. FAY   Executive Vice President,       July 16, 2001
--------------------   Secretary and Director
   Donald P. Fay

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 16, 2001.

                                          QHG OF WARSAW, INC.

                                             /S/ DONALD P. FAY
                                          By: _________________________________
                                             Donald P. Fay
                                             Executive Vice President

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Burke W. Whitman and Donald P. Fay, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                    Title                  Date
     ---------                    -----                  ----

/S/ JAMES D. SHELTON President                       July 16, 2001
--------------------   (Principal Executive Officer)
  James D. Shelton

/S/ BURKE W. WHITMAN Treasurer and Director          July 16, 2001
--------------------   (Principal Financial and
  Burke W. Whitman     Accounting Officer)

 /S/ DONALD P. FAY   Executive Vice President,       July 16, 2001
--------------------   Secretary and Director
   Donald P. Fay

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 16, 2001.

                                          QHR INTERNATIONAL, LLC

                                             /S/ DONALD P. FAY
                                          By: _________________________________
                                             Donald P. Fay
                                             Executive Vice President

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Burke W. Whitman and Donald P. Fay, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                    Title                  Date
     ---------                    -----                  ----

/S/ JAMES D. SHELTON President                       July 16, 2001
--------------------   (Principal Executive Officer)
  James D. Shelton

/S/ BURKE W. WHITMAN Treasurer and Director          July 16, 2001
--------------------   (Principal Financial and
  Burke W. Whitman     Accounting Officer)

 /S/ DONALD P. FAY   Executive Vice President,       July 16, 2001
--------------------   Secretary and Director
   Donald P. Fay

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 16, 2001.

                                          QUORUM ELF, INC.

                                             /S/ DONALD P. FAY
                                          By: _________________________________
                                             Donald P. Fay
                                             Executive Vice President

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Burke W. Whitman and Donald P. Fay, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                    Title                  Date
     ---------                    -----                  ----

/S/ JAMES D. SHELTON President                       July 16, 2001
--------------------   (Principal Executive Officer)
  James D. Shelton

/S/ BURKE W. WHITMAN Treasurer and Director          July 16, 2001
--------------------   (Principal Financial and
  Burke W. Whitman     Accounting Officer)

 /S/ DONALD P. FAY   Executive Vice President,       July 16, 2001
--------------------   Secretary and Director
   Donald P. Fay

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 16, 2001.

                                          QUORUM HEALTH GROUP OF VICKSBURG,
                                            INC.

                                             /S/ DONALD P. FAY
                                          By: _________________________________
                                             Donald P. Fay
                                             Executive Vice President

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Burke W. Whitman and Donald P. Fay, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

            Signature                    Title                  Date
            ---------                    -----                  ----

       /S/ JAMES D. SHELTON President                       July 16, 2001
       --------------------   (Principal Executive Officer)
         James D. Shelton

       /S/ BURKE W. WHITMAN Treasurer and Director          July 16, 2001
       --------------------   (Principal Financial and
         Burke W. Whitman     Accounting Officer)

        /S/ DONALD P. FAY   Executive Vice President,       July 16, 2001
       --------------------   Secretary and Director
          Donald P. Fay

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 16, 2001.

                                          QUORUM HEALTH RESOURCES, LLC

                                             /S/ DONALD P. FAY
                                          By: _________________________________
                                             Donald P. Fay
                                             Executive Vice President

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Burke W. Whitman and Donald P. Fay, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

            Signature                    Title                  Date
            ---------                    -----                  ----

       /S/ JAMES D. SHELTON President                       July 16, 2001
       --------------------   (Principal Executive Officer)
         James D. Shelton

       /S/ BURKE W. WHITMAN Treasurer and Director          July 16, 2001
       --------------------   (Principal Financial and
         Burke W. Whitman     Accounting Officer)

        /S/ DONALD P. FAY   Executive Vice President,       July 16, 2001
       --------------------   Secretary and Director
          Donald P. Fay

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 16, 2001.

                                          QUORUM HEALTH SERVICES, INC.

                                             /S/ DONALD P. FAY
                                          By: _________________________________
                                             Donald P. Fay
                                             Executive Vice President

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Burke W. Whitman and Donald P. Fay, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                    Title                  Date
     ---------                    -----                  ----

/S/ JAMES D. SHELTON President                       July 16, 2001
--------------------   (Principal Executive Officer)
  James D. Shelton

/S/ BURKE W. WHITMAN Treasurer and Director          July 16, 2001
--------------------   (Principal Financial and
  Burke W. Whitman     Accounting Officer)

 /S/ DONALD P. FAY   Executive Vice President,       July 16, 2001
--------------------   Secretary and Director
   Donald P. Fay

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 16, 2001.

                                          QUORUM, INC.

                                             /S/ DONALD P. FAY
                                          By: _________________________________
                                             Donald P. Fay
                                             Executive Vice President

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Burke W. Whitman and Donald P. Fay, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                    Title                  Date
     ---------                    -----                  ----

/S/ JAMES D. SHELTON President                       July 16, 2001
--------------------   (Principal Executive Officer)
  James D. Shelton

/S/ BURKE W. WHITMAN Treasurer and Director          July 16, 2001
--------------------   (Principal Financial and
  Burke W. Whitman     Accounting Officer)

 /S/ DONALD P. FAY   Executive Vice President,       July 16, 2001
--------------------   Secretary and Director
   Donald P. Fay

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 16, 2001.

                                          REGIONAL HOSPITAL OF LONGVIEW, LLC

                                          By: ITS SOLE MEMBER

                                          LONGVIEW MERGER, LLC

                                             /S/ DONALD P. FAY
                                          By: _________________________________
                                             Donald P. Fay
                                             Executive Vice President

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Burke W. Whitman and Donald P. Fay, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

            Signature                    Title                  Date
            ---------                    -----                  ----

       /S/ JAMES D. SHELTON President and Manager           July 16, 2001
       --------------------   (Principal Executive Officer)
         James D. Shelton

       /S/ BURKE W. WHITMAN Executive Vice President,       July 16, 2001
       --------------------   Treasurer and Manager
         Burke W. Whitman     (Principal Financial and
                              Accounting Officer)

        /S/ DONALD P. FAY   Executive Vice President,       July 16, 2001
       --------------------   Secretary and Manager
          Donald P. Fay

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 16, 2001.

                                          REHAB HOSPITAL OF FORT WAYNE GENERAL
                                            PARTNERSHIP

                                          By: ITS MANAGING PARTNER

                                          QHG OF FORT WAYNE, INC.

                                             /S/ DONALD P. FAY
                                          By: _________________________________
                                             Donald P. Fay
                                             Executive Vice President

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Burke W. Whitman and Donald P. Fay, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                    Title                  Date
     ---------                    -----                  ----

/S/ JAMES D. SHELTON President                       July 16, 2001
--------------------   (Principal Executive Officer)
  James D. Shelton

/S/ BURKE W. WHITMAN Treasurer and Director          July 16, 2001
--------------------   (Principal Financial and
  Burke W. Whitman     Accounting Officer)

 /S/ DONALD P. FAY   Executive Vice President,       July 16, 2001
--------------------   Secretary and Director
   Donald P. Fay

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 16, 2001.

                                          SACMC, LLC

                                          By: ITS SOLE MEMBER

                                          SAN ANGELO MEDICAL, LLC

                                             /S/ DONALD P. FAY
                                          By: _________________________________
                                             Donald P. Fay
                                             Executive Vice President

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Burke W. Whitman and Donald P. Fay, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

            Signature                    Title                  Date
            ---------                    -----                  ----

       /S/ JAMES D. SHELTON President and Manager           July 16, 2001
       --------------------   (Principal Executive Officer)
         James D. Shelton

       /S/ BURKE W. WHITMAN Executive Vice President,       July 16, 2001
       --------------------   Treasurer and Manager
         Burke W. Whitman     (Principal Financial and
                              Accounting Officer)

        /S/ DONALD P. FAY   Executive Vice President,       July 16, 2001
       --------------------   Secretary and Manager
          Donald P. Fay

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 16, 2001.

                                          SAN ANGELO COMMUNITY MEDICAL CENTER,
                                            LLC

                                          By: ITS SOLE MEMBER

                                          SAN ANGELO MEDICAL, LLC

                                             /S/ DONALD P. FAY
                                          By: _________________________________
                                             Donald P. Fay
                                             Executive Vice President

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Burke W. Whitman and Donald P. Fay, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

            Signature                    Title                  Date
            ---------                    -----                  ----

       /S/ JAMES D. SHELTON President and Manager           July 16, 2001
       --------------------   (Principal Executive Officer)
         James D. Shelton

       /S/ BURKE W. WHITMAN Executive Vice President,       July 16, 2001
       --------------------   Treasurer and Manager
         Burke W. Whitman     (Principal Financial and
                              Accounting Officer)

        /S/ DONALD P. FAY   Executive Vice President,       July 16, 2001
       --------------------   Secretary and Manager
          Donald P. Fay

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 16, 2001.

                                          SAN ANGELO HOSPITAL, L.P.

                                          By: ITS GENERAL PARTNER

                                          SAN ANGELO COMMUNITY MEDICAL CENTER,
                                            LLC

                                             /S/ DONALD P. FAY
                                          By: _________________________________
                                             Donald P. Fay
                                             Executive Vice President

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Burke W. Whitman and Donald P. Fay, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

            Signature                    Title                  Date
            ---------                    -----                  ----

       /S/ JAMES D. SHELTON President and Manager           July 16, 2001
       --------------------   (Principal Executive Officer)
         James D. Shelton

       /S/ BURKE W. WHITMAN Executive Vice President,       July 16, 2001
       --------------------   Treasurer and Manager
         Burke W. Whitman     (Principal Financial and
                              Accounting Officer)

         /S/ DONALD P. FAY  Executive Vice President,       July 16, 2001
       --------------------   Secretary and Manager
          Donald P. Fay

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 16, 2001.

                                          SAN ANGELO MEDICAL, LLC

                                          By: ITS SOLE MEMBER

                                          TRIAD HOSPITALS, INC.

                                             /S/ DONALD P. FAY
                                          By: _________________________________
                                             Donald P. Fay
                                             Executive Vice President

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Burke W. Whitman and Donald P. Fay, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

            Signature                    Title                  Date
            ---------                    -----                  ----

       /S/ JAMES D. SHELTON President and Manager           July 16, 2001
       --------------------   (Principal Executive Officer)
         James D. Shelton

       /S/ BURKE W. WHITMAN Executive Vice President,       July 16, 2001
       --------------------   Treasurer and Manager
         Burke W. Whitman     (Principal Financial and
                              Accounting Officer)

        /S/ DONALD P. FAY   Executive Vice President,       July 16, 2001
       --------------------   Secretary and Manager
          Donald P. Fay

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 16, 2001.

                                          SAN DIEGO HOSPITAL, L.P.

                                          By: ITS GENERAL PARTNER

                                          MISSION BAY MEMORIAL HOSPITAL, LLC

                                             /S/ DONALD P. FAY
                                          By: _________________________________
                                             Donald P. Fay
                                             Executive Vice President

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Burke W. Whitman and Donald P. Fay, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

            Signature                    Title                  Date
            ---------                    -----                  ----

       /S/ JAMES D. SHELTON President and Manager           July 16, 2001
       --------------------   (Principal Executive Officer)
         James D. Shelton

       /S/ BURKE W. WHITMAN Executive Vice President,       July 16, 2001
       --------------------   Treasurer and Manager
         Burke W. Whitman     (Principal Financial and
                              Accounting Officer)

        /S/ DONALD P. FAY   Executive Vice President,       July 16, 2001
       --------------------   Secretary and Manager
          Donald P. Fay

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 16, 2001.

                                          SAN LEANDRO HOSPITAL, L.P.

                                          By: ITS GENERAL PARTNER

                                          SAN LEANDRO MEDICAL CENTER, LLC

                                             /S/ DONALD P. FAY
                                          By: _________________________________
                                             Donald P. Fay
                                             Executive Vice President

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Burke W. Whitman and Donald P. Fay, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

            Signature                    Title                  Date
            ---------                    -----                  ----

       /S/ JAMES D. SHELTON President and Manager           July 16, 2001
       --------------------   (Principal Executive Officer)
         James D. Shelton

       /S/ BURKE W. WHITMAN Executive Vice President,       July 16, 2001
       --------------------   Treasurer and Manager
         Burke W. Whitman     (Principal Financial and
                              Accounting Officer)

        /S/ DONALD P. FAY   Executive Vice President,       July 16, 2001
       --------------------   Secretary and Manager
          Donald P. Fay

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 16, 2001.

                                          SAN LEANDRO MEDICAL CENTER, LLC

                                          By: ITS SOLE MEMBER

                                          SAN LEANDRO, LLC

                                             /S/ DONALD P. FAY
                                          By: _________________________________
                                             Donald P. Fay
                                             Executive Vice President

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Burke W. Whitman and Donald P. Fay, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

            Signature                    Title                  Date
            ---------                    -----                  ----

       /S/ JAMES D. SHELTON President and Manager           July 16, 2001
      ---------------------   (Principal Executive Officer)
        James D. Shelton

      /S/ BURKE W. WHITMAN  Executive Vice President,       July 16, 2001
      ---------------------   Treasurer and Manager
        Burke W. Whitman      (Principal Financial and
                              Accounting Officer)

        /S/ DONALD P. FAY   Executive Vice President,       July 16, 2001
      ---------------------   Secretary and Manager
          Donald P. Fay

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 16, 2001.

                                          SAN LEANDRO, LLC

                                          By: ITS SOLE MEMBER

                                          TRIAD HOSPITALS, INC.

                                             /S/ DONALD P. FAY
                                          By: _________________________________
                                             Donald P. Fay
                                             Executive Vice President

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Burke W. Whitman and Donald P. Fay, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

            Signature                    Title                  Date
            ---------                    -----                  ----

       /S/ JAMES D. SHELTON President and Manager           July 16, 2001
      ---------------------   (Principal Executive Officer)
        James D. Shelton

      /S/ BURKE W. WHITMAN  Executive Vice President,       July 16, 2001
      ---------------------   Treasurer and Manager
        Burke W. Whitman      (Principal Financial and
                              Accounting Officer)

        /S/ DONALD P. FAY   Executive Vice President,       July 16, 2001
      ---------------------   Secretary and Manager
          Donald P. Fay

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 16, 2001.

                                          SDH, LLC

                                          By: ITS SOLE MEMBER

                                          SILSBEE TEXAS, LLC

                                             /S/ DONALD P. FAY
                                          By: _________________________________
                                             Donald P. Fay
                                             Executive Vice President

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Burke W. Whitman and Donald P. Fay, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

            Signature                    Title                  Date
            ---------                    -----                  ----

       /S/ JAMES D. SHELTON President and Manager           July 16, 2001
       --------------------   (Principal Executive Officer)
         James D. Shelton

       /S/ BURKE W. WHITMAN Executive Vice President,       July 16, 2001
       --------------------   Treasurer and Manager
         Burke W. Whitman     (Principal Financial and
                              Accounting Officer)

        /S/ DONALD P. FAY   Executive Vice President,       July 16, 2001
       --------------------   Secretary and Manager
          Donald P. Fay

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 16, 2001.

                                          SEBASTOPOL, LLC

                                          By: ITS SOLE MEMBER

                                          TRIAD HOSPITALS, INC.

                                             /S/ DONALD P. FAY
                                          By: _________________________________
                                             Donald P. Fay
                                             Executive Vice President

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Burke W. Whitman and Donald P. Fay, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

            Signature                    Title                  Date
            ---------                    -----                  ----

       /S/ JAMES D. SHELTON President and Manager           July 16, 2001
      ---------------------   (Principal Executive Officer)
        James D. Shelton

      /S/ BURKE W. WHITMAN  Executive Vice President,       July 16, 2001
      ---------------------   Treasurer and Manager
        Burke W. Whitman      (Principal Financial and
                              Accounting Officer)

        /S/ DONALD P. FAY   Executive Vice President,       July 16, 2001
      ---------------------   Secretary and Manager
          Donald P. Fay

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 16, 2001.

                                          SILSBEE TEXAS, LLC

                                          By: ITS SOLE MEMBER

                                          TRIAD HOSPITALS, INC.

                                             /S/ DONALD P. FAY
                                          By: _________________________________
                                             Donald P. Fay
                                             Executive Vice President

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Burke W. Whitman and Donald P. Fay, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

            Signature                    Title                  Date
            ---------                    -----                  ----

       /S/ JAMES D. SHELTON President and Manager           July 16, 2001
       --------------------   (Principal Executive Officer)
         James D. Shelton

       /S/ BURKE W. WHITMAN Executive Vice President,       July 16, 2001
       --------------------   Treasurer and Manager
         Burke W. Whitman     (Principal Financial and
                              Accounting Officer)

        /S/ DONALD P. FAY   Executive Vice President,       July 16, 2001
       --------------------   Secretary and Manager
          Donald P. Fay

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 16, 2001.

                                          SLH, LLC

                                          By: ITS SOLE MEMBER

                                          SAN LEANDRO, LLC

                                             /S/ DONALD P. FAY
                                          By: _________________________________
                                             Donald P. Fay
                                             Executive Vice President

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Burke W. Whitman and Donald P. Fay, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                    Title                  Date
     ---------                    -----                  ----

/S/ JAMES D. SHELTON President and Manager           July 16, 2001
--------------------   (Principal Executive Officer)
  James D. Shelton

/S/ BURKE W. WHITMAN Executive Vice President,       July 16, 2001
--------------------   Treasurer and Manager
  Burke W. Whitman     (Principal Financial and
                       Accounting Officer)

 /S/ DONALD P. FAY   Executive Vice President,       July 16, 2001
--------------------   Secretary and Manager
   Donald P. Fay

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 16, 2001.

                                          SOFTWARE SALES CORP.

                                             /S/ DONALD P. FAY
                                          By: _________________________________
                                             Donald P. Fay
                                             Executive Vice President

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Burke W. Whitman and Donald P. Fay, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                    Title                  Date
     ---------                    -----                  ----

/S/ JAMES D. SHELTON President                       July 16, 2001
--------------------   (Principal Executive Officer)
  James D. Shelton

/S/ BURKE W. WHITMAN Treasurer and Director          July 16, 2001
--------------------   (Principal Financial and
  Burke W. Whitman     Accounting Officer)

 /S/ DONALD P. FAY   Executive Vice President,       July 16, 2001
--------------------   Secretary and Director
   Donald P. Fay

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 16, 2001.

                                          SOUTH ALABAMA MANAGED CARE
                                            CONTRACTING, INC.

                                             /S/ DONALD P. FAY
                                          By: _________________________________
                                             Donald P. Fay
                                             Executive Vice President

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Burke W. Whitman and Donald P. Fay, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                    Title                  Date
     ---------                    -----                  ----

/S/ JAMES D. SHELTON President                       July 16, 2001
--------------------   (Principal Executive Officer)
  James D. Shelton

/S/ BURKE W. WHITMAN Executive Vice President,       July 16, 2001
--------------------   Treasurer and Director
  Burke W. Whitman     (Principal Financial and
                       Accounting Officer)

 /S/ DONALD P. FAY   Executive Vice President,       July 16, 2001
--------------------   Secretary and Director
   Donald P. Fay

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 16, 2001.

                                          SOUTH ALABAMA MEDICAL MANAGEMENT
                                            SERVICES, INC.

                                             /S/ DONALD P. FAY
                                          By: _________________________________
                                             Donald P. Fay
                                             Executive Vice President

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Burke W. Whitman and Donald P. Fay, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                    Title                  Date
     ---------                    -----                  ----

/S/ JAMES D. SHELTON President                       July 16, 2001
--------------------   (Principal Executive Officer)
  James D. Shelton

/S/ BURKE W. WHITMAN Executive Vice President,       July 16, 2001
--------------------   Treasurer and Director
  Burke W. Whitman     (Principal Financial and
                       Accounting Officer)

 /S/ DONALD P. FAY   Executive Vice President,       July 16, 2001
--------------------   Secretary and Director
   Donald P. Fay

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 16, 2001.

                                          SOUTH ALABAMA PHYSICIAN SERVICES,
                                            INC.

                                             /S/ DONALD P. FAY
                                          By: _________________________________
                                             Donald P. Fay
                                             Executive Vice President

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Burke W. Whitman and Donald P. Fay, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                    Title                  Date
     ---------                    -----                  ----

/S/ JAMES D. SHELTON President                       July 16, 2001
--------------------   (Principal Executive Officer)
  James D. Shelton

/S/ BURKE W. WHITMAN Executive Vice President,       July 16, 2001
--------------------   Treasurer and Director
  Burke W. Whitman     (Principal Financial and
                       Accounting Officer)

 /S/ DONALD P. FAY   Executive Vice President,       July 16, 2001
--------------------   Secretary and Director
   Donald P. Fay

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 16, 2001.

                                          SOUTH ARKANSAS CLINIC, LLC

                                          By: ITS SOLE MEMBER

                                          TRIAD HOLDINGS II, LLC

                                             /S/ DONALD P. FAY
                                          By: _________________________________
                                             Donald P. Fay
                                             Executive Vice President

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Burke W. Whitman and Donald P. Fay, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                    Title                  Date
     ---------                    -----                  ----

/S/ JAMES D. SHELTON President and Manager           July 16, 2001
--------------------   (Principal Executive Officer)
  James D. Shelton

/S/ BURKE W. WHITMAN Executive Vice President,       July 16, 2001
--------------------   Treasurer and Manager
  Burke W. Whitman     (Principal Financial and
                       Accounting Officer)

 /S/ DONALD P. FAY   Executive Vice President,       July 16, 2001
--------------------   Secretary and Manager
   Donald P. Fay

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 16, 2001.

                                          SOUTHCREST, L.L.C.

                                          By: ITS SOLE MEMBER

                                          TRIAD-SOUTH TULSA HOSPITAL COMPANY,
                                            INC.

                                             /S/ DONALD P. FAY
                                          By: _________________________________
                                             Donald P. Fay
                                             Executive Vice President

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Burke W. Whitman and Donald P. Fay, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                    Title                  Date
     ---------                    -----                  ----

/S/ JAMES D. SHELTON President                       July 16, 2001
--------------------   (Principal Executive Officer)
  James D. Shelton

/S/ BURKE W. WHITMAN Executive Vice President,       July 16, 2001
--------------------   Treasurer and Director
  Burke W. Whitman     (Principal Financial and
                       Accounting Officer)

 /S/ DONALD P. FAY   Executive Vice President,       July 16, 2001
--------------------   Secretary and Director
   Donald P. Fay

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 16, 2001.

                                          SOUTHERN TEXAS MEDICAL CENTER, LLC

                                          By: ITS SOLE MEMBER

                                          TRIAD HOSPITALS, INC.

                                             /S/ DONALD P. FAY
                                          By: _________________________________
                                             Donald P. Fay
                                             Executive Vice President

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Burke W. Whitman and Donald P. Fay, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

            Signature                    Title                  Date
            ---------                    -----                  ----

       /S/ JAMES D. SHELTON President and Manager           July 16, 2001
       --------------------   (Principal Executive Officer)
         James D. Shelton

       /S/ BURKE W. WHITMAN Executive Vice President,       July 16, 2001
       --------------------   Treasurer and Manager
         Burke W. Whitman     (Principal Financial and
                              Accounting Officer)

        /S/ DONALD P. FAY   Executive Vice President,       July 16, 2001
       --------------------   Secretary and Manager
          Donald P. Fay

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 16, 2001.

                                          SPROCKET MEDICAL MANAGEMENT, INC.

                                             /S/ DONALD P. FAY
                                          By: _________________________________
                                             Donald P. Fay
                                             Executive Vice President

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Burke W. Whitman and Donald P. Fay, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                    Title                  Date
     ---------                    -----                  ----

/S/ JAMES D. SHELTON President                       July 16, 2001
--------------------   (Principal Executive Officer)
  James D. Shelton

/S/ BURKE W. WHITMAN Executive Vice President,       July 16, 2001
--------------------   Treasurer and Director
  Burke W. Whitman     (Principal Financial and
                       Accounting Officer)

 /S/ DONALD P. FAY   Executive Vice President,       July 16, 2001
--------------------   Secretary and Director
   Donald P. Fay

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 16, 2001.

                                          ST. JOSEPH HEALTH SYSTEM LLC

                                             /S/ DONALD P. FAY
                                          By: _________________________________
                                             Donald P. Fay
                                             Executive Vice President

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Burke W. Whitman and Donald P. Fay, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

            Signature                    Title                  Date
            ---------                    -----                  ----

       /S/ JAMES D. SHELTON President                       July 16, 2001
       --------------------   (Principal Executive Officer)
         James D. Shelton

       /S/ BURKE W. WHITMAN Treasurer and Director          July 16, 2001
       --------------------   (Principal Financial and
         Burke W. Whitman     Accounting Officer)

        /S/ DONALD P. FAY   Executive Vice President,       July 16, 2001
       --------------------   Secretary and Director
          Donald P. Fay

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 16, 2001.

                                          ST. JOSEPH MEDICAL GROUP, INC.

                                             /S/ DONALD P. FAY
                                          By: _________________________________
                                             Donald P. Fay
                                             Executive Vice President

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Burke W. Whitman and Donald P. Fay, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                    Title                  Date
     ---------                    -----                  ----

/S/ JAMES D. SHELTON President                       July 16, 2001
--------------------   (Principal Executive Officer)
  James D. Shelton

/S/ BURKE W. WHITMAN Treasurer and Director          July 16, 2001
-------------------- (Principal Financial and
  Burke W. Whitman   Accounting Officer)

 /S/ DONALD P. FAY   Executive Vice President,       July 16, 2001
--------------------   Secretary and Director
   Donald P. Fay

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 16, 2001.

                                          SURGICAL CENTER OF AMARILLO, LLC

                                          By:  ITS SOLE MEMBER

                                          TRIAD HOSPITALS, INC.

                                             /S/ DONALD P. FAY
                                          By: _________________________________
                                             Donald P. Fay
                                             Executive Vice President

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Burke W. Whitman and Donald P. Fay, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

            Signature                    Title                  Date
            ---------                    -----                  ----

       /S/ JAMES D. SHELTON President and Manager           July 16, 2001
       --------------------   (Principal Executive Officer)
         James D. Shelton

       /S/ BURKE W. WHITMAN Executive Vice President,       July 16, 2001
       --------------------   Treasurer and Manager
         Burke W. Whitman     (Principal Financial and
                              Accounting Officer)

        /S/ DONALD P. FAY   Executive Vice President,       July 16, 2001
       --------------------   Secretary and Manager
          Donald P. Fay

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 16, 2001.

                                          SURGICARE OF INDEPENDENCE, INC.

                                             /S/ DONALD P. FAY
                                          By: _________________________________
                                             Donald P. Fay
                                             Executive Vice President

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Burke W. Whitman and Donald P. Fay, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                    Title                  Date
---------                         -----                  ----

/S/ JAMES D. SHELTON President                       July 16, 2001
--------------------   (Principal Executive Officer)
  James D. Shelton

/S/ BURKE W. WHITMAN Executive Vice President,       July 16, 2001
--------------------   Treasurer and Director
  Burke W. Whitman     (Principal Financial and
                       Accounting Officer)

 /S/ DONALD P. FAY   Executive Vice President,       July 16, 2001
--------------------   Secretary and Director
   Donald P. Fay

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 16, 2001.

                                          SURGICARE OF SAN LEANDRO, INC.

                                             /S/ DONALD P. FAY
                                          By: _________________________________
                                             Donald P. Fay
                                             Executive Vice President

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Burke W. Whitman and Donald P. Fay, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                    Title                  Date
     ---------                    -----                  ----

/S/ JAMES D. SHELTON President                       July 16, 2001
--------------------   (Principal Executive Officer)
  James D. Shelton

/S/ BURKE W. WHITMAN Executive Vice President,       July 16, 2001
--------------------   Treasurer and Director
  Burke W. Whitman     (Principal Financial and
                       Accounting Officer)

 /S/ DONALD P. FAY   Executive Vice President,       July 16, 2001
--------------------   Secretary and Director
   Donald P. Fay

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 16, 2001.

                                          SURGICARE OF SOUTHEAST TEXAS I, LLC

                                          By: ITS SOLE MEMBER

                                          TRIAD HOLDINGS III, INC.

                                             /S/ DONALD P. FAY
                                          By: _________________________________
                                             Donald P. Fay
                                             Executive Vice President

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Burke W. Whitman and Donald P. Fay, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                    Title                  Date
     ---------                    -----                  ----

/S/ JAMES D. SHELTON President                       July 16, 2001
--------------------   (Principal Executive Officer)
  James D. Shelton

/S/ BURKE W. WHITMAN Executive Vice President,       July 16, 2001
--------------------   Treasurer and Director
  Burke W. Whitman     (Principal Financial and
                       Accounting Officer)

 /S/ DONALD P. FAY   Executive Vice President,       July 16, 2001
--------------------   Secretary and Director
   Donald P. Fay

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 16, 2001.

                                          SURGICARE OF VICTORIA, INC.

                                             /S/ DONALD P. FAY
                                          By: _________________________________
                                             Donald P. Fay
                                             Executive Vice President

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Burke W. Whitman and Donald P. Fay, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                    Title                  Date
     ---------                    -----                  ----

/S/ JAMES D. SHELTON President                       July 16, 2001
--------------------   (Principal Executive Officer)
  James D. Shelton

/S/ BURKE W. WHITMAN Executive Vice President,       July 16, 2001
--------------------   Treasurer and Director
  Burke W. Whitman     (Principal Financial and
                       Accounting Officer)

 /S/ DONALD P. FAY   Executive Vice President,       July 16, 2001
--------------------   Secretary and Director
   Donald P. Fay

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 16, 2001.

                                          SURGICARE OF VICTORIA, LTD.

                                          By: ITS GENERAL PARTNER

                                          SURGICARE OF VICTORIA, INC.

                                             /S/ DONALD P. FAY
                                          By: _________________________________
                                             Donald P. Fay
                                             Executive Vice President

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Burke W. Whitman and Donald P. Fay, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                    Title                  Date
     ---------                    -----                  ----

/S/ JAMES D. SHELTON President                       July 16, 2001
--------------------   (Principal Executive Officer)
  James D. Shelton

/S/ BURKE W. WHITMAN Executive Vice President,       July 16, 2001
--------------------   Treasurer and Director
  Burke W. Whitman     (Principal Financial and
                       Accounting Officer)

 /S/ DONALD P. FAY   Executive Vice President,       July 16, 2001
--------------------   Secretary and Director
   Donald P. Fay

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 16, 2001.

                                          SURGICARE OUTPATIENT CENTER OF LAKE
                                            CHARLES, INC.

                                             /S/ DONALD P. FAY
                                          By: _________________________________
                                             Donald P. Fay
                                             Executive Vice President

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Burke W. Whitman and Donald P. Fay, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                    Title                  Date
     ---------                    -----                  ----

/S/ JAMES D. SHELTON President                       July 16, 2001
--------------------   (Principal Executive Officer)
  James D. Shelton

/S/ BURKE W. WHITMAN Executive Vice President,       July 16, 2001
--------------------   Treasurer and Director
  Burke W. Whitman     (Principal Financial and
                       Accounting Officer)

 /S/ DONALD P. FAY   Executive Vice President,       July 16, 2001
--------------------   Secretary and Director
   Donald P. Fay

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 16, 2001.

                                          SURGICENTER OF JOHNSON COUNTY, INC.

                                             /S/ DONALD P. FAY
                                          By: _________________________________
                                             Donald P. Fay
                                             Executive Vice President

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Burke W. Whitman and Donald P. Fay, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                    Title                  Date
     ---------                    -----                  ----

/S/ JAMES D. SHELTON President                       July 16, 2001
--------------------   (Principal Executive Officer)
  James D. Shelton

/S/ BURKE W. WHITMAN Executive Vice President,       July 16, 2001
--------------------   Treasurer and Director
  Burke W. Whitman     (Principal Financial and
                       Accounting Officer)

 /S/ DONALD P. FAY   Executive Vice President,       July 16, 2001
--------------------   Secretary and Director
   Donald P. Fay

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 16, 2001.

                                          SURGICENTERS OF AMERICA, INC.

                                             /S/ DONALD P. FAY
                                          By: _________________________________
                                             Donald P. Fay
                                             Executive Vice President

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Burke W. Whitman and Donald P. Fay, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                    Title                  Date
     ---------                    -----                  ----

/S/ JAMES D. SHELTON President                       July 16, 2001
--------------------   (Principal Executive Officer)
  James D. Shelton

/S/ BURKE W. WHITMAN Executive Vice President,       July 16, 2001
--------------------   Treasurer and Director
  Burke W. Whitman     (Principal Financial and
                       Accounting Officer)

 /S/ DONALD P. FAY   Executive Vice President,       July 16, 2001
--------------------   Secretary and Director
   Donald P. Fay

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 16, 2001.

                                          TERRELL HOSPITAL, L.P.

                                          By: ITS GENERAL PARTNER

                                          TERRELL MEDICAL CENTER, LLC

                                             /S/ DONALD P. FAY
                                          By: _________________________________
                                             Donald P. Fay
                                             Executive Vice President

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Burke W. Whitman and Donald P. Fay, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                    Title                  Date
     ---------                    -----                  ----

/S/ JAMES D. SHELTON President and Manager           July 16, 2001
--------------------   (Principal Executive Officer)
  James D. Shelton

/S/ BURKE W. WHITMAN Executive Vice President,       July 16, 2001
--------------------   Treasurer and Manager
  Burke W. Whitman     (Principal Financial and
                       Accounting Officer)

 /S/ DONALD P. FAY   Executive Vice President,       July 16, 2001
--------------------   Secretary and Manager
   Donald P. Fay

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 16, 2001.

                                          TERRELL MEDICAL CENTER, LLC

                                          By: ITS SOLE MEMBER

                                          TRIAD-MEDICAL CENTER AT TERRELL
                                            SUBSIDIARY, LLC

                                             /S/ DONALD P. FAY
                                          By: _________________________________
                                             Donald P. Fay
                                             Executive Vice President

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Burke W. Whitman and Donald P. Fay, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                    Title                  Date
     ---------                    -----                  ----

/S/ JAMES D. SHELTON President and Manager           July 16, 2001
--------------------   (Principal Executive Officer)
  James D. Shelton

/S/ BURKE W. WHITMAN Executive Vice President,       July 16, 2001
--------------------   Treasurer and Manager
  Burke W. Whitman     (Principal Financial and
                       Accounting Officer)

 /S/ DONALD P. FAY   Executive Vice President,       July 16, 2001
--------------------   Secretary and Manager
   Donald P. Fay

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 16, 2001.

                                          THE INTENSIVE RESOURCE GROUP, LLC

                                             /S/ DONALD P. FAY
                                          By: _________________________________
                                             Donald P. Fay
                                             Executive Vice President

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Burke W. Whitman and Donald P. Fay, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                    Title                  Date
     ---------                    -----                  ----

/S/ JAMES D. SHELTON President                       July 16, 2001
--------------------   (Principal Executive Officer)
  James D. Shelton

/S/ BURKE W. WHITMAN Treasurer and Director          July 16, 2001
--------------------   (Principal Financial and
  Burke W. Whitman     Accounting Officer)

 /S/ DONALD P. FAY   Executive Vice President,       July 16, 2001
--------------------   Secretary and Director
   Donald P. Fay

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 16, 2001.

                                          THE VICKSBURG CLINIC LLC

                                             /S/ DONALD P. FAY
                                          By: _________________________________
                                             Donald P. Fay
                                             Executive Vice President

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Burke W. Whitman and Donald P. Fay, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                    Title                  Date
     ---------                    -----                  ----

/S/ JAMES D. SHELTON President                       July 16, 2001
--------------------   (Principal Executive Officer)
  James D. Shelton

/S/ BURKE W. WHITMAN Treasurer and Director          July 16, 2001
--------------------   (Principal Financial and
  Burke W. Whitman     Accounting Officer)

 /S/ DONALD P. FAY   Executive Vice President,       July 16, 2001
--------------------   Secretary and Director
   Donald P. Fay

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 16, 2001.

                                          TRIAD CORPORATE SERVICES, LIMITED
                                            PARTNERSHIP

                                          By: ITS GENERAL PARTNER

                                          TRIAD CSGP, LLC

                                             /S/ DONALD P. FAY
                                          By: _________________________________
                                             Donald P. Fay
                                             Executive Vice President

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Burke W. Whitman and Donald P. Fay, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                    Title                  Date
     ---------                    -----                  ----

/S/ JAMES D. SHELTON President and Manager           July 16, 2001
--------------------   (Principal Executive Officer)
  James D. Shelton

/S/ BURKE W. WHITMAN Executive Vice President,       July 16, 2001
--------------------   Treasurer and Manager
  Burke W. Whitman     (Principal Financial and
                       Accounting Officer)

 /S/ DONALD P. FAY   Executive Vice President,       July 16, 2001
--------------------   Secretary and Manager
   Donald P. Fay

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 16, 2001.

                                          TRIAD CSGP, LLC

                                          By: ITS SOLE MEMBER

                                          TRIAD HOLDINGS II, LLC

                                             /S/ DONALD P. FAY
                                          By: _________________________________
                                             Donald P. Fay
                                             Executive Vice President

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Burke W. Whitman and Donald P. Fay, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                    Title                  Date
     ---------                    -----                  ----

/S/ JAMES D. SHELTON President and Manager           July 16, 2001
--------------------   (Principal Executive Officer)
  James D. Shelton

/S/ BURKE W. WHITMAN Executive Vice President,       July 16, 2001
--------------------   Treasurer and Manager
  Burke W. Whitman     (Principal Financial and
                       Accounting Officer)

 /S/ DONALD P. FAY   Executive Vice President,       July 16, 2001
--------------------   Secretary and Manager
   Donald P. Fay

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 16, 2001.

                                          TRIAD CSLP, LLC

                                          By: ITS SOLE MEMBER

                                          TRIAD HOSPITALS, INC.

                                             /S/ DONALD P. FAY
                                          By: _________________________________
                                             Donald P. Fay
                                             Executive Vice President

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Burke W. Whitman and Donald P. Fay, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

            Signature                    Title                  Date
            ---------                    -----                  ----

       /S/ JAMES D. SHELTON President and Manager           July 16, 2001
       --------------------   (Principal Executive Officer)
         James D. Shelton

       /S/ BURKE W. WHITMAN Executive Vice President,       July 16, 2001
       --------------------   Treasurer and Manager
         Burke W. Whitman     (Principal Financial and
                              Accounting Officer)

        /S/ DONALD P. FAY   Executive Vice President,       July 16, 2001
       --------------------   Secretary and Manager
          Donald P. Fay

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 16, 2001.

                                          TRIAD EL DORADO, INC.

                                             /S/ DONALD P. FAY
                                          By: _________________________________
                                             Donald P. Fay
                                             Executive Vice President

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Burke W. Whitman and Donald P. Fay, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                    Title                  Date
     ---------                    -----                  ----

/S/ JAMES D. SHELTON President                       July 16, 2001
--------------------   (Principal Executive Officer)
  James D. Shelton

/S/ BURKE W. WHITMAN Executive Vice President,       July 16, 2001
--------------------   Treasurer and Director
  Burke W. Whitman     (Principal Financial and
                       Accounting Officer)

 /S/ DONALD P. FAY   Executive Vice President,       July 16, 2001
--------------------   Secretary and Director
   Donald P. Fay

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 16, 2001.

                                          TRIAD HEALTHCARE SYSTEM OF PHOENIX,
                                            LIMITED PARTNERSHIP

                                          By: ITS SOLE MEMBER

                                          TRIAD OF PHOENIX, INC.

                                             /S/ DONALD P. FAY
                                          By: _________________________________
                                             Donald P. Fay
                                             Executive Vice President

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Burke W. Whitman and Donald P. Fay, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                    Title                  Date
     ---------                    -----                  ----

/S/ JAMES D. SHELTON President                       July 16, 2001
--------------------   (Principal Executive Officer)
  James D. Shelton

/S/ BURKE W. WHITMAN Executive Vice President,       July 16, 2001
--------------------   Treasurer and Director
  Burke W. Whitman     (Principal Financial and
                       Accounting Officer)

 /S/ DONALD P. FAY   Executive Vice President,       July 16, 2001
--------------------   Secretary and Director
   Donald P. Fay

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 16, 2001.

                                          TRIAD HOLDINGS II, LLC

                                          By: ITS SOLE MEMBER

                                          TRIAD HOSPITALS, INC.

                                             /S/ DONALD P. FAY
                                          By: _________________________________
                                             Donald P. Fay
                                             Executive Vice President

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Burke W. Whitman and Donald P. Fay, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

            Signature                    Title                  Date
            ---------                    -----                  ----

       /S/ JAMES D. SHELTON President and Manager           July 16, 2001
       --------------------   (Principal Executive Officer)
         James D. Shelton

       /S/ BURKE W. WHITMAN Executive Vice President,       July 16, 2001
       --------------------   Treasurer and Manager
         Burke W. Whitman     (Principal Financial and
                              Accounting Officer)

        /S/ DONALD P. FAY   Executive Vice President,       July 16, 2001
       --------------------   Secretary and Manager
          Donald P. Fay

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 16, 2001.

                                          TRIAD HOLDINGS III, INC.

                                             /S/ DONALD P. FAY
                                          By: _________________________________
                                             Donald P. Fay
                                             Executive Vice President

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Burke W. Whitman and Donald P. Fay, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                    Title                  Date
     ---------                    -----                  ----

/S/ JAMES D. SHELTON President                       July 16, 2001
--------------------   (Principal Executive Officer)
  James D. Shelton

/S/ BURKE W. WHITMAN Executive Vice President,       July 16, 2001
--------------------   Treasurer and Director
  Burke W. Whitman     (Principal Financial and
                       Accounting Officer)

 /S/ DONALD P. FAY   Executive Vice President,       July 16, 2001
--------------------   Secretary and Director
   Donald P. Fay

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 16, 2001.

                                          TRIAD OF ARIZONA (L.P.), INC.

                                             /S/ DONALD P. FAY
                                          By: _________________________________
                                             Donald P. Fay
                                             Executive Vice President

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Burke W. Whitman and Donald P. Fay, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                    Title                  Date
     ---------                    -----                  ----

/S/ JAMES D. SHELTON President                       July 16, 2001
--------------------   (Principal Executive Officer)
  James D. Shelton

/S/ BURKE W. WHITMAN Executive Vice President,       July 16, 2001
--------------------   Treasurer and Director
  Burke W. Whitman     (Principal Financial and
                       Accounting Officer)

 /S/ DONALD P. FAY   Executive Vice President,       July 16, 2001
--------------------   Secretary and Director
   Donald P. Fay

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 16, 2001.

                                          TRIAD OF PHOENIX, INC.

                                             /S/ DONALD P. FAY
                                          By: _________________________________
                                             Donald P. Fay
                                             Executive Vice President

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Burke W. Whitman and Donald P. Fay, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                    Title                  Date
     ---------                    -----                  ----

/S/ JAMES D. SHELTON President                       July 16, 2001
--------------------   (Principal Executive Officer)
  James D. Shelton

/S/ BURKE W. WHITMAN Executive Vice President,       July 16, 2001
--------------------   Treasurer and Director
  Burke W. Whitman     (Principal Financial and
                       Accounting Officer)

 /S/ DONALD P. FAY   Executive Vice President,       July 16, 2001
--------------------   Secretary and Director
   Donald P. Fay

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 16, 2001.

                                          TRIAD RC, INC.

                                             /S/ DONALD P. FAY
                                          By: _________________________________
                                             Donald P. Fay
                                             Executive Vice President

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Burke W. Whitman and Donald P. Fay, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                    Title                  Date
     ---------                    -----                  ----

/S/ JAMES D. SHELTON President                       July 16, 2001
--------------------   (Principal Executive Officer)
  James D. Shelton

/S/ BURKE W. WHITMAN Executive Vice President,       July 16, 2001
--------------------   Treasurer and Director
  Burke W. Whitman     (Principal Financial and
                       Accounting Officer)

 /S/ DONALD P. FAY   Executive Vice President,       July 16, 2001
--------------------   Secretary and Director
   Donald P. Fay

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 16, 2001.

                                          TRIAD TEXAS, LLC

                                          By:  ITS SOLE MEMBER

                                          TRIAD HOSPITALS, INC.

                                             /S/ DONALD P. FAY
                                          By: _________________________________
                                             Donald P. Fay
                                             Executive Vice President

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Burke W. Whitman and Donald P. Fay, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

            Signature                    Title                  Date
            ---------                    -----                  ----

       /S/ JAMES D. SHELTON President and Manager           July 16, 2001
       --------------------   (Principal Executive Officer)
         James D. Shelton

       /S/ BURKE W. WHITMAN Executive Vice President,       July 16, 2001
       --------------------   Treasurer and Manager
         Burke W. Whitman     (Principal Financial and
                              Accounting Officer)

        /S/ DONALD P. FAY   Executive Vice President,       July 16, 2001
       --------------------   Secretary and Manager
          Donald P. Fay

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 16, 2001.

                                          TRIAD-ARIZONA I, INC.

                                             /S/ DONALD P. FAY
                                          By: _________________________________
                                             Donald P. Fay
                                             Executive Vice President

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Burke W. Whitman and Donald P. Fay, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

            Signature                    Title                  Date
            ---------                    -----                  ----

       /S/ JAMES D. SHELTON President                       July 16, 2001
       --------------------   (Principal Executive Officer)
         James D. Shelton

       /S/ BURKE W. WHITMAN Executive Vice President,       July 16, 2001
       --------------------   Treasurer and Director
         Burke W. Whitman     (Principal Financial and
                              Accounting Officer)

        /S/ DONALD P. FAY   Executive Vice President,       July 16, 2001
       --------------------   Secretary and Director
          Donald P. Fay

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 16, 2001.

                                          TRIAD-DENTON HOSPITAL GP, LLC

                                          By: ITS SOLE MEMBER

                                          TRIAD HOLDINGS III, INC.

                                             /S/ DONALD P. FAY
                                          By: _________________________________
                                             Donald P. Fay
                                             Executive Vice President

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Burke W. Whitman and Donald P. Fay, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                    Title                  Date
     ---------                    -----                  ----

/S/ JAMES D. SHELTON President                       July 16, 2001
--------------------   (Principal Executive Officer)
  James D. Shelton

/S/ BURKE W. WHITMAN Executive Vice President,       July 16, 2001
--------------------   Treasurer and Director
  Burke W. Whitman     (Principal Financial and
                       Accounting Officer)

 /S/ DONALD P. FAY   Executive Vice President,       July 16, 2001
--------------------   Secretary and Director
   Donald P. Fay

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 16, 2001.

                                          TRIAD-DENTON HOSPITAL, L.P.

                                          By: ITS GENERAL PARTNER

                                          TRIAD-DENTON HOSPITAL GP, LLC

                                             /S/ DONALD P. FAY
                                          By: _________________________________
                                             Donald P. Fay
                                             Executive Vice President

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Burke W. Whitman and Donald P. Fay, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                    Title                  Date
     ---------                    -----                  ----

/S/ JAMES D. SHELTON President and Manager           July 16, 2001
--------------------   (Principal Executive Officer)
  James D. Shelton

/S/ BURKE W. WHITMAN Executive Vice President,       July 16, 2001
--------------------   Treasurer and Manager
  Burke W. Whitman     (Principal Financial and
                       Accounting Officer)

 /S/ DONALD P. FAY   Executive Vice President,       July 16, 2001
--------------------   Secretary and Manager
   Donald P. Fay

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 16, 2001.

                                          TRIAD-MEDICAL CENTER AT TERRELL
                                            SUBSIDIARY, LLC

                                          By: ITS SOLE MEMBER

                                          TRIAD HOSPITALS, INC.

                                             /S/ DONALD P. FAY
                                          By: _________________________________
                                             Donald P. Fay
                                             Executive Vice President

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Burke W. Whitman and Donald P. Fay, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

            Signature                    Title                  Date
            ---------                    -----                  ----

       /S/ JAMES D. SHELTON President and Manager           July 16, 2001
       --------------------   (Principal Executive Officer)
         James D. Shelton

       /S/ BURKE W. WHITMAN Executive Vice President,       July 16, 2001
       --------------------   Treasurer and Manager
         Burke W. Whitman     (Principal Financial and
                              Accounting Officer)

        /S/ DONALD P. FAY   Executive Vice President,       July 16, 2001
       --------------------   Secretary and Manager
          Donald P. Fay

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 16, 2001.

                                          TRIAD-NAVARRO REGIONAL HOSPITAL
                                            SUBSIDIARY, LLC

                                          By: ITS SOLE MEMBER

                                          TRIAD HOSPITALS, INC.

                                             /S/ DONALD P. FAY
                                          By: _________________________________
                                             Donald P. Fay
                                             Executive Vice President

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Burke W. Whitman and Donald P. Fay, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

            Signature                    Title                  Date
            ---------                    -----                  ----

       /S/ JAMES D. SHELTON President and Manager           July 16, 2001
       --------------------   (Principal Executive Officer)
         James D. Shelton

       /S/ BURKE W. WHITMAN Executive Vice President,       July 16, 2001
       --------------------   Treasurer and Manager
         Burke W. Whitman     (Principal Financial and
                              Accounting Officer)

        /S/ DONALD P. FAY   Executive Vice President,       July 16, 2001
       --------------------   Secretary and Manager
          Donald P. Fay

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 16, 2001.

                                          TRIAD-SOUTH TULSA HOSPITAL COMPANY,
                                            INC.

                                             /S/ DONALD P. FAY
                                          By: _________________________________
                                             Donald P. Fay
                                             Executive Vice President

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Burke W. Whitman and Donald P. Fay, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                    Title                  Date
     ---------                    -----                  ----

/S/ JAMES D. SHELTON President                       July 16, 2001
--------------------   (Principal Executive Officer)
  James D. Shelton

/S/ BURKE W. WHITMAN Executive Vice President,       July 16, 2001
--------------------   Treasurer and Director
  Burke W. Whitman     (Principal Financial and
                       Accounting Officer)

 /S/ DONALD P. FAY   Executive Vice President,       July 16, 2001
--------------------   Secretary and Director
   Donald P. Fay

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 16, 2001.

                                          TROSCO, LLC

                                          By: ITS SOLE MEMBER

                                          TRIAD HOLDINGS II, LLC

                                             /S/ DONALD P. FAY
                                          By: _________________________________
                                             Donald P. Fay
                                             Executive Vice President

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Burke W. Whitman and Donald P. Fay, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                    Title                  Date
     ---------                    -----                  ----

/S/ JAMES D. SHELTON President and Manager           July 16, 2001
--------------------   (Principal Executive Officer)
  James D. Shelton

/S/ BURKE W. WHITMAN Executive Vice President,       July 16, 2001
--------------------   Treasurer and Manager
  Burke W. Whitman     (Principal Financial and
                       Accounting Officer)

 /S/ DONALD P. FAY   Executive Vice President,       July 16, 2001
--------------------   Secretary and Manager
   Donald P. Fay

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 16, 2001.

                                          TRUFOR PHARMACY, LLC

                                          By: ITS SOLE MEMBER

                                          TRIAD HOLDINGS II, LLC

                                             /S/ DONALD P. FAY
                                          By: _________________________________
                                             Donald P. Fay
                                             Executive Vice President

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Burke W. Whitman and Donald P. Fay, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                    Title                  Date
     ---------                    -----                  ----

/S/ JAMES D. SHELTON President and Manager           July 16, 2001
--------------------   (Principal Executive Officer)
  James D. Shelton

/S/ BURKE W. WHITMAN Executive Vice President,       July 16, 2001
--------------------   Treasurer and Manager
  Burke W. Whitman     (Principal Financial and
                       Accounting Officer)

 /S/ DONALD P. FAY   Executive Vice President,       July 16, 2001
--------------------   Secretary and Manager
   Donald P. Fay

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 16, 2001.

                                          VFARC, LLC

                                          By: ITS SOLE MEMBER

                                          TRIAD HOLDINGS III, INC.

                                             /S/ DONALD P. FAY
                                          By: _________________________________
                                             Donald P. Fay
                                             Executive Vice President

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Burke W. Whitman and Donald P. Fay, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

            Signature                    Title                  Date
            ---------                    -----                  ----

       /S/ JAMES D. SHELTON President                       July 16, 2001
       --------------------   (Principal Executive Officer)
         James D. Shelton

       /S/ BURKE W. WHITMAN Executive Vice President,       July 16, 2001
       --------------------   Treasurer and Director
         Burke W. Whitman     (Principal Financial and
                              Accounting Officer)

        /S/ DONALD P. FAY   Executive Vice President,       July 16, 2001
       --------------------   Secretary and Director
          Donald P. Fay

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 16, 2001.

                                          VHC HOLDINGS, LLC

                                          By: ITS SOLE MEMBER

                                          TRIAD HOLDINGS III, INC.

                                             /S/ DONALD P. FAY
                                          By: _________________________________
                                             Donald P. Fay
                                             Executive Vice President

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Burke W. Whitman and Donald P. Fay, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                    Title                  Date
     ---------                    -----                  ----

/S/ JAMES D. SHELTON President                       July 16, 2001
--------------------   (Principal Executive Officer)
  James D. Shelton

/S/ BURKE W. WHITMAN Executive Vice President,       July 16, 2001
--------------------   Treasurer and Director
  Burke W. Whitman     (Principal Financial and
                       Accounting Officer)

 /S/ DONALD P. FAY   Executive Vice President,       July 16, 2001
--------------------   Secretary and Director
   Donald P. Fay

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 16, 2001.

                                          VHC MEDICAL, LLC

                                          By: ITS SOLE MEMBER

                                          TRIAD HOSPITALS, INC.

                                             /S/ DONALD P. FAY
                                          By: _________________________________
                                             Donald P. Fay
                                             Executive Vice President

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Burke W. Whitman and Donald P. Fay, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

            Signature                    Title                  Date
            ---------                    -----                  ----

       /S/ JAMES D. SHELTON President and Manager           July 16, 2001
       --------------------   (Principal Executive Officer)
         James D. Shelton

       /S/ BURKE W. WHITMAN Executive Vice President,       July 16, 2001
       --------------------   Treasurer and Manager
         Burke W. Whitman     (Principal Financial and
                              Accounting Officer)

        /S/ DONALD P. FAY   Executive Vice President,       July 16, 2001
       --------------------   Secretary and Manager
          Donald P. Fay

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 16, 2001.

                                          VICTORIA HOSPITAL, LLC

                                          By: ITS SOLE MEMBER

                                          VHC MEDICAL, LLC

                                             /S/ DONALD P. FAY
                                          By: _________________________________
                                             Donald P. Fay
                                             Executive Vice President

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Burke W. Whitman and Donald P. Fay, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

            Signature              Title                        Date
            ---------              -----                        ----

       /S/ JAMES D. SHELTON President and Manager           July 16, 2001
       --------------------   (Principal Executive Officer)
         James D. Shelton

       /S/ BURKE W. WHITMAN Executive Vice President,       July 16, 2001
       --------------------   Treasurer and Manager
         Burke W. Whitman     (Principal Financial and
                              Accounting Officer)

        /S/ DONALD P. FAY   Executive Vice President,       July 16, 2001
       --------------------   Secretary and Manager
          Donald P. Fay

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 16, 2001.

                                          VICTORIA OF TEXAS, L.P.

                                          By: ITS GENERAL PARTNER

                                          DETAR HOSPITAL, LLC

                                             /S/ DONALD P. FAY
                                          By: _________________________________
                                             Donald P. Fay
                                             Executive Vice President

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Burke W. Whitman and Donald P. Fay, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                    Title                  Date
     ---------                    -----                  ----

/S/ JAMES D. SHELTON President and Manager           July 16, 2001
--------------------   (Principal Executive Officer)
  James D. Shelton

/S/ BURKE W. WHITMAN Executive Vice President,       July 16, 2001
--------------------   Treasurer and Manager
  Burke W. Whitman     (Principal Financial and
                       Accounting Officer)

 /S/ DONALD P. FAY   Executive Vice President,       July 16, 2001
--------------------   Secretary and Manager
   Donald P. Fay

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 16, 2001.

                                          VMF MEDICAL, LLC

                                          By: ITS SOLE MEMBER

                                          TRIAD HOLDINGS III, INC.

                                             /S/ DONALD P. FAY
                                          By: _________________________________
                                             Donald P. Fay
                                             Executive Vice President

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Burke W. Whitman and Donald P. Fay, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                    Title                  Date
     ---------                    -----                  ----

/S/ JAMES D. SHELTON President                       July 16, 2001
--------------------   (Principal Executive Officer)
  James D. Shelton

/S/ BURKE W. WHITMAN Executive Vice President,       July 16, 2001
--------------------   Treasurer and Director
  Burke W. Whitman     (Principal Financial and
                       Accounting Officer)

 /S/ DONALD P. FAY   Executive Vice President,       July 16, 2001
--------------------   Secretary and Director
   Donald P. Fay

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 16, 2001.

                                          VRMC LIMITED PARTNERSHIP

                                          By: ITS GENERAL PARTNER

                                          LAREDO INTEREST, LLC

                                             /S/ DONALD P. FAY
                                          By: _________________________________
                                             Donald P. Fay
                                             Executive Vice President

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Burke W. Whitman and Donald P. Fay, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                    Title                  Date
     ---------                    -----                  ----

/S/ JAMES D. SHELTON President                       July 16, 2001
--------------------   (Principal Executive Officer)
  James D. Shelton

/S/ BURKE W. WHITMAN Executive Vice President,       July 16, 2001
--------------------   Treasurer and Director
  Burke W. Whitman     (Principal Financial and
                       Accounting Officer)

 /S/ DONALD P. FAY   Executive Vice President,       July 16, 2001
--------------------   Secretary and Director
   Donald P. Fay

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 16, 2001.

                                          WAGONER COMMUNITY HOSPITAL, LLC

                                          By: ITS SOLE MEMBER

                                          TRIAD HOLDINGS II, LLC

                                             /S/ DONALD P. FAY
                                          By: _________________________________
                                             Donald P. Fay
                                             Executive Vice President

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Burke W. Whitman and Donald P. Fay, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                    Title                  Date
     ---------                    -----                  ----

/S/ JAMES D. SHELTON President                       July 16, 2001
--------------------   (Principal Executive Officer)
  James D. Shelton

/S/ BURKE W. WHITMAN Executive Vice President,       July 16, 2001
--------------------   Treasurer and Director
  Burke W. Whitman     (Principal Financial and
                       Accounting Officer)

 /S/ DONALD P. FAY   Executive Vice President,       July 16, 2001
--------------------   Secretary and Director
   Donald P. Fay

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 16, 2001.

                                          WAMC, LLC

                                          By: ITS SOLE MEMBER

                                          WEST ANAHEIM, LLC

                                             /S/ DONALD P. FAY
                                          By: _________________________________
                                             Donald P. Fay
                                             Executive Vice President

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Burke W. Whitman and Donald P. Fay, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                    Title                  Date
     ---------                    -----                  ----

/S/ JAMES D. SHELTON President and Manager           July 16, 2001
--------------------   (Principal Executive Officer)
  James D. Shelton

/S/ BURKE W. WHITMAN Executive Vice President,       July 16, 2001
--------------------   Treasurer and Manager
  Burke W. Whitman     (Principal Financial and
                       Accounting Officer)

 /S/ DONALD P. FAY   Executive Vice President,       July 16, 2001
--------------------   Secretary and Manager
   Donald P. Fay

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 16, 2001.

                                          WARSAW HEALTH SYSTEM LLC

                                             /S/ DONALD P. FAY
                                          By: _________________________________
                                             Donald P. Fay
                                             Executive Vice President

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Burke W. Whitman and Donald P. Fay, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                    Title                  Date
     ---------                    -----                  ----

/S/ JAMES D. SHELTON President                       July 16, 2001
--------------------   (Principal Executive Officer)
  James D. Shelton

/S/ BURKE W. WHITMAN Treasurer and Director          July 16, 2001
--------------------   (Principal Financial and
  Burke W. Whitman     Accounting Officer)

 /S/ DONALD P. FAY   Executive Vice President,       July 16, 2001
--------------------   Secretary and Director
   Donald P. Fay

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 16, 2001.

                                          WESLEY HEALTH SYSTEM LLC

                                             /S/ DONALD P. FAY
                                          By: _________________________________
                                             Donald P. Fay
                                             Executive Vice President

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Burke W. Whitman and Donald P. Fay, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                    Title                  Date
     ---------                    -----                  ----

/S/ JAMES D. SHELTON President                       July 16, 2001
--------------------   (Principal Executive Officer)
  James D. Shelton

/S/ BURKE W. WHITMAN Treasurer and Director          July 16, 2001
--------------------   (Principal Financial and
  Burke W. Whitman     Accounting Officer)

 /S/ DONALD P. FAY   Executive Vice President,       July 16, 2001
--------------------   Secretary and Director
   Donald P. Fay

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 16, 2001.

                                          WESLEY HEALTHTRUST, INC.

                                             /S/ DONALD P. FAY
                                          By: _________________________________
                                             Donald P. Fay
                                             Executive Vice President

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Burke W. Whitman and Donald P. Fay, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                    Title                  Date
     ---------                    -----                  ----

/S/ JAMES D. SHELTON President                       July 16, 2001
--------------------   (Principal Executive Officer)
  James D. Shelton

/S/ BURKE W. WHITMAN Treasurer and Director          July 16, 2001
--------------------   (Principal Financial and
  Burke W. Whitman     Accounting Officer)

 /S/ DONALD P. FAY   Executive Vice President,       July 16, 2001
--------------------   Secretary and Director
   Donald P. Fay

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 16, 2001.

                                          WEST ANAHEIM MEDICAL CENTER, LLC

                                          By: ITS SOLE MEMBER

                                          WEST ANAHEIM, LLC

                                             /S/ DONALD P. FAY
                                          By: _________________________________
                                             Donald P. Fay
                                             Executive Vice President

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Burke W. Whitman and Donald P. Fay, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                    Title                  Date
     ---------                    -----                  ----

/S/ JAMES D. SHELTON President and Manager           July 16, 2001
--------------------   (Principal Executive Officer)
  James D. Shelton

/S/ BURKE W. WHITMAN Executive Vice President,       July 16, 2001
--------------------   Treasurer and Manager
  Burke W. Whitman     (Principal Financial and
                       Accounting Officer)

 /S/ DONALD P. FAY   Executive Vice President,       July 16, 2001
--------------------   Secretary and Manager
   Donald P. Fay

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 16, 2001.

                                          WEST ANAHEIM, LLC

                                          By: ITS SOLE MEMBER

                                          TRIAD HOSPITALS, INC.

                                             /S/ DONALD P. FAY
                                          By: _________________________________
                                             Donald P. Fay
                                             Executive Vice President

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Burke W. Whitman and Donald P. Fay, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

            Signature                    Title                  Date
       ---------            -----                           ----

       /S/ JAMES D. SHELTON President and Manager           July 16, 2001
       --------------------   (Principal Executive Officer)
         James D. Shelton

       /S/ BURKE W. WHITMAN Executive Vice President,       July 16, 2001
       --------------------   Treasurer and Manager
         Burke W. Whitman     (Principal Financial and
                              Accounting Officer)

        /S/ DONALD P. FAY   Executive Vice President,       July 16, 2001
       --------------------   Secretary and Manager
          Donald P. Fay

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 16, 2001.

                                          WEST VIRGINIA MS, LLC

                                          By: ITS SOLE MEMBER

                                          TRIAD HOLDINGS III, INC.

                                             /S/ DONALD P. FAY
                                          By: _________________________________
                                             Donald P. Fay
                                             Executive Vice President

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Burke W. Whitman and Donald P. Fay, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                    Title                  Date
     ---------                    -----                  ----

/S/ JAMES D. SHELTON President                       July 16, 2001
--------------------   (Principal Executive Officer)
  James D. Shelton

/S/ BURKE W. WHITMAN Executive Vice President,       July 16, 2001
--------------------   Treasurer and Director
  Burke W. Whitman     (Principal Financial and
                       Accounting Officer)

 /S/ DONALD P. FAY   Executive Vice President,       July 16, 2001
--------------------   Secretary and Director
   Donald P. Fay

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 16, 2001.

                                          WHARTON MEDCO, LLC

                                          By: ITS SOLE MEMBER

                                          TRIAD HOSPITALS, INC.

                                             /S/ DONALD P. FAY
                                          By: _________________________________
                                             Donald P. Fay
                                             Executive Vice President

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Burke W. Whitman and Donald P. Fay, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

            Signature                    Title                  Date
       ---------            -----                           ----

       /S/ JAMES D. SHELTON President and Manager           July 16, 2001
       --------------------   (Principal Executive Officer)
         James D. Shelton

       /S/ BURKE W. WHITMAN Executive Vice President,       July 16, 2001
       --------------------   Treasurer and Manager
         Burke W. Whitman     (Principal Financial and
                              Accounting Officer)

        /S/ DONALD P. FAY   Executive Vice President,       July 16, 2001
       --------------------   Secretary and Manager
          Donald P. Fay

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 16, 2001.

                                          WHMC, LLC

                                          By: ITS SOLE MEMBER

                                          TRIAD HOLDINGS III, INC.

                                             /S/ DONALD P. FAY
                                          By: _________________________________
                                             Donald P. Fay
                                             Executive Vice President

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Burke W. Whitman and Donald P. Fay, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                    Title                  Date
     ---------                    -----                  ----

/S/ JAMES D. SHELTON President                       July 16, 2001
--------------------   (Principal Executive Officer)
  James D. Shelton

/S/ BURKE W. WHITMAN Executive Vice President,       July 16, 2001
--------------------   Treasurer and Director
  Burke W. Whitman     (Principal Financial and
                       Accounting Officer)

 /S/ DONALD P. FAY   Executive Vice President,       July 16, 2001
--------------------   Secretary and Director
   Donald P. Fay

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 16, 2001.

                                          WILLAMETTE VALLEY CLINICS, LLC

                                          By: ITS SOLE MEMBER

                                          OREGON HEALTHCORP, LLC

                                             /S/ DONALD P. FAY
                                          By: _________________________________
                                             Donald P. Fay
                                             Executive Vice President

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Burke W. Whitman and Donald P. Fay, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                    Title                  Date
     ---------                    -----                  ----

/S/ JAMES D. SHELTON President and Manager           July 16, 2001
--------------------   (Principal Executive Officer)
  James D. Shelton

/S/ BURKE W. WHITMAN Executive Vice President,       July 16, 2001
--------------------   Treasurer and Manager
  Burke W. Whitman     (Principal Financial and
                       Accounting Officer)

 /S/ DONALD P. FAY   Executive Vice President,       July 16, 2001
--------------------   Secretary and Manager
   Donald P. Fay

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 16, 2001.

                                          WILLAMETTE VALLEY MEDICAL CENTER, LLC

                                          By: ITS SOLE MEMBER

                                          OREGON HEALTHCORP, LLC

                                             /S/ DONALD P. FAY
                                          By: _________________________________
                                             Donald P. Fay
                                             Executive Vice President

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Burke W. Whitman and Donald P. Fay, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                    Title                  Date
     ---------                    -----                  ----

/S/ JAMES D. SHELTON President and Manager           July 16, 2001
--------------------   (Principal Executive Officer)
  James D. Shelton

/S/ BURKE W. WHITMAN Executive Vice President,       July 16, 2001
--------------------   Treasurer and Manager
  Burke W. Whitman     (Principal Financial and
                       Accounting Officer)

 /S/ DONALD P. FAY   Executive Vice President,       July 16, 2001
--------------------   Secretary and Manager
   Donald P. Fay

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 16, 2001.

                                          WM MEDICAL, LLC

                                          By: ITS SOLE MEMBER

                                          TRIAD HOLDINGs III, INC.

                                             /S/ DONALD P. FAY
                                          By: _________________________________
                                             Donald P. Fay
                                             Executive Vice President

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Burke W. Whitman and Donald P. Fay, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                    Title                  Date
     ---------                    -----                  ----

/S/ JAMES D. SHELTON President                       July 16, 2001
--------------------   (Principal Executive Officer)
  James D. Shelton

/S/ BURKE W. WHITMAN Executive Vice President,       July 16, 2001
--------------------   Treasurer and Director
  Burke W. Whitman     (Principal Financial and
                       Accounting Officer)

 /S/ DONALD P. FAY   Executive Vice President,       July 16, 2001
--------------------   Secretary and Director
   Donald \P. Fay

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 16, 2001.

                                          WOMEN & CHILDREN'S HOSPITAL, LLC

                                          By: ITS SOLE MEMBER

                                          TRIAD HOLDINGS II, LLC

                                             /S/ DONALD P. FAY
                                          By: _________________________________
                                             Donald P. Fay
                                             Executive Vice President

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Burke W. Whitman and Donald P. Fay, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                    Title                  Date
     ---------                    -----                  ----

/S/ JAMES D. SHELTON President and Manager           July 16, 2001
--------------------   (Principal Executive Officer)
  James D. Shelton

/S/ BURKE W. WHITMAN Executive Vice President,       July 16, 2001
--------------------   Treasurer and Manager
  Burke W. Whitman     (Principal Financial and
                       Accounting Officer)

 /S/ DONALD P. FAY   Executive Vice President,       July 16, 2001
--------------------   Secretary and Manager
   Donald P. Fay

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 16, 2001.

                                          WOODLAND HEIGHTS MEDICAL CENTER, LLC

                                          By: ITS SOLE MEMBER

                                          TRIAD HOLDINGS III, INC.

                                             /S/ DONALD P. FAY
                                          By: _________________________________
                                             Donald P. Fay
                                             Executive Vice President

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Burke W. Whitman and Donald P. Fay, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                    Title                  Date
     ---------                    -----                  ----

/S/ JAMES D. SHELTON President                       July 16, 2001
--------------------   (Principal Executive Officer)
  James D. Shelton

/S/ BURKE W. WHITMAN Executive Vice President,       July 16, 2001
--------------------   Treasurer and Director
  Burke W. Whitman     (Principal Financial and
                       Accounting Officer)

 /S/ DONALD P. FAY   Executive Vice President,       July 16, 2001
--------------------   Secretary and Director
   Donald P. Fay

                                 EXHIBIT INDEX

Exhibit No.                                           Description
-----------                                           -----------

    3.1       Certificate of Incorporation of the Company, as amended April 27, 2001, incorporated herein by reference from Exhibit 3.1 to the Company's Post Effective Amendment No. 1 on Form S-8 to
              the Registration Statement on Form S-4, filed with the Commission on April 27, 2001.

    3.2       Bylaws of the Company, as amended February 18, 2000, incorporated herein by reference from
              Exhibit 3.2 to the Company's Annual Report on Form 10-K for the fiscal year ended December
              31, 2000, filed with the Commission on March 1, 2001.

    4.1       Indenture (including form of 8 3/4% Senior Notes due 2009) dated as of April 27, 2001 among the Company, the Guarantors named therein and Citibank, N.A., as Trustee, incorporated herein by reference from Exhibit 4.1 to the Company's Quarterly Report on Form 10-Q, for the quarter ended March 31, 2001, filed with the Commission on May 15, 2001.

    4.2       Registration Rights Agreement dated as of April 27, 2001 among the Company, the Guarantors named therein and the Initial Purchasers named therein, incorporated herein by reference from
              Exhibit 4.1 to the Company's Quarterly Report on Form 10-Q, for the quarter ended March 31,
              2001, filed with the Commission on May 15, 2001.

    4.3       Indenture (including form of 11% Senior Subordinated Notes due 2009) dated as of May 11,
              1999 between Healthtrust and Citibank, N.A., as Trustee, incorporated herein by reference from
              Exhibit 4.2(a) to the Company's Quarterly Report on Form 10-Q, for the quarter ended
              March 31, 1999, filed with the Commission on June 11, 1999.

    4.4       Company Assumption Agreement dated as of May 11, 1999 between Healthtrust and the
              Company, incorporated herein by reference from Exhibit 4.4(b) to the Company's Quarterly
              Report on Form 10-Q, for the quarter ended March 31, 1999, filed with the Commission on
              June 11, 1999.

    4.5       Triad Hospitals Holdings, Inc. Assumption Agreement dated as of May 11, 1999 between the
              Company and Triad Hospitals Holdings, Inc., incorporated herein by reference from Exhibit
              4.4(c) to the Company's Quarterly Report on Form 10-Q, for the quarter ended March 31, 1999, filed with the Commission on June 11, 1999.

    4.6       Guarantor Assumption Agreements dated as of May 11, 1999 between Triad Hospitals
              Holdings, Inc. and the Guarantors signatory thereto, incorporated herein by reference from
              Exhibit 4.4(d) to Triad's Quarterly Report on Form 10-Q, for the quarter ended March 31, 1999, filed with the Commission on June 11, 1999.

    4.7       Form of 8 3/4% Senior Notes due 2009 (filed as part of Exhibit 4.1).

    4.8       Form of 11% Senior Subordinated Notes due 2009 (filed as part of Exhibit 4.3).

    5.1       Opinion of Dewey Ballantine LLP as to the legality of the securities being registered.

   12.1       Statement of Computation of Ratio of Earnings to Fixed Charges.

   23.1       Consent of Dewey Ballantine LLP (included as part of its opinion filed as Exhibit 5.1 hereto).

   23.2       Consent of Ernst & Young LLP with respect to the Company.

   23.3       Consent of Ernst & Young LLP with respect to Quorum Health Group, Inc.

Exhibit No.                                Description
-----------                                -----------

   24.1       Power of Attorney (included in Part II of this Registration Statement).

   25.1       Form T-1 Statement of Eligibility of Trustee.*

   99.1       Form of Letter of Transmittal.*

   99.2       Form of Notice of Guaranteed Delivery.*

   99.3       Form of Letter to Clients.*

   99.4       Form of Letter to Brokers.*

   99.5       Form of Instructions to Registered Holders.*

--------
* To be filed by amendment.